  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997

                                           REGISTRATION STATEMENT NO. 333-25279

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 7 TO

                                   FORM S-11

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                                ---------------

                            BOSTON PROPERTIES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                        MORTIMER B. ZUCKERMAN, CHAIRMAN
            EDWARD H. LINDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BOSTON PROPERTIES, INC.
                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

       GILBERT G. MENNA, P.C.                WALLACE L. SCHWARTZ, ESQ.
    GOODWIN, PROCTER & HOAR LLP                SKADDEN, ARPS, SLATE,
           EXCHANGE PLACE                       MEAGHER & FLOM LLP
    BOSTON, MASSACHUSETTS 02109                  919 THIRD AVENUE
           (617) 570-1000                    NEW YORK, NEW YORK 10022
                                                  (212) 735-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to a public offering in the United States and Canada (the "U.S. Offering") of an aggregate of 25,120,000 shares of common stock (the "Common Stock") of Boston Properties, Inc., a Delaware corporation, together with separate Prospectus pages relating to a concurrent offering outside the United States and Canada of an aggregate of 6,280,000 shares of Common Stock (the "International Offering"). The complete Prospectus for the U.S. Offering follows immediately. After such Prospectus are the following alternate pages for the International
Offering: a front cover page; an "Underwriting" section; and a back cover page. All other pages of the Prospectus for the U.S. Offering are to be used for both the U.S. Offering and the International Offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS          SUBJECT TO COMPLETION JUNE 17, 1997
                               31,400,000 SHARES
                            BOSTON PROPERTIES, INC.
                                                                 [LOGO OF
                                                         BOSTON PROPERTIES, INC.
                                                               APPEARS HERE]
                                  COMMON STOCK
                                  ----------
  Boston Properties, Inc. has been formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company is one of the largest owners and developers of office properties in the United States, with a significant presence in Greater Boston, Greater Washington, D.C. and midtown Manhattan.
Upon completion of the Offering, the Company will own 75 properties aggregating approximately 11.0 million square feet, 89% of which was developed or redeveloped by the Company. The Company's portfolio consists of 63 office properties (including seven under development), two hotels, nine industrial properties, and one garage property. In addition, the Company will own, have under contract or have options to acquire six parcels of land, which will support approximately 1.0 million square feet of development.
  Following the Offering, Mr. Zuckerman will serve as Chairman, Mr. Linde will serve as President and Chief Executive Officer and together they will own a 31.9% economic interest in the Company. The Company is a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes.
Upon completion of the Offering, the Company will have a $300 million unsecured line of credit.
  All of the shares of the Common Stock offered hereby are being sold by the Company. Of the 31,400,000 shares of Common Stock being offered hereby, 25,120,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 6,280,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."
  Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $24.00 and $26.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "BXP," subject to official notice of issuance.
  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:
  . The Company intends to develop commercial properties and its return on such investments can be lower than anticipated because properties can cost more to develop, take longer to develop or lease, or lease for lower rent than anticipated;
  . The Company intends to acquire portfolios or individual properties; such acquisitions may not achieve their intended return;
  . Conflicts of interest exist between the Company and Messrs. Zuckerman and Linde in connection with the formation of the Company and its continuing operations, including with respect to certain restrictions on the Company's ability to sell or transfer four properties, for a period of ten years, without the consent of Messrs. Zuckerman and Linde;
  . The Company relies on key personnel whose continued service is not guaranteed, including Messrs. Zuckerman and Linde;
  . The consideration to be given by the Company for properties at the completion of the Offering may exceed their fair market value; no third-party appraisals were obtained by the Company regarding these properties;
  . The Company has had historical accounting losses for certain fiscal years and could have such losses in the future;
  . Real estate investment and property management are inherently risky as rents can fluctuate and operating costs can increase;
  . The Company may not be able to refinance indebtedness on favorable terms, and interest rates might increase on amounts drawn under the Company's proposed line of credit;

  . If the Company fails to qualify as a REIT, it will be taxed as a regular corporation;

  . Stockholders' ability to change control of the Company is limited by the Company's organizational documents and Delaware law; and

  . The Company's estimated initial payout ratio will be 99.3% for the twelve months ending March 31, 1998.
                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                       PRICE TO   UNDERWRITING   PROCEEDS TO
                                        PUBLIC     DISCOUNT(1)    COMPANY(2)
--------------------------------------------------------------------------------
Per Share.............................    $            $             $
--------------------------------------------------------------------------------
Total(3)..............................  $            $              $
================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $6,128,161 payable by the Company.

(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,768,000 shares of Common Stock, and has granted the International Managers a 30-day option to purchase up to an additional 942,000 shares of Common Stock, on the same terms and conditions as set forth above solely to cover overallotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $   , $    and $   , respectively. See
    "Underwriting."

                                  ----------
  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued and accepted by them, subject to approval of certain legal maters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares will be made in
New York, New York on or about    , 1997.

                                  ----------
                   Joint Lead Managers and Joint Bookrunners
MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.

                                  ----------
BEAR, STEARNS & CO. INC.
               MORGAN STANLEY DEAN WITTER
                                PAINEWEBBER INCORPORATED
                                             PRUDENTIAL SECURITIES INCORPORATED
                                                          SMITH BARNEY INC.
                                  ----------
                  The date of this Prospectus is      , 1997.

                    [Map showing location of the Company's
                          Greater Boston properties]



  Certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Such transactions may include stabilizing, the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                                  1  ARTWORK


[Picture of One Cambridge                              [Picture of Long Wharf
  Center, Cambridge, Massachusetts]                     Marriott(R) Hotel,
                                                        Boston, Massachusetts]







                                                        [Picture of Waltham
                                                         Office Center,
                                                         Waltham, Massachusetts]











                                                      [Picture of Ten Cambridge
[Picture of                                            Center, Cambridge,
 500 E Street, Washington, D.C., S.W.]                  Massachusetts]

                                   2 Artwork

[PICTURE OF CAMBRIDGE CENTER            [PICTURE OF 599 LEXINGTON AVENUE,
     MARRIOTT(R) HOTEL,                         NEW YORK, NEW YORK]
 CAMBRIDGE, MASSACHUSETTS]



[PICTURE OF 7600 BOSTON BOULEVARD,
     SPRINGFIELD, VIRGINIA]






                       [PICTURE OF ONE AND TWO INDEPENDENCE SQUARE,
                                WASHINGTON, D.C., S.W.]

For a summary of property, property type, operating and ownership data regarding the Properties see the "Summary Property Data" table contained herein.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   1
 The Company..............................................................   1
 Risk Factors.............................................................   3
 Business and Growth Strategies...........................................   4
 The Properties...........................................................   5
 Summary Property Data....................................................   7
 Unsecured Line of Credit.................................................  11
 Structure and Formation of the Company...................................  11
 Restrictions on Transfer.................................................  14
 Conflicts of Interest....................................................  14
 Restrictions on Ownership of Common Stock................................  14
 The Offering.............................................................  15
 Distributions............................................................  15
 Tax Status of the Company................................................  15
SUMMARY SELECTED FINANCIAL INFORMATION....................................  16
RISK FACTORS..............................................................  19
 The Company's Investments in Property Development May Not Yield Expected
  Returns.................................................................  19
 The Company May Not Achieve Expected Returns on Property Acquisitions....  19
 Conflicts of Interest Exist Between the Company and Messrs. Zuckerman
  and Linde in Connection with the Formation and Operation of the
  Company.................................................................  19
   Conflicts of interest between Messrs. Zuckerman and Linde and the stockholders of the Company in the formation and operation of the
    Company may influence directors and management to act not in the best interest of the stockholders..........................................  19
   For a period of time, sales of properties and repayment of indebtedness will have different effects on holders of OP Units than on stockholders..........................................................  20
   Messrs. Zuckerman and Linde will continue to own a controlling interest in one excluded property..............................................  20
   Messrs. Zuckerman and Linde will continue to engage in other activities............................................................  20
 The Company Relies on Key Personnel Whose Continued Service is Not
  Guaranteed..............................................................  21
 There is No Assurance that the Company is Paying Fair Market Value for the Properties..........................................................  21
 The Company Has Had Historical Accounting Losses and Has a Deficit in
  Owners' Equity; The Company May Experience Future Losses................  21
 The Company's Performance and Value Are Subject to Risks Associated with the Real Estate Industry................................................  21
   Lease expirations could adversely affect the Company's cash flow.......  21
   Hotel operating risks could adversely affect the Company's cash flow...  22
   Acquisition risks could adversely affect the Company...................  22
   Uncontrollable factors affecting the Properties' performance and value could produce lower returns...........................................  22
   Illiquidity of real estate investments could adversely affect the
    Company's financial condition.........................................  22

                                                                           PAGE
                                                                           ----
   Liability for environmental matters could adversely affect the
    Company's financial condition.........................................  23
   The cost of complying with the Americans with Disabilities Act could adversely affect the Company's cash flow..............................  23
   Uninsured losses could adversely affect the Company's cash flow........  23
   Changes in tax and environmental laws could adversely affect the
    Company's financial condition.........................................  24
 The Company's Use of Debt to Finance Acquisitions and Developments Could
  Adversely Affect the Company............................................  24
   The required repayment of debt or of interest thereon can adversely affect the Company....................................................  24
   The Company's policy of no limitation on debt could adversely affect the Company's cash flow...............................................  24
   Consent of lenders is required in order for the Company to assume ownership of certain Properties at the completion of the Offering.....  24
 Failure to Qualify as a REIT Would Cause the Company to be Taxed as a
  Corporation.............................................................  25
   The Company will be taxed as a corporation if it fails to qualify as a
    REIT..................................................................  25
   To qualify as a REIT the Company will need to maintain a certain level of distributions......................................................  25
   Other Tax Liabilities..................................................  26
 The Ability of Stockholders to Control the Policies of the Company and
  Effect a Change of Control of the Company is Limited....................  25
   Stockholder approval is not required to change policies of the
    Company...............................................................  25
   Stockholder approval is not required to engage in investment activity..  26
   Stock ownership limit in the Certificate could inhibit changes in control...............................................................  26
   Provisions in the Certificate and Bylaws and in the Operating
    Partnership Agreement could prevent acquisitions and changes in control...............................................................  26
   Shareholder Rights Agreement could inhibit changes in control..........  27
   Certain provisions of Delaware Law could inhibit acquisitions and changes in control....................................................  28
   Provisions of Debt Instruments.........................................  28
 The Company's Initial Payout Ratio will be 99.3% for the Twelve Months
  Ending March 31, 1998...................................................  28
 Lack of a Prior Market, Interest Rates, Equity Market Conditions, and
  Shares Available for Future Sale Could Adversely Impact the Trading
  Price of the Common Stock...............................................  28
   There was no prior market for the Common Stock.........................  28
   Interest rates and trading levels of equity markets could change.......  28
   Availability of shares for future sale could adversely affect the market price..........................................................  28
 Purchasers of Common Stock in the Offering will Experience Immediate and
  Substantial Book Value Dilution.........................................  29
THE COMPANY...............................................................  30
 General..................................................................  30
 History..................................................................  32

                                                                           PAGE
                                                                           ----
BUSINESS AND GROWTH STRATEGIES...........................................   34
USE OF PROCEEDS..........................................................   38
DISTRIBUTIONS............................................................   40
CAPITALIZATION...........................................................   44
DILUTION.................................................................   46
SELECTED FINANCIAL INFORMATION...........................................   47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................   50
 Results of Operations...................................................   50
 Pro Forma Operating Results.............................................   52
 Liquidity and Capital Resources.........................................   53
 Cash Flows..............................................................   54
 Funds from Operations...................................................   55
 Inflation...............................................................   55
BUSINESS AND PROPERTIES..................................................   56
 General.................................................................   56
 Summary Property Data...................................................   57
 Location of Properties..................................................   60
 Tenants.................................................................   62
 The Office Properties...................................................   70
 The Industrial Properties...............................................   90
 The Hotel Properties....................................................   96
 The Development Properties..............................................   98
 Development Parcels.....................................................   99
 Proposed Developments...................................................   99
 Development Consulting and Third-Party Property Management..............  100
 Partial Interests.......................................................  101
 Environmental Matters...................................................  102
THE UNSECURED LINE OF CREDIT.............................................  103
MANAGEMENT...............................................................  104
 Directors and Executive Officers........................................  104
 Committees of the Board of Directors....................................  107
 Compensation of Directors...............................................  108
 Executive Compensation..................................................  108
 Employment and Noncompetition Agreements................................  109
 Compensation Committee Interlocks and Insider Participation.............  109
 Stock Option Plan.......................................................  109
 Limitation of Liability and Indemnification.............................  113
 Indemnification Agreements..............................................  114
CERTAIN TRANSACTIONS.....................................................  114
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES..............................  115
 Investment Policies.....................................................  115
 Dispositions............................................................  116
 Financing Policies......................................................  116
 Conflict of Interest Policies...........................................  116
 Policies with Respect to Other Activities...............................  118
STRUCTURE AND FORMATION OF THE COMPANY...................................  118
 Formation Transactions..................................................  118
 Consequences of the Offering and the Formation Transactions.............  120
 Benefits to Related Parties.............................................  120
 Restrictions on Transfer................................................  121
 Restrictions on Ownership of Common Stock...............................  121

                                                                           PAGE
                                                                           ----
OPERATING PARTNERSHIP AGREEMENT..........................................  122
 Management..............................................................  122
 Removal of the General Partner; Transfer of the General Partner's
  Interest...............................................................  122
 Amendments of the Operating Partnership Agreement.......................  122
 Transfer of OP Units; Substitute Limited Partners.......................  123
 Redemption of OP Units..................................................  123
 Issuance of Additional Limited Partnership Interests....................  123
 Extraordinary Transactions..............................................  124
 Tax Protection Provisions...............................................  124
 Exculpation and Indemnification of the General Partner..................  125
 Tax Matters.............................................................  125
 Term....................................................................  125
PRINCIPAL STOCKHOLDERS...................................................  126
DESCRIPTION OF CAPITAL STOCK.............................................  127
 General.................................................................  127
 Common Stock............................................................  127
 Preferred Stock.........................................................  127
 Restrictions on Transfers...............................................  128
 Shareholder Rights Agreement............................................  129
CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE AND
 BYLAWS..................................................................  132
 Amendment of Certificate and Bylaws.....................................  132
 Dissolution of the Company..............................................  132
 Meetings of Stockholders................................................  132
 The Board of Directors..................................................  133
 Shareholder Rights Plan and Ownership Limitations.......................  133
 Limitation of Liability and Indemnification.............................  133
 Business Combinations...................................................  134
 Indemnification Agreements..............................................  134
SHARES AVAILABLE FOR FUTURE SALE.........................................  135
 General.................................................................  135
 Registration Rights.....................................................  135
FEDERAL INCOME TAX CONSEQUENCES..........................................  136
 Federal Income Taxation of the Company..................................  136
 Opinion of Tax Counsel..................................................  136
 Requirements for Qualification..........................................  137
 Failure to Qualify......................................................  143
 Taxation of U.S. Stockholders...........................................  143
 Special Tax Considerations for Foreign Stockholders.....................  144
 Information Reporting Requirements and Backup Withholding Tax...........  146
 Other Tax Considerations................................................  146
 State and Local Tax.....................................................  147
UNDERWRITING.............................................................  148
EXPERTS..................................................................  150
LEGAL MATTERS............................................................  151
ADDITIONAL INFORMATION...................................................  151
GLOSSARY.................................................................  152
INDEX TO FINANCIAL STATEMENTS............................................  F-1

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Boston Properties Limited Partnership, a Delaware limited partnership of which Boston Properties, Inc. is the sole general partner, is referred to as the "Operating Partnership." Unless otherwise indicated, the information contained in this Prospectus assumes that
(i) the Underwriters' overallotment option is not exercised, (ii) the transactions described under "Structure and Formation of the Company" are consummated, (iii) none of the units of limited partnership of the Operating Partnership ("OP Units"), which are redeemable for cash or, at the election of the Company, exchangeable for Common Stock, are so redeemed or exchanged, and
(iv) the Common Stock to be sold in the Offering is sold at $25.00 per share. All references in this Prospectus to the "Company" refer to Boston Properties, Inc. and its subsidiaries, including the Operating Partnership, collectively, unless the context otherwise requires. All references in this Prospectus to the historical activities of the Company refer to the activities of the Boston Properties Predecessor Group. See "Glossary" for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

  The Company has been formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company is one of the largest owners and developers of office properties in the United States, with a significant presence in six submarkets in Greater Boston, five submarkets in Greater Washington, D.C. and the Park Avenue submarket of midtown Manhattan. Following the Offering, Messrs. Zuckerman and Linde will beneficially own in the aggregate a 31.9% economic interest in the Company and the other senior officers of the Company will beneficially own in the aggregate a 2.4% economic interest in the Company (in each case assuming the exchange of all OP Units for Common Stock). Messrs. Zuckerman and Linde have agreed that, while they serve as directors or officers of the Company (but in any event for a minimum of three years), the Company will be the exclusive entity through which they develop or acquire commercial properties. See "Management--Employment and Noncompetition Agreements." The Company expects to qualify as a REIT for federal income tax purposes for the year ending December 31, 1997.

  Upon the completion of the Offering, the Company will own a portfolio of 75 commercial real estate properties (the "Properties") aggregating approximately
11.0 million square feet, 89% of which was developed or substantially redeveloped by the Company. The Company will own a 100% fee interest in 61 of the Properties that in 1996 (on a pro forma basis) accounted for 98% of the Company's rental revenues. The Properties consist of 63 office properties with approximately 7.8 million net rentable square feet, including seven office properties currently under development or redevelopment totaling approximately 810,000 net rentable square feet and one Property under contract to purchase with approximately 170,000 net rentable square feet (the "Office Properties"); nine industrial properties with approximately 925,000 net rentable square feet (the "Industrial Properties"); two hotels totaling 833 rooms and approximately 750,000 square feet (the "Hotel Properties"); and a 1,170 space parking garage with approximately 330,000 square feet (the "Garage Property"). In addition, the Office Properties contain approximately 1.3 million square feet of structured parking for 4,222 vehicles. The seven Office Properties currently under development or redevelopment are referred to herein as the "Development Properties." The Company will also own, have under contract or have options to acquire six undeveloped parcels of land totaling 47.4 acres, located in Greater Boston and Greater Washington, D.C., which will support approximately 1.0 million square feet of development. The Company currently manages all of the Properties except the Hotel Properties, which are managed by Marriott International, Inc. ("Marriott(R)"), the Garage Property and other parking garages that are a part of certain of the Office Properties. The Garage Property and other parking garages are being managed by third parties to help the Company to qualify as a REIT. See "Business and Properties."

  Over its 27 year history, the Company has developed 72 properties totaling
13.7 million square feet, including properties developed for third parties. The Company owns 49 of these properties, totaling 8.9 million square feet. The Properties are primarily located in twelve submarkets, including six submarkets in Greater Boston, five submarkets in Greater Washington, D.C. and the Park Avenue submarket of midtown Manhattan.

  The following table provides a summary of the Base Rent and square footage of the Office and Industrial Properties in each of the Company's markets as a percentage of the Company's total portfolio of Office and Industrial
Properties:

                                                    PERCENTAGE OF PERCENTAGE  OF
                                         NUMBER OF      TOTAL         TOTAL
                                         PROPERTIES   BASE RENT    SQUARE FEET
                                         ---------- ------------- --------------
     Greater Boston.....................     31         25.5%          33.2%
     Greater Washington, D.C. ..........     27         50.1           48.5
     Midtown Manhattan..................      1         23.1           11.5
     Other..............................     13          1.3            6.8

  The table excludes the two Hotel Properties and the Garage Property, all of which are located in Greater Boston.

  The Company believes that the Properties are well positioned to provide a base for continued growth. The Office and Industrial Properties are leased to high quality tenants and located in submarkets with low vacancy rates and rising rents. With the value added by the Company's in-house marketing, leasing, construction of tenant improvements and property management programs, the Properties have historically enjoyed high occupancy rates and efficient re-leasing of vacated space.

  As of December 31, 1996, the Office Properties (excluding the Development Properties) and the Industrial Properties had an occupancy rate of 94% and the Hotel Properties had an average occupancy rate for the year ended December 31, 1996 of 84%. Leases with respect to 10.3%, 10.9% and 7.0% of the leased square footage of the Office and Industrial Properties expire in 1997, 1998 and 1999, respectively.

  The Company's investment objective is to maximize growth in cash available for distribution and to enhance the value of its portfolio through equity investments in commercial real estate in order to maximize the total return to stockholders. The Company will conduct all of its investment activities through the Operating Partnership and its affiliates and currently intends to invest primarily in the acquisition, development and redevelopment of commercial properties, and the acquisition of land which the Company believes has development potential. The Company intends to utilize its experience with, and understanding of, the development and management of a range of commercial property types to opportunistically pursue developments and acquisitions within its existing and new markets. See "Policies with Respect to Certain Activities--Investment Policies," "Business and Properties" and "Business and Growth Strategies."

  As a public company, the Company believes it will have improved access to debt and equity financing and the ability to acquire properties and sites through the issuance of stock and OP Units, which can be of particular value to potential tax-sensitive sellers. The Company also believes that because of its size and reputation it will be a desirable buyer for those institutions or individuals wishing to sell individual properties or portfolios of properties in exchange for an equity position in a public real estate company. See "Business and Growth Strategies."

  At present, the Company is developing for its own account the seven Development Properties, totaling approximately 810,000 square feet, located in Greater Boston and Fairfax County, Virginia (consisting of five Office Properties that will be 100% owned by the Company and two Office Properties in which the Company will own a 25% interest). The Development Properties are 79% pre-committed to tenants. In addition, on May 16, 1997 the Company entered into a purchase and sale agreement to acquire, for $21.7 million, Newport Office Park, a Class A office building in Quincy, Massachusetts with approximately 170,000 net rentable square feet. The acquisition is expected to close concurrently with the Offering, although there can be no assurance that such purchase will be consummated. See "The Company--History--Recent Activities" and "Business and Properties--The Development Properties."

  Concurrently with the completion of the Offering, the Company expects to have a three-year $300 million unsecured revolving line of credit (the "Unsecured Line of Credit") with BankBoston, N.A., as agent (the "Line of Credit Bank") to facilitate its development and acquisition activities and for working capital purposes. See "Unsecured Line of Credit." Immediately following the completion of the Offering, the Company expects to have a debt to total market capitalization ratio of approximately 37.6% (35.5% if the Underwriters' overallotment option is exercised in full). The Company does not have a specific policy regarding the amount of leverage that it expects to use as a whole or with respect to individual properties.

  The Company's Board of Directors will initially consist of five directors, including Messrs. Zuckerman and Linde and three independent directors. Mr. Linde, as President and Chief Executive Officer, will have an employment and noncompetition agreement with the Company. In his capacity as Chairman of the Board of Directors, Mr. Zuckerman will serve as a non-executive officer of the Company and will be subject to a noncompetition agreement with the Company but not an employment agreement. Mr. Zuckerman has historically devoted a significant portion of his time to the Company, although over the last twenty years less than a majority of his business time, in the aggregate, has been spent on the Company's affairs. Mr. Zuckerman has no present commitments inconsistent with his current level of involvement with the Company. See "Management--Directors and Executive Officers" and "Management--Employment and Noncompetition Agreements."

  The Company intends to make regular quarterly distributions to its stockholders, beginning with a distribution for the period commencing on the completion of the Offering and ending on September 30, 1997.

  The Company is a full-service real estate company, with substantial in-house expertise and resources in acquisitions, development, financing, construction management, property management, marketing, leasing, accounting, and legal services. As of March 31, 1997, the Company had 284 employees, including 87 professionals involved in acquisitions, development, finance and legal matters. The Company's 16 senior officers, together with Mr. Zuckerman, Chairman of the Board, have an average of 24 years experience in the real estate industry and an average of 16 years tenure with the Company. The Company's headquarters are located at 8 Arlington Street, Boston, Massachusetts 02116 and its telephone number is (617) 859-2600. In addition, the Company has regional offices at the U.S. International Trade Commission Building at 500 E Street, SW, Washington, D.C. 20024 and at 599 Lexington Avenue, New York, New York 10002.

                                  RISK FACTORS

  An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

  . the development of commercial properties is subject to risks such as the availability and timely receipt of regulatory approvals, the cost and timely completion of construction, the availability of construction financing on favorable terms, the timely leasing of the property, and the leasing of the property at lower rental rates than anticipated, any of which could have an adverse effect on the financial condition of the Company;

  . the Company may acquire large properties or portfolios of properties that would substantially increase the size of the Company, and the Company's ability to assimilate such acquisitions and achieve the intended return on investment cannot be assured;

  . conflicts of interest exist between the Company and Messrs. Zuckerman and Linde because Messrs. Zuckerman and Linde determined the terms of the Formation Transactions and the organizational documents that will govern their ongoing relationship with the Company, and in connection with the Formation Transactions they will receive material benefits;

  . conflicts of interest between the Company and Messrs. Zuckerman and Linde, including conflicts associated with the sale of any of the Properties or with the repayment of indebtedness because of possible adverse tax consequences which may influence them to not act in the best interests of the stockholders; in particular, for a period of ten years the Company will, in general, be restricted from selling or transferring in a taxable transaction any of four Designated Properties without the consent of Messrs. Zuckerman and Linde;

  . dependence on key personnel whose continued service is not guaranteed, particularly Messrs. Zuckerman and Linde;

  . the possibility that the consideration to be given by the Company for the Properties and other assets at the completion of the Offering may exceed their fair market value; no third-party appraisals were obtained by the Company regarding the Properties and other assets;

  . after depreciation and amortization, the Company has had historical accounting losses for certain fiscal years and there can be no assurances that the Company will not have similar losses in the future;

  . real estate investment and property management risks such as the need to renew leases or relet space upon lease expirations and, at times, to pay renovation and reletting costs in connection therewith, the effect of economic conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses and debt service, all of which may adversely affect the Company's ability to make expected distributions to stockholders;

  . the possibility that the Company may not be able to refinance outstanding indebtedness upon maturity or acceleration, that such indebtedness might be refinanced at higher interest rates or otherwise on terms less favorable to the Company than existing indebtedness, and the lack of limitations in the Company's organizational documents on the amount of indebtedness the Company may incur;

  . taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution;

  . anti-takeover effect of limiting actual or constructive ownership of Common Stock of the Company by a single person other than Mr. Zuckerman and Mr. Linde (and certain associated parties) to 6.6% of the outstanding capital stock, subject to certain specified exceptions, and certain other provisions contained in the organizational documents of the Company and the Operating Partnership, and of a shareholder rights plan adopted by the Company, any of which may have the effect of delaying or preventing a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interests of the Company's stockholders;

  . The Company's estimated initial annual distributions will represent 99.3% of the Company's estimated cash available for distribution for the twelve months ending March 31, 1998.

  . the absence of a prior public market for the Common Stock; lack of assurances that an active trading market will develop; and

  . immediate and substantial dilution in the net tangible book value per share of the shares of Common Stock purchased in the Offering.

                         BUSINESS AND GROWTH STRATEGIES

BUSINESS STRATEGY

  The Company's primary business objective is to maximize growth in cash available for distribution and total return to stockholders. The Company's strategy to achieve this objective is: (i) to selectively acquire and develop properties in the Company's existing markets, adjacent markets and in new markets that present favorable opportunities; (ii) to maintain high occupancy rates at rents that are at the high end of the markets in which the Properties are located, and to continue to achieve high room and occupancy rates in the Hotel Properties; and (iii) to selectively provide comprehensive, project-level development and management services to third parties. See "Business and Growth Strategies."

GROWTH STRATEGIES

 External Growth

  The Company has targeted four areas of development and acquisition as significant opportunities to execute the Company's external growth strategy:

    Acquire Land for Development. The Company believes that development of well-positioned office buildings and R&D properties is currently or will be justified in many of the submarkets in which the Company has a presence. The Company believes in acquiring land in response to market conditions that allow for the development of such land in the relatively near term.

    Acquire Existing Underperforming Assets. The Company has actively pursued and continues to pursue opportunities to acquire existing buildings that, while currently generating income, are either underperforming the market due to poor management or are currently leased below market with anticipated roll-over of space. These opportunities may include the acquisition of entire portfolios of properties, including large portfolios that have the potential to alter significantly the capital structure of the Company.

    Acquire Assets from Institutions or Individuals. The Company believes that due to its size, management strength and reputation it will be in an advantageous position to acquire portfolios of assets or individual properties from institutions or individuals seeking to convert their ownership on a property level basis to the ownership of equity in a diversified real estate operating company that offers liquidity through access to the public equity markets. In addition, the Company may pursue mergers with and acquisitions of compatible real estate firms. The ability to offer OP Units to sellers who would otherwise recognize a gain upon a sale of assets for cash or common stock may facilitate this type of transaction on a tax-efficient basis. The Company is currently in discussions with certain institutional investors to acquire certain of their portfolio properties, but no assurances can be given that the Company will purchase any of such properties.

    Provide Third-Party Development Management Services. While the primary objective of the Company has been, and will continue to be, the development and acquisition of quality, income producing buildings to be held for long term ownership, the Company intends to engage in a select amount of comprehensive project-level development management services for third parties.

 Internal Growth

  The Company believes that significant opportunities exist to increase cash flow from its existing Properties because they are high quality properties in desirable locations in submarkets that are experiencing rising rents, low vacancy rates and increasing demand for office, R&D and industrial space.

    Cultivate Existing Submarkets. Substantially all of the Company's square footage of Office and Industrial Properties are located in twelve submarkets in Greater Boston, Greater Washington, D.C. and midtown Manhattan. These submarkets are experiencing increasing rents and as a result current market rates often exceed the rents being paid by the Company's tenants. The Company expects that leases expiring over the next three years will be renewed, or space relet, at higher rents. Leases with respect to 10.3%, 10.9% and 7.0% of the leased square footage of the Office and Industrial Properties expire in 1997, 1998 and 1999, respectively. There can be no assurance that the Company will be able to re-let available space at higher rental rates.

    Directly Manage Properties to Maximize the Potential for Tenant
  Retention. The Company itself provides property management services, rather than contracting for this service, to achieve awareness of and responsiveness to tenant needs. The Company has long recognized that renewal of existing tenant leases, as opposed to tenant replacement, often provides the best operating results, because renewals minimize transaction costs associated with marketing, leasing and tenant improvements and avoid interruptions in rental income during periods of vacancy and renovation of space.

    Replace Tenants Quickly at Best Available Market Terms and Lowest Possible Transaction Costs. The Company believes that it has a competitive advantage in attracting new tenants and achieving rental rates at the higher end of its markets as a result of its well-located, well-designed and well-maintained properties, its reputation for high quality building services and responsiveness to tenants, and its ability to offer expansion and relocation alternatives within its submarkets.

                                 THE PROPERTIES

  Upon completion of the Offering, the Company will own the 63 Office Properties, the nine Industrial Properties, the two Hotel Properties and the Garage Property. Seven of the Office Properties are currently under development by the Company and are referred to as the "Development Properties."

OFFICE PROPERTIES

  The Office Properties consist of 36 Class A office buildings (including three Development Properties) ("Class A Office Buildings") and 27 properties (including four Development Properties) that support both office and technical uses ("R&D Properties"). The Company considers Class A office buildings to be buildings that are centrally located, professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates, and are modern structures or have been modernized to compete with newer buildings. The Company's 36 Class A Office Buildings contain approximately 6.2 million net rentable square feet in urban and suburban settings in Greater Boston, Greater Washington, D.C. and midtown Manhattan. The Company's Class A Office Buildings include 599 Lexington Avenue in midtown Manhattan, which has approximately 1.0 million net rentable square feet. As of December 31, 1996, the 33 completed Class A Office Buildings had an occupancy rate of 96%. The Company has developed or substantially redeveloped 35 of the Class A Office Buildings (including Development Properties) since 1980, containing approximately 6.1 million net rentable square feet. A number of the Office Properties include parking, and the Company's Garage Property (a free-standing garage containing 1,170 spaces) is located at the Company's Cambridge Center development.

  The R&D Properties contain approximately 1.6 million net rentable square feet and consist primarily of suburban properties located in the Fairfax County, Virginia submarket of Greater Washington, D.C. and the East Cambridge and Route 128 Northwest submarkets of Greater Boston. As of December 31, 1996, the 23 completed R&D Properties had an occupancy rate of 96%. The Company has developed or substantially redeveloped 17 of the R&D Properties (including Development Properties) since 1981.

  As of December 31, 1996, the Office Properties were leased to 353 tenants and no single tenant (other than the General Services Administration, whose lease obligations are full faith and credit obligations of the United States government) accounted for more than approximately 7.2% of the aggregate Base Rent of the Company's Office and Industrial Properties.

INDUSTRIAL PROPERTIES

  The nine Industrial Properties are located in California, Maryland, Massachusetts, and Pennsylvania and contain approximately 925,000 rentable square feet. As of December 31, 1996, the Industrial Properties had 14 tenants and, excluding a 221,000 net rentable square foot building in Hayward, California (which is 27% leased, but for which the Company has entered into a lease with respect to the remaining space), an occupancy rate of 94%.

HOTEL PROPERTIES

  The two Hotel Properties are located in Boston and Cambridge, Massachusetts. The 402 room Long Wharf Marriott(R) Hotel is an eight-story building located on the Boston Harbor waterfront. The hotel is within easy walking distance of Boston's business and financial district and many of the city's major attractions. The 431 room Cambridge Center Marriott(R) Hotel is a 25-story building located in Kendall Square, Cambridge and adjacent to the MIT campus. For the year ended December 31, 1996, the Hotel Properties had a weighted average occupancy rate of 84.0%, a weighted average ADR of $174.97 and a weighted average REVPAR of $147.44. Management believes that REVPAR (as defined more fully in the Glossary) is an industry standard measure used to present hotel operating data.

  To assist the Company in maintaining its status as a REIT, the Company will lease the Hotel Properties, pursuant to a lease with a participation in the gross receipts of the Hotel Properties, to a lessee in which Messrs. Zuckerman and Linde will be the sole member-managers. Messrs. Zuckerman and Linde will have a 9.8% economic interest in such lessee and one or more unaffiliated public charities will have a 90.2% economic interest. Marriott International, Inc. will continue to manage the Hotel Properties under the Marriott(R) name pursuant to a management agreement with the lessee. Under the REIT requirements, revenues from a hotel are not considered to be rental income for purposes of certain income tests which a REIT must meet. See "Federal Income Tax Consequences--Requirements for Qualification." Accordingly, in order to maintain its qualification as a REIT, the Company has entered into the participating lease described above to provide revenue which qualifies as rental income under the REIT requirements.

  The Properties are depreciated, for GAAP purposes, on a straight-line basis over the estimated useful lives of: (i) 25-40 years with respect to land improvements; (ii) 10-40 years with respect to building costs; (iii) 5-7 years with respect to furniture, fixtures and equipment; and tenant improvements over the shorter of the estimated useful life of the improvement or the term of the tenant's lease.

                             SUMMARY PROPERTY DATA

    Set forth below is a summary of information regarding the Properties, including the seven Development Properties. Properties marked with an asterisk will secure indebtedness of the Company upon completion of the Offering.

                                                                                                           NET    PERCENT
                                                                                      YEAR(S)     NO.   RENTABLE   LEASED
                                                                          PERCENT     BUILT/       OF    SQUARE    AS OF
 PROPERTY NAME                                     LOCATION              OWNERSHIP RENOVATED(1)  BLDGS.   FEET    12/31/96
 -------------                                     --------              --------- ------------- ------ --------- --------
 OFFICE PROPER-
  TIES:
 Class A Office
 Buildings:
 +*599 Lexington
 Avenue (4)......                                  New York, NY            100.0%           1986    1   1,000,070    97%
 +*Two Indepen-
 dence Square (5)
 (6).............                                  SW Washington, DC       100.0            1992    1     579,600   100
 Democracy Cen-
 ter.............                                  Bethesda, MD            100.0   1985-88/94-96    3     680,000    96
 *One Indepen-
 dence Square
 (5).............                                  SW Washington, DC       100.0            1991    1     337,794   100
 *Capital Gal-
 lery............                                  SW Washington, DC       100.0            1981    1     396,255    93
 *2300 N Street..                                  NW Washington, DC       100.0            1986    1     276,906    88
 US International
 Trade Commission
 Building (5)(7).                                  SW Washington, DC       100.0            1987    1     243,998   100
 One Cambridge
 Center..........                                  Cambridge, MA           100.0            1987    1     215,385   100
 *Ten Cambridge
 Center..........                                  Cambridge, MA           100.0            1990    1     152,664   100
 *10 & 20 Bur-
 lington Mall
 Road............                                  Burlington, MA          100.0   1984-86/95-96    2     152,552   100
 *Newport Office
 Park (8)........                                  Quincy, MA              100.0            1988    1     168,829    95
 *191 Spring
 Street..........                                  Lexington, MA           100.0         1971/95    1     162,700   100
 Lexington Office
 Park............                                  Lexington, MA           100.0            1982    2     168,500    92
 Waltham Office
 Center..........                                  Waltham, MA             100.0   1968-70/87-88    3     129,658   100
 *Montvale Center
 (9).............                                  Gaithersburg, MD         75.0            1987    1     122,157   100
 Three Cambridge
 Center..........                                  Cambridge, MA           100.0            1987    1     107,484   100
 170 Tracer
 Lane............                                  Waltham, MA             100.0            1980    1      73,258   100
 195 West
 Street..........                                  Waltham, MA             100.0            1990    1      63,500   100
 *Bedford Busi-
 ness Park.......                                  Bedford, MA             100.0            1980    1      90,000   100
 91 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0         1985/96    1     122,135    51
 100 Hayden Ave-
 nue.............                                  Lexington, MA           100.0            1985    1      55,924   100
 32 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0      1968-79/87    1      69,154   100
 33 Hayden Ave-
 nue.............                                  Lexington, MA           100.0            1979    1      79,564   100
 8 Arlington
 Street (10).....                                  Boston, MA              100.0    1860/1920/89    1      30,526   100
 Eleven Cambridge
 Center..........                                  Cambridge, MA           100.0            1984    1      79,616   100
 204 Second Ave-
 nue.............                                  Waltham, MA             100.0         1981/93    1      40,974   100
 92 Hayden Ave-
 nue.............                                  Lexington, MA           100.0         1968/84    1      30,980   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR CLASS A OFFICE BUILDINGS (11)....................................   33   5,630,183    96%
                                                                                                  ===   =========   ===
 R&D Properties:
 *Bedford Busi-
 ness Park.......                                  Bedford, MA             100.0%     1962-78/96    2     383,704   100%
 7601 Boston
 Boulevard, Building
 Eight (5)(12)...                                  Springfield, VA         100.0            1986    1     103,750   100
 Fourteen Cam-
 bridge Center...                                  Cambridge, MA           100.0            1983    1      67,362   100
 *Hilltop Busi-
 ness Center
 (13)............                                  So. San Francisco, CA    35.7    early 1970's    9     144,479    90
 7500 Boston Bou-
 levard, Building
 Six(5)..........                                  Springfield, VA         100.0            1985    1      79,971   100
 7600 Boston Bou-
 levard, Building
 Nine............                                  Springfield, VA         100.0            1987    1      69,832   100
 7435 Boston Bou-
 levard, Building
 One.............                                  Springfield, VA         100.0            1982    1     105,414    67
 8000 Grainger
 Court, Building
 Five............                                  Springfield, VA         100.0            1984    1      90,465   100
 7374 Boston Bou-
 levard, Building
 Four (5)........                                  Springfield, VA         100.0            1984    1      57,321   100
 7451 Boston Bou-
 levard, Building
 Two.............                                  Springfield, VA         100.0            1982    1      47,001   100
 8000 Corporate
 Court, Building
 Eleven..........                                  Springfield, VA         100.0            1989    1      52,539   100
 7375 Boston Bou-
 levard, Building
 Ten (5).........                                  Springfield, VA         100.0            1988    1      26,865   100
 164 Lexington
 Road............                                  Billerica, MA           100.0            1982    1      64,140   100
 17 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0            1968    1      30,000   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR R&D PROPERTIES...................................................   23   1,322,843    96%
                                                                                                  ===   =========   ===
 INDUSTRIAL PROP-
 ERTIES:
 38 Cabot Boule-
 vard (14).......                                  Langhorne, PA           100.0%        1972/84    1     161,000   100%
 6201 Columbia
 Park
 Road,Building
 Two.............                                  Landover, MD            100.0            1986    1      99,885    87
 2000 South Club
 Drive, Building
 Three...........                                  Landover, MD            100.0            1988    1      83,608   100
 40-46 Harvard
 Street..........                                  Westwood, MA            100.0         1967/96    1     169,273    90
 25-33 Dartmouth
 Street..........                                  Westwood, MA            100.0         1966/96    1      78,045    87
 1950 Stanford
 Court, Building
 One.............                                  Landover, MD            100.0            1986    1      53,250   100
 2391 West Winton
 Avenue..........                                  Hayward, CA             100.0            1974    1     221,000    27(15)
 560 Forbes Bou-
 levard (13).....                                  So. San Francisco, CA    35.7    early 1970's    1      40,000   100
 430 Rozzi Place
 (13)............                                  So. San Francisco, CA    35.7    early 1970's    1      20,000   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR INDUSTRIAL PROPERTIES............................................    9     926,061    78%(15)
                                                                                                  ===   =========   ===
 DEVELOPMENT
 PROPERTIES:
 Class A Office
 Buildings:
 BDM
 International
 Buildings (16)..                                  Reston, VA               25.0%           1999    2     440,000    --
 201 Spring
 Street (17).....                                  Lexington, MA           100.0            1997    1     102,000    --
 R&D Properties:
 7700 Boston
 Boulevard, Building
 Twelve (18).....                                  Springfield, VA         100.0            1997    1      80,514    --
 7501 Boston
 Boulevard,
 Building
 Seven (19)......                                  Springfield, VA         100.0            1997    1      75,756    --
 Sugarland
 Building
 Two (20)........                                  Herndon, VA             100.0         1986/97    1      59,585    --
 Sugarland
 Building
 One (20)........                                  Herndon, VA             100.0         1985/97    1      52,533    --
                                                                                                  ---   ---------   ---
 SUBTOTAL FOR DEVELOPMENT PROPERTIES............................................................    7     810,388
                                                                                                  ===   =========   ===
 TOTAL/WEIGHTED AVERAGE FOR OFFICE, INDUSTRIAL AND DEVELOPMENT
 PROPERTIES.....................................................................................   72   8,689,475    94%(21)
                                                                                                  ===   =========   ===
                                                                                       ANNUAL NET
                                                                             BASE      EFFECTIVE
                                                       BASE                RENT PER     RENT PER
                                                       RENT     PERCENT OF  LEASED       LEASED
                                                      AS OF        BASE     SQUARE       SQUARE
 PROPERTY NAME                                     12/31/96(2)     RENT    FOOT(2)      FOOT(3)
 -------------                                     ------------ ---------- ----------- ------------
 OFFICE PROPER-
  TIES:
 Class A Office
 Buildings:
 +*599 Lexington
 Avenue (4)......                                  $ 38,665,140    23.1%    $39.74       $47.13
 +*Two Indepen-
 dence Square (5)
 (6).............                                    20,661,305    12.4      35.75        36.80
 Democracy Cen-
 ter.............                                    13,692,883     8.2      20.95        21.22
 *One Indepen-
 dence Square
 (5).............                                    12,105,720     7.2      35.84        34.34
 *Capital Gal-
 lery............                                    11,092,260     6.6      30.07        31.11
 *2300 N Street..                                    10,252,152     6.1      42.05        46.82
 US International
 Trade Commission
 Building (5)(7).                                     6,459,444     3.9      26.47        24.79
 One Cambridge
 Center..........                                     5,239,716     3.1      24.33        25.57
 *Ten Cambridge
 Center..........                                     3,935,676     2.4      25.78        23.11
 *10 & 20 Bur-
 lington Mall
 Road............                                     3,098,496     1.9      20.31        18.45
 *Newport Office
 Park (8)........                                     2,961,323     1.8      18.43        19.86
 *191 Spring
 Street..........                                     2,904,192     1.7      17.85        22.26
 Lexington Office
 Park............                                     2,838,660     1.7      18.32        16.97
 Waltham Office
 Center..........                                     2,486,256     1.5      19.18        18.54
 *Montvale Center
 (9).............                                     2,078,664     1.2      17.02        18.68
 Three Cambridge
 Center..........                                     2,016,324     1.2      18.76        20.45
 170 Tracer
 Lane............                                     1,670,064     1.0      22.80        19.08
 195 West
 Street..........                                     1,492,692     0.9      23.51        20.36
 *Bedford Busi-
 ness Park.......                                     1,267,992     0.8      14.09        15.78
 91 Hartwell Ave-
 nue.............                                     1,318,032     0.8      21.24        19.71
 100 Hayden Ave-
 nue.............                                     1,090,524     0.6      19.50        18.91
 32 Hartwell Ave-
 nue.............                                       995,820     0.6      14.40        12.00
 33 Hayden Ave-
 nue.............                                       906,240     0.5      11.39        13.47
 8 Arlington
 Street (10).....                                       863,676     0.5      26.29        34.94
 Eleven Cambridge
 Center..........                                       835,968     0.5      10.50        11.90
 204 Second Ave-
 nue.............                                       801,732     0.5      19.57        12.00
 92 Hayden Ave-
 nue.............                                       605,976     0.4      19.56        19.79
                                                   ------------ -------     ------       ------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR CLASS A OFFICE BUILDINGS (11).........        $152,336,927    91.1%    $28.18       $29.70
                                                   ============ =======     ======       ======
 R&D Properties:
 *Bedford Busi-
 ness Park.......                                  $  2,444,280     1.5%    $ 6.37       $ 9.18
 7601 Boston
 Boulevard, Building
 Eight (5)(12)...                                     1,422,972     0.8      13.72        13.85
 Fourteen Cam-
 bridge Center...                                     1,276,512     0.8      18.95        18.47
 *Hilltop Busi-
 ness Center
 (13)............                                     1,022,466     0.6       7.08         8.93
 7500 Boston Bou-
 levard, Building
 Six(5)..........                                       790,296     0.5       9.88         9.98
 7600 Boston Bou-
 levard, Building
 Nine............                                       722,520     0.4      10.35        10.20
 7435 Boston Bou-
 levard, Building
 One.............                                       640,116     0.4       9.01         8.07
 8000 Grainger
 Court, Building
 Five............                                       616,404     0.4       6.81         7.58
 7374 Boston Bou-
 levard, Building
 Four (5)........                                       587,220     0.3      10.24        10.14
 7451 Boston Bou-
 levard, Building
 Two.............                                       573,672     0.3      12.21         8.14
 8000 Corporate
 Court, Building
 Eleven..........                                       331,644     0.2       6.31         7.59
 7375 Boston Bou-
 levard, Building
 Ten (5).........                                       316,032     0.2      11.76         7.82
 164 Lexington
 Road............                                       200,436     0.1       3.12         7.97
 17 Hartwell Ave-
 nue.............                                       198,000     0.1       6.60         6.60
                                                   ------------ -------     ------       ------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR R&D PROPERTIES........................        $ 11,142,570     6.6%     $8.77       $ 9.75
                                                   ============ =======     ======       ======
 INDUSTRIAL PROP-
 ERTIES:
 38 Cabot Boule-
 vard (14).......                                  $    764,748     0.5%    $ 4.75       $ 5.38
 6201 Columbia
 Park
 Road,Building
 Two.............                                       575,676     0.4       6.65         6.39
 2000 South Club
 Drive, Building
 Three...........                                       556,548     0.3       6.66         7.06
 40-46 Harvard
 Street..........                                       469,404     0.3       3.09         4.87
 25-33 Dartmouth
 Street..........                                       464,148     0.3       6.87         7.89
 1950 Stanford
 Court, Building
 One.............                                       354,276     0.2       6.65         6.93
 2391 West Winton
 Avenue..........                                       234,000     0.1       3.90         2.81
 560 Forbes Bou-
 levard (13).....                                       216,000     0.1       5.40         5.37
 430 Rozzi Place
 (13)............                                        98,400     0.1       4.92         5.47
                                                   ------------ -------     ------       ------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR INDUSTRIAL PROPERTIES.................        $  3,733,200     2.3%    $ 5.17       $ 5.27
                                                   ============ =======     ======       ======
 DEVELOPMENT
 PROPERTIES:
 Class A Office
 Buildings:
 BDM
 International
 Buildings (16)..                                            --      --         --           --
 201 Spring
 Street (17).....                                            --      --         --           --
 R&D Properties:
 7700 Boston
 Boulevard, Building
 Twelve (18).....                                            --      --         --           --
 7501 Boston
 Boulevard,
 Building
 Seven (19)......                                            --      --         --           --
 Sugarland
 Building
 Two (20)........                                            --      --         --           --
 Sugarland
 Building
 One (20)........                                            --      --         --           --
                                                   ------------ -------     ------       ------
 SUBTOTAL FOR
 DEVELOPMENT PROPERTIES....................
                                                   ============ =======     ======       ======
 TOTAL/WEIGHTED AVERAGE
 FOR OFFICE, INDUSTRIAL
 AND DEVELOPMENT PROPERTIES................        $167,212,697   100.0%    $20.47(21)   $23.91(21)
                                                   ============ =======     ======       ======

                                                                                   YEAR ENDED 12/31/96       YEAR ENDED 12/31/95
                                                                              ------------------------------ --------------------
                                                                                        AVERAGE REVENUE PER  AVERAGE REVENUE PER
                                                   NUMBER   NUMBER                       DAILY   AVAILABLE    DAILY   AVAILABLE
                                   PERCENT  YEAR     OF       OF     SQUARE    AVERAGE   RATE       ROOM      RATE       ROOM
                      LOCATION    OWNERSHIP BUILT BUILDINGS ROOMS   FOOTAGE   OCCUPANCY  (ADR)  (REVPAR)(22)  (ADR)  (REVPAR)(22)
                    ------------- --------- ----- --------- ------ ---------- --------- ------- ------------ ------- ------------
 HOTEL PROPERTIES:
 Long Wharf
 Marriott(R).....   Boston, MA       100.0% 1982       1      402     420,000   86.0%
 Cambridge Center
 Marriott(R).....   Cambridge, MA    100.0  1986       1      431     330,400   82.1
                                                     ---    -----  ----------   ----
 TOTAL/WEIGHTED AVERAGE FOR HOTEL PROPERTIES....       2      833     750,400   84.0%   $174.97   $147.44    $163.50   $138.67
                                                     ===    =====  ==========   ====
                                                   NUMBER   NUMBER
                                   PERCENT  YEAR     OF       OF     SQUARE
                      LOCATION    OWNERSHIP BUILT BUILDINGS SPACES  FOOTAGE
                    ------------- --------- ----- --------- ------ ----------
 GARAGE PROPERTY:
 Cambridge Center
 North Garage....   Cambridge, MA    100.0% 1990       1    1,170     332,442
 STRUCTURED PARK-
 ING INCLUDED IN
 CLASS A OFFICE
 BUILDINGS.......                                           4,222   1,260,530
                                                            -----  ----------
 TOTAL FOR GARAGE
 PROPERTY AND
 STRUCTURED PARK-
 ING.............                                           5,392   1,592,972
                                                            =====  ----------
 TOTAL FOR ALL
 PROPERTIES......                                     75           11,032,847
                                                     ===           ==========

-------
 + This Property accounted for more than 10% of the Predecessor's revenue for the year ended December 31, 1996. For additional information about this Property, see the description of the Property under "Business and Properties--The Office Properties."
 * Upon completion of the Offering, the Company expects to have outstanding approximately $695.3 million of indebtedness secured by these Properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
 (1) These dates do not include years in which tenant improvements were made to the Properties, except with respect to 25-33 Dartmouth Street and 40-46 Harvard Street, whose interiors were completely rebuilt to satisfy tenant needs in 1996.
 (2) Base Rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
 (3) Annual Net Effective Rent Per Leased Square Foot represents the Base Rent for the month of December 1996, plus tenant pass-throughs of operating and other expenses (but excluding electricity costs paid by tenants), under each lease executed as of December 31, 1996, presented on a straight-line basis in accordance with GAAP, minus amortization of tenant improvement costs and leasing commissions, if any, paid or payable by the Company during such period, annualized.
 (4) The Company's New York offices are located in this building, where it occupies 12,896 square feet. Upon completion of the Offering, the Company expects to have outstanding approximately $225 million of indebtedness secured by this Property.
 (5) The Property is leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.
 (6) Upon completion of the Offering, the Company expects to have outstanding approximately $122.2 million of indebtedness secured by this Property.
 (7) The Company's Washington, D.C. offices are located in this building, also known as 500 E Street, where it occupies 15,612 square feet.
 (8) The Company has signed a purchase and sale agreement with respect to this Property and anticipates closing simultaneously with the completion of the Offering. There can be no assurance that the Company will acquire this Property. See "Business and Properties--The Office Properties."
 (9) The Company owns a 75.0% general partner interest in the limited partnership that owns this property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this property.
(10) The Property, which is used exclusively as the Company's headquarters, was constructed in two phases, circa 1860 and circa 1920.
(11) The Class A Office Buildings contain 4,222 structured parking spaces.
(12) The General Services Administration, the tenant of this Property, has an option to purchase this Property on September 30, 1999 for $14.0 million and on September 30, 2014 for $22.0 million.
(13) The Company owns a 35.7% controlling general partnership interest in this Property.
(14) The original building (100,000 net rentable square feet ) was built in 1972, with an expansion building (61,000 net rentable square feet) completed in 1984.
(15) The Company's Industrial Property in Hayward, California was 27.0% leased at December 31, 1996. The Company has entered into a lease with respect to the remaining space. Excluding this Property, the Industrial Properties had an occupancy rate of 94.0% at December 31, 1996.
(16) The Company is acting as development manager of these Properties and will be a 25.0% member of a limited liability company that will own the Properties. The Company's economic interest increases above 25.0% if certain performance criteria are achieved. The Properties are expected to be completed in 1999 and are 70.0% pre-leased to BDM International.
(17) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to MediaOne of Delaware, Inc., formerly known as Continental Cablevision, Inc.
(18) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to Autometric, Inc.
(19) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to the General Services Administration (for the United States Customs Service).
(20) The Property, which was acquired by the Company on November 25, 1996, is currently being redeveloped by the Company.
(21) Does not include the Development Properties.
(22) REVPAR is determined by dividing room revenue by available rooms for the applicable period. Management believes that REVPAR (as defined more fully in the Glossary) is an industry standard measure used to present hotel operating data.

DEVELOPMENT PARCELS

  At the completion of the Offering, the Company will own, have under contract, or have an option to develop or acquire six parcels consisting of an aggregate of 47.4 acres of land. The Company believes that this land, some of which needs zoning or other regulatory approvals prior to development, will be able to support an aggregate of approximately 1.0 million square feet of development. The following chart provides additional information with respect to undeveloped parcels:

                                          NO. OF                    DEVELOPABLE
LOCATION           SUBMARKET              PARCELS     ACREAGE     SQUARE FEET (1)
--------           ---------              -------     -------     ---------------
Springfield, VA    Fairfax County, VA         3         9.4            130,000
Lexington, MA      Route 128 NW               1         6.8             50,000
Cambridge, MA      East Cambridge, MA         1         4.2            539,000
Andover, MA        Route 495 N                1        27.0            290,000
                                            ---        ----          ---------
 Total                                        6        47.4          1,009,000
                                            ===        ====          =========

-------
(1) Represents the total square feet of development that the parcel(s) will support.

MARKET INFORMATION

  The Properties are primarily located in twelve submarkets in Greater Boston, Greater Washington, D.C. and New York City.

  Greater Boston Greater Boston is the seventh largest metropolitan area in the United States and has emerged as one of the top investment centers in the country. The Company will own Properties in the following six submarkets of Greater Boston: East Cambridge, Route 128 Northwest, Route 128/Massachusetts Turnpike, Route 128 Southwest, Route 128 South and Boston.

  Greater Washington, D.C. Greater Washington, D.C., including the District of Columbia and the adjacent areas of Northern Virginia and suburban Maryland, is the fifth largest metropolitan area in the country and the heart of the nation's federal government and policy-making activities. Within the Greater Washington, D.C. market, the Company will own Properties in the following five submarkets: Southwest Washington, D.C., West End Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia, and Prince George's County, Maryland.

  New York City New York City is a world renowned business capital and cultural center, with service and retail industries driving its economy. New York remains the nation's leader in financial services and attracts international transactions and global businesses. The Company's largest Property is located in the Park Avenue submarket of midtown Manhattan.

  For additional information regarding the Company's markets, see "Business and Properties--The Office Properties" and "Business and Properties--The Industrial Properties."

  The following chart shows the geographic location of the Company's Office and Industrial Properties, including the Development Properties, by net rentable square feet and 1996 Base Rent:

                                            NET RENTABLE SQUARE FEET OF
                                         OFFICE AND INDUSTRIAL PROPERTIES
                                 ----------------------------------------------------
                        NUMBER    CLASS A                                     PERCENT
                          OF      OFFICE       R&D      INDUSTRIAL              OF
 MARKET/SUBMARKET     PROPERTIES BUILDINGS  PROPERTIES  PROPERTIES   TOTAL     TOTAL
 ----------------     ---------- ---------  ----------  ----------   -----    -------
GREATER BOSTON
 East Cambridge..          5       555,149     67,362        --      622,511     7.2%
 Route 128 NW
 Bedford, MA.....          3        90,000    383,704        --      473,704     5.5
 Billerica, MA...          1           --      64,140        --       64,140     0.7
 Burlington, MA..          2       152,552        --         --      152,552     1.8
 Lexington, MA
 (2).............         10       790,957     30,000        --      820,957     9.4
 Route 128/MA
 Turnpike
 Waltham, MA.....          6       307,390        --         --      307,390     3.5
 Route 128 SW
 Westwood, MA....          2           --         --     247,318     247,318     2.8
 Route 128 South
 Quincy, MA......          1       168,829        --         --      168,829     1.9
 Boston..........          1        30,526        --         --       30,526     0.4
                         ---     ---------  ---------    -------   ---------  ------
Subtotal.........         31     2,095,403    545,206    247,318   2,887,927    33.2
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(3).........          4     1,557,647        --         --    1,557,647    17.9
 West End
 Washington,
 D.C. ...........          1       276,906        --         --      276,906     3.2
 Montgomery
 County, MD
 Bethesda, MD....          3       680,000        --         --      680,000     7.8
 Gaithersburg, MD
 (4).............          1       122,157        --         --      122,157     1.4
 Fairfax County,
 VA
 Herndon, VA
 (5).............          2           --     112,118        --      112,118     1.3
 Reston, VA (6)..          2       440,000        --         --      440,000     5.1
 Springfield, VA
 (3)(7)..........         11           --     789,428        --      789,428     9.1
 Prince George's
 County, MD
 Landover, MD....          3           --         --     236,743     236,743     2.7
                         ---     ---------  ---------    -------   ---------  ------
Subtotal.........         27     3,076,710    901,546    236,743   4,214,999    48.5
MIDTOWN MANHATTAN
 Park Avenue.....          1     1,000,070        --         --    1,000,070    11.5
GREATER SAN
FRANCISCO
 Hayward, CA.....          1           --         --     221,000     221,000     2.5
 San Francisco,
 CA (8)..........         11           --     144,479     60,000     204,479     2.4
                         ---     ---------  ---------    -------   ---------  ------
Subtotal.........         12           --     144,479    281,000     425,479     4.9
BUCKS COUNTY,
PA...............          1           --         --     161,000     161,000     1.9
                         ---     ---------  ---------    -------   ---------  ------
TOTAL............         72     6,172,183  1,591,231    926,061   8,689,475  100.00%
                         ===     =========  =========    =======   =========  ======
PERCENT OF TOTAL.............         71.0%      18.3%      10.7%      100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........           36         27          9          72
                                            1996 BASE RENT OF OFFICE AND
                                             INDUSTRIAL PROPERTIES (1)
                              ----------------------------------------------------
                              CLASS A                                            PERCENT
                               OFFICE         R&D      INDUSTRIAL                  OF
 MARKET/SUBMARKET            BUILDINGS    PROPERTIES   PROPERTIES     TOTAL       TOTAL
 ----------------           ------------- ----------   ----------     -----      -------
GREATER BOSTON
 East Cambridge..           $ 12,027,684  $ 1,276,512  $      --   $ 13,304,196     8.0%
 Route 128 NW
 Bedford, MA.....              1,267,992    2,444,280         --      3,712,272     2.2
 Billerica, MA...                    --       200,436         --        200,436     0.1
 Burlington, MA..              3,098,496          --          --      3,098,496     1.9
 Lexington, MA
 (2).............             10,659,444      198,000         --     10,857,444     6.5
 Route 128/MA
 Turnpike
 Waltham, MA.....              6,450,744          --          --      6,450,744     3.9
 Route 128 SW
 Westwood, MA....                    --           --      933,552       933,552     0.6
 Route 128 South
 Quincy, MA......              2,961,323          --          --      2,961,323     1.8
 Boston..........                863,676          --          --        863,676     0.5
                            ------------  -----------  ----------  ------------  ------
Subtotal.........             37,329,359    4,119,228     933,552    42,382,139    25.5
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(3).........             50,318,729          --          --     50,318,729    30.1
 West End
 Washington,
 D.C. ...........             10,252,152          --          --     10,252,152     6.1
 Montgomery
 County, MD
 Bethesda, MD....             13,692,883          --          --     13,692,883     8.2
 Gaithersburg, MD
 (4).............              2,078,664          --          --      2,078,664     1.2
 Fairfax County,
 VA
 Herndon, VA
 (5).............                    --           --          --            --      --
 Reston, VA (6)..                    --           --          --            --      --
 Springfield, VA
 (3)(7)..........                    --     6,000,876         --      6,000,876     3.6
 Prince George's
 County, MD
 Landover, MD....                    --           --    1,486,500     1,486,500     0.9
                            ------------  -----------  ----------  ------------  ------
Subtotal.........             76,342,428    6,000,876   1,486,500    83,829,804    50.1
MIDTOWN MANHATTAN
 Park Avenue.....             38,665,140          --          --     38,665,140    23.1
GREATER SAN
FRANCISCO
 Hayward, CA.....                    --           --      234,000       234,000     0.1
 San Francisco,
 CA (8)..........                    --     1,022,466     314,400     1,336,866     0.7
                            ------------  -----------  ----------  ------------  ------
Subtotal.........                    --     1,022,466     548,400     1,570,866     0.8
BUCKS COUNTY,
PA...............                    --           --      764,748       764,748     0.5
                            ------------  -----------  ----------  ------------  ------
TOTAL............           $152,336,927  $11,142,570  $3,733,200  $167,212,697   100.0%
                            ============  ===========  ==========  ============  ======
PERCENT OF TOTAL...........         91.1%         6.7%        2.2%        100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES......           36           27           9            72

----
(1) Base Rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
(2) Does not include 1996 Base Rent for one Class A Office Building currently under development by the Company.
(3) Certain of such Properties are leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.
(4) The Company will own a 75.0% general partner interest in the limited partnership that will own this property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this property.
(5) Includes net rentable square feet for two R&D Properties currently under redevelopment by the Company.
(6) Includes net rentable square feet for two Class A Office Buildings currently under development by the Company. The Company is acting as development manager of, and is a 25.0% member of, a limited liability company that will own the Properties. The Company's economic interest may increase above 25.0% depending upon the achievement of certain performance goals.
(7) Does not include 1996 Base Rent for two Office Properties currently under development by the Company.
(8) The Company will own a 35.7% controlling general partnership interest in the nine R&D Properties and two Industrial Properties located in Greater San Francisco, California.

                            UNSECURED LINE OF CREDIT

  Upon completion of the Offering, the Company expects to have a three-year $300 million Unsecured Line of Credit with the Line of Credit Bank to facilitate its development and acquisition activities and for working capital purposes. At the closing of the Offering, the Company expects to borrow approximately $57.7 million under the Unsecured Line of Credit to repay to Messrs. Zuckerman and Linde indebtedness incurred in connection with the Development Properties and certain parcels of land and to acquire the Newport Office Park property.

                     STRUCTURE AND FORMATION OF THE COMPANY

FORMATION TRANSACTIONS

  Each Property that will be owned by the Company at the completion of the Offering is currently owned by a partnership (a "Property Partnership") of which Messrs. Zuckerman and Linde and others affiliated with Boston Properties, Inc. control the managing general partner and, in most cases, a majority economic interest. The other direct or indirect investors in the Property Partnerships include persons formerly affiliated with Boston Properties, Inc., as well as private investors (including former owners of the land on which the Properties were developed) who are not affiliated with Boston Properties, Inc.

  Prior to or simultaneously with the completion of the Offering, the Company will engage in the transactions described below (the "Formation Transactions"), which are designed to consolidate the ownership of the Properties and the commercial real estate business of the Company in the Operating Partnership, to facilitate the Offering and to enable the Company to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

  . Boston Properties, Inc., a Massachusetts corporation that was founded in 1970, will be reorganized to change its jurisdiction of organization by merging into a Delaware corporation that was formed on March 24, 1997.

  . The Operating Partnership was organized as a Delaware limited partnership on April 8, 1997.

  . The Company will sell 31,400,000 shares of Common Stock in the Offering and will contribute approximately $730.9 million, the net proceeds of the Offering, to the Operating Partnership in exchange for an equivalent number of OP Units.

  . Pursuant to one or more option, contribution or merger agreements, (i) certain Property Partnerships will contribute Properties to the Operating Partnership, or will merge into and with the Operating Partnership, in exchange for OP Units and the assumption of debt, and the partners of such Property Partnerships will receive such OP Units either directly as merger consideration or as a distribution from the Property Partnership, and (ii) certain persons, both affiliated and not affiliated with the Company, will contribute their direct and indirect interests in certain Property Partnerships to the Operating Partnership in exchange for OP Units.

  . Prior to the completion of the Offering, the Company will contribute substantially all of its Greater Washington, D.C. third-party property management business to Boston Properties Management, Inc. (the "Development and Management Company"), a subsidiary of the Operating Partnership. In order to retain qualification as a REIT, the Operating Partnership will own a 1.0% voting interest but will hold a 95.0% economic interest in the Development and Management Company. The remaining voting and economic interest will be held by officers and directors of the Development and Management Company. In addition, the other management and development operations of the Company will be contributed to the Operating Partnership.

  . In connection with the transactions described in the preceding two paragraphs, the Operating Partnership will issue a total of 18,650,000 OP Units.

  . The contribution to the Operating Partnership of the Properties or of the direct and indirect interests in the Property Partnerships is subject to all of the terms and conditions of the related option, merger and contribution agreements. With respect to direct or indirect contributions of interests to the Property Partnerships, the Operating Partnership will assume all the rights, obligations and responsibilities of the holders of such interests. The transfer of such interests is subject to the completion of the Offering. Any working capital or other cash balance of the Property Partnership as of immediately prior to the Offering will be distributed to the holders of such interests prior to the contribution to the Operating Partnership. The contribution agreements with respect to such interests generally contain representations only with respect to the ownership of such interests by the holders thereof and certain other limited matters.

  . The Operating Partnership will enter into a participating lease with ZL
    Hotel LLC. Marriott International, Inc. will continue to manage the Hotel Properties under the Marriott(R) name pursuant to management agreements with ZL Hotel LLC. Messrs. Zuckerman and Linde will be the sole member-managers of the lessee and will own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp. will own the remaining economic interests in ZL Hotel LLC. One or more unaffiliated public charities will own all of the capital stock of ZL Hotel Corp.

  . The Company, through the Operating Partnership, expects to enter into the $300 million Unsecured Credit Facility prior to or concurrently with the completion of the foregoing Formation Transactions.

  . Approximately $707.1 million of the net proceeds of the Offering, together with $57.7 million drawn under the Unsecured Line of Credit, will be used by the Operating Partnership to acquire the Newport Office Park property, repay certain mortgage debt secured by the Properties and to refinance existing indebtedness with respect to the Development Properties and certain parcels of land, the interest on which will continue to be capitalized during the development period.

  As a result of the Formation Transactions, (i) the Company will own 33,983,541 OP Units, which will represent an approximately 67.9% economic interest in the Operating Partnership, and Messrs. Zuckerman and Linde and other persons with a direct or indirect interest in the Property Partnerships will own 16,066,459 OP Units, which will represent the remaining approximately 32.1% economic interest in the Operating Partnership and (ii) the Company will indirectly own a fee interest in all of the Properties. At the completion of the Formation Transactions, Messrs. Zuckerman and Linde will own an aggregate of 15,972,611 shares of Common Stock and OP Units.

  In forming the Company, the Company will succeed to the ownership of each of the Properties or the interests therein based upon a value for such property determined by the Company. The valuation of the Company as a whole has been determined based primarily upon a multiple of estimated funds from operations and adjusted funds from operations attributable to all assets of the Company, including the Company's interests in the Development and Management Company.

CONSEQUENCES OF THE OFFERING AND THE FORMATION TRANSACTIONS

  . Upon completion of the Formation Transactions, the Company will indirectly own a fee interest in all of the Properties. The Operating Partnership will hold substantially all of the assets of the Company.

  . Based on the assumed initial public offering price of the Common Stock,
    (i) the purchasers of Common Stock in the Offering will own 92.4% of the outstanding Common Stock (or 62.7% assuming exchange of all OP Units for shares of Common Stock), (ii) the Company will be the sole general partner of the Operating Partnership and will own 67.9% of the interests in the Operating Partnership and (iii) Messrs. Zuckerman and Linde will beneficially own, directly or indirectly through affiliates (not including the Company), a total of 15,972,611 shares of Common Stock and OP Units (representing a 31.9% economic interest in the Company).

  . Pursuant to the partnership agreement governing the Operating Partnership
    (the "Operating Partnership Agreement"), persons receiving OP Units in the Formation Transactions will have certain rights, beginning fourteen months after the completion of the Offering, to cause the Operating Partnership to redeem their OP Units for cash, or, at the election of the Company, to exchange their OP Units for shares of Common Stock on a one-for-one basis. See "Underwriting" for certain transfer restrictions with respect to the OP Units and to shares of Common Stock issued in exchange for such OP Units that are applicable to Messrs. Zuckerman and Linde and other senior officers of the Company.

  . The aggregate estimated value to be given by the Operating Partnership for the Properties or for interests in the Property Partnerships, and for the development and management business of the Company, is approximately $1.91 billion, consisting of OP Units having a value of $466.3 million and the assumption of $1.45 billion of indebtedness. The aggregate book value of the interests and assets to be transferred to the Operating Partnership is approximately negative $575.7 million.

  No independent third-party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the OP Units received in the Formation Transactions by persons with interests in the Property Partnerships is equivalent to the fair market value of the interests and assets acquired by the Operating Partnership. See "Risk Factors--No Assurance as to Value of Property."

  The following diagram depicts the ownership structure of the Company and the Operating Partnership upon completion of the Offering and the Formation
Transactions:

                           Boston Properties, Inc.,
                     Including its Principal Subsidiaries

                     ------------------                                                 ----------------------
                           Public                                                             M. Zuckerman,
                        Shareholders                                                          E. Linde and
                          (92.4%)                                                          affiliated parties
                                                                                                 (7.6%)
                     ------------------                                                 ----------------------
                        ----------------------------------------------------------------------------------
                                                      Boston Properties, Inc.
                                                            ("Company")
                        ----------------------------------------------------------------------------------

------------------     ----------     ----------------                                 ---------------     --------------
  M. Zuckerman            Other            Other              General                   M. Zuckerman          Public
  E. Linde and         Management     Limited Partners        Partner                       and              Charities
affiliated parties                                            Interest                    E. Linde
------------------     ----------     ----------------        (1.0%)/                  ---------------     --------------
    Limited             Limited           Limited             Partner
    Partner             Partner           Partner             Interest                   Managing            Membership
   Interests           Interests         Interests            (66.9%)                   Membership            Interest
    (26.7%)             (2.4%)            (3.0%)                                         Interest             (90.2%)
                                                                                          (9.8%)
                                                                Rental
        -----------------------------                          Payments                    ------------------------------
              Boston Properties                                 on the                              ZL Hotel LLC
             Limited Partnership             [ARROW POINTING TO THE LEFT APPEARS HERE]      (Lessee of Hotel Properties)
          ("Operating Partnership")                             Hotel                      ------------------------------
        -----------------------------                         Properties
                       -----------------
                        Officers of the                                                              Management
                          Development                                                                 Contract
                             and
        Voting            Management
       Interest            Company                                                      ---------------------------------------
        (1%)/          -----------------                                                    Marriott(R) International, Inc.
       Economic                                                                                          as
       Interest             Voting                                                                     Hotel
        (95%)              Interest                                                                   Operator
                            (99%)/                                                      ---------------------------------------
                           Economic
                           Interest
                             (5%)

        --------------------------
             Boston Properties
                Management,
                  Inc.
            ("Development and
           Management Company")
        --------------------------

------------------------------------------------------------------------------------------------------------------------------------

BENEFITS TO RELATED PARTIES

  Certain affiliates of the Company will realize certain material benefits in connection with the Formation Transactions, including the following:

  . In respect of their respective ownership interests in the Property
    Partnerships and the development and management business of the Company, Messrs. Zuckerman and Linde will become beneficial owners of a total of 15,972,611 shares of Common Stock and OP Units, with a total value of approximately $399.3 million based on the assumed initial public offering price of the Common Stock. Other persons who will be officers of the Company at the completion of the Offering will receive 1,186,298 OP Units, with a total value of approximately $29.7 million based on the assumed initial public offering price, for their interests in the Property Partnerships. In addition, guarantees by Messrs. Zuckerman and Linde with respect to principal repayment of approximately $92 million of indebtedness will be released because such indebtedness will be repaid at the completion of the Offering. The book value of the interests and assets to be transferred to the Company by Messrs. Zuckerman and Linde and other officers of the Company is approximately negative $490 million.

  . Approximately $749.9 million of indebtedness, of which $707.1 million is secured by the Properties, and $42.8 million is due to Messrs. Zuckerman and Linde for amounts loaned in connection with the Development Properties and certain parcels of land, and the related additional and accrued interest thereon, to be assumed by the Operating Partnership will be repaid in the Formation Transactions. A portion of this debt was previously guaranteed by Messrs. Zuckerman and Linde. Messrs. Zuckerman and Linde will continue to guarantee certain indebtedness of the Company. See "Operating Partnership Agreement--Tax Protection Provisions." In addition, the Operating Partnership will agree to indemnify Messrs. Zuckerman and Linde for any damages that may arise due to the failure of the Operating Partnership to repay when due any indebtedness guaranteed by them.

  . Messrs. Zuckerman and Linde and others receiving OP Units in connection with the Formation Transactions will have registration rights with respect to shares of Common Stock that may be issued in exchange for OP Units.

  . In connection with certain development projects or rights, Messrs.
    Zuckerman and Linde have direct or indirect personal liability in certain instances, for the performance of contractual obligations by or for the benefit of the Operating Partnership. In connection with the Formation Transactions, they will be relieved of such personal liability or, to the extent they are not so relieved, the Operating Partnership will agree to cause such contractual obligations to be performed and to indemnify Messrs. Zuckerman and Linde and their affiliates for all damages and expenses that may arise from any failure to do so.

                            RESTRICTIONS ON TRANSFER

  Under the Operating Partnership Agreement, persons receiving OP Units in the Formation Transactions are prohibited from transferring such OP Units, except under certain limited circumstances, for a period of one year. In addition, Messrs. Zuckerman and Linde and the other executive and senior officers of the Company have agreed not to sell any shares of Common Stock owned by them at the completion of the Offering or acquired by them upon exchange of OP Units for a period of two years (one year in the case of senior officers who are not executive officers) after the completion of the Offering without the consent of both Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

                             CONFLICTS OF INTEREST

  Following the formation of the Operating Partnership and the completion of the Offering, there will be conflicts of interest, with respect to certain transactions, between the holders of OP Units (including Messrs. Zuckerman, Linde and other executive officers) and the stockholders of the Company. In particular, the consummation of certain business combinations, the sale of any properties or a reduction of indebtedness could have adverse tax consequences to holders of OP Units which would make such transactions less desirable to such holders. The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. See "Operating Partnership Agreement--Tax Protection Provisions" and "Policies with Respect to Certain Activities--Conflict of Interest Policies."

                   RESTRICTIONS ON OWNERSHIP OF COMMON STOCK

  Due to limitations on the concentration of ownership of stock of a REIT imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and to otherwise address concerns relating to concentration of capital stock ownership, the certificate of incorporation of the Company (the "Certificate") prohibits any stockholder from actually or beneficially owning more than 6.6% of the outstanding shares of Common Stock (the "Ownership Limit"), except that each of Messrs. Zuckerman and Linde and certain family members, affiliates, and "look through entities," may actually and beneficially own up to 15.0% of the outstanding shares of Common Stock. The Company has adopted a Shareholder Rights Agreement. See "Risk Factors-- Control of the Company" and "Description of Capital Stock--Restrictions on Transfers."

                                  THE OFFERING

  All of the shares of Common Stock offered hereby are being sold by the Company. None of the Company's stockholders are selling any Common Stock in the Offering.

Common Stock Offered...........................  31,400,000
   U.S. Offering...............................  25,120,000
   International Offering......................   6,280,000
Common Stock Outstanding After the
 Offering(l)...................................  33,983,541
Common Stock and OP Units Outstanding After the
 Offering(2)...................................  50,050,000
Use of Proceeds................................  To reduce indebtedness and for general corporate and working
                                                 capital purposes
Proposed NYSE Symbol...........................  "BXP"

-------
(1) Excludes 4,754,750 shares of Common Stock reserved for issuance pursuant to the Stock Option Plan, of which not more than 2,300,000 shares will be subject to outstanding options upon completion of the Offering.
(2) Includes 16,066,459 shares of Common Stock that may be issued in exchange for OP Units (which are redeemable by the holders for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis beginning fourteen months after completion of the Offering). Excludes 4,754,750 shares of Common Stock reserved for issuance pursuant to the Stock Option Plan.

                                 DISTRIBUTIONS

  The Company intends to make regular quarterly distributions to its stockholders. The Company intends to pay a pro rata distribution with respect to the period commencing on the completion of the Offering and ending on September 30, 1997, based upon $0.405 per share for a full quarter. On an annualized basis, this would be $1.62 per share (of which the Company currently estimates approximately 25% may represent a return of capital for tax purposes), or an annual distribution rate of approximately 6.5% based on the initial public offering price per share of $25.00. The Company estimates that this initial distribution will represent approximately 99.3% of estimated Cash Available for Distribution for the 12 months ending March 31, 1998. The Company established this distribution rate based upon an estimate of Cash Available for Distribution after the Offering. See "Distributions" for information as to how this estimate was derived. The Company intends to maintain its initial distribution rate for the twelve-month period following completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. Distributions by the Company will be determined by the Board of Directors and will be dependent upon a number of factors. The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution; however, no assurance can be given that the estimate will prove accurate, and actual distributions may therefore be significantly different from the expected distributions. In addition, in order to maintain its qualification as a REIT under the Code, the Company is required to currently distribute 95% of its taxable income. See "Distributions." The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised.

                           TAX STATUS OF THE COMPANY

  The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes, and has obtained an opinion of Goodwin, Procter & Hoar llp, tax counsel to the Company ("Tax Counsel"), to the effect that, commencing with its taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company's proposed manner of operation, including the lease of the Hotel Properties and Garage Properties, will enable it to meet the requirements for taxation as a REIT for federal income tax purposes. To maintain REIT status, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Consequences--Failure to Qualify" and "Risk Factors--Failure to Qualify as a REIT." Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property.

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Boston Properties Predecessor Group. The following summary selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

  The combined historical balance sheets as of December 31, 1996 and 1995 and the combined statements of operations for the years ended December 31, 1996, 1995 and 1994 of the Boston Properties Predecessor Group have been derived from the historical combined financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus.

  The selected financial data at March 31, 1997 and for the three months ended March 31, 1997 and March 31, 1996 are derived from unaudited financial statements. The unaudited financial information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for fair presentation of the combined financial position and results of operations for these periods. Combined operating results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the entire year ended December 31, 1997.

  Unaudited pro forma adjustments and operating information for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the completion of the Offering and the Formation Transactions occurred at January 1, 1997 and 1996, respectively, and the effect thereof was carried forward through the three month period ended March 31, 1997 and the year ended December 31, 1996, respectively (e.g., certain debt was repaid and no related interest expense thereafter incurred). By necessity, such pro forma operating information incorporates certain assumptions which are described in the notes to the Pro Forma Condensed Consolidated Statements of Operations included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on March 31, 1997.

  The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

      THE COMPANY (PRO FORMA) AND THE BOSTON PROPERTIES PREDECESSOR GROUP
                                  (HISTORICAL)

                               THREE MONTHS
                              ENDED MARCH 31,                              YEAR ENDED DECEMBER 31,
                       -------------------------------  ------------------------------------------------------------------
                                       HISTORICAL                                      HISTORICAL
                       PRO FORMA   -------------------  PRO FORMA  -------------------------------------------------------
                          1997        1997      1996      1996        1996        1995       1994       1993       1992
                       ----------  ----------  -------  ---------  ----------  ----------  ---------  ---------  ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues:
  Rental revenue
   (1)...............  $   52,345  $   48,402  $52,906  $218,415   $  195,006  $  179,265  $ 176,725  $ 182,776  $ 177,370
  Hotel revenue (1)..         --       12,796   11,483       --        65,678      61,320     58,436     54,788     52,682
  Fee and other in-
   come (2)..........       1,851       2,257    2,310     7,615        9,249       8,140      8,922      7,997     11,160
                       ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
    Total revenues...      54,196      63,455   66,699   226,030      269,933     248,725    244,083    245,561    241,212
Expenses:
  Property expenses
   (2)...............      14,774      14,005   14,306    61,462       58,195      55,421     53,239     54,766     49,621
  Hotel expenses
   (1)...............         --       10,001    8,835       --        46,734      44,018     42,753     40,286     38,957
  General and admin-
   istrative.........       2,876       2,667    2,633    11,588       10,754      10,372     10,123      9,549      9,331
  Interest...........      13,488      27,309   26,861    54,418      107,121     106,952     95,331     88,510     90,443
  Real estate
   depreciation and
   amortization......       8,885       8,712    8,581    36,334       35,643      33,240     32,509     32,300     34,221
  Other depreciation
   and amortization..         441         539      638     2,098        2,829       2,429      2,545      2,673      2,255
                       ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
    Total expenses...      40,464      63,233   61,854   165,900      261,276     252,432    236,500    228,084    224,828
Income (loss) before
 extraordinary item
 and minority
 interest in combined
 partnership.........      13,732         222    4,845    60,130        8,657      (3,707)     7,583     17,477     16,384
Minority interest in
 combined
 partnership.........        (126)       (126)     (57)     (384)        (384)       (276)      (412)      (391)      (374)
                       ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
Income (loss) before
 extraordinary item..      13,606          96    4,788    59,746        8,273      (3,983)     7,171     17,086     16,010
Extraordinary item--
 loss on early
 extinguishment of
 debt................         --          --       --        --          (994)        --         --         --         --
Minority interest in
 Operating
 Partnership (3).....      (4,368)        --       --    (19,178)         --          --         --         --         --
                       ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
Net income (loss)....  $    9,238  $       96  $ 4,788  $ 40,568   $    7,279  $   (3,983) $   7,171  $  17,086  $  16,010
                       ==========  ==========  =======  ========   ==========  ==========  =========  =========  =========
Net income per share
 ....................  $      .27         --       --   $   1.19          --          --         --         --         --
Weighted average
 number of shares
 outstanding.........      33,984         --       --     33,984          --          --         --         --         --
Weighted average
 number of shares and
 OP Units
 outstanding.........      50,050         --       --     50,050          --          --         --         --         --
BALANCE SHEET DATA,
 AT PERIOD END:
Real estate, before
 accumulated
 depreciation........  $1,080,193  $1,048,210      --        --    $1,035,571  $1,012,324  $ 984,853  $ 983,751  $ 982,348
Real estate, after
 accumulated
 depreciation........     808,116     776,133      --        --       771,660     773,810    770,763    789,234    811,815
Cash and cash equiva-
 lents...............       7,087       2,980      --        --         8,998      25,867     46,289     50,697     28,841
Total assets.........     920,479     900,063      --        --       896,511     922,786    940,155    961,715    971,648
Total indebtedness...     739,226   1,446,645      --        --     1,442,476   1,401,408  1,413,331  1,426,882  1,417,940
Stockholders' or
 owners' equity
 (deficiency)........     103,303    (575,694)     --        --      (576,632)   (506,653)  (502,230)  (495,104)  (480,398)
OTHER DATA:
EBITDA (4)...........  $   36,340  $   36,576  $40,787  $152,296   $  153,566  $  138,321  $ 137,269  $ 140,261  $ 142,627
Company's EBITDA
 (67.9% share).......      24,675         --       --    103,409          --          --         --         --         --
Funds from Operations
 (5).................      22,469       8,786    5,843    88,482       36,318      29,151     39,568     49,240     50,097
Company's Funds from
 Operations
 (67.9% share).......      15,256         --       --     60,079          --          --         --         --         --
Ratio or deficiency
 of earnings to fixed
 charges (6).........        1.61         .99     1.17      1.71         1.06        0.95       1.07       1.19       1.17
Cash flow provided by
 operating activities
 (7).................  $   22,910  $    1,823  $13,751  $ 98,083   $   53,804  $   30,933  $  47,566  $  59,834  $  50,468
Cash flow used in in-
 vesting activities
 (8).................      (2,799)    (12,611)  (3,412)  (11,195)     (23,689)    (36,844)   (18,424)    (9,437)   (48,257)
Cash flow provided by
 (used in) financing
 activities (9)......     (21,255)      4,770   (6,590)  (85,021)     (46,984)    (14,511)   (33,550)   (28,540)     1,365

-------
(1) Pro forma rental revenue for the three month period ended March 31, 1997 and the year ended December 31, 1996 includes the lease revenue that the Company will receive under the lease for the two Hotel Properties. After entering into such lease, the Company will not recognize direct hotel revenues and expenses.
(2) The development and management operations of the Company are reflected on a gross basis in the historical combined financial statements. In connection with the Formation Transactions, substantially all of the Greater Washington, D.C. third-party property management business will be contributed by the Company to the Development and Management Company and thereafter the operations of the Development and Management Company will be accounted for by the Company under the equity method in the pro forma statements; therefore, the pro forma statements include (i) revenues and expenses on a gross basis, from development and management conducted directly by the Operating Partnership in the respective income and expense line items and (ii) the Development and Management Company's net operations in the fee and other income line item. See "Business and Properties-- Development Consulting and Third-Party Property Management."
(3) Represents the approximate 32.1% interest in the Operating Partnership that will be owned by Messrs. Zuckerman and Linde and other continuing investors in the Properties.

(4) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt or pay cash distributions. EBITDA, as calculated by the Company, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA should not be considered as an alternative to operating income or net income (determined in accordance with GAAP) as an indicator of operating performance or as an alternative to cash flows from operating activities (determined in accordance with a GAAP) as an indicator of liquidity and other combined or consolidated income or cash flow statement data (determined in accordance with GAAP). EBITDA for the respective periods is calculated as follows:

                               THREE MONTHS
                              ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                         --------------------------  -----------------------------------------------------------
                                     HISTORICAL                                  HISTORICAL
                         PRO FORMA ----------------  PRO FORMA  ------------------------------------------------
                           1997     1997     1996      1996       1996      1995      1994      1993      1992
                         --------- -------  -------  ---------  --------  --------  --------  --------  --------
EBITDA
Income (loss) before
 minority interests and
 extraordinary item.....   13,732  $   222  $ 4,845    60,130   $  8,657  $ (3,707) $  7,583  $ 17,477  $ 16,384
Add:
  Interest expense......   13,488   27,309   26,861    54,418    107,121   106,952    95,331    88,510    90,443
  Real estate deprecia-
   tion and amortiza-
   tion.................    8,885    8,712    8,581    36,334     35,643    33,240    32,509    32,300    34,221
  Other depreciation and
   amortization.........      441      539      638     2,098      2,829     2,429     2,545     2,673     2,255
Less:
  Minority combined
   partnership's share
   of EBITDA............     (206)    (206)    (138)     (684)      (684)     (593)     (699)     (699)     (676)
                          -------  -------  -------  --------   --------  --------  --------  --------  --------
EBITDA..................  $36,340  $36,576  $40,787  $152,296   $153,566  $138,321  $137,269  $140,261  $142,627
                          =======  =======  =======  ========   ========  ========  ========  ========  ========

(5) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Properties and the Company, Funds from Operations should be examined in conjunction with the income (loss) as presented in the audited combined financial statements and information included elsewhere in this Prospectus. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                              THREE MONTHS
                             ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
                         ------------------------  -----------------------------------------------------
                                    HISTORICAL                             HISTORICAL
                         PRO FORMA --------------  PRO FORMA -------------------------------------------
                           1997     1997    1996     1996     1996     1995     1994     1993     1992
                         --------- ------  ------  --------- -------  -------  -------  -------  -------
FUNDS FROM OPERATIONS
Income (loss) before
 minority interests and
 extraordinary item....   $13,732  $  222  $4,845   $60,130  $ 8,657  $(3,707) $ 7,583  $17,477  $16,384
Add:
  Real estate
   depreciation and
   amortization........     8,885   8,712   8,581    36,334   35,643   33,240   32,509   32,300   34,221
Less:
  Minority combined
   partnership's share
   of Funds from
   Operations..........      (148)   (148)    (80)     (479)    (479)    (382)    (524)    (537)    (508)
  Non-recurring item--
   significant lease
   termination fee(A)..       --      --   (7,503)   (7,503)  (7,503)     --       --       --       --
                          -------  ------  ------   -------  -------  -------  -------  -------  -------
Funds from Operations..   $22,469  $8,786  $5,843   $88,482  $36,318  $29,151  $39,568  $49,240  $50,097
                          =======  ======  ======   =======  =======  =======  =======  =======  =======

-------
 (A) Funds from Operations reflects the lease termination fee as non-recurring.

(6) For the purpose of calculating the ratio of earnings to fixed charges, earnings include net income before extraordinary item plus interest expense, amortization of interest previously capitalized, and amortization of financing costs. Fixed charges include all interest costs consisting of interest expense, interest capitalized, and amortization of financing costs.
(7) Pro forma cash flow from operating activities represents pro forma income before minority interests and extraordinary item plus depreciation and amortization. The pro forma amounts do not include the results from changes in working capital resulting from changes in current assets and current liabilities.
(8) Pro forma cash flow used in investing activities represents an estimate for the three and twelve months subsequent to the Offering for tenant improvements and leasing commissions, capital expenditures at the Office and Industrial Properties and for the funding of the hotel escrow accounts for hotel related capital expenditures.
(9) Pro forma cash flow used in financing activities represents estimated mortgage loan principal payments and estimated dividends and distributions (based upon an initial annual distribution of $1.62 per share/unit) for the three and twelve months subsequent to the Offering.

                                 RISK FACTORS

  Prospective investors should carefully consider the following matters before purchasing shares of Common Stock in the Offering.

THE COMPANY'S INVESTMENTS IN PROPERTY DEVELOPMENT MAY NOT YIELD EXPECTED
RETURNS

  The Company intends to pursue the development of office, industrial and hotel properties, both for the Company's ownership and on a third-party fee-for-services basis. See "Business and Growth Strategies." To the extent that the Company engages in such development activities, it will be subject to the risks normally associated with such activities. Such risks include, without limitation, risks relating to the availability and timely receipt of zoning, land use, building, occupancy, and other regulatory approvals, the cost and timely completion of construction (including risks from causes beyond the Company's control, such as weather, labor conditions or material shortages) and the availability of construction financing on favorable terms. These risks could result in substantial unanticipated delays or expense and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on the financial condition and results of operations of the Company and on the amount of funds available for distribution to stockholders.

THE COMPANY MAY NOT ACHIEVE EXPECTED RETURNS ON PROPERTY ACQUISITIONS

  The Company intends to investigate and pursue acquisitions of properties and portfolios of properties, including large portfolios that could significantly increase the size of the Company and alter its capital structure. There can be no assurance that the Company will be able to assimilate acquisitions of properties, and in particular acquisitions of portfolios of properties, or achieve the Company's intended return on investment.

CONFLICTS OF INTEREST EXIST BETWEEN THE COMPANY AND MESSRS. ZUCKERMAN AND LINDE IN CONNECTION WITH THE FORMATION AND OPERATION OF THE COMPANY

  Conflicts of interest between Messrs. Zuckerman and Linde and the stockholders of the Company in the formation and operation of the Company may influence directors and management to act not in the best interest of the stockholders. Messrs. Zuckerman and Linde, will receive material benefits at the completion of the Offering, including receipt of an aggregate of 13,389,070 OP Units representing approximately a 26.7% economic interest in the Company and repayment of approximately $749.9 million of indebtedness owed by the partnerships in which they had a direct or indirect interest. Messrs. Zuckerman and Linde also will receive certain benefits from the Formation Transactions that will not generally be received by other participants in the Formation Transactions. The benefits or rights to be received by Messrs. Zuckerman and Linde that will not generally be received by other participants are as follows: certain indebtedness guaranteed by Messrs. Zuckerman and Linde will be repaid; the Company will indemnify Messrs. Zuckerman and Linde should they incur certain losses in connection with an obligation to repay indebtedness, or to fulfill obligations, assumed by the Operating Partnership in connection with the Offering; Messrs. Zuckerman and Linde will in the aggregate own approximately 7.6% of the outstanding Common Stock of the Company; Messrs. Zuckerman and Linde will serve as directors following the Offering and as officers with the titles Chairman of the Board and President and Chief Executive officer, respectively; Mr. Linde will have an employment agreement with the Company; for a period of ten years following the Offering, the Operating Partnership may not sell any of four particular properties (or a successor property acquired in a like-kind exchange for such a property) in a taxable transaction (i.e., this restriction will not apply to "like-kind" exchanges under Section 1031 of the Code) without the consent of Messrs. Zuckerman and Linde unless each of Messrs. Zuckerman and Linde no longer continue to hold at least 30% of his original OP Units; and Messrs. Zuckerman and Linde will have the opportunity to guarantee indebtedness of the Company (which will help them defer the recognition of taxable gains). See "Structure and Formation of the Company--Formation Transactions." Depending on their particular tax situations, Messrs. Zuckerman and Linde will have interests that conflict with the interests of other holders of shares of Common Stock. Messrs. Zuckerman and Linde will have substantial influence on the management and operations of the Company and, as stockholders, on the outcome of any matters submitted to a vote of the stockholders, and such influence might be exercised in a manner inconsistent with the interests of other stockholders. See "Management-- Directors and Executive Officers" and "Principal Stockholders."

  For a period of time, sales of properties and repayment of indebtedness will have different effects on holders of OP Units than on stockholders. Certain holders of OP Units, including Messrs. Zuckerman and Linde, will incur adverse tax consequences upon the sale of certain of the Properties to be owned by the Company at the completion of the Formation Transactions and on the repayment of indebtedness which are different from the tax consequences to the Company and persons who purchase shares of Common Stock in the Offering. Consequently, such holders may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. While the Company will have the exclusive authority under the Operating Partnership Agreement to determine whether, when, and on what terms to sell a Property (other than a Designated Property) or when to refinance or repay indebtedness, any such decision would require the approval of the Board of Directors. As Directors of the Company, Messrs. Zuckerman and Linde will have substantial influence with respect to any such decision, and such influence could be exercised in a manner inconsistent with the interests of some, or a majority, of the Company's stockholders, including in a manner which could prevent completion of a Property sale or the repayment of indebtedness.

  In this connection, the Operating Partnership Agreement provides that, for a period of ten years following the Offering, the Operating Partnership may not sell or otherwise transfer a Designated Property (defined as One and Two Independence Square, 599 Lexington Avenue and Capital Gallery) in a taxable transaction without the prior consent of Messrs. Zuckerman and Linde. For the pro forma calendar year ended December 31, 1996, the Designated Properties comprised approximately 34.5% of the Company's pro forma Funds from Operations for the year ended December 31, 1996. The Operating Partnership is not, however, required to obtain this consent if at any time during this ten year period each of Messrs. Zuckerman and Linde do not continue to hold at least 30% of his original OP Units.

  In addition to the foregoing, the Operating Partnership has agreed to undertake to use its reasonable commercial efforts to cause its lenders to permit Messrs. Zuckerman and Linde to guarantee additional and/or substitute Operating Partnership indebtedness following the Offering if Messrs. Zuckerman or Linde would recognize gain following the Offering as a result of the refinancing of the Operating Partnership's indebtedness. The Operating Partnership is under no obligation, however, to maintain any specified debt or any specified level of indebtedness. See "Operating Partnership Agreement--Tax Protection Provisions" for a more complete description of these provisions.

  Messrs. Zuckerman and Linde will continue to own a controlling interest in one excluded property. One property (the "Excluded Property") that is managed by the Company and in which Messrs. Zuckerman and Linde hold ownership interests is not being contributed to the Company as part of the Formation Transactions. For a description of the Excluded Property and an option agreement related to such property, see "Policies with Respect to Certain Activities--Conflict of Interest Policies--Excluded Property." The Excluded Property is located in Northwest Washington, D.C. and may compete with the Company's Properties. Upon completion of the Offering, the Excluded Property will be managed by the Development and Management Company in return for a specified management fee on customary terms that is approved by the independent directors. There is no assurance, however, that the Excluded Property will continue to be managed by the Development and Management Company.

  Messrs. Zuckerman and Linde will continue to engage in other activities. Messrs. Zuckerman and Linde have a broad and varied range of investment interests. It is possible that companies in which one or both of Messrs. Zuckerman and Linde has or may acquire an interest, and which are not directly involved in real estate investment activities, will be owners of real property and will acquire real property in the future. However, pursuant to Mr. Linde's employment agreement and Mr. Zuckerman's non-compete agreement with the Company, Messrs. Zuckerman and Linde will not, in general, have management control over such companies and, therefore, they may not be able to prevent one or more such companies from engaging in activities that are in competition with activities of the Company. See "Management--Employment and Noncompetition Agreements."

THE COMPANY RELIES ON KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

  The Company is dependent on the efforts of Messrs. Zuckerman and Linde and other senior management personnel. Messrs. Zuckerman and Linde in particular have national reputations which aid the Company in negotiations with lenders and in having investment opportunities brought to the Company. The other executive officers of the Company who serve as Managers of the Company's offices (Messrs. Burke, Ritchey, Barrett and Selsam) have strong regional reputations which aid the Company in identifying opportunities, or having opportunities brought to the Company, and in negotiating with tenants or build-to-suit prospects. While the Company believes that it could find replacements for these key executives, the loss of their services could have a material adverse effect on the operations of the Company in that the extent and nature of the Company's relationships with lenders and prospective tenants and with persons in the industry who may have access to investment opportunities would be diminished. While Mr. Linde and the other executive officers will have employment agreements with the Company pursuant to which they will agree to devote substantially all of their business time to the business and affairs of the Company and to not have substantial outside business interests, this can serve as no guarantee that they will remain with the Company for any specified term. Mr. Zuckerman, who has significant outside business interests, including serving as Chairman of the Board of Directors of U.S. News & World Report, The Atlantic Monthly magazine, the New York Daily News and Applied Graphics Technologies and as a member of the Board of Directors of Snyder Communications, will not have an employment agreement with the Company and will serve as a non-executive officer of the Company with the title "Chairman of the Board of Directors." Mr. Zuckerman has historically devoted a significant portion of his business time to the affairs of the Company, although over the last twenty years less than a majority of his business time, in the aggregate, has been spent on the Company's affairs. Although Mr. Zuckerman cannot assure the Company that he will continue to devote any specific portion of his time to the Company and has therefore declined to enter into an employment agreement with the Company, Mr. Zuckerman has no present commitments inconsistent with his current level of involvement with the Company. See "Management--Employment and Noncompetition Agreements."

THERE IS NO ASSURANCE THAT THE COMPANY IS PAYING FAIR MARKET VALUE FOR THE PROPERTIES.

  The terms of the Formation Transactions were not determined by arm's-length negotiations. The value of the Company was not determined on a property-by-property basis because, in the view of management, the appropriate basis for valuing the Company is as an ongoing business enterprise, rather than as a collection of assets. Therefore, the Company did not obtain third-party appraisals of the Properties or valuations of the Company. Accordingly, there can be no assurance that the value of shares of Common Stock and OP Units issued in respect of the assets the Company will succeed to in connection with the Formation Transactions accurately reflects the respective fair market values of such assets. The total market capitalization of the Company at the initial public offering price may not be indicative of, and may exceed, the aggregate value of the individual Properties and assets of the Company that would have been determined by appraisals if such appraisals had been obtained. See "Structure and Formation of the Company--Consequences of the Offering and the Formation Transactions."

THE COMPANY HAS HAD HISTORICAL ACCOUNTING LOSSES AND HAS A DEFICIT IN OWNERS' EQUITY; THE COMPANY MAY EXPERIENCE FUTURE LOSSES

  After depreciation and amortization, the Company has had historical accounting losses for certain fiscal years and there can be no assurances that the Company will not have similar losses in the future. The Boston Properties Predecessor Group had a net loss of approximately $4.0 million in the aggregate in 1995 and had cumulative aggregate deficits in owners' equity of approximately $576.6 million and approximately $506.7 million at December 31, 1996 and 1995, respectively. Net losses reflect the effect of certain non-cash charges such as depreciation and amortization. The aggregate deficits reflect the effects of depreciation and amortization described above plus the effects of distributions in excess of earnings or of mortgage proceeds upon the refinancing of properties.

THE COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

  Lease expirations could adversely affect the Company's cash flow. The Company will be subject to the risks that, upon expiration, leases for space in the Office Properties or the Industrial Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Leases on a total of 10.3% and 10.9% of the aggregate net rentable area of the Office Properties and the Industrial Properties expire during 1997 and 1998, respectively. If the Company were unable to re-lease substantial amounts of vacant space promptly, if the rental rates upon such re-lease were significantly lower than expected, or if reserves for costs of re-leasing proved inadequate, the cash flow to the Company would be decreased and the Company's ability to make distributions to stockholders would be adversely affected.

  Hotel operating risks could adversely affect the Company's cash flow. The Hotel Properties are subject to all operating risks common to the hotel industry. These risks include, among other things: (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources than the Company and Marriott(R); (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates;
(iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal; (iv) increases in energy costs and other expenses of travel, which may deter travelers; and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of Marriott(R) to generate revenues and for ZL Hotel LLC to make lease payments and, therefore, the Company's ability to make expected distributions to stockholders. Because the lease payments to the Company from ZL Hotel LLC will be based on a participation in the gross receipts of the Hotel Properties, the actual lease payments will increase or decrease over the term of the lease in response to fluctuations in the gross receipts of the Hotel Properties.

  Acquisition risks could adversely affect the Company. There can be no assurance that the Company will be able to implement its investment strategies successfully or that its property portfolio will expand at all, or at any specified rate or to any specified size. In addition, investment in additional real estate assets is subject to a number of risks. In particular, investments are expected to be financed with funds drawn under the Unsecured Line of Credit, which would subject the Company to the risks described under "--Impact of Debt on the Company's Cash Flow." The Company does not intend to limit its investments to the Greater Boston, Greater Washington, D.C. and midtown Manhattan markets in which the Properties are primarily located. Consequently, to the extent that it elects to invest in additional markets, the Company also will be subject to the risks associated with investment in new markets, with which management may have relatively little experience and familiarity. Investment in additional real estate assets also entails the other risks associated with real estate investment generally.

  Uncontrollable factors affecting the Properties' performance and value could produce lower returns. The economic performance and value of the Company's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in national, regional and local economic and market conditions. The Properties are primarily located in three markets, Greater Boston, Greater Washington, D.C., and midtown Manhattan. The economic condition of each of such markets may be dependent on one or more industries. An economic downturn in one of these industry sectors may have an adverse effect on the Company's performance in such market. Local real estate market conditions may include a large supply of competing space and competition for tenants, including competition based on rental rates, attractiveness and location of the Property and quality of maintenance, insurance and management services. Economic and market conditions may impact the ability of tenants to make lease payments. In addition, other factors may adversely affect the performance and value of a Property, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates and the availability of financing. If the Properties do not generate sufficient income to meet operating expenses, including future debt service, the Company's income and ability to make distributions to its stockholders will be adversely affected.

  Illiquidity of real estate investments could adversely affect the Company's financial condition. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes, and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations.

  Liability for environmental matters could adversely affect the Company's financial condition. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, when released, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Company has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Company's business, assets or results of operations.

  Some of the Properties are located in urban and industrial areas where fill or current or historic industrial uses of the areas have caused site contamination at the Properties. Within the past 12 months, independent environmental consultants were retained to conduct or update Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) and asbestos surveys on all of the Properties. These environmental assessments have not revealed any environmental conditions that the Company believes will have a material adverse effect on its business, assets or results of operations, and the Company is not aware of any other environmental condition with respect to any of the Properties which the Company believes would have such a material adverse effect. However, the Company is aware of environmental conditions at two of the Properties that may require remediation. With respect to 17 Hartwell Avenue in Lexington, Massachusetts, the Company received a Notice of Potential Responsibility from the state regulatory authority on January 9, 1997, related to groundwater contamination, as well as Notices of Downgradient Property Status Submittals from third parties concerning contamination at two downgradient properties. On January 15, 1997, the Company notified the state regulatory authority that it will cooperate with and monitor the tenant at the Property which is investigating this matter. The 91 Hartwell Avenue Property in Lexington, Massachusetts was listed by the state regulatory authority as an unclassified Confirmed Disposal Site in connection with groundwater contamination. The Company has engaged a specially licensed environmental consultant to perform the necessary investigation and assessment and to prepare submittals to the state regulatory authority by August 2, 1997. See "Business and Properties--Environmental Matters."

  No assurance can be given that the environmental assessments and updates identified all potential environmental liabilities, that no prior owner created any material environmental condition not known to the Company or the independent consultants preparing the assessments, that no environmental liabilities may have developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

  The cost of complying with the Americans with Disabilities Act could adversely affect the Company's cash flow. The Properties are subject to the requirements of the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including office buildings, be made accessible to disabled persons. The Company believes that the Properties are in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA. However, compliance with the ADA could require removal of access barriers and noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, the Company were required to make substantial alterations in one or more of the Properties, the Company's financial condition and results of operations, as well as the amount of funds available for distribution to stockholders, could be adversely affected.

  Uninsured losses could adversely affect the Company's cash flow. The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance, as applicable, with respect to the Properties, with policy specification and insured limits customarily carried for similar properties. In the opinion of management, all of the Properties are adequately insured. There are, however, certain types of losses (such as from wars or catastrophic acts of nature) that may be either uninsurable or not economically insurable. Any uninsured loss could result in both loss of cash flow from, and asset value of, the affected property.

  It is anticipated that new owner's title insurance policies will not be obtained in connection with the Formation Transactions. Each of the Properties has previously been insured by title insurance policies insuring the interests of the Property-owning entities. Certain of these title insurance policies may continue to benefit those Property-owning entities which will remain after the completion of the Formation Transactions. Nevertheless, each such title insurance policy may be in an amount less than the current value of the applicable Property. In the event of a loss with respect to a Property relating to a title defect, the Company could lose both its capital invested in and anticipated profits from such Property.

  Changes in tax and environmental laws could adversely affect the Company's financial condition. Costs resulting from changes in real estate taxes generally may be passed through to tenants and will not affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants and may adversely affect the Company's results of operations and the amount of funds available to make distributions to stockholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Company's financial condition and results of operations and the amount of funds available for distribution to stockholders.

THE COMPANY'S USE OF DEBT TO FINANCE ACQUISITIONS AND DEVELOPMENTS COULD ADVERSELY AFFECT THE COMPANY

  The required repayment of debt or of interest thereon can adversely affect the Company. Upon completion of the Offering and the Formation Transactions, the Company expects to have approximately $753 million of outstanding indebtedness. The Company also intends to enter into and, over time, make borrowings under the Unsecured Line of Credit. Advances under the Unsecured Line of Credit will bear interest at a variable rate. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense (e.g., assuming the entire $300 million available under the Unsecured Line of Credit is outstanding, the Company would incur an additional $750,000 in interest expense for each 0.25% increase in interest rates), which could adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company will also be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will not be as favorable as the terms of such indebtedness. The mortgage loans secured by the One Independence Square and Two Independence Square properties are cross-defaulted as to each other. If an event of default were to occur under either of the loans, the Company could be required to repay approximately $200.3 million, together with any applicable prepayment charges, prior to the scheduled maturity dates of the loans. In addition, the Unsecured Line of Credit is cross-defaulted with respect to future recourse indebtedness of the Company if the Company is in default with respect to an aggregate of $50 million or more of such recourse indebtedness.

  The Company's policy of no limitation on debt could adversely affect the Company's cash flow. Upon completion of the Offering and the Formation Transactions, the Company's debt to total market capitalization ratio will be approximately 37.6% (35.5% if the Underwriters' overallotment option is exercised in full). The Company does not have a policy limiting the amount of debt that the Company may incur. Accordingly, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders, and could increase the risk of default on the Company's indebtedness.

  Consent of lenders is required in order for the Company to assume ownership of certain Properties at the completion of the Offering. Ownership of certain of the Properties that secure indebtedness which the Company intends to leave in place following the Offering may not be transferred to the Company without the consent of the lenders under such mortgages. If the Company is unable to obtain the consent of the mortgage lender to assume at the completion of the Offering the ownership of a Property described in the preceding sentence, the Company will have an option to acquire such Property for a price equal to the value that would have been given for such Property at the completion of the Offering.

FAILURE TO QUALIFY AS A REIT WOULD CAUSE THE COMPANY TO BE TAXED AS A
CORPORATION

  The Company will be taxed as a corporation if it fails to qualify as a REIT. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1997. Although management of the Company believes that it will be organized and will operate in such a manner, no assurance can be given that it will so qualify or that it will continue to qualify in the future. In this regard, the Company has received an opinion of Goodwin, Procter & Hoar llp, tax counsel to the Company ("Tax Counsel"), to the effect that, commencing with its taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company's proposed manner of operation, including the lease of the Hotel Properties and Garage Properties, will enable it to meet the requirements for taxation as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. However, the Company is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to qualify as a REIT. The opinion of Tax Counsel is not binding on the Internal Revenue Service (the "IRS") or the courts.

  If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available for distribution to stockholders. In addition, the Company would no longer be required to make distributions to shareholders. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Consequences-- Requirements for Qualification."

  To qualify as a REIT the Company will need to maintain a certain level of distributions. To obtain and maintain its status as a REIT for federal income tax purposes, the Company generally will be required each year to distribute to its stockholders at least 95% of its taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such calendar year, 95% of its capital gain net income for the calendar year and any amount of such income that was not distributed in prior years. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid. It is also possible that the Company could realize income, such as income from cancellation of indebtedness, which is not accompanied by cash proceeds. Furthermore, the Company's depreciation deductions with respect to the Properties acquired by the Operating Partnership by contribution from or merger with the Property Partnership may be less than if the Company had acquired its interests in the Properties directly for cash. In any such event, the Company could have taxable income in excess of cash available for distribution. In such circumstances, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Consequences--Requirements for Qualification."

  The Company intends to make distributions to stockholders sufficient to comply with the 95% distribution requirement and to avoid the 4% nondeductible excise tax described above. No assurances can be given, however, that the Company will satisfy these requirements.

  Other Tax Liabilities. Even if it qualifies as a REIT for federal income tax purposes, the Company may, and certain of its subsidiaries will, be subject to certain federal, state and local taxes on their income and property. See "Federal Income Tax Consequences--State and Local Tax."

THE ABILITY OF STOCKHOLDERS TO CONTROL THE POLICIES OF THE COMPANY AND EFFECT A CHANGE OF CONTROL OF THE COMPANY IS LIMITED

  Stockholder approval is not required to change policies of the Company. The Company's operating and financial policies, including its policies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions, will be determined by the Company's Board of Directors. Accordingly, stockholders will have little direct control over the Company's policies.

  Stockholder approval is not required to engage in investment activity. In the future, the Company expects to acquire additional real estate assets pursuant to its investment strategies and consistent with its investment policies. See "Business and Growth Strategies--Growth Strategies--External Growth" and "Policies with Respect to Certain Activities--Investment Policies." The stockholders of the Company will generally not be entitled to receive historical financial statements regarding, or to vote on, any such acquisition and, instead, will be required to rely entirely on the decisions of management (although in the case of acquisitions that are material, the Company will, as required by federal securities law, provide financial information regarding the acquisition in public filings.)

  Stock ownership limit in the Certificate could inhibit changes in control. In order to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). See "Federal Income Tax Consequences--Requirements for Qualification." In order to facilitate maintenance of its qualification as a REIT for federal income tax purposes, and to otherwise address concerns relating to concentration of capital stock ownership, the Company generally has prohibited ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder (which does not include certain pension plans or mutual funds) of more than 6.6% of the issued and outstanding shares of the Company's Common Stock (the "Ownership Limit"). The Board of Directors may waive or modify the Ownership Limit with respect to one or more persons if it is satisfied, based upon the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Company's status as a REIT for federal income tax purposes. Notwithstanding the above, the Company's Certificate provides that each of Messrs. Zuckerman and Linde, along with certain family members and affiliates of each of Messrs. Zuckerman and Linde, respectively, as well as, in general, pension plans and mutual funds, may actually and beneficially own up to 15% of the outstanding shares of Common Stock. The Ownership Limit may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction.

  Provisions in the Certificate and Bylaws and in the Operating Partnership Agreement could prevent acquisitions and changes in control. Certain provisions of the Company's Certificate and Bylaws (the "Bylaws") and of the Operating Partnership Agreement may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of impeding a change in control of the Company under circumstances that could otherwise provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. The Ownership Limit described in the preceding paragraph also may have the effect of precluding acquisition of control of the Company even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. In addition, the Board of Directors has been divided into three classes, the initial terms of which expire in 1998, 1999 and 2000, with directors of a given class chosen for three-year terms upon expiration of the terms of the members of that class. The staggered terms of the members of the Board of Directors may adversely affect the stockholders' ability to effect a change in control of the Company, even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. See "Management-- Directors and Executive Officers." The Certificate authorizes the Board of Directors to issue shares of preferred stock ("Preferred Stock") in series and to establish the rights and preferences of any series of Preferred Stock so issued. See "Description of Capital Stock--Preferred Stock" and "Certain Provisions of Delaware Law and the Company's Certificate and Bylaws--The Board of Directors." The issuance of Preferred Stock also could have the effect of delaying or preventing a change in control of the Company, even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. No shares of Preferred Stock will be issued or outstanding immediately subsequent to the Offering and the Company has no present intention to issue any such shares. Prior to the completion of the Offering, the Company will authorize the issuance of a series of preferred stock in connection with the adoption of a shareholder rights plan. See "Description of Capital Stock--Shareholder Rights Agreement."

  The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding at least 75% of the OP Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of OP Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as general partner first conducts a vote of holders of OP Units (including the Company) on the matter, (ii) the Company votes the OP Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote, and (iii) the result of such vote of the OP Unit holders (including the proportionate vote of the Company's OP Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Certificate of Incorporation, may be prohibited from engaging in a proposed business combination.

  Shareholder Rights Agreement could inhibit changes in control. The Company has adopted a Shareholder Rights Agreement. Under the terms of the Shareholder Rights Agreement, in general, if a person or group acquires more than 15% of the outstanding shares of Common Stock (an "Acquiring Person"), all other Stockholders will have the right to purchase securities from the Company at a discount to such securities' fair market value, thus causing substantial dilution to the Acquiring Person. The Shareholder Rights Agreement may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. In addition, since the Board of Directors of the Company can prevent the Shareholder Rights Agreement from operating in the event the Board approves of an Acquiring Person, the Shareholder Rights Agreement gives the Board significant discretion over whether a potential acquiror's efforts to acquire a large interest in the Company will be successful. Because the Shareholder Rights Agreement contains provisions that are designed to assure that Messrs. Zuckerman and Linde and their affiliates will never, alone, be considered a group that is an Acquiring Person, and because the Shareholder Rights Agreement contains provisions to assure that persons with an interest in the Operating Partnership at the completion of the Offering can maintain their percentage interest in the Company (assuming exchange of all OP Units for Common Stock) without becoming an Acquiring Person, the Shareholder Rights Agreement provides Messrs. Zuckerman and Linde with certain advantages under the Shareholder Rights Agreement that are not available to other stockholders. See "Description of Capital Stock--Shareholder Rights Agreement."

  Certain provisions of Delaware law could inhibit acquisitions and changes in control. Certain provisions of the Delaware General Corporation Law (the "DGCL") also may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of impeding a change in control of the Company under circumstances that otherwise could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. See "Certain Provisions of Delaware Law and the Company's Certificate and Bylaws."

  Provisions of debt instruments. Certain provisions of agreements relating to indebtedness on the 599 Lexington Avenue and Bedford Business Park Properties provide that it is a default thereunder if Messrs. Zuckerman or Linde cease to serve as a director of the Company or to control the management of one of such Properties.

THE COMPANY'S INITIAL PAYOUT RATIO WILL BE 99.3% FOR THE TWELVE MONTHS ENDING MARCH 31, 1998

  The Company's estimated initial annual distributions will represent 99.3% of the Company's estimated cash available for distribution for the twelve months ending March 31, 1998. Accordingly, if the Company fails to achieve its expected operating results, the Company's ability to pay its estimated initial annual distribution of $1.62 per share to stockholders out of cash available for distribution could be adversely affected. If the Company is unable to pay such distribution out of cash available for distribution, the Company could be required to draw down under the Unsecured Line of Credit to provide funds for such distribution, or to reduce the amount of such distribution.

LACK OF A PRIOR MARKET, INTEREST RATES, EQUITY MARKET CONDITIONS, AND SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY IMPACT THE TRADING PRICE OF THE COMMON STOCK

  There was no prior market for the Common Stock. Prior to the completion of the Offering, there will have been no public market for shares of Common Stock. Although the Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, there can be no assurance that an active trading market will develop. In addition, the initial public offering price was determined by negotiations between the Company and the Representative of the Underwriters and, therefore, may not be indicative of the market price for shares after the Offering. See "Underwriting."

  Interest rates and trading levels of equity markets could change. One of the factors that may be expected to influence the prevailing market price of the Common Stock is the annual yield on the stock price from distributions by the Company. Accordingly, an increase in market interest rates may lead purchasers of shares of Common Stock in the secondary market to demand a higher annual yield, which could adversely affect the market price of the Common Stock. In addition, the market price of the Common Stock could be adversely affected by changes in general market conditions or fluctuations in the market for equity securities in general or REIT securities in particular. Moreover, in the future, numerous other factors, including governmental regulatory actions and proposed or actual modifications in the tax laws, could have a significant impact on the market price of the Common Stock.

  Availability of shares for future sale could adversely affect the market price. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock. Messrs. Zuckerman and Linde will own an aggregate of 15,972,611 shares of Common Stock and OP Units at the completion of the Offering. In addition, executive officers of the Company other than Messrs. Zuckerman and Linde will receive an aggregate of 1,186,298 OP Units in connection with the Formation Transactions. OP Units may, following a period of fourteen months after completion of the Offering, be exchanged for cash or, at the option of the Company, for shares of Common Stock on a one-for-one basis. See "Structure and Formation of the Company--Formation Transactions" and "Operating Partnership Agreement--Redemption of OP Units." Messrs. Zuckerman and Linde and the other executive and senior officers of the Company have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Stock for a period of two years (one year in the case of senior officers who are not executive officers) after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. At the conclusion of the two year restriction period (or earlier with the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.), all shares of Common Stock owned by Messrs. Zuckerman and Linde and such other individuals, including shares of Common Stock acquired in exchange for OP Units, may be sold in the public market pursuant to registration rights or any available exemptions from registration. See "Shares Available for Future Sale." In addition, up to 4,754,750 shares of Common Stock will be reserved for issuance pursuant to the Company's Stock Option Plan. Shares of Common Stock purchased pursuant to options granted under the Stock Option Plan will generally be available for sale in the public market. See "Management--Stock Option Plan" and "Shares Available for Future Sale." No prediction can be made as to the effect of future sales of Common Stock on the market price of shares of Common Stock.

PURCHASERS OF COMMON STOCK IN THE OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL BOOK VALUE DILUTION

  Purchasers of Common Stock in the Offering will experience immediate dilution of approximately $22.27 per share in the net tangible book value per share of the Common Stock so purchased. Similarly, Messrs. Zuckerman and Linde, the sole stockholders of the Company prior to the Offering, will experience an immediate increase of approximately $35.15 per share in the value of their shares of Common Stock. See "Dilution."

                                  THE COMPANY

                                    GENERAL

  The Company has been formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company is one of the largest owners and developers of office properties in the United States, with a significant presence in six submarkets in Greater Boston, five submarkets in Greater Washington, D.C. and the Park Avenue submarket of midtown Manhattan. The Company believes that it has created significant value in its properties by developing well located properties that meet the demands of today's office tenants, redeveloping underperforming assets, and improving the management of under-managed assets it has acquired. Following the Offering, Messrs. Zuckerman and Linde will beneficially own in the aggregate a 31.9% economic interest in the Company and the other senior officers of the Company will beneficially own in the aggregate a 2.4% economic interest in the Company. Messrs. Zuckerman and Linde have agreed that, while they serve as directors or officers of the Company (but in any event for a minimum of three years), the Company will be the exclusive entity through which they develop or acquire commercial properties. See "Management--Employment and Noncompetition Agreements." The Company expects to qualify as a REIT for federal income tax purposes for the year ending December 31, 1997. See "Federal Income Tax Consequences--Federal Income Taxation of the Company."

  Upon the completion of the Offering, the Company, through its subsidiaries, will own a portfolio of 75 commercial real estate properties aggregating approximately 11.0 million square feet, 89% of which was (or is being) developed or substantially redeveloped by the Company. The Company will own a 100% fee interest in 61 of the Properties that account for 98% of the Company's rental revenues. The Properties consist of 63 Office Properties with approximately 7.8 million net rentable square feet, including seven Office Properties currently under development or redevelopment totaling approximately 810,000 net rentable square feet and one Property under contract to purchase totaling approximately 170,000 net rentable square feet, which have approximately 1.3 million square feet of structured parking for 4,222 vehicles; nine Industrial Properties with approximately 925,000 net rentable square feet; two hotels totaling 833 rooms and approximately 750,000 square feet and a 1,170 space parking garage with approximately 330,000 additional square feet. The Company will also own, have under contract or have options to acquire six undeveloped parcels of land totaling 47.4 acres, located primarily in Greater Boston and Greater Washington, D.C., which will support approximately 1.0 million square feet of development.

  The Properties are primarily located in twelve submarkets, including six submarkets in Greater Boston (the East Cambridge, Route 128 Northwest, Route 128/Massachusetts Turnpike, Route 128 Southwest, Route 128 South, and Boston submarkets), five submarkets in Greater Washington, D.C. (the Southwest Washington, D.C., West End Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia and Prince George's County, Maryland submarkets) and midtown Manhattan (the Park Avenue submarket). The Company's single largest Property, with approximately 1.0 million net rentable square feet, is an Office Property located in midtown Manhattan.

  As of December 31, 1996, the Office Properties (excluding the Development Properties) and the Industrial Properties had an occupancy rate of 94% and the completed Hotel Properties had an average occupancy rate for the year ended December 31, 1996 of 84%. Leases with respect to 10.3%, 10.9% and 7.0% of the leased square footage of the Office and Industrial Properties expire in 1997, 1998 and 1999, respectively.

  The Company has developed or substantially redeveloped 56 of the Properties which total approximately 9.9 million square feet or 89% of the aggregate square feet of all of the Properties. The Company currently manages all of the Properties except the Hotel Properties, which are managed by Marriott International, Inc., the Garage Property, and parking garages that are a part of certain of the Office Properties. The Company has long-established, full-service offices in each of its three major market areas and achieves efficiencies of scale by operating a centralized financial control and data center at its Boston headquarters that is responsible for processing of all operating budgets, billing and payments for all of its completed and development properties.

As a result, the Company believes that it has the capacity to substantially increase the number of properties it owns and manages without proportional increases in overhead costs.

  The Company believes it has superior access to potential development and acquisition opportunities by virtue of its long-standing reputation and relationships, both nationally and in its primary markets, with brokers, tenants, financial institutions, development agencies, and contractors. The Company intends to utilize its experience with, and understanding of, the development and management of a range of commercial property types to opportunistically pursue developments and acquisitions within its existing and new markets. The Company's extensive development experience includes suburban and downtown office buildings, downtown hotels, mixed-use projects, R&D and research laboratory buildings, suburban office/flex buildings, suburban office and industrial parks, warehouse and distribution buildings, and special purpose facilities, as well as both new construction and substantial renovation for re-use or repositioning. The properties that the Company has developed have won numerous awards.

  The Company believes that the Properties are well positioned to provide a base for continued growth. The Office and Industrial Properties are leased to high quality tenants and located in submarkets with low vacancy rates and rising rents. With the value added by the Company's in-house marketing, leasing, tenant construction and property management programs, the Properties have historically enjoyed high occupancy rates and efficient re-leasing of vacated space.

  The Company believes that its capacity for growth will be enhanced by combining its experienced personnel, established market position and relationships, hands-on approach to development and management, substantial portfolio of existing properties and buildings under development, and existing acquisition opportunities with the advantages that will be available to it in its new status as a public company. These advantages include improved access to debt and equity financing and the ability to acquire properties and sites through the issuance of stock and OP Units, which can be of particular value to potential tax-sensitive sellers. The Company also believes that because of its size and reputation it will be a desirable buyer for those institutions or individuals wishing to sell individual properties or portfolios of properties in exchange for an equity position in a public real estate company.

  The Company will continue to supplement its revenues, leverage the experience of its personnel and strengthen its market position by providing comprehensive, project level development and management services on a selective basis to private sector companies and government agencies. Between 1989 and 1996, the Company completed eight third-party development projects comprising approximately 2.4 million net rentable square feet. In addition to enhancing revenues without significantly increasing overhead the Company has achieved significant recognition and experience through this work, which has led to enhanced opportunities for the Company to obtain build-to-suit development projects.

  Concurrently with the completion of the Offering, the Company expects to have in effect a three-year $300 million unsecured revolving line of credit (the "Unsecured Line of Credit") led by BankBoston, N.A. (the "Line of Credit Bank"), as agent. The Company intends to use the Unsecured Line of Credit principally to fund growth opportunities and for working capital purposes. See "Unsecured Line of Credit."

  The Company intends to make regular quarterly distributions to its stockholders, beginning with a distribution for the period commencing on the completion of the Offering and ending on September 30, 1997.

  The Company is a full-service real estate company, with substantial in-house expertise and resources in acquisitions, development, financing, construction management, property management, marketing, leasing, accounting, and legal services. As of March 31, 1997 the Company had 284 employees, including 87 professionals involved in acquisitions, development, finance and legal matters. The Company's 16 senior officers, together with Mr. Zuckerman, Chairman of the Board, have an average of 24 years experience in the real estate industry and an average of 16 years tenure with the Company.

                                    HISTORY

  The Company was founded in Boston, Massachusetts in 1970 by Messrs. Zuckerman and Linde to acquire and develop first-class commercial real estate for long-term ownership and management. Over its 27 year history, the Company has established a successful record of focusing on submarkets where the Company can achieve leadership positions. The following paragraphs describe the Company's development and evolution.

 Growth in Boston

  In the early 1970's, Messrs. Zuckerman and Linde identified the area of suburban Boston along Route 128 as ready for the development of modern office buildings, and they selected the quadrant west/northwest of Boston between the Massachusetts Turnpike and US 93 as the most desirable area in which to concentrate their efforts. Between 1978 and 1988, the Company acquired 13 key sites in that area, and completed development of 17 office buildings on those sites, containing more than 2.0 million net rentable square feet. The Company built on its growing reputation for quality development in the Boston area by successfully competing for control of sites available through public competitions. During this period, the Company was awarded hotel development rights on the Boston Harbor waterfront where it developed the 402 room Long Wharf Marriott(R) Hotel. The Company was also selected by the Cambridge Redevelopment Authority to be the developer of the 24 acre "Cambridge Center" site adjacent to the Massachusetts Institute of Technology ("MIT"), where it has completed development of ten buildings totaling over 1.7 million square feet and still controls substantial additional development rights. In total for Greater Boston, the Company has developed, acquired or redeveloped, for its own account or for third parties, 41 buildings containing approximately
5.0 million square feet, of which the Company still owns approximately 3.7 million square feet.

 Expansion to Washington, D.C. and its Suburban Markets

  The Company opened its Washington, D.C. regional office in November 1979 to pursue development and acquisitions and to provide real estate development services in Greater Washington, D.C., including the Northern Virginia and suburban Maryland real estate markets. Within this region, the Company has concentrated its efforts in those submarkets that it believes to be the strongest, including Southwest Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia and Prince George's County, Maryland. The Company's first project in the Greater Washington, D.C. market was Capital Gallery, a 400,000 square foot Class A, multi-tenant office building that the Company completed in 1981. During the past 17 years, the Company, for its own account and for third parties, has developed 30 buildings in Greater Washington, D.C., totaling approximately 5.75 million square feet. The Company continues to own 21 of these properties consisting of approximately 3.5 million square feet.

 Expansion to Midtown Manhattan

  In the early 1980's, Messrs. Zuckerman and Linde decided to explore opportunities to expand the Company's operations to New York City and focused on midtown Manhattan as desirable for new development. The Company identified a key block-front site at 599 Lexington Avenue (immediately south of Citicorp Center), structured an acquisition responsive to the particular needs of the site's owner, and obtained all necessary public approvals within 11 months of acquiring the site. Based on the Company's assessment of the strengths of the site and the building design (including larger floors than were generally available in the market area), the Company proceeded in 1984 with construction of a 1.0 million net rentable square foot office tower. The building, which the Company still owns, has had an occupancy rate in excess of 97% for the past seven years. The building has continued to command premium rents within its submarket.

 Response to Market Conditions

  In the mid-1980's the Company was designated as the developer of a project in New York City in a joint venture with a national financial institution, which intended to occupy a major portion of the leasable square footage associated with the development. This institution withdrew from the project due to changing economic circumstances and subsequently the Company withdrew due to market conditions that made the project infeasible without a major tenant precommitment. In the late 1980's, in response to market conditions, the Company decided not to undertake any new speculative development or land or property acquisitions based on its assessment of a growing oversupply and weakening real estate fundamentals in the markets in which it operated. The Company was able to continue to prosper by operating the portfolio of properties it had acquired and developed since 1970, by finding opportunities for build-to-suit development, and by expanding the scope of its third-party development management activities. Between 1989 and 1996, the Company completed eight third party development projects on a fee basis, including major projects for the Architect of the Capitol, the Health Care Financing Administration, the New York Daily News, Beth Israel Hospital and Medical Information Technology. The Company is currently the development manager on projects for, among others, the National Institutes of Health and Acacia Mutual Life Insurance Company in Washington, D.C., the United States Postal Service in New York City and Boston and the Hyatt Development Corporation in Boston.

 Recent Activities

  Recently, the Company began to more aggressively pursue potential new development and acquisition opportunities and has increased its development and acquisition activity. Currently, the Company is developing seven properties, totaling approximately 810,000 square feet, located in Greater Boston and Fairfax County, Virginia (consisting of five Office Properties that will be 100% owned by the Company and two Office Properties in which the Company will own a 25% interest). In 1996, in response to significant unsatisfied tenant demand, the Company decided to begin construction of the first new Class A speculative office building to be built in the 1990's along Route 128 in suburban Boston. This 102,000 square foot building, to be completed in the fall of 1997, is now pre-leased in its entirety to MediaOne of Delaware, Inc., formerly Continental Cablevision, Inc. In addition, in Springfield, Virginia, for pre-committed tenants, the Company is developing two buildings in its Virginia-95 Business Park. One of these buildings will be occupied by the United States Customs Service and the other will serve as the headquarters of Autometric, Inc. In Reston, Virginia, the Company is developing two Class A office buildings totaling 440,000 net rentable square feet. One of such buildings, with approximately 312,000 net rentable square feet, is 99% pre-leased to, and will serve as the headquarters of, BDM International. In 1996, the Company also acquired the two Sugarland buildings in Herndon, Virginia, which the Company is redeveloping. In the aggregate, these projects are more than 79% pre-committed to tenants. In addition, the Company is currently pursuing a number of proposed development projects. One such proposed project is the development of a 221 room Marriott(R) Residence Inn in Cambridge, Massachusetts on land with respect to which the Company currently holds development rights. A second proposed project, if consummated, will be a joint venture with Westbrook Real Estate Partners LLC ("Westbrook") for the development of an approximately 370,000 square foot office building in Reston, Virginia. The Company is currently in discussions with certain institutional investors to acquire certain of their portfolio properties, and is also pursuing other potential property and site acquisitions as well as build-to-suit opportunities in all of its major markets. There can be no assurances that the Company will ultimately acquire or develop any of such properties. In addition, on May 16, 1997 the Company entered into a purchase and sale agreement to acquire, for $21.7 million, Newport Office Park, a Class A office building in Quincy, Massachusetts with approximately 170,000 net rentable square feet.

                        BUSINESS AND GROWTH STRATEGIES

BUSINESS STRATEGY

  The Company's primary business objective is to maximize growth in net available cash for distribution and to enhance the value of its portfolio in order to maximize total return to stockholders. The Company's strategy to achieve this objective is: (i) to selectively acquire and develop properties in the Company's existing markets, adjacent suburban markets and in new markets that present favorable opportunities; (ii) to continue to maintain high lease renewal rates at rents that are at the high end of the markets in which the Properties are located, and to continue to achieve high room rates and occupancy rates in the Hotel Properties; and (iii) to selectively provide fee-based development consulting and project management services to third parties.

GROWTH STRATEGIES

 External Growth

  The Company believes that it is well positioned to realize significant growth through external asset development and acquisition. During its 27 year history, the Company has developed and acquired 107 properties for itself and third parties. The Company believes that this development experience and the Company's organizational depth positions the Company to continue to develop a range of property types, from single-story suburban properties to high-rise urban developments, within budget and on schedule. Other factors that contribute to the Company's competitive position include: (i) the significant increase in demand for new, high quality office and industrial space in the Company's core market areas; (ii) the Company's control of sites in its core markets that will support approximately 1.0 million square feet of new development through fee ownership, contract ownership, and joint venture relationships; (iii) the Company's reputation gained through the stability and strength of its existing portfolio of properties; (iv) the Company's relationships with leading national corporations and public institutions seeking new facilities and development services; (v) the Company's relationships with nationally recognized financial institutions that provide capital to the real estate industry; and (vi) the substantial amount of commercial real estate owned by domestic and foreign institutions, private investors, and corporations who are seeking to sell such assets in the Company's market areas.

  The Company has targeted four areas of development and acquisition as significant opportunities to execute the Company's external growth strategy:

    Acquire Land for Development. The Company believes that development of well-positioned office buildings and R&D properties is currently or will be justified in many of the submarkets in which the Company has a presence. The Company believes in acquiring land in response to market conditions that allow for the development of such land in the relatively near term. Over its 27 year history, the Company has established a successful record of carefully timing land acquisitions in submarkets where the Company can become one of the market leaders in establishing rent and other business terms. The Company believes that there are opportunities in its existing and other markets to acquire land with development potential at key locations in markets which are experiencing growth.

    In the past, the Company has been particularly successful at acquiring sites or options to purchase sites that need governmental approvals before the commencement of development. Because of the Company's development expertise, knowledge of the governmental approval process and reputation for quality development with local government approval bodies, the Company generally has been able to secure the permits necessary to allow development, thereby enabling the Company to profit from the increase in their value once the necessary permits have been obtained.

    In accordance with its belief that future development will provide significant growth opportunities, the Company controls several major parcels of land in its core submarkets which are positioned for near term development. These sites are either (i) owned outright by the Company, (ii) subject to options at prices that the Company believes are less than the value of the land once developed, or (iii) owned by a third party with whom the Company has established a joint venture relationship with respect to such site.

    In the Company's Virginia-95 Business Park in Springfield, Virginia, the Company is developing for pre-committed tenants two office buildings on land that is owned by the Company. These buildings, an 80,514 net rentable square foot two-story office building (with expansion potential for another 40,000 square feet) that, when completed, will serve as the headquarters of Autometric, Inc., and a 75,756 net rentable square foot expansion of the U.S. Customs Service Data Center currently in the Company's Virginia-95 Business Park, are both on schedule to be delivered by the end of 1997. In addition, the Virginia-95 Business Park has the potential for an additional 130,000 square feet of development, including the possible expansion of the Autometric, Inc. building.

    The Company has entered into a joint venture with Westbrook, a major investment fund that owns the Mobil Land Corporation national portfolio including Reston Town Center, which is currently zoned for the development of several office buildings in Reston, Virginia. The Company's first joint venture with Westbrook is for the construction of a two-building, 440,000 square foot project. BDM International has committed to lease the first 309,000 square feet. BDM International occupancy is expected in February 1999.

    In addition, the Company is pursuing a number of proposed development projects. One such project is the proposed development of a 221-room Marriott(R) Residence Inn on a parcel of land in the Company's Cambridge Center development. Subject to the Company receiving the necessary zoning and other regulatory approvals, and certain other business matters, the Company expects to begin construction of this hotel in the third quarter of 1997. In addition, the Company is currently negotiating a second joint venture with Westbrook. This joint venture, if consummated, will be for the construction of a 370,000 square foot office building, of which 60% is pre-committed to Andersen Consulting. No assurances can be given that the Company will ultimately develop either of such properties. The Company expects that its relationship with Westbrook will continue, resulting in additional joint venture arrangements. The Reston market is one of the most active areas of expansion for the rapidly growing Northern Virginia computer technology and telecommunications industries. See "Business and Properties--Proposed Developments."

    The Company believes that, in many cases, land owners with limited development expertise and/or limited financial resources wish to align their property with an experienced, stable development team who can secure financing and lead tenants. The Company has historically been very successful at securing lead tenants and favorable financing terms for its major projects, and therefore is routinely sought as a joint venture partner. Examples of the Company's successful joint ventures with land owners include One and Two Independence Square in Southwest Washington, D.C., which are the headquarters for the Office of the Comptroller of the Currency and the National Aeronautics and Space Administration, respectively, and the United States International Trade Commission Building, which is the headquarters of the United States International Trade Commission.

    Acquire Existing Underperforming Assets. The Company has actively pursued and continues to pursue opportunities to acquire existing buildings that, while currently generating income, are either underperforming the market due to poor management or are currently leased below market with anticipated roll-over of space. These opportunities may include the acquisition of entire portfolios of properties. The Company believes that because of its in-depth market knowledge and development experience in each market in which it currently operates, its national reputation with brokers, financial institutions and others involved in the real estate market and its access to competitively-priced capital, the Company is well-positioned to identify and acquire existing, underperforming properties for competitive prices and to add significant additional value to such properties through its effective marketing strategies and responsive property management program.

    The Company's development capabilities enable the Company to purchase properties that have significant redevelopment potential, and to redevelop and re-position such properties in the market. Examples of the Company's implementation of this strategy include the Company's redevelopment of a 160,000 square foot office building at 191 Spring Street in Lexington, Massachusetts in 1995. The Company acquired the property on a sale and short-term leaseback. When the existing tenant vacated, the Company redeveloped the property, adding a new facade, elevator and stair tower and creating an atrium, and leased the property in its entirety as first-class office space to The Stride Rite Corporation for its corporate headquarters.

    Another example of the Company's implementation of this strategy was the acquisition of the Sugarland Office Park in Herndon, Virginia. After the major tenant of this two-building, 112,118 square foot, single story office project moved out, the institutional owner decided to sell the property rather than undertake a redevelopment or remarketing effort. The property was substantially vacant when the Company acquired it in November of 1996. As of May 22, 1997, 72% of the available space was committed to new tenants.

    Similarly, the Company has been successful at acquiring properties that have more land available for development. When the Company acquired Bedford Business Park in Bedford, Massachusetts, the property had 203,000 square feet of buildings. The Company used additional zoning capacity to build an additional 270,000 square feet on the site.

    Acquire Assets from Institutions or Individuals. The Company believes that due to its size, management strength and reputation it will be in an advantageous position to acquire portfolios of assets or individual properties from institutions or individuals seeking to convert their ownership on a property level basis to the ownership of equity in a diversified real estate operating company that offers liquidity through access to the public equity markets. In addition, the Company may pursue mergers with and acquisitions of compatible real estate firms. The ability to offer OP Units to sellers who would otherwise recognize a gain upon a sale of assets for cash or Common Stock may facilitate this type of transaction on a tax-efficient basis. The Company is currently in discussions with certain institutional investors to acquire certain of their portfolio properties, but no assurances can be given that the Company will purchase any of such properties.

    Provide Third-Party Development Management Services. While the primary objective of the Company has been, and will continue to be, the development and acquisition of quality, income producing buildings to be held for long term ownership, a select amount of comprehensive project-level development management services for third parties will be an element of the continued growth and strategy of the Company. The Company believes that third-party development projects permit the Company to: (i) create relationships with major institutions and corporations that lead to new development opportunities; (ii) continue to enhance the Company's reputation in its core markets; (iii) create opportunities to enter new markets; and (iv) leverage its operating overhead.

    The Company's previous third-party development management projects include the Thurgood Marshall Federal Judiciary Building in Washington, D.C. and the Health Care Financing Administration Building in Woodlawn, Maryland, laboratory facilities for Biogen and Beth Israel Hospital in Cambridge and Boston, Massachusetts, and the New York Daily News headquarters and printing plant in New York City and Jersey City, New Jersey, respectively. The high quality of the Company's development management projects is evidenced by the numerous awards bestowed upon the Federal Judiciary Building, the Health Care Financing Administration Building and the New York Daily News headquarters. Current third-party development management projects that the Company is engaged in include the development of a new $330 million Clinical Research Center for the National Institutes of Health, the redevelopment of 90 Church Street in New York City for the U.S. Postal Service, and the redevelopment of the Acacia Mutual Life Insurance Company building in Washington, D.C. which has been leased in its entirety to the law firm of Jones, Day, Reavis, and Pogue.

 Internal Growth

  The Company believes that significant opportunities exist to increase cash flow from its existing Properties because they are high quality properties in desirable locations in submarkets that are experiencing rising rents, low vacancy rates and increasing demand for office and industrial space. In addition, the Company's Properties are in markets where supply is limited by the lack of available sites and the difficulty of receiving the necessary approvals for development on vacant land. The Company's strategy for maximizing the benefits from these opportunities is (i) to provide high quality property management services using its own employees in order to enhance tenant preferences for renewal, expansion and relocation in the Company's properties, and (ii) to achieve speed and transaction cost efficiency in replacing departing tenants through the use of in-house services for marketing, lease negotiation, and design and construction of tenant improvements. In addition, the Company believes that the Hotel Properties will add to the Company's internal growth because of their desirable locations in the downtown Boston and East Cambridge submarkets, which are experiencing high occupancy rates and continued growth in room rates, and their effective management by Marriott(R), which has achieved high guest satisfaction and limitations on increases in operating costs.

    Cultivate Existing Submarkets. In choosing locations for its properties, the Company has paid particular attention to transportation and commuting patterns, physical environment, adjacency to established business centers, proximity to sources of business growth and other local factors. Substantially all of the Company's square footage of Office Properties are located in twelve submarkets in Greater Boston, Greater Washington, D.C. and midtown Manhattan. In the Boston area, 622,511 net rentable square feet of Office Properties are located in the Company's mixed-use Cambridge Center development in the East Cambridge submarket, which is the largest and most important submarket of Cambridge, Massachusetts. An additional 1,818,743 net rentable square feet of Office Properties are located in two adjacent areas along the inner suburban circumferential highway, the Route 128/Massachusetts Turnpike and Route 128 Northwest submarkets, which are the strongest submarkets in the Boston suburbs in terms of rental and occupancy rates. In Greater Washington, D.C., 76.7% of the Company's 3,076,710 square feet of space in Class A office buildings is concentrated in the Southwest submarket, a strong market for quality government agency tenants and tenants in related services, and in its Democracy Center and Montvale Center projects in Montgomery County, Maryland. The Company's New York City property is at 599 Lexington Avenue, adjacent to Citicorp Center in the Park Avenue submarket of midtown Manhattan, which has historically been midtown Manhattan's strongest office location.

    These submarkets are experiencing increasing rents and as a result current market rates often exceed the rents being paid by current tenants in the Properties. The Company expects that leases expiring over the next three years will be renewed, or space relet, at higher rents. Leases with respect to 10.3%, 10.9% and 7.0% of the leased square footage of the Office and Industrial Properties expires in 1997, 1998 and 1999, respectively. The actual rental rates at which available space will be re-let will depend on prevailing market factors at the time. There can be no assurance that the Company will re-let such space at an increased, or even at the then current, rental rate.

    Directly Manage Properties to Maximize the Potential for Tenant Retention. The Company itself provides property management services, rather than contracting for this service, to achieve awareness of and responsiveness to tenant needs. The Company and the Properties also benefit from cost efficiencies produced by an experienced work force attentive to preventive maintenance and energy management and from the Company's continuing programs to assure that its property management personnel at all levels remain aware of their important role in tenant relations. The Company has long recognized that renewal of existing tenant leases, as opposed to tenant replacement, often provides the best operating results, because renewals minimize transaction costs associated with marketing, leasing and tenant improvements and avoid interruptions in rental income during periods of vacancy and renovation of space.

    Replace Tenants Quickly at Best Available Market Terms and Lowest Possible Transaction Costs. The Company believes that it has a competitive advantage in attracting new tenants and achieving rental rates at the higher end of its markets as a result of its well-located, well-designed and well-maintained properties, its reputation for high quality building services and responsiveness to tenants, and its ability to offer expansion and relocation alternatives within its submarkets. The Company's objective throughout this process is to obtain the highest possible rental terms and to achieve rent commencement for new tenancies as quickly as possible, and the Company believes that its use of in-house resources for marketing, leasing and tenant improvements continues to result in lower than average transaction costs.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated expenses of the Offering, are estimated to be approximately $730.9 million (approximately $841.3 million if the Underwriters' overallotment is exercised in full). The net proceeds of the Offering will be used by the Company as follows: (i) approximately $707.1 million to repay certain mortgage indebtedness secured by the Properties as set forth in the table below; (ii) approximately $6.9 million for related prepayment penalties; (iii) approximately $9.9 million to pay transfer taxes;
(iv) to establish a cash balance of approximately $5.5 million for working capital purposes; and (v) approximately $1.5 million to establish the Unsecured Line of Credit. In addition, approximately $57.7 million that will be drawn under the Unsecured Line of Credit upon the completion of the offering will be used as follows: (x) approximately $42.8 million will be used to repay notes due Messrs. Zuckerman and Linde (the "Development Loan") in respect of loans advanced by them to the entities that, prior to the Offering, own the Development Properties and certain parcels of land, to fund development of the Development Properties and the acquisition of such parcels of land (with interest on such refinanced amount to be capitalized during the period of development); and (y) approximately $14.9 million (net of $6.8 million of assumed debt) will be used to acquire the Newport Office Park property. The Company currently has no agreements or understandings to purchase any properties or interests therein other than the Properties and certain of the development parcels.

  The Development Loan will be repaid with a drawdown from the Unsecured Line of Credit concurrently with the closing of the Offering. In addition, the funds necessary to acquire Newport Office Park will be paid with a drawdown from the Unsecured Line of Credit at such time.

  If the Underwriters' overallotment option is exercised in full, the Company expects to use the additional net proceeds (which will be approximately $110.4 million) to repay indebtedness, acquire or develop additional properties, and for general corporate purposes.

  Pending application of cash proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT.

  If the public offering price per share of Common Stock in the Offering is below the mid-point of the range indicated on the cover of this Prospectus, any reduction in net proceeds to the Company from the Offering would be replaced, to the extent necessary, with additional indebtedness under the Unsecured Line of Credit.

  Certain information regarding the indebtedness to be repaid is set forth below:

           DEBT TO BE REPAID WITH A PORTION OF THE OFFERING PROCEEDS

                                                                     AMOUNT TO BE
PROPERTY                     MATURITY(1)            INTEREST RATE(1) REPAID(1)(2)
--------                  -----------------         ---------------- ------------
599 Lexington Avenue....  July 19, 2005                 8.000%       $185,000,000
Cambridge Center
 Marriott, One and Three
 Cambridge Center.......  June 30, 1997     LIBOR +     1.375(3)      125,000,000
Democracy Center........  July 24, 1998     LIBOR +     1.200(3)      109,500,000
Long Wharf Marriott(R)..  June 28, 1997     LIBOR +     0.700(3)       68,600,000
The U.S. International
 Trade Commission
 Building...............  July 11, 1998                 7.350          50,000,000
2300 N Street...........  August 3, 1998                9.170          34,000,000
Lexington Office Park...  June 30, 2001     LIBOR +     1.000(3)       15,176,028
Waltham Office Center...  October 1, 1997               9.500          11,389,018
Eleven Cambridge
 Center.................  October 1, 1997               9.500           8,318,626
7601 Boston Boulevard,
 Building Eight.........  August 15, 1997   LIBOR +     1.250(3)        8,160,000
10 and 20 Burlington
 Mall Road(4)...........  July 1, 2001                  8.330           8,000,000
8000 Grainger Court,
 Building Five..........  August 15, 1997   LIBOR +     1.250(3)        7,470,000
Fourteen Cambridge
 Center.................  March 24, 2001    LIBOR +     1.750(3)        6,699,820
7500 Boston Boulevard,
 Building Six...........  August 15, 1997   LIBOR +     1.250(3)        6,277,500
195 West Street.........  June 19, 1999     LIBOR +     1.750(3)        5,700,066
7600 Boston Boulevard,
 Building Nine..........  August 15, 1997   LIBOR +     1.250(3)        5,649,750
7435 Boston Boulevard,
 Building One...........  October 1, 1997               9.500           5,564,116
40-46 Harvard Street....  June 30, 2001     LIBOR +     1.000(3)        5,310,733
170 Tracer Lane.........  October 1, 1997               9.500           5,145,947
6201 Columbia Park Road,
 Building Two...........  August 15, 1997   LIBOR +     1.250(3)        4,896,000
8 Arlington Street......  June 30, 2001     LIBOR +     1.000(3)        4,552,058
32 Hartwell Avenue......  October 1, 1997               9.500           4,163,697
7374 Boston Boulevard,
 Building Four..........  October 1, 1997               9.500           3,567,569
2000 South Club Drive,
 Building Three.........  August 15, 1997   LIBOR +     1.250(3)        3,452,250
204 Second Avenue.......  October 1, 1997               9.500           3,286,902
25-33 Dartmouth Street..  October 1, 1997               9.500           3,249,633
1950 Stanford Court,
 Building One...........  August 15, 1997   LIBOR +     1.250(3)        2,594,500
7451 Boston Boulevard,
 Building Two...........  October 1, 1997               9.500           2,183,375
164 Lexington Road......  November 30, 2000             7.800           1,951,797
2391 West Winton
 Avenue.................  March 20, 2006                9.875           1,309,837
17 Hartwell Avenue......  October 1, 1997               9.500             912,845
                                                                     ------------
Total...................                                             $707,082,067
                                                                     ============

--------
(1) The Company estimates that the indebtedness to be repaid with a portion of the proceeds of the Offering will have a weighted average interest rate of approximately 7.50% and a weighted average maturity of approximately 3.1 years as of December 31, 1996. Repayment amounts assume that the indebtedness was repaid on June 1, 1997. Exact repayment amounts may differ due to amortization. Repayment amounts exclude prepayment penalties that aggregate approximately $6.9 million.
(2) Represents prepayment of principal only.
(3) 30 Day LIBOR of 5.6875% as of May 22, 1997 was used for calculation of the weighted average interest rate.
(4) Includes 91 Hartwell Avenue and 92 and 100 Hayden Avenue.

                                 DISTRIBUTIONS

  Subsequent to the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Stock. The Company intends to pay a pro rata distribution with respect to the period commencing on the completion of the Offering and ending on September 30, 1997 based upon $0.405 per share for a full quarter. On an annualized basis, this would be $1.62 per share, or an annual distribution rate of approximately 6.5% based on the initial public offering price per share of $25.00. The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. The following discussion and the information set forth in the table and footnotes below should be read together with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

  The Company's intended initial annual distribution is based on an estimate of the cash flow that will be available to it for distributions for the 12-month period following completion of the Offering. This estimate is based on pro forma cash flows provided by operations for the twelve months ended March 31, 1997, as adjusted for certain events and contractual commitments that are not reflected in the Company's historical or pro forma financial statements, but without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for development, acquisition and tenant improvement and leasing costs and (ii) financing activities for principal repayments and interest thereon (other than for existing indebtedness). The Company anticipates that, except as reflected in the table below and the notes thereto, investing and financing activities will not have a material effect on estimated cash available for distribution. The Company's estimated pro forma cash flows from operating activities determined in accordance with generally accepted accounting principles is substantially equivalent to estimated pro forma Funds from Operations, as adjusted for the items set forth in the table below. The calculation of adjustments to pro forma Funds from Operations is being made solely for the purpose of setting the initial distribution amount and is not intended to be a projection or prediction of the Company's actual results of operations nor is the methodology upon which such adjustments are made intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Directors. There can be no assurance that any distributions will be made nor that the expected level of distributions will be maintained by the Company.

  Future distributions by the Company will be at the discretion of the Board of Directors and will depend on a number of factors, including the amount of Cash Available for Distribution and the Operating Partnership's financial condition. Any decision by the Board of Directors to reinvest the Cash Available for Distribution rather than to distribute such funds to the Company will depend upon the Operating Partnership's capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements") and such other factors as the Board of Directors deems relevant. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

  The Company anticipates that its distributions will exceed earnings and profits for income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, approximately 25% (or $0.41 per share) of the distributions anticipated to be paid by the Company for the first twelve months subsequent to the Offering are expected to represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in his or her Common Stock. The nontaxable distributions will reduce the stockholder's tax basis in the Common Stock and, therefore, the gain (or loss) recognized on the sale of such Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of stockholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

  Federal income tax law requires that a REIT distribute annually at least 95% of its REIT taxable income. See "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements." The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on pro forma taxable income of the Operating Partnership for the twelve months ended December 31, 1996 as adjusted for certain items in the following table would have been approximately $38 million. The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Consequences."

  The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company expects to maintain its initial distribution rate for the twelve months subsequent to the Offering unless actual results of operations, economic conditions or other factors differ from the assumptions used in the estimate. The Company's actual results of operations will be affected by a number of factors, including the revenue received from the Properties, the operating expenses of the Company, interest expense, the ability of tenants of the Properties to meet their obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' overallotment option may affect the Cash Available for Distribution and the payout ratio of Cash Available for Distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.

  The following table describes the calculation of pro forma Funds from Operations for the twelve months ended March 31, 1997 and the adjustments made to pro forma Funds from Operations for the twelve months ended March 31, 1997 in estimating initial Cash Available for Distribution for the twelve months ending March 31, 1998 (amounts in thousands except share data, per share data, square footage data and percentages):

Pro forma Income before Minority Interests and Extraordinary Item for the year ended December 31, 1996....................................  $60,130
  Less: Non-recurring item--lease termination fee....................   (7,503)
  Less: Minority combined partnership's share of funds from
   operations........................................................     (479)
  Plus: Pro forma real estate depreciation and amortization for the
   year ended December 31, 1996......................................   36,334
                                                                       -------
Pro forma Funds from Operations for the year ended December 31, 1996
 (1).................................................................   88,482
  Less: Pro forma funds from operations for the three months ended
   March 31, 1996....................................................  (19,587)
  Plus: Pro forma funds from operations for the three months ended
   March 31, 1997....................................................   22,469
                                                                       -------
Pro forma Funds from Operations for the twelve months ended March 31,
 1997................................................................   91,364
  Net increases in contractual rent income (2).......................    5,195
  Provision for lease expirations, assuming no renewals (3)..........   (2,881)
  Net contractual income from leases signed from new developments
   (4)...............................................................      173
  Net effect of decrease in interest income and interest expense
   (5)...............................................................      (11)
                                                                       -------
Estimated adjusted pro forma Funds from Operations for the twelve
 months ending March 31, 1998........................................   93,840
  Net effect of straight-line rents (6)..............................      838
  Pro forma non-real estate amortization for the twelve months ended
   March 31, 1997 (7)................................................    2,087
Estimated pro forma Cash Flows from Operating Activities for the
 twelve months ending March 31, 1998.................................   96,765
  Scheduled mortgage loan principal payments (8).....................   (3,940)
  Estimated annual provision for tenant improvements and leasing
   commissions (9)...................................................   (5,996)
  Estimated annual provision for capital expenditures--office and
   industrial properties (10)........................................   (1,642)
  Estimated annual provision for capital expenditures--hotels (11)...   (3,557)
                                                                       -------
Estimated Cash Available for Distribution for the twelve months ending March 31, 1998...............................................  $81,630
                                                                       =======
  The Company's share of estimated Cash Available for Distribution
   (12)..............................................................  $55,427
                                                                       =======
  Minority interest's share of estimated Cash Available for
   Distribution......................................................  $26,203
                                                                       =======
Total estimated initial annual distributions.........................  $81,081
                                                                       =======
  Estimated initial annual distribution per share (13)...............  $  1.62
                                                                       =======
  Payout ratio based on estimated Cash Available for Distribution
   (14)..............................................................     99.3%
                                                                       =======

--------
(1) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Boston Properties Predecessor Group and the Company, Funds from Operations should be examined in conjunction with net income as presented in the combined financial statements and information included elsewhere in this Prospectus. Pro forma funds from operations for the three months ended March 31, 1997 and 1996 was calculated as follows:

                                                                 PRO FORMA
                                                               THREE MONTHS
                                                                ENDED MARCH
                                                                    31,
                                                               --------------
                                                                1997    1996
                                                               ------  ------
   Pro forma income before minority interest.................. 13,732  18,414
     Less: Non-recurring item--lease termination fee..........    --   (7,503)
     Less: Minority combined partnership share of funds from
      operations..............................................   (148)    (80)
     Plus: Pro forma real estate depreciation and
      amortizaton.............................................  8,885   8,756
                                                               ------  ------
   Pro forma funds from operations............................ 22,469  19,587
                                                               ======  ======

(2) Represents the net increases in contractual rental income net of expenses from new leases and renewals that were not in effect for the entire twelve-month period ended March 31, 1997 and new leases and renewals that went into effect between April 1, 1997 and May 23, 1997. Excludes the effect of the hotel net leases. See "Business and Properties--The Hotel Properties."
(3) Assumes no lease renewals or new leases (other than month-to-month leases) for leases expiring after March 31, 1997 unless a new or renewal lease has been entered into by May 23, 1997.

(4) Represents contractual rental revenue, net of operating expenses, to be collected during the twelve months ended March 31, 1998 from a current tenant at one of the seven Development Properties to be completed during 1997 that was occupied by such tenant as of June 1, 1997. Does not include rental revenues from three of the Development Properties to be completed during 1997. See "Business and Properties--The Development Properties."

(5) Reflects an estimated reduction in interest income of $872 for the year ending December 31, 1997 resulting from a decrease in the amount of cash to be held by the Company, partially offset by an estimated reduction in interest expense of $861.
(6) Represents the effect of adjusting straight-line rental revenue included in pro forma net income from the straight-line accrual basis to amounts currently being paid or due from tenants.
(7) Pro forma amortization of financing costs of $1,542 plus corporate depreciation of $545 for the twelve months ended March 31, 1997.
(8) Represents scheduled payments of mortgage loan principal due during the twelve months ending March 31, 1998.

(9) Reflects recurring tenant improvements and lease commissions anticipated for the year ending December 31, 1997 based on the weighted average tenant improvements and leasing commissions expenditures for renewed and retenanted space at the Properties incurred during 1992, 1993, 1994, 1995, and 1996, multiplied by the average annual number of square feet of leased space for which leases expire during the years ending December 31, 1997 through December 31, 2001. The weighted average annual per square foot cost of tenant improvements and leasing commissions expenditures is presented below:

                                            YEAR ENDED DECEMBER 31,
                                         ------------------------------ WEIGHTED
                                         1992  1993  1994  1995   1996  AVERAGE
                                         ----- ----- ----- ----- ------ --------
   Recurring Tenant improvements and
    lease commissions per square foot..  $6.74 $5.59 $6.51 $7.77 $10.25 $   7.67
   Average annual square feet for which
    leases expire during years ending
    December 31, 1997 through December
    31, 2001...........................                                  781,767
   Total estimated annual recurring
    capitalized tenant improvements and
    leasing commission.................                                 $  5,996

(10) For the twelve months ending March 31, 1998, the estimated cost of recurring building improvements and equipment upgrades and replacements (excluding costs of tenant improvements) at the Office and Industrial Properties is approximately $1,642 and is based on an annual estimated cost of $0.20 per square foot.
(11) Represents an estimate of $3,557 for funding of hotel escrow accounts for capital expenditures at the hotels. The amount is a percentage of hotel revenue. The average cost of historical capital expenditures at the hotels incurred during the years ended December 31, 1992 through December 31, 1996 is presented below.

                                         YEAR ENDED DECEMBER 31,
                                     -------------------------------- ANNUAL
                                      1992  1993  1994   1995   1996  AVERAGE
                                     ------ ---- ------ ------ ------ -------
   Hotel improvements, equipment
    upgrades and replacements....... $3,182 $836 $1,917 $4,420 $3,041 $2,679

  At December 31, 1996, reserve accounts for hotel improvements for both Properties aggregated $4,942. Pursuant to the Hotel Property management agreements, Marriott(R) has agreed to reserve 5% and 6% of the gross revenues of the Marriott(R) Long Wharf Hotel and the Cambridge Center Marriott(R), respectively, for hotel improvements, equipment upgrades and replacements.

(12) The Company's share of estimated Cash Available for Distribution and estimated initial annual cash distributions to stockholders of the Company is based on its approximate 67.9% aggregate partnership interest in the Operating Partnership.
(13) Based on a total of 33,983,541 shares of Common Stock to be outstanding after the Offering, consisting of 31,400,000 shares to be sold in the Offering, assuming no exercise of the Underwriters' overallotment option, and 2,583,541 additional shares owned by Messrs. Zuckerman and Linde after the Offering.

(14) Calculated as estimated initial annual distribution per share divided by the Company's share of estimated Cash Available for Distribution per share for the twelve months ending March 31, 1998. The payout ratio based on estimated adjusted pro forma Funds from Operations is 86.4%.

                                CAPITALIZATION

  The following table sets forth the combined historical capitalization of the Boston Properties Predecessor Group and the other assets to be acquired in the Formation Transactions and the pro forma combined capitalization of the Company as of March 31, 1997, as adjusted to give effect to the Formation Transactions, the Offering and the use of the net proceeds from the Offering and from the initial borrowing under the Unsecured Line of Credit as set forth under "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined historical financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                        COMBINED
                                                       HISTORICAL  AS ADJUSTED
                                                       ----------  -----------
                                                           (IN THOUSANDS)
Debt:
 Mortgage Notes, Notes payable to affiliate and
  Unsecured Line of Credit (1)........................ $1,446,645   $752,993(3)
Minority interest in Operating Partnership............        --      48,838
Stockholders' equity:
 Preferred Stock, $.01 par value, 50,000,000 shares
  authorized, none issued or outstanding..............        --         --
 Common Stock, $.01 par value, 250,000,000 shares
  authorized; 33,983,541 issued and outstanding on a
  pro forma basis (2).................................        --         340
 Additional Paid-in Capital...........................        --     102,963
 Owners' Equity (Deficiency)..........................   (575,694)       --
                                                       ----------   --------
  Total Stockholders' Equity (Deficiency).............   (575,694)   103,303
                                                       ----------   --------
   Total Capitalization............................... $  870,951   $905,134
                                                       ==========   ========

--------
(1) Mortgage notes payable are comprised of 44 loans at March 31, 1997, December 31, 1996 and 1995 each of which is collateralized by a building and related land included in real estate assets. The mortgage notes payable are generally due in monthly installments and mature at various dates through September 30, 2012. Interest rates on fixed rate mortgage notes payable aggregating $1,012,320, $1,013,361 and $929,226 at March 31, 1997, December 31, 1996 and 1995, respectively, range from 7.35% to 9.875% (averaging 8.18% at March 31, 1997 and December 31, 1996). Interest rates on variable rate mortgage notes payable aggregating $384,948, $385,985 and $446,546 at March 31, 1997, December 31, 1996 and 1995, respectively, range from 0.7% above the London Interbank Offered Rate ("LIBOR") 5.5% at March 31, 1997 and December 31, 1996 to 1.75% above the LIBOR rate.

  The interest rates related to the mortgage notes payable for three properties aggregating $610,313, $610,782 and $612,657 at March 31, 1997,
   December 31, 1996 and 1995, respectively, are subject to periodic scheduled rate increases. Interest expense for these mortgage notes payable is computed using the effective interest method. The impact of using this method increased interest expense $206 and $161 for the three months ended March 31, 1997 and 1996, respectively, and $644, $1,347 and $3,131 for the years ended December 31, 1996, 1995 and 1994, respectively. The cumulative liability related to these adjustments is $21,220, $21,013 and $20,369 at March 31, 1997, December 31, 1996 and 1995, respectively, and is included in mortgage notes payable.

  Combined aggregate principal maturities of mortgage notes payable at December 31, 1996 are as follows:

   1997................................................................ $334,784
   1998................................................................  219,748
   1999................................................................   11,315
   2000................................................................   48,040
   2001................................................................  153,148

  The extraordinary loss reflected in the statement of operations for the year ended December 31, 1996 resulted from a prepayment penalty upon the early principal repayment of a mortgage note payable.

  Certain mortgage notes payable are subject to prepayment penalties of varying amounts in the event of an early principal repayment.

(2) Includes shares of Common Stock to be issued in the Offering. Does not include (i) 16,066,459 shares of Common Stock that may be issued upon the exchange of OP Units issued in connection with the Formation Transactions, or (ii) 2,300,000 shares of Common Stock subject to options granted under the Company's Stock Option Plan.

(3) As adjusted Mortgage Notes and Unsecured Line of Credit consists of the pro forma Mortgage notes payable and Unsecured Line of Credit of $739,226 as of March 31, 1997 adjusted (i) for the effects of the drawdown on the Unsecured Line of Credit of $57,655 as of the Offering date less the $42,983 drawdown used for pro forma purposes, and (ii) to reflect anticipated principal amortization on the Mortgage Notes between March 31, 1997 and the Offering date.

                                   DILUTION

  At March 31, 1997, the Company had a net tangible book value of approximately $(600.8) million. After giving effect to (i) the sale of the shares of Common Stock offered hereby (at an assumed initial public offering price of $25.00 per share) and the receipt by the Company of approximately $730.9 million in net proceeds from the Offering, after deducting the underwriting discount and estimated Offering expenses, (ii) the repayment of approximately $708.4 million (at March 31, 1997) of indebtedness under mortgage debt, the Company's pro forma net tangible book value at March 31, 1997 would have been $85.8 million, or $2.73 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $35.15 per share to persons who held a direct or indirect interest in the assets of the Company prior to the Offering (the "Continuing Investors") and an immediate dilution in pro forma net tangible book value of $22.27 per share of Common Stock to new investors. The following table illustrates this dilution:

   Initial public offering price per share................           $25.00
     Deficiency in tangible book value per share prior to
      the Offering(1).....................................  $(32.42)
     Increase in net tangible book value per share
      attributable to the Offering(2).....................  $ 35.15
   Pro forma net tangible book value after the
    Offering(3)...........................................           $ 2.73
                                                            -------  ------
   Dilution in net tangible book value per share of Common
    Stock to new investors(4).............................           $22.27
                                                                     ======

--------
(1) Net tangible book value per share prior to the Offering is determined by dividing net tangible book value of the Company (based on the March 31, 1997 net book value of the assets less net book value of deferred financing and leasing costs to be contributed in connection with the Formation Transactions, net of liabilities to be assumed) by the number of shares of Common Stock held by, or issuable upon the exchange of all OP Units to be issued to, the Continuing Investors.
(2) Based on the assumed initial public offering price of $25.00 per share of Common Stock and after deducting Underwriters' discounts and commissions and estimated Offering expenses.
(3) Based on total pro forma net tangible book value of $85.8 million divided by the total number of shares of Common Stock. There is no impact on dilution attributable to the issuance of Common Stock in exchange for OP Units to be issued to the Continuing Investors since such OP Units would be exchanged for Common Stock on a one-for-one basis.
(4) Dilution is determined by subtracting net tangible book value per share of Common Stock after the Offering from the initial public offering price of $25.00 per share of Common Stock.

  The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of shares of Common Stock to be sold by the Company in the Offering and the number of OP Units to be issued to the Continuing Investors in connection with the Formation Transactions, the net tangible book value as of March 31, 1997 of the assets contributed in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.

                                              CASH/BOOK VALUE OF
                           COMMON STOCK/        TO THE COMPANY       PURCHASE PRICE/BOOK
                          OP UNITS ISSUED      CONTRIBUTIONS(1)         VALUE OF AVG.
                         -----------------   ---------------------     CONTRIBUTION
                         SHARES    PERCENT       $         PERCENT     PER SHARE/UNIT
                         ------    -------   -----------  --------   -------------------
                         (IN THOUSANDS, EXCEPT PERCENTAGES)
New Investors in the
 Offering...............    31,400       63% $   730,938      579%         $ 25.00(2)
Common Stock held by
 Continuing Investors...     2,584        5%     (83,772)     (66)%        $(32.42)
OP Units issued to
 Continuing Investors...    16,066       32%    (520,849)    (413)%        $(32.42)
                         ---------   ------  -----------   ------
  Total.................    50,050      100% $   126,317      100%
                         =========   ======  ===========   ======

--------
(1) Based on the December 31, 1996 net book value of the assets less net book value of deferred financing and leasing costs to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.
(2) Before deducting the underwriting discount and estimated expenses of the Offering.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Boston Properties Predecessor Group. The following selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

  The combined historical balance sheets as of December 31, 1996 and 1995 and combined historical statements of operations for the years ended December 31, 1996, 1995 and 1994 of the Boston Properties Predecessor Group have been derived from the historical combined financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus.

  The selected financial data at March 31, 1997 and for the three months ended March 31, 1997 and March 31, 1996 are derived from unaudited financial statements. The unaudited financial information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for fair presentation of the combined financial position and results of operations for these periods. Combined operating results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the entire year ended December 31, 1997.

  Unaudited pro forma adjustments and operating information for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the completion of the Offering and the Formation Transactions occurred at January 1, 1997 and 1996, respectively, and the effect thereof was carried forward through the three month period ended March 31, 1997 and the year ended December 31, 1996, respectively (e.g., certain debt was repaid and no related interest expense thereafter incurred). By necessity, such pro forma operating information incorporates certain assumptions which are described in the notes to the Pro Forma Condensed Consolidated Statements of Operations included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on March 31, 1997.

  The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

      THE COMPANY (PRO FORMA) AND THE BOSTON PROPERTIES PREDECESSOR GROUP
                                 (HISTORICAL)

                                  THREE MONTHS
                                 ENDED MARCH 31,                              YEAR ENDED DECEMBER 31,
                          -------------------------------  ------------------------------------------------------------------
                                          HISTORICAL                                      HISTORICAL
                          PRO FORMA   -------------------  PRO FORMA  -------------------------------------------------------
                             1997        1997      1996      1996        1996        1995       1994       1993       1992
                          ----------  ----------  -------  ---------  ----------  ----------  ---------  ---------  ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues:
  Rental revenue (1)....  $   52,345  $   48,402  $52,906  $218,415   $  195,006  $  179,265  $ 176,725  $ 182,776  $ 177,370
  Hotel revenue (1).....         --       12,796   11,483       --        65,678      61,320     58,436     54,788     52,682
  Fee and other income
   (2)..................       1,851       2,257    2,310     7,615        9,249       8,140      8,922      7,997     11,160
                          ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
    Total revenues......      54,196      63,455   66,699   226,030      269,933     248,725    244,083    245,561    241,212
Expenses:
  Property expenses
   (2)..................      14,774      14,005   14,306    61,462       58,195      55,421     53,239     54,766     49,621
  Hotel expenses (1)....         --       10,001    8,835       --        46,734      44,018     42,753     40,286     38,957
  General and adminis-
   trative..............       2,876       2,667    2,633    11,588       10,754      10,372     10,123      9,549      9,331
  Interest..............      13,488      27,309   26,861    54,418      107,121     106,952     95,331     88,510     90,443
  Real estate
   depreciation and
   amortization.........       8,885       8,712    8,581    36,334       35,643      33,240     32,509     32,300     34,221
  Other depreciation and
   amortization.........         441         539      638     2,098        2,829       2,429      2,545      2,673      2,255
                          ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
    Total expenses......      40,464      63,233   61,854   165,900      261,276     252,432    236,500    228,084    224,828
Income (loss) before
 extraordinary item and
 minority interest in
 combined partnership...      13,732         222    4,845    60,130        8,657      (3,707)     7,583     17,477     16,384
Minority interest in
 combined partnership...        (126)       (126)     (57)     (384)        (384)       (276)      (412)      (391)      (374)
                          ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
Income (loss) before
 extraordinary item.....      13,606          96    4,788    59,746        8,273      (3,983)     7,171     17,086     16,010
Extraordinary item--loss
 on early extinguishment
 of debt................         --          --       --        --          (994)        --         --         --         --
Minority interest in Op-
 erating
 Partnership (3)........      (4,368)        --       --    (19,178)         --          --         --         --         --
                          ----------  ----------  -------  --------   ----------  ----------  ---------  ---------  ---------
Net income (loss).......  $    9,238  $       96  $ 4,788  $ 40,568   $    7,279  $   (3,983) $   7,171  $  17,086  $  16,010
                          ==========  ==========  =======  ========   ==========  ==========  =========  =========  =========
Net income per share....  $      .27         --       --   $   1.19          --          --         --         --         --
Weighted average number
 of shares outstanding..      33,984         --       --     33,984          --          --         --         --         --
Weighted average number
 of shares and OP Units
 outstanding............      50,050         --       --     50,050          --          --         --         --         --
BALANCE SHEET DATA, AT
 PERIOD END:
Real estate, before
 accumulated
 depreciation...........  $1,080,193  $1,048,210      --        --    $1,035,571  $1,012,324  $ 984,853  $ 983,751  $ 982,348
Real estate, after
 accumulated
 depreciation...........     808,116     776,133      --        --       771,660     773,810    770,763    789,234    811,815
Cash and cash equiva-
 lents..................       7,087       2,980      --        --         8,998      25,867     46,289     50,697     28,841
Total assets............     920,479     900,063      --        --       896,511     922,786    940,155    961,715    971,648
Total indebtedness......     739,226   1,446,645      --        --     1,442,476   1,401,408  1,413,331  1,426,882  1,417,940
Stockholders' or owners'
 equity (deficiency)....     103,303    (575,694)     --        --      (576,632)   (506,653)  (502,230)  (495,104)  (480,398)
OTHER DATA:
EBITDA (4)..............  $   36,340  $   36,576  $40,787  $152,296   $  153,566  $  138,321  $ 137,269  $ 140,261  $ 142,627
Company's EBITDA (67.9%
 Share).................      24,675         --       --    103,409          --          --         --         --         --
Funds from Operations
 (5)....................      22,469  $    8,786  $ 5,843  $ 88,482       36,318      29,151     39,568     49,240     50,097
Company's Funds from Op-
 erations (67.9%
 Share).................      15,256          --      --     60,079          --          --         --         --         --
Ratio or deficiency of
 earnings to fixed
 charges (6)............        1.61         .99     1.17      1.71         1.06        0.95       1.07       1.19       1.17
Cash flow provided by
 operating activities...  $   22,910  $    1,823  $13,751  $ 98,083   $   53,804  $   30,933  $  47,566  $  59,834  $  50,468
Cash flow used in in-
 vesting activities.....      (2,799)    (12,611)  (3,412)  (11,195)     (23,689)    (36,844)   (18,424)    (9,437)   (48,257)
Cash flow provided by
 (used in) financing
 activities.............     (21,255)      4,770   (6,590)  (85,021)     (46,984)    (14,511)   (33,550)   (28,540)     1,365

-------
(1) Pro forma rental revenue for the three month period ended March 31, 1997 and the year ended December 31, 1996 includes the lease revenue that the Company will receive under the lease for the two Hotel Properties. After entering into such lease, the Company will not recognize direct hotel revenues and expenses.
(2) The development and management operations of the Company are reflected on a gross basis in the historical combined financial statements. In connection with the Formation Transactions, substantially all of the Greater Washington, D.C. third-party property management business will be contributed by the Company to the Development and Management Company and thereafter the operations of the Development and Management Company will be accounted for by the Company under the equity method in the pro forma statements; therefore, the pro forma statements include (i) revenues and expenses on a gross basis, from development and management conducted directly by the Operating Partnership in the respective income and expense line items and (ii) the Development and Management Company's net operations in the fee and other income line item. See "Business and Properties--Development Consulting and Third-Party Property Management."
(3) Represents the approximate 32.1% interest in the Operating Partnership that will be owned by Messrs. Zuckerman and Linde and other continuing investors in the Properties.

(4) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt or pay cash distributions. EBITDA, as calculated by the Company, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA should not be considered as an alternative to operating income or net income (determined in accordance with GAAP) as an indicator of operating performance or as an alternative to cash flows from operating activities (determined in accordance with a GAAP) as an indicator of liquidity and other combined or consolidated income or cash flow statement data (determined in accordance with GAAP). EBITDA for the respective periods is calculated as follows:

                         THREE MONTHS ENDED MARCH
                                    31,                             YEAR ENDED DECEMBER 31,
                         --------------------------  -----------------------------------------------------------
                                     HISTORICAL                                  HISTORICAL
                         PRO FORMA ----------------  PRO FORMA  ------------------------------------------------
                           1997     1997     1996      1996       1996      1995      1994      1993      1992
                         --------- -------  -------  ---------  --------  --------  --------  --------  --------
EBITDA
Income (loss) before
 minority interests and
 extraordinary item.....  $13,732  $   222  $ 4,845  $ 60,130   $  8,657  $ (3,707) $  7,583  $ 17,477  $ 16,384
Add:
  Interest expense......   13,488   27,309   26,861    54,418    107,121   106,952    95,331    88,510    90,443
  Real estate deprecia-
   tion and amortiza-
   tion.................    8,885    8,712    8,581    36,334     35,643    33,240    32,509    32,300    34,221
  Other depreciation and
   amortization.........      441      539      638     2,098      2,829     2,429     2,545     2,673     2,255
Less:
  Minority combined
   partnership's share
   of EBITDA............     (206)    (206)    (138)     (684)      (684)     (593)     (699)     (699)     (676)
                          -------  -------  -------  --------   --------  --------  --------  --------  --------
EBITDA..................  $36,340  $36,576  $40,787  $152,296   $153,566  $138,321  $137,269  $140,261  $142,627
                          =======  =======  =======  ========   ========  ========  ========  ========  ========

(5) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Properties and the Company, Funds from Operations should be examined in conjunction with the income (loss) as presented in the audited combined financial statements and information included elsewhere in this Prospectus. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                           THREE MONTHS ENDED
                                MARCH 31,                       YEAR ENDED DECEMBER 31,
                         ------------------------  -----------------------------------------------------
                                    HISTORICAL                             HISTORICAL
                         PRO FORMA --------------  PRO FORMA -------------------------------------------
                           1997     1997    1996     1996     1996     1995     1994     1993     1992
                         --------- ------  ------  --------- -------  -------  -------  -------  -------
FUNDS FROM OPERATIONS
Income (loss) before
 minority interests and
 extraordinary item....   $13,732  $  222  $4,845   $60,130  $ 8,657  $(3,707) $ 7,583  $17,477  $16,384
Add:
  Real estate
   depreciation and
   amortization........     8,885   8,712   8,581    36,334   35,643   33,240   32,509   32,300   34,221
Less:
  Minority combined
   partnership's share
   of Funds from
   Operations..........      (148)   (148)    (80)     (479)    (479)    (382)    (524)    (537)    (508)
  Non-recurring item--
   significant lease
   termination fee(A)..       --      --   (7,503)   (7,503)  (7,503)     --       --       --       --
                          -------  ------  ------   -------  -------  -------  -------  -------  -------
Funds from Operations..   $22,469  $8,786  $5,843   $88,482  $36,318  $29,151  $39,568  $49,240  $50,097
                          =======  ======  ======   =======  =======  =======  =======  =======  =======

-------
 (A) Funds from Operations reflects the lease termination fee as non-recurring.

(6) For the purpose of calculating the ratio of earnings to fixed charges, earnings include net income before extraordinary item plus interest expense, amortization of interest previously capitalized, and amortization of financing costs. Fixed charges include all interest costs consisting of interest expense, interest capitalized, and amortization of financing costs.
(7) Pro forma cash flow from operating activities represents pro forma income before minority interests and extraordinary item plus depreciation and amortization. The pro forma amounts do not include the results from changes in working capital resulting from changes in current assets and current liabilities.
(8) Pro forma cash flow used in investing activities represents an estimate for the three and twelve months subsequent to the Offering for tenant improvements and leasing commissions, capital expenditures at the Office and Industrial Properties and for the funding of the hotel escrow accounts for hotel related capital expenditures.
(9) Pro forma cash flow used in financing activities represents estimated mortgage loan principal payments and estimated dividends and distributions (based upon an initial annual distribution of $1.62 per share/unit) for the three and twelve months subsequent to the Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Information" and the historical and pro forma financial statements and notes thereto appearing elsewhere in this Prospectus. Such financial statements and information reflect the historical financial position and results of operations of the Boston Properties Predecessor Group, prior to the completion of the Offering and the Formation Transactions. The pro forma financial position is presented as if the Offering and the Formation Transactions had occurred on December 31, 1996. The pro forma results of operations is presented as if the Offering and the Formation Transactions had occurred on January 1, 1996. See "Structure and Formation of the Company-- Formation Transactions" and the Notes to the pro forma financial statements of the Company. The combined financial statements of the Boston Properties Predecessor Group consist of 60 of the Office Properties that were owned as of that date (including five Office Properties under development during 1996), nine Industrial Properties, two Hotel Properties and the Garage Property.

                             RESULTS OF OPERATIONS

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1997 TO THE THREE MONTHS ENDED MARCH 31, 1996.

  Rental revenue decreased $4.5 million or 8.5% to $48.4 million from $52.9 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996. Rental revenue for the three months ended March 31, 1996 includes a $7.5 million non-recurring lease termination fee received from a tenant at 599 Lexington Avenue. After giving affect of this $7.5 million fee, rental revenue increased $3.0 million for the three months ended March 31, 1997.

  Hotel revenue increased $1.3 million or 11.4% to $12.8 million from $11.5 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996 as a result of increased occupancy and room rates.

  Third-party management and development fee income increased $243,000 or 15.5% to $1.8 million from $1.6 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, as a result of new projects commencing in 1996 and increased fees on existing projects.

  Interest income and other decreased $296,000 or 40% to $444,000 from $740,000 for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, primarily due to a reduction in cash reserves.

  Property expenses decreased $301,000 or 2.1% to $14.0 million from $14.3 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, primarily as a result of reductions in real estate taxes.

  Hotel expenses increased $1.2 million or 13.2% to $10.0 million from $8.8 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, primarily as a result of increased occupancy.

  General and administrative expense increased $34,000 or 1.3% to $2.7 million from $2.6 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996.

  Interest expense increased $448,000 or 1.7% to $27.3 million from $26.9 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996, primarily as a result of an increase in total indebtedness from new loans on Bedford Business Park and Capital Gallery.

  Depreciation and amortization increased $32,000 or 0.3% to $9.3 million from $9.2 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996.

  As a result of the foregoing, net income decreased $4.7 million to $96,000 from $4.8 million for the three months ended March 31, 1997 compared to the three months ended March 31, 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995.

  Rental revenue increased $15.7 million or 8.8% to $195.0 million from $179.3 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of (i) a $7.5 million lease termination fee received from a tenant at 599 Lexington Avenue for which the space was immediately released, (ii) an increase of $2.8 million due to the completion of the redevelopment and leasing of 191 Spring Street and (iii) an overall increase in occupancy and rental rates.

  Hotel revenue increased $4.4 million or 7.1% to $65.7 million from $61.3 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of an increase in average daily room rates of 7.6%.

  Third-party management and development fee income increased $1.3 million or 28.7% to $5.7 million from $4.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of new fees for development services for projects which began during 1996.

  Interest and other income decreased $166,000 or 4.5% to $3.5 million from $3.7 million primarily due to a reduction in interest income resulting from a reduction in cash reserves.

  Property expenses increased $2.8 million or 5.0% to $58.2 million from $55.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of a $1.1 million increase in utility costs which is partially due to the increase in occupancy of the properties during 1996 and an increase of $0.1 million in real estate taxes.

  Hotel expenses increased $2.7 million or 6.2% to $46.7 million from $44.0 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

  General and administrative expense increased $382,000, or 3.7% to $10.8 million from $10.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

  Interest expense increased $169,000 or 0.2% to $107.1 million from $107.0 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as the result of an increase in interest expense of 191 Spring Street resulting from the capitalization of interest during the redevelopment of that property during 1995, an increase in total indebtedness from new loans on Bedford Business Park and Capital Gallery, partially offset by decreases in interest rates on variable rate loans.

  Depreciation and amortization expense increased $2.8 million or 7.8% to $38.5 million from $35.7 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 as a result of increased tenant improvement costs incurred during the successful leasing of available space during 1995 and 1996.

  As a result of the foregoing, net income before extraordinary item and minority interest in combined partnership increased $12.4 million to $8.7 million from a loss of $3.7 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994.

  Rental revenue increased $2.5 million or 1.4% to $179.3 million from $176.7 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 as a result of increases in occupancy, including an increase of $2.3 million from releasing at Democracy Center partially offset by a loss of revenue of $2.7 million from 191 Spring Street which was taken out of service for eleven months of 1995 while undergoing a complete redevelopment.

  Hotel revenue increased $2.9 million or 4.9% to $61.3 million from $58.4 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of an increase in the average daily room rate of 7.7%.

  Third-party management and development fee revenue decreased $1.6 million or 27.0% to $4.4 million from $6.0 million primarily as the result of a decline in revenue from projects completed in 1994.

  Interest and other income increased $864,000 or 30.5% for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of an increase in interest income from cash investments.

  Property expenses increased $2.2 million or 4.1% to $55.4 million from $53.2 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of increased utilities and building cleaning and maintenance costs.

  Hotel expenses increased $1.3 million or 3.0% to $44.0 million from $42.8 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  General and administrative expense increased $249,000, or 2.5% to $10.4 million from $10.1 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  Interest expense increased $11.6 million or 12.2% to $107.0 million from $95.3 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 as a result of increases in interest rates on variable rate mortgage loans partially offset by a reduction in indebtedness resulting from scheduled payments of mortgage loan principal and the capitalization of interest of the 191 Spring Street loan during the redevelopment of that property in 1995.

  Depreciation and amortization expense increased $615,000 or 1.8% to $35.7 million from $35.1 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  As a result of the foregoing, net income before extraordinary item and minority interest in combined partnership decreased $11.3 million to a loss of $3.7 million from $7.6 million of net income for the year ended December 31, 1995 compared to the year ended December 31, 1994.

                          PRO FORMA OPERATING RESULTS

  Three Months Ended March 31, 1997. For the three months ended March 31, 1997, pro forma net income before extraordinary item would have been $9.2 million compared to $96,000 of historical net income for the three months ended March 31, 1997. The pro forma operating results for the three months ended March 31, 1997 include a minority interest in Operating Partnership of $4.4 million for the three months ended March 31, 1997, whereas there was no minority interest in Operating Partnership for the three months ended March 31, 1996. On a pro forma basis, net income before minority interest for the three months ended March 31, 1997 would have been $13.6 million compared to $96,000 of net income before extraordinary items at March 31, 1997. Income before minority interest in Operating Partnership and extraordinary item increased by $13.5 million on a pro forma basis for the three months ended March 31, 1997 primarily due to a reduction of interest expense of $13.8 million.

  Rental revenue for pro forma 1996 and pro forma three months ended March 31, 1997 includes lease revenue from the Hotel and Garage Properties whereas the historical financial statements include revenues and expenses on a gross basis on the respective line items for the Hotel and Garage properties.

  Upon completion of the Offering, certain management fee contracts will be assigned to the Development and Management Company, which entity, on a pro forma basis, has been accounted for under the equity method. Revenue and expenses from these contracts are included on a gross basis in the historical financial statements in their respective line items.

  Year Ended December 31, 1996. For the year ended December 31, 1996, pro forma net income before minority interest in Operating Partnership and extraordinary item would have been $59.7 million compared to $8.3 million of historical net income for the year ended December 31, 1996. The pro forma operating results for the year ended December 31, 1996 include a minority interest in Operating Partnership of $19.2 million whereas there was no minority interest in Operating Partnership in the corresponding historical period. On a pro forma basis, net income before extraordinary item for the year ended December 31, 1996 would have been $40.6 million compared to $8.3 million of net income before extraordinary items for the corresponding historical period. Income before minority interest in Operating Partnership and extraordinary item increased by $51.4 million on a pro forma basis for the year ended December 31, 1996 primarily due to a reduction of interest expense of $52.7 million.

  Pro Forma rental revenue for the three months ended March 31, 1997 and for the year ended December 31, 1996 includes the lease revenues that the Company will receive from ZL Hotel LLC under the lease for the two Hotel Properties. After entering into such lease, the Company will not recognize hotel revenues and expenses.

  The development and management operations of the Company are reflected on a gross basis in the historical combined financial statements. In connection with the Formation Transactions, a portion of the Greater Washington, D.C. third-party property management business will be contributed by the Company to the Development and Management Company and thereafter the operations of the Development and Management Company will be accounted for by the Company under the equity method in the pro forma statements; therefore, the pro forma statements include (i) revenues and expenses on a gross basis from development and management conducted directly by the Operating Partnership in the respective income and expense line items and (ii) the Development and Management Company's net operations in the fee and other income line item. See "Business and Properties--Development Consulting and Third-Party Property Management."

                        LIQUIDITY AND CAPITAL RESOURCES

  Upon completion of the Offering and the Formation Transactions and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company expects to have reduced its total indebtedness from $1.45 billion to $753.0 million, comprised of $695.3 million of debt secured by Properties (the "Mortgage Debt") and $57.7 million of debt under the Unsecured Line of Credit. The $695.3 million Mortgage Debt is comprised of twelve loans secured by 15 properties, with a weighted average interest rate of 7.6% on the fixed rate loans which total $690.6 million. There will be a total of $3.5 million of scheduled loan principal payments due during the year ending December 31, 1997. The Company's debt to market capitalization ratio will be 37.6% (35.5% if the underwriters' overallotment is exercised in full) of the Company's total market capitalization.

  Mortgage Indebtedness. As of June 1, 1997, the Company had outstanding approximately $695.3 million of indebtedness secured by each of the Properties as listed below:

                                                                                ESTIMATED
                          INTEREST                ANNUAL DEBT     MATURITY      BALANCE AT
PROPERTIES                  RATE        PRINCIPAL   SERVICE         DATE         MATURITY
----------               ----------     --------- ----------- ----------------- ----------
                                                (IN THOUSANDS)
599 Lexington Avenue....       7.00%    $225,000    $15,750   July 19, 2005      $225,000(1)
Two Independence
 Square.................       7.90(2)   122,187     10,767   February 27, 2003   113,844
One Independence
 Square.................       7.90(2)    78,125      7,038   August 21, 2001      73,938
2300 N Street...........       7.00(3)    66,000      4,620   August 3, 2003       66,000
Capital Gallery.........       8.24       60,364      5,767   August 15, 2006      49,555
10 & 20 Burlington Mall
 Road(4)................       8.33       37,000      3,082   October 1, 2001      37,000
Ten Cambridge Center &
 North Garage...........       7.57       40,000      3,028   March 29, 2000       40,000
191 Spring Street.......       8.50       23,822      2,271   September 1, 2006    20,428
Bedford Business Park...       8.50       23,313      1,980   December 10, 2008    15,891
Montvale Center.........       8.59        7,953        779   December 1, 2006      6,556
Newport Office Park.....       8.13        6,874        794   July 1, 2001          5,764
Hilltop Business Cen-
 ter.................... LIBOR+1.50%(5)    4,700        538   December 15, 1998     4,400
                                        --------    -------                      --------
  Total.................                $695,338    $56,414                      $658,376
                                        ========    =======                      ========

--------
(1) At maturity the lender has the option to purchase a 33.33% interest in this Property in exchange for the cancellation of the loan indebtedness. See "Business and Properties--The Office Properties--Midtown Manhattan Office Market--Description of Midtown Manhattan Property."
(2) The interest rate increases to 8.5% on March 25, 1998 through the loan expiration.
(3) Pricing to be set at closing equal to the cost of funds plus 25 basis points.
(4) Includes outstanding indebtedness secured by 91 Hartwell Avenue and 92 and 100 Hayden Avenue. A portion of this indebtedness is being repaid. See "Use of Proceeds."
(5) For purposes of calculating debt service, LIBOR as of May 22, 1997 was 5.6875%.

  The Unsecured Line of Credit. The Company has obtained a commitment to establish the three year, $300 million Unsecured Line of Credit. The Unsecured Line of Credit will be used to facilitate development and acquisition activities and for working capital purposes. See "Unsecured Line of Credit."

  Analysis of Liquidity and Capital Resources. Upon completion of the Offering and the Formation Transactions and the use of proceeds therefrom, the Company will have reduced its total indebtedness by approximately $697 million.

  The Company believes the Offering and the Formation Transaction will improve its financial performance through changes in its capital structure, principally the substantial reduction in its overall debt and its debt to equity ratio. The Company anticipates that distributions will be paid from cash available for distribution, which is expected to exceed cash historically available for distribution as a result of the reduction in debt service resulting from the repayment of indebtedness. Through the Formation Transactions, the Company will repay $707.1 million of its existing mortgage debt, reducing pro forma 1996 annual interest expense by approximately $52.7 million.

  After the Offering, the Company expects to have approximately $242.3 million available under the Unsecured Line of Credit. The Company anticipates that the Unsecured Line of Credit will be used primarily to develop and acquire properties and provide for working capital needs.

  The Company expects to meet its short-term liquidity requirements generally through its initial working capital and net cash provided by operations. The Company's operating properties and hotels require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. For the years ended December 31, 1992 through December 31, 1996, the Company's recurring tenant improvements and leasing commissions averaged $7.67 per square foot of leased space per year. The Company expects that the average annual cost of recurring tenant improvements and leasing commissions will be $5,996,000 based upon an average annual square feet for which leases expire during the years ending December 31, 1997 through December 31, 2001 of 781,767 square feet. The Company expects the cost of general capital improvements to the properties to average $1,642,000 annually based upon an estimate of $0.20 per square foot. Funding of capital expenditure reserve accounts of the hotels is expected to be $3,557,000 annually based upon the actual funding requirements at the hotels for the year ended December 31, 1996.

  The Company expects to meet its long-term liquidity requirements for the funding of property development, property acquisitions and other non-recurring capital improvements through long-term secured and unsecured indebtedness (including the Unsecured Line of Credit) and the issuance of additional equity securities from the Company. The Company also intends to fund property development, property acquisitions and other non-recurring capital improvements using the Unsecured Line of Credit on an interim basis.

  The Company will have commitments to fund to completion development projects that are currently in process. Commitments under these arrangements totaled $37 million as of December 31, 1996. The Company expects to fund these commitments initially using the Unsecured Line of Credit. In addition, the Company has options to acquire land that require minimum deposits that the Company will fund using the Unsecured Line of Credit.

                                  CASH FLOWS

  Comparison for the Three Months Ended March 31, 1997 to Three Months Ended March 31, 1996. Cash and cash equivalents were $3.0 million and $29.6 million at March 31, 1997 and 1996, respectively. Cash and cash equivalents decreased $6.0 million during the three months ended March 31, 1997 compared to an increase of $3.7 million during the three months ended March 31, 1996. The decrease is due to a $11.4 million decrease in net cash used in financing activities from $6.6 million used to $4.8 million generated, a $9.2 million increase in net cash used in investing activities from $3.4 million to $12.6 million and a decrease in cash flows provided by operating activities of $11.9 million from $13.8 million to $1.8 million. The decrease in net cash used in financing activities of $11.4 million is attributable to a decrease in net distributions to owners of $3.9 million and an increase of $7.5 million in mortgage note proceeds net of financing costs and loan principal payments. The increase in net cash used in investing activities of $9.2 million is attributable to an increase in the acquisition of tenant improvements, leasing costs and new development costs. The decrease in cash provided by operating activities of $12.0 million is due to a decrease in net income of $4.7 million and increases from accounts receivable, cash escrows and prepaid expenses.

  Comparison for the Year Ended December 31, 1996 to Year Ended December 31, 1995. Cash and cash equivalents were $9.0 million and $25.9 million at December 31, 1996 and 1995, respectively. Cash and cash equivalents decreased $16.9 million during 1996 compared to a decrease of $20.4 million during 1995. The decrease is due to a $32.5 million increase in net cash used in financing activities from $14.5 million to $47.0 million, offset by a $13.2 million decrease in net cash used in investing activities from $36.8 million to $23.7 million and an increase in cash flows provided by operating activities of $22.9 million from $30.9 million to $53.8 million. The increase in net cash used in financing activities of $32.5 million is attributable to net distributions to owners of $71.9 million offset by an increase of $39.4 million in loan proceeds net of financing costs, escrows, and loan principal payments. The decrease in net cash used in investing activities of $13.2 million is attributable to the acquisition of the two Sugarland properties for $7.5 million offset by a draw of restricted cash of $9.2 million and a net decrease in additions to tenant improvements, leasing and development costs. The increase in cash provided by operating activities of $22.9 million is due to an increase in net income of $11.3 million and increases from accounts receivable, escrows and prepaid expenses.

  Comparison for the Year Ended December 31, 1995 to Year Ended December 31, 1994. Cash and cash equivalents were $25.9 million and $46.3 million at December 31, 1995 and 1994 respectively. Cash and cash equivalents decreased $20.4 million during 1995 compared to a decrease of $4.4 million during 1994. The decrease is due to an increase in cash used in investing activities of $18.4 million from $18.4 million to $36.8 million, a decrease in cash provided by operating activities of $16.6 million from $47.6 million to $30.9 million offset by a decrease in net cash used in financing activities of $19.0 million from $33.5 million to $14.5 million. The increase in cash used in investing activities of $18.4 million is due to an increase in tenant improvements, building improvements and leasing costs of $16.6 million and the acquisition of 164 Lexington Road of $1.8 million. The decrease in net cash used in financing activities of $19.0 million is attributable to a $13.9 million decrease in net distributions to owners and a $5.2 million decrease in loans payable and financing costs.

                             FUNDS FROM OPERATIONS

  The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities; it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Boston Properties Predecessor Group and the Company, Funds from Operations should be examined in conjunction with net income as presented in the combined financial statements and information included elsewhere in this Prospectus.

                                   INFLATION

  Substantially all of the office leases provide for separate real estate tax and operating expense escalations over a base amount. In addition, many of the leases provide for fixed base rent increases or indexed increases. The Company believes that inflationary increases may be at least partially offset by the contractual rent increases described above.

                            BUSINESS AND PROPERTIES

                                    GENERAL

  The Company's Properties consist of 63 Office Properties (including seven Development Properties), nine Industrial Properties, the two Hotel Properties and the Garage Property. The total square footage of the Properties is approximately 11.0 million square feet, comprised of (i) 36 Class A Office Buildings (including three Development Properties) totaling approximately 6.2 million net rentable square feet, with approximately 1.3 million square feet of structured parking for 4,222 vehicles, (ii) 27 R&D Properties (including four Development Properties) totaling approximately 1.6 million net rentable square feet, (iii) nine Industrial Properties totaling approximately 925,000 net rentable square feet, (iv) two Hotel Properties, with 833 rooms, totaling approximately 750,000 square feet, and (v) the Garage Property, with 1,170 parking spaces, consisting of approximately 330,000 square feet.

                             SUMMARY PROPERTY DATA

  Set forth below is a summary of information regarding the Properties, including the seven Development Properties. Properties marked with an asterisk will secure indebtedness of the Company upon completion of the Offering.

                                                                                                           NET    PERCENT
                                                                                      YEAR(S)     NO.   RENTABLE   LEASED
                                                                          PERCENT     BUILT/       OF    SQUARE    AS OF
 PROPERTY NAME                                     LOCATION              OWNERSHIP RENOVATED(1)  BLDGS.   FEET    12/31/96
 -------------                                     --------              --------- ------------- ------ --------- --------
 OFFICE PROPER-
  TIES:
 Class A Office
 Buildings:
 +*599 Lexington
 Avenue (4)......                                  New York, NY            100.0%           1986    1   1,000,070    97%
 +*Two Indepen-
 dence Square (5)
 (6).............                                  SW Washington, DC       100.0            1992    1     579,600   100
 Democracy Cen-
 ter.............                                  Bethesda, MD            100.0   1985-88/94-96    3     680,000    96
 *One Indepen-
 dence Square
 (5).............                                  SW Washington, DC       100.0            1991    1     337,794   100
 *Capital Gal-
 lery............                                  SW Washington, DC       100.0            1981    1     396,255    93
 *2300 N Street..                                  NW Washington, DC       100.0            1986    1     276,906    88
 US International Trade Commission Building
 (5)(7)..........                                  SW Washington, DC       100.0            1987    1     243,998   100
 One Cambridge
 Center..........                                  Cambridge, MA           100.0            1987    1     215,385   100
 *Ten Cambridge
 Center..........                                  Cambridge, MA           100.0            1990    1     152,664   100
 *10 & 20 Bur-
 lington Mall
 Road............                                  Burlington, MA          100.0   1984-86/95-96    2     152,552   100
 *Newport Office
 Park (8)........                                  Quincy, MA              100.0            1988    1     168,829    95
 *191 Spring
 Street..........                                  Lexington, MA           100.0         1971/95    1     162,700   100
 Lexington Office
 Park............                                  Lexington, MA           100.0            1982    2     168,500    92
 Waltham Office
 Center..........                                  Waltham, MA             100.0   1968-70/87-88    3     129,658   100
 *Montvale Center
 (9).............                                  Gaithersburg, MD         75.0            1987    1     122,157   100
 Three Cambridge
 Center..........                                  Cambridge, MA           100.0            1987    1     107,484   100
 170 Tracer
 Lane............                                  Waltham, MA             100.0            1980    1      73,258   100
 195 West
 Street..........                                  Waltham, MA             100.0            1990    1      63,500   100
 *Bedford Busi-
 ness Park.......                                  Bedford, MA             100.0            1980    1      90,000   100
 91 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0         1985/96    1     122,135    51
 100 Hayden Ave-
 nue.............                                  Lexington, MA           100.0            1985    1      55,924   100
 32 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0      1968-79/87    1      69,154   100
 33 Hayden Ave-
 nue.............                                  Lexington, MA           100.0            1979    1      79,564   100
 8 Arlington
 Street (10).....                                  Boston, MA              100.0    1860/1920/89    1      30,526   100
 Eleven Cambridge
 Center..........                                  Cambridge, MA           100.0            1984    1      79,616   100
 204 Second Ave-
 nue.............                                  Waltham, MA             100.0         1981/93    1      40,974   100
 92 Hayden Ave-
 nue.............                                  Lexington, MA           100.0         1968/84    1      30,980   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR CLASS A OFFICE BUILDINGS (11).....................................  33   5,630,183    96%
                                                                                                  ===   =========   ===
 R&D Properties:
 *Bedford Busi-
 ness Park.......                                  Bedford, MA             100.0%     1962-78/96    2     383,704   100%
 7601 Boston Boulevard, Building Eight (5)(12)..   Springfield, VA         100.0            1986    1     103,750   100
 Fourteen Cam-
 bridge Center...                                  Cambridge, MA           100.0            1983    1      67,362   100
 *Hilltop Busi-
 ness Center
 (13)............                                  So. San Francisco, CA    35.7    early 1970's    9     144,479    90
 7500 Boston Bou-
 levard, Building
 Six(5)..........                                  Springfield, VA         100.0            1985    1      79,971   100
 7600 Boston Bou-
 levard, Building
 Nine............                                  Springfield, VA         100.0            1987    1      69,832   100
 7435 Boston Bou-
 levard, Building
 One.............                                  Springfield, VA         100.0            1982    1     105,414    67
 8000 Grainger
 Court, Building
 Five............                                  Springfield, VA         100.0            1984    1      90,465   100
 7451 Boston Bou-
 levard, Building
 Two.............                                  Springfield, VA         100.0            1982    1      47,001   100
 7374 Boston Bou-
 levard, Building
 Four (5)........                                  Springfield, VA         100.0            1984    1      57,321   100
 8000 Corporate
 Court, Building
 Eleven..........                                  Springfield, VA         100.0            1989    1      52,539   100
 7375 Boston Bou-
 levard, Building
 Ten (5).........                                  Springfield, VA         100.0            1988    1      26,865   100
 164 Lexington
 Road............                                  Billerica, MA           100.0            1982    1      64,140   100
 17 Hartwell Ave-
 nue.............                                  Lexington, MA           100.0            1968    1      30,000   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR R&D PROPERTIES....................................................  23   1,322,843    96%
                                                                                                  ===   =========   ===
 INDUSTRIAL PROP-
 ERTIES:
 38 Cabot Boule-
 vard (14).......                                  Langhorne, PA           100.0%        1972/84    1     161,000   100%
 6201 Columbia
 Park
 Road,Building
 Two.............                                  Landover, MD            100.0            1986    1      99,885    87
 2000 South Club
 Drive, Building
 Three...........                                  Landover, MD            100.0            1988    1      83,608   100
 40-46 Harvard
 Street..........                                  Westwood, MA            100.0         1967/96    1     169,273    90
 25-33 Dartmouth
 Street..........                                  Westwood, MA            100.0         1966/96    1      78,045    87
 1950 Stanford
 Court, Building
 One.............                                  Landover, MD            100.0            1986    1      53,250   100
 2391 West Winton
 Avenue..........                                  Hayward, CA             100.0            1974    1     221,000    27(15)
 560 Forbes Bou-
 levard (13).....                                  So. San Francisco, CA    35.7    early 1970's    1      40,000   100
 430 Rozzi Place
 (13)............                                  So. San Francisco, CA    35.7    early 1970's    1      20,000   100
                                                                                                  ---   ---------   ---
 SUBTOTAL/WEIGHTED AVERAGE FOR INDUSTRIAL PROPERTIES.............................................   9     926,061    78%(15)
                                                                                                  ===   =========   ===
 DEVELOPMENT
 PROPERTIES:
 Class A Office
 Buildings:
 BDM
 International
 Buildings (16)..                                  Reston, VA               25.0%           1999    2     440,000    --
 201 Spring
 Street (17).....                                  Lexington, MA           100.0            1997    1     102,000    --
 R&D Properties:
 7700 Boston Boulevard, Building Twelve
 (18)............                                  Springfield, VA         100.0            1997    1      80,514    --
 7501 Boston
 Boulevard,
 Building
 Seven (19)......                                  Springfield, VA         100.0            1997    1      75,756    --
 Sugarland
 Building
 Two (20)........                                  Herndon, VA             100.0         1986/97    1      59,585    --
 Sugarland
 Building
 One (20)........                                  Herndon, VA             100.0         1985/97    1      52,533    --
                                                                                                  ---   ---------   ---
 SUBTOTAL FOR DEVELOPMENT PROPERTIES.............................................................   7     810,388
                                                                                                  ===   =========   ===
 TOTAL/WEIGHTED AVERAGE FOR OFFICE, INDUSTRIAL AND DEVELOPMENT
 PROPERTIES......................................................................................  72   8,689,475    94%(21)
                                                                                                  ===   =========   ===
                                                                                       ANNUAL NET
                                                                             BASE      EFFECTIVE
                                                       BASE                RENT PER     RENT PER
                                                     RENT AS                LEASED       LEASED
                                                        OF      PERCENT OF  SQUARE       SQUARE
 PROPERTY NAME                                     12/31/96(2)  BASE RENT  FOOT(2)      FOOT(3)
 -------------                                     ------------ ---------- ----------- ------------
 OFFICE PROPER-
  TIES:
 Class A Office
 Buildings:
 +*599 Lexington
 Avenue (4)......                                  $ 38,665,140    23.1%    $39.74       $47.13
 +*Two Indepen-
 dence Square (5)
 (6).............                                    20,661,305    12.4      35.75        36.80
 Democracy Cen-
 ter.............                                    13,692,883     8.2      20.95        21.22
 *One Indepen-
 dence Square
 (5).............                                    12,105,720     7.2      35.84        34.34
 *Capital Gal-
 lery............                                    11,092,260     6.6      30.07        31.11
 *2300 N Street..                                    10,252,152     6.1      42.05        46.82
 US International Trade Commission Building
 (5)(7)..........                                     6,459,444     3.9      26.47        24.79
 One Cambridge
 Center..........                                     5,239,716     3.1      24.33        25.57
 *Ten Cambridge
 Center..........                                     3,935,676     2.4      25.78        23.11
 *10 & 20 Bur-
 lington Mall
 Road............                                     3,098,496     1.9      20.31        18.45
 *Newport Office
 Park (8)........                                     2,961,323     1.8      18.43        19.86
 *191 Spring
 Street..........                                     2,904,192     1.7      17.85        22.26
 Lexington Office
 Park............                                     2,838,660     1.7      18.32        16.97
 Waltham Office
 Center..........                                     2,486,256     1.5      19.18        18.54
 *Montvale Center
 (9).............                                     2,078,664     1.2      17.02        18.68
 Three Cambridge
 Center..........                                     2,016,324     1.2      18.76        20.45
 170 Tracer
 Lane............                                     1,670,064     1.0      22.80        19.08
 195 West
 Street..........                                     1,492,692     0.9      23.51        20.36
 *Bedford Busi-
 ness Park.......                                     1,267,992     0.8      14.09        15.78
 91 Hartwell Ave-
 nue.............                                     1,318,032     0.8      21.24        19.71
 100 Hayden Ave-
 nue.............                                     1,090,524     0.6      19.50        18.91
 32 Hartwell Ave-
 nue.............                                       995,820     0.6      14.40        12.00
 33 Hayden Ave-
 nue.............                                       906,240     0.5      11.39        13.47
 8 Arlington
 Street (10).....                                       863,676     0.5      26.29        34.94
 Eleven Cambridge
 Center..........                                       835,968     0.5      10.50        11.90
 204 Second Ave-
 nue.............                                       801,732     0.5      19.57        12.00
 92 Hayden Ave-
 nue.............                                       605,976     0.4      19.56        19.79
                                                   ------------ -------    -------     --------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR CLASS A OFFICE BUILDINGS (11)................ $152,336,927    91.1%    $28.18       $29.70
                                                   ============ =======    =======     ========
 R&D Properties:
 *Bedford Busi-
 ness Park.......                                  $  2,444,280     1.5%    $ 6.37       $ 9.18
 7601 Boston Boulevard, Building Eight (5)(12)..      1,422,972     0.8      13.72        13.85
 Fourteen Cam-
 bridge Center...                                     1,276,512     0.8      18.95        18.47
 *Hilltop Busi-
 ness Center
 (13)............                                     1,022,466     0.6       7.08         8.93
 7500 Boston Bou-
 levard, Building
 Six(5)..........                                       790,296     0.5       9.88         9.98
 7600 Boston Bou-
 levard, Building
 Nine............                                       722,520     0.4      10.35        10.20
 7435 Boston Bou-
 levard, Building
 One.............                                       640,116     0.4       9.01         8.07
 8000 Grainger
 Court, Building
 Five............                                       616,404     0.4       6.81         7.58
 7451 Boston Bou-
 levard, Building
 Two.............                                       573,672     0.3      12.21         8.14
 7374 Boston Bou-
 levard, Building
 Four (5)........                                       587,220     0.3      10.24        10.14
 8000 Corporate
 Court, Building
 Eleven..........                                       331,644     0.2       6.31         7.59
 7375 Boston Bou-
 levard, Building
 Ten (5).........                                       316,032     0.2      11.76         7.82
 164 Lexington
 Road............                                       200,436     0.1       3.12         7.97
 17 Hartwell Ave-
 nue.............                                       198,000     0.1       6.60         6.60
                                                   ------------ -------    -------     --------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR R&D PROPERTIES............................... $ 11,142,570     6.6%     $8.77       $ 9.75
                                                   ============ =======    =======     ========
 INDUSTRIAL PROP-
 ERTIES:
 38 Cabot Boule-
 vard (14).......                                  $    764,748     0.5%    $ 4.75       $ 5.38
 6201 Columbia
 Park
 Road,Building
 Two.............                                       575,676     0.4       6.65         6.39
 2000 South Club
 Drive, Building
 Three...........                                       556,548     0.3       6.66         7.06
 40-46 Harvard
 Street..........                                       469,404     0.3       3.09         4.87
 25-33 Dartmouth
 Street..........                                       464,148     0.3       6.87         7.89
 1950 Stanford
 Court, Building
 One.............                                       354,276     0.2       6.65         6.93
 2391 West Winton
 Avenue..........                                       234,000     0.1       3.90         2.81
 560 Forbes Bou-
 levard (13).....                                       216,000     0.1       5.40         5.37
 430 Rozzi Place
 (13)............                                        98,400     0.1       4.92         5.47
                                                   ------------ -------    -------     --------
 SUBTOTAL/WEIGHTED AVERAGE
 FOR INDUSTRIAL PROPERTIES........................ $  3,733,200     2.3%    $ 5.17       $ 5.27
                                                   ============ =======    =======     ========
 DEVELOPMENT
 PROPERTIES:
 Class A Office
 Buildings:
 BDM
 International
 Buildings (16)..                                            --      --         --           --
 201 Spring
 Street (17).....                                            --      --         --           --
 R&D Properties:
 7700 Boston Boulevard, Building Twelve
 (18)............                                            --      --         --           --
 7501 Boston
 Boulevard,
 Building
 Seven (19)......                                            --      --         --           --
 Sugarland
 Building
 Two (20)........                                            --      --         --           --
 Sugarland
 Building
 One (20)........                                            --      --         --           --
                                                   ------------ ---------- ----------- ------------
 SUBTOTAL FOR DEVELOPMENT
 PROPERTIES.......................................
                                                   ============ ========== =========== ============
 TOTAL/WEIGHTED AVERAGE FOR OFFICE,
 INDUSTRIAL AND DEVELOPMENT
 PROPERTIES....................................... $167,212,697   100.0%    $20.47(21)   $23.91(21)
                                                   ============ =======    =======     ========

                                                                                   YEAR ENDED 12/31/96       YEAR ENDED 12/31/95
                                                                              ------------------------------ --------------------
                                                                                        AVERAGE REVENUE PER  AVERAGE REVENUE PER
                                                   NUMBER   NUMBER                       DAILY   AVAILABLE    DAILY   AVAILABLE
                                   PERCENT  YEAR     OF       OF     SQUARE    AVERAGE   RATE       ROOM      RATE       ROOM
                      LOCATION    OWNERSHIP BUILT BUILDINGS ROOMS   FOOTAGE   OCCUPANCY  (ADR)  (REVPAR)(22)  (ADR)  (REVPAR)(22)
                    ------------- --------- ----- --------- ------ ---------- --------- ------- ------------ ------- ------------
 HOTEL PROPER-
  TIES:
 Long Wharf
 Marriott(R).....   Boston, MA       100.0% 1982       1      402     420,000   86.0%
 Cambridge Center
 Marriott(R).....   Cambridge, MA    100.0  1986       1      431     330,400   82.1
                                                     ---    -----  ----------   ----    -------   -------    -------   -------
 TOTAL/WEIGHTED AVERAGE FOR HOTEL PROPERTIES....       2      833     750,400   84.0%   $174.97   $147.44    $163.50   $138.67
                                                     ===    =====  ==========   ====    =======   =======    =======   =======
                                                   NUMBER   NUMBER
                                   PERCENT  YEAR     OF       OF     SQUARE
                      LOCATION    OWNERSHIP BUILT BUILDINGS SPACES  FOOTAGE
                    ------------- --------- ----- --------- ------ ----------
 GARAGE PROPERTY:
 Cambridge Center
 North Garage....   Cambridge, MA    100.0% 1990       1    1,170     332,442
 STRUCTURED
 PARKING INCLUDED
 IN CLASS A
 OFFICE
 BUILDINGS.......                                           4,222   1,260,530
                                                            -----  ----------
 TOTAL FOR GARAGE
 PROPERTY AND
 STRUCTURED
 PARKING.........                                           5,392   1,592,972
                                                            =====  ==========
 TOTAL FOR ALL
 PROPERTIES......                                     75           11,032,847
                                                     ===           ==========

-------
   + This Property accounted for more than 10% of the Predecessor's revenue for the year ended December 31, 1996. For additional information about this Property, see the description of the Property under "Business and Properties--The Office Properties."
   * Upon completion of the Offering, the Company expects to have outstanding approximately $695.3 million of indebtedness secured by these Properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
 (1) These dates do not include years in which tenant improvements were made to the Properties, except with respect to 25-33 Dartmouth Street and 40-46 Harvard Street, whose interiors were completely rebuilt to satisfy tenant needs in 1996.
 (2) Base Rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
 (3) Annual Net Effective Rent Per Leased Square Foot represents the Base Rent for the month of December 1996, plus tenant pass-throughs of operating and other expenses (but excluding electricity costs paid by tenants), under each lease executed as of December 31, 1996, presented on a straight-line basis in accordance with GAAP, minus amortization of tenant improvement costs and leasing commissions, if any, paid or payable by the Company during such period, annualized.
 (4) The Company's New York offices are located in this building, where it occupies 12,896 square feet. Upon completion of the Offering, the Company expects to have outstanding approximately $225 million of indebtedness secured by this Property.
 (5) The Property is leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.
 (6) Upon completion of the Offering, the Company expects to have outstanding approximately $122.2 million of indebtedness secured by this Property.
 (7) The Company's Washington, D.C. offices are located in this building, also known as 500 E Street, where it occupies 15,612 square feet.
 (8) The Company has signed a purchase and sale agreement with respect to this Property and anticipates closing simultaneously with the completion of the Offering. There can be no assurance that the Company will acquire this Property. See "Business and Properties--The Office Properties."
 (9) The Company owns a 75.0% general partner interest in the limited partnership that owns this property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this Property.
(10) The Property, which is used exclusively as the Company's headquarters, was constructed in two phases, circa 1860 and circa 1920.
(11) The Class A Office Buildings contain 4,222 structured parking spaces.
(12) The General Services Administration, the tenant of this Property, has an option to purchase this Property on September 30, 1999 for $14.0 million and on September 30, 2014 for $22.0 million.
(13) The Company owns a 35.7% controlling general partnership interest in this Property.
(14) The original building (100,000 net rentable square feet ) was built in 1972, with an expansion building (61,000 net rentable square feet) completed in 1984.
(15) The Company's Industrial Property in Hayward, California was 27.0% leased at December 31, 1996. The Company has entered into a lease with respect to the remaining space. Excluding this Property, the Industrial Properties had an occupancy rate of 94.0% at December 31, 1996.
(16) The Company is acting as development manager of these Properties and will be the 25.0% member of a limited liability company that will own the Properties. The Company's economic interest increases above 25.0% if certain performance criteria are achieved. The Properties are expected to be completed in 1999 and are 70.0% pre-leased to BDM International.
(17) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to Media One of Delaware, Inc., formerly known as Continental Cablevision, Inc.
(18) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to Autometric, Inc.
(19) The Property, which is currently under development by the Company, is expected to be completed in late 1997 and is 100% pre-leased to the General Services Administration (for the United States Customs Service).
(20) The Property, which was acquired by the Company on November 25, 1996, is currently being redeveloped by the Company.
(21) Does not include the Development Properties.
(22) REVPAR is determined by dividing room revenue by available rooms for the applicable period. Management believes that REVPAR (as defined more fully in the Glossary) is an industry standard measure used to present hotel operating data.

DEVELOPMENT PARCELS

  At the completion of the Offering, the Company will own, have under contract, or have an option to develop or acquire six parcels consisting of an aggregate of 47.4 acres of land. The Company believes that this land, some of which needs zoning or other regulatory approvals prior to development, will be able to support an aggregate of approximately 1.0 million square feet of development. The following chart provides additional information with respect to undeveloped parcels:

                                          NO. OF                    DEVELOPABLE
LOCATION           SUBMARKET              PARCELS     ACREAGE     SQUARE FEET (1)
--------           ---------              -------     -------     ---------------
Springfield, VA    Fairfax County, VA         3         9.4            130,000
Lexington, MA      Route 128 NW               1         6.8             50,000
Cambridge, MA      East Cambridge, MA         1         4.2            539,000
Andover, MA        Route 495 N                1        27.0            290,000
                                            ---        ----          ---------
 Total                                        6        47.4          1,009,000
                                            ===        ====          =========

--------
(1) Represents the total square feet of development that the parcel(s) will support.

                            LOCATION OF PROPERTIES
  The following chart shows the geographic location of the Company's Office and Industrial Properties, including the Development Properties, by net rentable square feet and 1996 Base Rent:

                                         NET RENTABLE SQUARE FEET OF
                                      OFFICE AND INDUSTRIAL PROPERTIES
                              ----------------------------------------------------
                     NUMBER    CLASS A                                     PERCENT
                       OF      OFFICE       R&D      INDUSTRIAL              OF
 MARKET/SUBMARKET  PROPERTIES BUILDINGS  PROPERTIES  PROPERTIES   TOTAL     TOTAL
 ----------------  ---------- ---------  ----------  ----------   -----    -------
GREATER BOSTON
 East Cambridge..       5       555,149     67,362        --      622,511     7.2%
 Route 128 NW
 Bedford, MA.....       3        90,000    383,704        --      473,704     5.5
 Billerica, MA...       1           --      64,140        --       64,140     0.7
 Burlington, MA..       2       152,552        --         --      152,552     1.8
 Lexington, MA
 (2).............      10       790,957     30,000        --      820,957     9.4
 Route 128/MA
 Turnpike
 Waltham, MA.....       6       307,390        --         --      307,390     3.5
 Route 128 SW
 Westwood, MA....       2           --         --     247,318     247,318     2.8
 Route 128 South
 Quincy, MA......       1       168,829        --         --      168,829     1.9
 Boston..........       1        30,526        --         --       30,526     0.4
                      ---     ---------  ---------    -------   ---------  ------
Subtotal.........      31     2,095,403    545,206    247,318   2,887,927    33.2
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(3).........       4     1,557,647        --         --    1,557,647    17.9
 West End
 Washington,
 D.C. ...........       1       276,906        --         --      276,906     3.2
 Montgomery
 County, MD
 Bethesda, MD....       3       680,000        --         --      680,000     7.8
 Gaithersburg, MD
 (4).............       1       122,157        --         --      122,157     1.4
 Fairfax County,
 VA
 Herndon, VA
 (5).............       2           --     112,118        --      112,118     1.3
 Reston, VA (6)..       2       440,000        --         --      440,000     5.1
 Springfield, VA
 (3)(7)..........      11           --     789,428        --      789,428     9.1
 Prince George's
 County, MD
 Landover, MD....       3           --         --     236,743     236,743     2.7
                      ---     ---------  ---------    -------   ---------  ------
Subtotal.........      27     3,076,710    901,546    236,743   4,214,999    48.5
MIDTOWN MANHATTAN
 Park Avenue.....       1     1,000,070        --         --    1,000,070    11.5
GREATER SAN
FRANCISCO
 Hayward, CA.....       1           --         --     221,000     221,000     2.5
 San Francisco,
 CA (8)..........      11           --     144,479     60,000     204,479     2.4
                      ---     ---------  ---------    -------   ---------  ------
Subtotal.........      12           --     144,479    281,000     425,479     4.9
BUCKS COUNTY,
PA...............       1           --         --     161,000     161,000     1.9
                      ---     ---------  ---------    -------   ---------  ------
TOTAL............      72     6,172,183  1,591,231    926,061   8,689,475  100.00%
                      ===     =========  =========    =======   =========  ======
PERCENT OF TOTAL.............      71.0%      18.3%      10.7%      100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........        36         27          9          72
                                            1996 BASE RENT OF OFFICE AND
                                             INDUSTRIAL PROPERTIES (1)
                              ----------------------------------------------------
                     CLASS A                                            PERCENT
                      OFFICE         R&D      INDUSTRIAL                  OF
 MARKET/SUBMARKET   BUILDINGS    PROPERTIES   PROPERTIES     TOTAL       TOTAL
 ----------------  ------------- ----------   ----------     -----      -------
GREATER BOSTON
 East Cambridge..  $ 12,027,684  $ 1,276,512  $      --   $ 13,304,196     8.0%
 Route 128 NW
 Bedford, MA.....     1,267,992    2,444,280         --      3,712,272     2.2
 Billerica, MA...           --       200,436         --        200,436     0.1
 Burlington, MA..     3,098,496          --          --      3,098,496     1.9
 Lexington, MA
 (2).............    10,659,444      198,000         --     10,857,444     6.5
 Route 128/MA
 Turnpike
 Waltham, MA.....     6,450,744          --          --      6,450,744     3.9
 Route 128 SW
 Westwood, MA....           --           --      933,552       933,552     0.6
 Route 128 South
 Quincy, MA......     2,961,323          --          --      2,961,323     1.8
 Boston..........       863,676          --          --        863,676     0.5
                   ------------- ------------ ----------- ------------- -------
Subtotal.........    37,329,359    4,119,228     933,552    42,382,139    25.5
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(3).........    50,318,729          --          --     50,318,729    30.1
 West End
 Washington,
 D.C. ...........    10,252,152          --          --     10,252,152     6.1
 Montgomery
 County, MD
 Bethesda, MD....    13,692,883          --          --     13,692,883     8.2
 Gaithersburg, MD
 (4).............     2,078,664          --          --      2,078,664     1.2
 Fairfax County,
 VA
 Herndon, VA
 (5).............           --           --          --            --      --
 Reston, VA (6)..           --           --          --            --      --
 Springfield, VA
 (3)(7)..........           --     6,000,876         --      6,000,876     3.6
 Prince George's
 County, MD
 Landover, MD....           --           --    1,486,500     1,486,500     0.9
                   ------------- ------------ ----------- ------------- -------
Subtotal.........    76,342,428    6,000,876   1,486,500    83,829,804    50.1
MIDTOWN MANHATTAN
 Park Avenue.....    38,665,140          --          --     38,665,140    23.1
GREATER SAN
FRANCISCO
 Hayward, CA.....           --           --      234,000       234,000     0.1
 San Francisco,
 CA (8)..........           --     1,022,466     314,400     1,336,866     0.7
                   ------------- ------------ ----------- ------------- -------
Subtotal.........           --     1,022,466     548,400     1,570,866     0.8
BUCKS COUNTY,
PA...............           --           --      764,748       764,748     0.5
                   ------------- ------------ ----------- ------------- -------
TOTAL............  $152,336,927  $11,142,570  $3,733,200  $167,212,697   100.0%
                   ============= ============ =========== ============= =======
PERCENT OF TOTAL.............         91.1%         6.7%        2.2%        100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........           36           27           9            72

----
(1) Base Rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
(2) Does not include 1996 Base Rent for one Class A Office Building currently under development by the Company.
(3) Certain of such Properties are leased on the basis of net usable square feet (which has been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.
(4) The Company will own a 75.0% general partner interest in the limited partnership that will own this property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this Property.
(5) Includes net rentable square feet for two R&D Properties currently under redevelopment by the Company.
(6) Includes net rentable square feet for two Class A Office Buildings currently under development by the Company. The Company is acting as development manager of, and will be a 25.0% member of, the limited liability company that will own the Properties. The Company's economic interest may increase above 25.0% depending upon the achievement of certain performance goals.
(7) Does not include 1996 Base Rent for two Office Properties currently under development by the Company.
(8) The Company will own a 35.7% controlling general partnership interest in the nine R&D Properties and two Industrial Properties located in Greater San Francisco, California.

  The following table sets forth the 1996 Base Rent Per Leased Square Foot and Annual Net Effective Rent Per Leased Square Foot of the Properties by location and type of property.

                                                   1996 BASE RENT                 1996 ANNUAL NET EFFECTIVE RENT
                                             PER LEASED SQUARE FOOT(1)              PER LEASED SQUARE FOOT(2)
                                       -------------------------------------- --------------------------------------
                              NUMBER    CLASS A                                CLASS A
                                OF      OFFICE      R&D     INDUSTRIAL         OFFICE      R&D     INDUSTRIAL
 MARKET/SUBMARKET           PROPERTIES BUILDINGS PROPERTIES PROPERTIES TOTAL  BUILDINGS PROPERTIES PROPERTIES TOTAL
 ----------------           ---------- --------- ---------- ---------- ------ --------- ---------- ---------- ------
 GREATER BOSTON
 East Cambridge..........        5      $21.67     $18.95     $ --     $21.37  $21.94     $18.47     $ --     $21.57
 Route 128 NW
  Bedford, MA............        3       14.09       6.37       --       7.84   15.78       9.18       --      10.43
  Billerica, MA..........        1         --        3.12       --       3.12     --        7.97       --       7.97
  Burlington, MA.........        2       20.31        --        --      20.31   18.45        --        --      18.45
  Lexington, MA(3).......       10       17.31       6.60       --      16.82   17.95       6.60       --      17.42
 Route 128/MA Turnpike
  Waltham, MA............        6       20.99        --        --      20.99   19.12        --        --      19.12
 Route 128 SW
  Westwood, MA...........        2         --         --       4.24      4.24     --         --       5.80      5.80
 Route 128 South
  Quincy, MA.............        1       18.43        --        --      18.43   19.86        --        --      19.86
 Boston..................        1       26.29        --        --      26.29   34.94        --        --      34.94
                               ---      ------     ------     -----    ------  ------     ------     -----    ------
 Subtotal................       31       18.54       7.56      4.24     15.25   19.67      10.04      5.80     16.57
 GREATER WASHINGTON, D.C.
 SW Washington, D.C.(4)..        4       32.89        --        --      32.89   32.97        --        --      32.97
 West End Washington,
 D.C. ...................        1       42.05        --        --      42.05   46.82        --        --      46.82
 Montgomery County, MD
  Bethesda, MD...........        3       20.95        --        --      20.95   21.22        --        --      21.22
  Gaithersburg, MD(5)....        1       17.02        --        --      17.02   18.68        --        --      18.68
 Prince George's County,
 MD
  Landover, MD...........        3         --         --       6.64      6.64     --         --       5.28      5.28
 Fairfax County, VA
  Herndon, VA(6).........        2         --         --        --        --      --         --        --        --
  Reston, VA(7)..........        2         --         --        --        --      --         --        --        --
  Springfield, VA(4)(8)..       11         --        7.95       --       7.95     --        9.65       --       9.65
                               ---      ------     ------     -----    ------  ------     ------     -----    ------
 Subtotal................       27       25.55       7.95      6.64     20.55   30.57       9.65      5.28     25.19
 MIDTOWN MANHATTAN
 Park Avenue.............        1       39.74        --        --      39.74   47.13        --        --      47.13
 GREATER SAN FRANCISCO
  Hayward, CA............        1         --         --       3.90      3.90     --         --       2.81      2.81
  San Francisco, CA(9)...       11         --        7.08      5.24      7.03     --        8.93      5.40      7.82
                               ---      ------     ------     -----    ------  ------     ------     -----    ------
 Subtotal................       12         --        7.08      4.58      6.29     --        8.93      4.11      6.61
 BUCKS COUNTY, PA........        1         --         --       4.75      4.75     --         --       5.38      5.38
 Total...................       72      $28.18     $ 8.77     $5.17    $20.47  $29.70     $ 9.75     $5.27    $23.91
                               ===      ======     ======     =====    ======  ======     ======     =====    ======

----
(1) Base Rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
(2) As used throughout this Prospectus, Annual Net Effective Rent Per Leased Square Foot represents the Base Rent for the month of December 1996, plus annualized monthly tenant pass-throughs of operating and other expenses (but excluding electricity costs paid by tenants) under each lease executed as of December 31, 1996, presented on a straight-line basis in accordance with GAAP, minus amortization of tenant improvement costs and leasing commissions, if any, paid or payable by the Company during such period, annualized.
(3) Does not include rents for one Development Property.
(4) Certain of such Properties are leased on the basis of net usable square feet (which has been converted to net rentable square feet for purposes of this table) due to the requirements of General Services Administration.
(5) The Company will own a 75.0% general partner interest in the limited partnership that will own this Property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this Property.
(6) Does not include rents for two R&D Properties currently under redevelopment by the Company.
(7) Does not include 1996 Base Rent for two Class A Office Buildings currently under development by the Company. The Company is acting as development manager of, and will be the 25.0% member of, the limited liability company that will own the Properties. The Company's economic interest may increase above 25.0% depending upon the achievement of certain performance goals.
(8) Does not include rents for two Office Properties currently under development by the Company.
(9) The Company will own a 35.7% controlling general partnership interest in the nine R&D Properties and two Industrial Properties located in Greater San Francisco, California.

                                    TENANTS

TENANT DIVERSIFICATION

  The Properties currently are leased to over 367 tenants that are engaged in a variety of businesses, including financial services, investment banking, publishing, computer technology, health care services, accounting and law. The following table sets forth information regarding the leases with respect to the 25 largest tenants at the Properties, based on the amount of square footage leased by such tenants as of December 31, 1996:

                                                                    REMAINING               PERCENTAGE
                                                                    LEASE TERM  TOTAL NET  OF AGGREGATE
                                                                        IN      RENTABLE      LEASED
         TENANT                        PROPERTY                       MONTHS   SQUARE FEET SQUARE FEET
         ------                        --------                     ---------- ----------- ------------
General Services
 Administration:(1)
 National Aeronautics
  and Space
  Administration(2)..... Two Independence Square                         187      569,337       7.7%
 U.S. International      The U.S. International Trade
  Trade
  Commission(3)(4)...... Commission Building                               8      217,772       2.9
 U.S. Customs
  Service(5)............ 7601 Boston Boulevard, Building Eight           213      103,750       1.4
 U.S. Department of
  State(6).............. 7500 Boston Boulevard, Building Six              38       79,971       1.1
 U.S. Department of
  State(7).............. 7374 Boston Boulevard, Building Four             45       57,321       0.8
 U.S. Customs
  Service(8)............ 7375 Boston Boulevard, Building Ten               8       11,398       0.2
                                                                                ---------      ----
   Total GSA Square
    Footage.............                                                        1,039,549      14.0
Shearman & Sterling..... 599 Lexington Avenue                            128      355,849       4.8
Office of the
 Comptroller of the
 Currency(9)............ One Independence Square                         113      331,518       4.5
ComputerVision.......... Bedford Business Park                        37-100      273,704       3.7
Lockheed Martin          Democracy Center,
 Corporation(10)........ 8000 Grainger Court, Building Five,
                         7435 Boston Boulevard, Building One,
                         7451 Boston Boulevard, Building Two,
                         7375 Boston Boulevard, Building Ten,
                         and Capital Gallery                           21-66      267,355       3.7
Camp Dresser & McKee,
 Inc. .................. One and Ten Cambridge Center                     39      214,725       2.9
Shaw, Pittman, Potts &
 Trowbridge............. 2300 N Street                                   117      204,154       2.7
The Stride Rite
 Corporation............ 191 Spring Street                               115      162,700       2.2
J.I. Case Company....... 38 Cabot Boulevard                               18      161,000       2.2
Medisense, Inc. ........ Bedford Business Park                           114      150,000       2.0
Jones, Day, Reavis &
 Pogue.................. 599 Lexington Avenue                         62-113      144,289       1.9
Output Technologies,
 Inc. .................. 40-46 Harvard Street                             79      128,105       1.7
Mercer Management
 Consulting, Inc.(11)... 33 Hayden Avenue and 2300 N Street            59-62      119,215       1.6
Harvard Pilgrim Health
 Care, Inc. ............ 100 Hayden Avenue and 170 Tracer Lane         38-47      115,448       1.6
Citibank, N.A. ......... 599 Lexington Avenue                             72      114,350       1.5
American PCS, L.P. ..... Democracy Center                                116      108,591       1.5
State Street Bank
 Realty, Inc............ Newport Office Center                            71       85,366       1.1
The National Gallery of
 Art.................... 2000 South Club Drive, Building Three            22       83,608       1.1
Open Software
 Foundation............. Eleven Cambridge Center                          24       79,616       1.1
Commercial Union
 Insurance Companies ... Newport Office Center                            55       70,878       1.0
Logica North America,
 Inc. .................. 32 Hartwell Avenue                               58       69,154       0.9
Biogen, Inc. ........... Fourteen Cambridge Center                        74       67,362       0.9
Harte-Hanks Data
 Technologies, Inc. .... 164 Lexington Road                               69       64,140       0.9
US Enrichment
 Corporation............ Democracy Center                                 23       63,666       0.9
PAREXEL International
 Corporation............ 195 West Street                                  56       63,500       0.9

--------
(1) All General Services Administration ("GSA") leases are full faith and credit obligations of the United States Government. The GSA accounted for approximately 17.8% of total Base Rent of Office and Industrial Properties for 1996.
(2)  Lease with the GSA for a net usable square footage amount of 488,374.
(3)  Lease with the GSA for a net usable square footage amount of 198,388.
(4) The Company is currently negotiating a ten-year lease extension with the tenant.
(5)  Lease with the GSA for a net usable square footage amount of 99,155.
(6)  Lease with the GSA for a net usable square footage amount of 77,142.
(7)  Lease with the GSA for a net usable square footage amount of 47,629.
(8)  Lease with the GSA for a net usable square footage amount of 9,911.
(9)  Lease measured in net usable square footage of 293,736.
(10) LMC Properties, Inc., a subsidiary of Lockheed Martin Corporation, leases 179,059 of the 267,355 square feet shown. Lockheed Martin Corporation guarantees such leases.
(11) As of December 31, 1996, Mercer Management Consulting, Inc. had 26 months remaining under its lease at 33 Hayden Avenue. On April 2, 1997, Mercer Management Consulting, Inc. signed a 36 month extension to such lease.

LEASE DISTRIBUTION

  The following table sets forth information relating to the distribution of the Company's leases based on square feet, as of December 31, 1996:

                                                                                PERCENTAGE
                                                      PERCENTAGE               OF AGGREGATE
                         NUMBER PERCENT              OF AGGREGATE    ANNUAL       ANNUAL
      SQUARE FEET          OF   OF ALL  TOTAL LEASED    LEASED        BASE         BASE
      UNDER LEASE        LEASES LEASES  SQUARE FEET  SQUARE FEET      RENT         RENT
      -----------        ------ ------- ------------ ------------ ------------ ------------
2,500 or less...........  142     34.7%    204,857        2.8%    $  3,981,789      2.4%
2,501-5,000.............   80     19.6     289,494        3.9        6,234,144      3.7
5,001-7,500.............   39      9.5     240,386        3.2        5,384,928      3.2
7,501-10,000............   23      5.6     191,504        2.6        4,891,892      2.9
10,001-20,000...........   43     10.5     600,200        8.1       12,263,088      7.3
20,001-40,000...........   36      8.8   1,008,203       13.6       18,577,832     11.1
40,001 +................   46     11.2   4,895,807       65.9      115,879,024     69.4
                          ---    -----   ---------      -----     ------------    -----
Total...................  409    100.0%  7,430,451      100.0%    $167,212,697    100.0%
                          ===    =====   =========      =====     ============    =====

LEASE EXPIRATIONS OF OFFICE AND INDUSTRIAL PROPERTIES

  The following table sets forth a schedule of lease expirations for leases in place as of December 31, 1996, for each of the ten years beginning with 1997, for the Office and Industrial Properties, on an aggregate basis by property type and submarket, assuming that none of the tenants exercise renewal options and excluding an aggregate of 448,636 square feet of unleased space. As of December 31, 1996, the average lease term for the portfolio was 5.8 years.

OFFICE PROPERTIES
(MARKET/SUBMARKET)

 CLASS A OFFICE
 BUILDINGS              1997        1998        1999        2000        2001        2002        2003        2004        2005
 --------------      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 GREATER BOSTON
 (1)
 East Cambridge
  Square footage
  of expiring
  leases..........       70,788     106,387      63,691     217,684       2,912           0      25,644           0           0
  Percentage of
  total rentable
  sq. ft..........        12.75%      19.16%      11.47%      39.21%       0.52%       0.00%       4.62%       0.00%       0.00%
  Annual base rent
  (2).............   $1,590,492  $1,375,824  $1,508,100  $6,198,336  $   80,076  $        0  $  576,996  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............           11           5          10           3           1           0           1           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $    22.47  $    12.93  $    23.68  $    28.47  $    27.50  $     0.00  $    22.50  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft.
  w/future step-
  ups (3).........   $    23.90  $    12.93  $    24.04  $    28.56  $    27.50  $     0.00  $    29.52  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    27.92
 Route 128 NW
  Square footage
  of expiring
  leases..........      107,302      31,569     114,624     100,517     208,810      42,380           0           0      90,000
  Percentage of
  total rentable
  sq. ft..........        11.52%       3.39%      12.31%      10.79%      22.42%       4.55%       0.00%       0.00%       9.66%
  Annual base rent
  (2).............   $1,946,196  $  594,144  $1,594,296  $1,927,428  $3,882,760  $  908,616  $        0  $        0  $1,267,992
  No. of tenants
  whose leases ex-
  pire............           26          10           7           9          16           3           0           0           1
  Annualized base
  rent per leased
  sq. ft. ........   $    18.14  $    18.82  $    13.91  $    19.18  $    18.59  $    21.44  $     0.00  $     0.00  $    14.09
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    19.48  $    18.83  $    15.46  $    20.79  $    18.69  $    21.48  $     0.00  $     0.00  $    15.50
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    27.73
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........       43,402      27,883      53,830      85,215      90,674       6,386           0           0           0
  Percentage of
  total rentable
  sq. ft. ........        14.12%       9.07%      17.51%      27.72%       29.5%       2.08%       0.00%       0.00%       0.00%
  Annual base rent
  (2).............      842,988  $  506,004  $1,016,340  $1,848,672  $2,110,980  $  125,760  $        0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            9           7           9           4           3           2           0           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $    19.42  $    18.15  $    18.88  $    21.69  $    23.28  $    19.69  $     0.00  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    19.42  $    18.16  $    18.94  $    21.74  $    25.02  $    21.84  $     0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    26.48
 Route 128 South
  Square footage
  of expiring
  leases..........        4,500           0           0           0      70,878      85,366           0           0           0
  Percentage of
  total rentable
  sq. ft. ........         2.67%       0.00%       0.00%       0.00%      41.98%      50.56%       0.00%       0.00%       0.00%
  Annual base rent
  (2).............   $   18,000  $        0  $        0  $        0  $1,470,719  $1,472,604  $        0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            1           0           0           0           1           1           0           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $     4.00  $     0.00  $     0.00  $     0.00  $    20.75  $    17.25  $     0.00  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     4.00  $     0.00  $     0.00  $     0.00  $    20.75  $    19.50  $     0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    22.00
 GREATER WASHING-
 TON, D.C.
 Southwest Wash-
 ington, D.C.
  Square footage
  of expiring
  leases..........      288,199      48,855      40,204      87,733      51,848       1,892      41,678      52,838           0
  Percentage of
  total rentable
  sq. ft. ........        18.50%       3.20%       2.58%       5.63%       3.33%       0.12%       2.68%       3.39%       0.00%
  Annual base rent
  (2).............   $7,736,964  $1,179,717  $1,311,732  $2,766,368  $1,633,344  $   67,536  $1,079,340  $1,875,749  $        0
  No. of tenants
  whose leases ex-
  pire............           17           5           5          10           8           3           1           1           0
  Annualized base
  rent per leased
  sq. ft. ........   $    26.85  $    24.15  $    32.63  $    31.53  $    31.50  $    35.70  $    25.90  $    35.50  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    26.86  $    24.16  $    32.63  $    31.66  $    32.52  $    39.32  $    25.90  $    44.20  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    34.64
 CLASS A OFFICE                     2007 &
 BUILDINGS              2006        BEYOND
 --------------      ------------ ------------
 GREATER BOSTON
 (1)
 East Cambridge
  Square footage
  of expiring
  leases..........        21,519       46,524
  Percentage of
  total rentable
  sq. ft..........          3.88%        8.38%
  Annual base rent
  (2).............   $   587,472  $   697,860
  No. of tenants
  whose leases ex-
  pire............             1            1
  Annualized base
  rent per leased
  sq. ft. ........   $     27.30  $     15.00
  Annualized base
  rent per leased
  sq. ft.
  w/future step-
  ups (3).........   $     31.80  $     15.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128 NW
  Square footage
  of expiring
  leases..........       162,700            0
  Percentage of
  total rentable
  sq. ft..........         17.47%        0.00%
  Annual base rent
  (2).............   $ 2,904,192  $         0
  No. of tenants
  whose leases ex-
  pire............             1            0
  Annualized base
  rent per leased
  sq. ft. ........   $     17.85  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     22.48  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........             0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%
  Annual base rent
  (2).............   $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128 South
  Square footage
  of expiring
  leases..........             0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%
  Annual base rent
  (2).............   $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER WASHING-
 TON, D.C.
 Southwest Wash-
 ington, D.C.
  Square footage
  of expiring
  leases..........       331,518      582,905
  Percentage of
  total rentable
  sq. ft. ........         21.28%       37.42%
  Annual base rent
  (2).............   $12,094,680  $20,624,885
  No. of tenants
  whose leases ex-
  pire............             1            3
  Annualized base
  rent per leased
  sq. ft. ........   $     36.48  $     35.38
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     37.58  $     37.67
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                        1997         1998        1999        2000         2001         2002         2003        2004
                     -----------  ----------  ----------  -----------  -----------  -----------  ----------  ----------
 West End Washing-
 ton, D.C.
  Square footage
  of expiring
  leases..........             0           0           0            0       39,651            0           0           0
  Percentage of
  total rentable
  sq. ft. ........          0.00%       0.00%       0.00%        0.00%       14.32%       00.00%       0.00%       0.00%
  Annual base rent
  (2).............   $         0  $        0  $        0  $         0  $ 1,149,876  $         0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............             0           0           0            0            1            0           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $     0.00  $     0.00  $      0.00  $     29.00  $      0.00  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (2)....   $      0.00  $     0.00  $     0.00  $      0.00  $     30.78  $      0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     32.00
 Montgomery Coun-
 ty, MD
  Square footage
  of expiring
  leases..........        82,726      97,171      89,447      108,193       68,231      136,129           0           0
  Percentage of
  total rentable
  sq. ft. ........         10.31%      12.11%      11.15%       13.49%        8.51%       16.97%       0.00%       0.00%
  Annual base rent
  (2).............   $ 1,639,463  $2,135,016  $1,918,748  $ 2,513,928  $ 1,526,040  $ 2,980,728  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            15           8          11           13            7            3           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $     19.82  $    21.97  $    21.45  $     23.24  $     22.37  $     21.90  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     19.82  $    22.44  $    22.26  $     24.46  $     23.07  $     24.70  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     24.01
 MIDTOWN MANHATTAN
 (5)
 Park Avenue
  Square footage
  of expiring
  leases..........        35,971      33,725         350       19,118            0      385,656      21,365      10,237
  Percentage of
  total rentable
  sq. ft. ........          3.60%       3.37%       0.03%        1.91%        0.00%       38.56%       2.14%       1.02%
  Annual base rent
  (2).............   $ 1,686,540  $1,855,236  $   32,820  $   982,152  $         0  $16,466,604  $1,565,340  $  469,524
  No. of tenants
  whose leases ex-
  pire............             3           2           1            3            0           11           5           3
  Annualized base
  rent per leased
  sq. ft. ........   $     46.89  $    55.01  $    93.77  $     51.37  $      0.00  $     42.70  $    73.27  $    45.87
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     46.89  $    55.01  $   105.36  $     51.37  $      0.00  $     47.26  $    81.07  $    48.29
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     44.50
 TOTAL CLASS A OF-
 FICE BUILDINGS
  Square footage
  of expiring
  leases..........       632,888     346,590     362,146      618,460      533,004      657,309      88,687      63,075
  Percentage of
  total rentable
  sq. ft. ........         11.24%       6.16%       6.43%       10.98%        9.47%       11.68%       1.58%       1.12%
  Annual base rent
  (2).............   $15,460,643  $7,645,941  $7,382,036  $16,236,884  $11,853,795  $22,021,848  $3,221,676  $2,345,273
  No. of tenants
  whose leases ex-
  pire............            82          37          43           42           37           23           7           4
  Annualized base
  rent per leased
  sq. ft. ........   $     24.43  $    22.06  $    20.38  $     26.25  $     22.24  $     33.48  $    36.33  $    37.18
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     24.82  $    22.19  $    21.16  $     26.79  $     22.89  $     36.82  $    40.24  $    44.86
  Company Quoted
  Rental Rate per
         sq. ft. (4).....   $     31.93
                                                2007 &
                        2005        2006        BEYOND
                     ----------- ------------ ------------
 West End Washing-
 ton, D.C.
  Square footage
  of expiring
  leases..........            0      204,154            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       73.73%        0.00%
  Annual base rent
  (2).............   $        0  $ 9,102,276  $         0
  No. of tenants
  whose leases ex-
  pire............            0            1            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00  $     44.59  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (2)....   $     0.00  $     55.68  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Montgomery Coun-
 ty, MD
  Square footage
  of expiring
  leases..........       36,081      152,978        4,664
  Percentage of
  total rentable
  sq. ft. ........         4.50%       19.07%        0.58%
  Annual base rent
  (2).............   $  793,692  $ 3,327,348  $    60,000
  No. of tenants
  whose leases ex-
  pire............            2            3            1
  Annualized base
  rent per leased
  sq. ft. ........   $    22.00  $     21.75  $     12.86
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    26.61  $     22.92  $     12.86
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 MIDTOWN MANHATTAN
 (5)
 Park Avenue
  Square footage
  of expiring
  leases..........        8,890       18,297      439,399
  Percentage of
  total rentable
  sq. ft. ........         0.89%        1.83%       43.94%
  Annual base rent
  (2).............   $  516,996  $   841,656  $14,513,563
  No. of tenants
  whose leases ex-
  pire............            2            2            4
  Annualized base
  rent per leased
  sq. ft. ........   $    58.15  $     46.00  $     33.03
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    60.28  $     46.92  $     35.06
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL CLASS A OF-
 FICE BUILDINGS
  Square footage
  of expiring
  leases..........      134,971      891,166    1,073,492
  Percentage of
  total rentable
  sq. ft. ........         2.40%       15.83%       19.07%
  Annual base rent
  (2).............   $2,578,680  $28,857,624  $35,896,308
  No. of tenants
  whose leases ex-
  pire............            5            9            9
  Annualized base
  rent per leased
  sq. ft. ........   $    19.11  $     32.38  $     33.44
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    21.42  $     36.51  $     35.51
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

R&D PROPERTIES

 GREATER BOSTON
 East Cambridge
  Square footage
  of expiring
  leases..........             0           0           0            0            0            0      67,362           0
  Percentage of
  total rentable
  sq. ft. ........          0.00%       0.00%       0.00%        0.00%        0.00%        0.00%     100.00%       0.00%
  Annual base rent
  (2).............   $         0  $        0  $        0  $         0  $         0  $         0  $1,276,512  $        0
  No. of tenants
  whose leases ex-
  pire............             0           0           0            0            0            0           1           0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $     0.00  $     0.00  $      0.00  $      0.00  $      0.00  $    18.95  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      0.00  $     0.00  $     0.00  $      0.00  $      0.00  $      0.00  $    25.28  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     30.00
 GREATER BOSTON
 East Cambridge
  Square footage
  of expiring
  leases..........            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%        0.00%        0.00%
  Annual base rent
  (2).............   $        0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            0            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00  $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                        1997        1998        1999        2000       2001      2002       2003      2004    2005      2006
                     ----------  ----------  ----------  ----------  --------  --------  ----------  -------  -----  ----------
 Route 128 NW
  Square footage
  of expiring
  leases..........       30,000           0      50,000     133,000         0    64,140      50,704        0      0     150,000
  Percentage of
  total rentable
  sq. ft. ........         6.28%       0.00%      10.46%      27.83%     0.00%    13.42%      10.61%    0.00%  0.00%      31.39%
  Annual base rent
  (2).............   $  198,000  $        0  $  300,000  $  720,528  $      0  $400,872  $  336,264  $     0  $   0  $1,087,488
  No. of tenants
  whose leases ex-
  pire............            1           0           1           2         0         1           1        0      0           1
  Annualized base
  rent per leased
  sq. ft. ........   $     6.60  $     0.00  $     6.00  $     5.42  $   0.00  $   6.25  $     6.63  $  0.00  $0.00  $     7.25
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     6.60  $     0.00  $     6.00  $     5.68  $   0.00  $   6.25  $     6.63  $  0.00  $0.00  $     7.25
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     8.93
 GREATER WASHING-
 TON, D.C.
 Fairfax County,
 VA
  Square footage
  of expiring
  leases..........       44,433     165,863      47,001     190,361    41,793         0           0    5,600      0           0
  Percentage of
  total rentable
  sq. ft. ........         7.02%      26.20%       7.42%      30.07%     6.60%     0.00%       0.00%    0.88%  0.00%       0.00%
  Annual base rent
  (2).............   $  494,196  $1,181,748  $  573,672  $1,798,008  $494,628  $      0  $        0  $35,652  $   0  $        0
  No. of tenants
  whose leases ex-
  pire............            3           9           1           6         2         0           0        1      0           0
  Annualized base
  rent per leased
  sq. ft..........   $    11.12  $     7.12  $    12.21  $     9.45  $  11.84  $   0.00  $     0.00  $  6.37  $0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    11.12  $     7.32  $    12.29  $     9.54  $  12.91  $   0.00  $     0.00  $  7.83  $0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    12.04
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........       46,050      23,950      25,150      19,519     7,000     6,000       2,000        0      0           0
  Percentage of
  total rentable
  sq. ft. ........        31.87%      16.58%      17.41%      13.51%     4.84%     4.15%       1.38%    0.00%  0.00%       0.00%
  Annual base rent
  (2).............   $  377,260  $  193,740  $  184,896  $  160,032  $ 53,220  $ 46,980  $   14,160  $     0  $   0  $        0
  No. of tenants
  whose leases ex-
  pire............           30          11          11           5         3         2           1        0      0           0
  Annualized base
  rent per leased
  sq. ft..........   $     8.19  $     8.09  $     7.35  $     8.20  $   7.60  $   7.83  $     7.08  $  0.00  $0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     8.26  $     8.29  $     7.86  $     8.51  $   8.66  $   8.28  $     8.52  $  0.00  $0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     7.80
 TOTAL R&D PROPER-
 TIES
  Square footage
  of expiring
  leases..........      120,483     189,813     122,151     342,880    48,793    70,140     120,066    5,600      0     150,000
  Percentage of
  total rentable
  sq. ft. ........         9.11%      14.35%       9.23%      25.92%     3.69%     5.30%       9.08%    0.42%  0.00%      11.34%
  Annual base rent
  (2).............   $1,069,456  $1,375,488  $1,058,568  $2,678,568  $547,848  $447,852  $1,626,936  $35,652  $   0  $1,087,488
  No. of tenants
  whose leases ex-
  pire............           34          20          13          13         5         3           3        1      0           1
  Annualized base
  rent per leased
  sq. ft..........   $     8.88  $     7.25  $     8.67  $     7.81  $  11.23  $   6.39  $    13.55  $  6.37  $0.00  $     7.25
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     8.90  $     7.45  $     9.06  $     7.98  $  12.30  $   6.42  $    17.13  $  7.83  $0.00  $     7.25
  Company Quoted
  Rental Rate per
         sq. ft. (4).....   $    11.37
                       2007 &
                       BEYOND
                     -----------
 Route 128 NW
  Square footage
  of expiring
  leases..........            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%
  Annual base rent
  (2).............   $        0
  No. of tenants
  whose leases ex-
  pire............            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER WASHING-
 TON, D.C.
 Fairfax County,
 VA
  Square footage
  of expiring
  leases..........      103,750
  Percentage of
  total rentable
  sq. ft. ........        16.39%
  Annual base rent
  (2).............   $1,422,972
  No. of tenants
  whose leases ex-
  pire............            1
  Annualized base
  rent per leased
  sq. ft..........   $    13.72
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    13.86
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%
  Annual base rent
  (2).............   $        0
  No. of tenants
  whose leases ex-
  pire............            0
  Annualized base
  rent per leased
  sq. ft..........   $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL R&D PROPER-
 TIES
  Square footage
  of expiring
  leases..........      103,750
  Percentage of
  total rentable
  sq. ft. ........         7.84%
  Annual base rent
  (2).............   $1,422,972
  No. of tenants
  whose leases ex-
  pire............            1
  Annualized base
  rent per leased
  sq. ft..........   $    13.72
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    13.86
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
INDUSTRIAL PROPERTIES
(MARKET/SUBMARKET)

 GREATER BOSTON
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........            0           0      23,904      56,747    10,829         0     128,105        0      0           0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%       9.67%      22.94%     4.38%     0.00%      51.80%    0.00%  0.00%       0.00%
  Annual base rent
  (2).............   $        0  $        0  $   77,676  $  368,856  $ 95,292  $      0  $  391,728  $     0  $   0  $        0
  No. of tenants
  whose leases ex-
  pire............            0           0           1           1         1         0           1        0      0           0
  Annualized base
  rent per leased
  sq. ft.  .......   $     0.00  $     0.00  $     3.25  $     6.50  $   8.80  $   0.00  $     3.06  $  0.00  $0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00  $     0.00  $     3.25  $     6.50  $   8.80  $   0.00  $     6.32  $  0.00  $0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     6.10
 GREATER WASHING-
 TON, D.C.
 Prince George's
 County, MD
  Square footage
  of expiring
  leases..........       63,341     138,971           0      21,064         0         0           0        0      0           0
  Percentage of
  total rentable
  sq. ft. ........        26.76%      58.70%       0.00%       8.90%     0.00%     0.00%       0.00%    0.00%  0.00%       0.00%
  Annual base rent
  (2).............   $  407,304  $  963,768  $        0  $  115,428  $      0  $      0  $        0  $     0  $   0  $        0
  No. of tenants
  whose leases ex-
  pire............            2           5           0           1         0         0           0        0      0           0
  Annualized base
  rent per leased
  sq. ft. ........   $     6.43  $     6.94  $     0.00  $     5.48  $   0.00  $   0.00  $     0.00  $  0.00  $0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     7.10  $     7.13  $     0.00  $     5.48  $   0.00  $   0.00  $     0.00  $  0.00  $0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     5.00
 GREATER BOSTON
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%
  Annual base rent
  (2).............   $        0
  No. of tenants
  whose leases ex-
  pire............            0
  Annualized base
  rent per leased
  sq. ft.  .......   $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER WASHING-
 TON, D.C.
 Prince George's
 County, MD
  Square footage
  of expiring
  leases..........            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%
  Annual base rent
  (2).............   $        0
  No. of tenants
  whose leases ex-
  pire............            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                        1997         1998         1999        2000         2001         2002         2003        2004
                     -----------  -----------  ----------  -----------  -----------  -----------  ----------  ----------
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........             0       20,000      40,000            0       60,000            0           0           0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        7.12%      14.23%        0.00%       21.35%        0.00%       0.00%       0.00%
  Annual base rent
  (2).............   $         0  $    98,400  $  216,000  $         0  $   234,000  $         0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............             0            1           1            0            1            0           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $      4.92  $     5.40  $      0.00  $      3.90  $      0.00  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      0.00  $      5.75  $     5.95  $      0.00  $      3.90  $      0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $      4.75
 BUCKS COUNTY, PA
  Square footage
  of expiring
  leases..........             0      161,000           0            0            0            0           0           0
  Percentage of
  total rentable
  sq. ft. ........          0.00%      100.00%       0.00%        0.00%        0.00%        0.00%       0.00%       0.00%
  Annual base rent
  (2).............   $         0  $   764,748  $        0  $         0  $         0  $         0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............             0            1           0            0            0            0           0           0
  Annualized base
  rent per leased
  sq. ft. ........   $      0.00  $      4.75  $     0.00  $      0.00  $      0.00  $      0.00  $     0.00  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      0.00  $      4.75  $     0.00  $      0.00  $      0.00  $      0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $      7.50
 TOTAL INDUSTRIAL
 PROPERTIES
  Square footage
  of expiring
  leases..........        63,341      319,971      63,904       77,811       70,829            0     128,105           0
  Percentage of
  total rentable
  sq. ft. ........          6.84%       34.55%       6.90%        8.40%        7.65%        0.00%      13.83%       0.00%
  Annual base rent
  (2).............   $   407,304  $ 1,826,916  $  293,676  $   484,284  $   329,292  $         0  $  391,728  $        0
  No. of tenants
  whose leases ex-
  pire............             2            7           2            2            2            0           1           0
  Annualized base
  rent per leased
  sq. ft. ........   $      6.43  $      5.71  $     4.60  $      6.22  $      4.65  $      0.00  $     3.06  $     0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $      7.10  $      6.71  $     5.56  $      8.70  $      5.09  $      0.00  $     6.32  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $      5.65
 TOTAL OFFICE AND
 INDUSTRIAL PROP-
 ERTIES
  Square footage
  of expiring
  leases (6)......       816,712      856,374     548,201    1,039,151      652,626      727,949     336,858      68,675
  Percentage of
  total rentable
  sq. ft..........         10.36%       10.87%       6.96%       13.19%        8.28%        9.24%       4.28%       0.87%
  Annual base rent
  (2).............   $16,937,403  $10,848,345  $8,734,280  $19,399,736  $12,730,935  $22,469,700  $5,240,340  $2,380,925
  No. of tenants
  whose leases ex-
  pire............           118           64          58           57           44           26          11           5
  Annualized base
  rent per leased
  sq. ft. ........   $     20.74  $     12.67  $    15.93  $     18.67  $     19.51  $     30.87  $    15.56  $    34.67
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     23.14  $     14.28  $    18.67  $     24.49  $     20.75  $     36.82  $    18.27  $    44.86
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     25.39
                                                2007 &
                        2005        2006        BEYOND
                     ----------- ------------ ------------
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%        0.00%        0.00%
  Annual base rent
  (2).............   $        0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            0            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00  $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 BUCKS COUNTY, PA
  Square footage
  of expiring
  leases..........            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%        0.00%        0.00%
  Annual base rent
  (2).............   $        0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            0            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00  $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL INDUSTRIAL
 PROPERTIES
  Square footage
  of expiring
  leases..........            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%        0.00%        0.00%
  Annual base rent
  (2).............   $        0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            0            0
  Annualized base
  rent per leased
  sq. ft. ........   $     0.00  $      0.00  $      0.00
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $     0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL OFFICE AND
 INDUSTRIAL PROP-
 ERTIES
  Square footage
  of expiring
  leases (6)......      134,971    1,041,166    1,177,242
  Percentage of
  total rentable
  sq. ft..........         1.71%       13.21%       14.94%
  Annual base rent
  (2).............   $2,578,680  $29,945,112  $37,319,280
  No. of tenants
  whose leases ex-
  pire............            5           10           10
  Annualized base
  rent per leased
  sq. ft. ........   $    19.11  $     28.76  $     31.70
  Annualized base
  rent per leased
  sq. ft. w/future
  step-ups (3)....   $    21.42  $     36.51  $     35.51
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

----
(1) The Company owns one Office Property in Boston which is used exclusively as the Company's headquarters.
(2) Base rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.
(3) Represents Base Rent as described in footnote (2) above, but also reflects contractual increases in monthly base rental amounts that occur after December 31, 1996.
(4) Represents weighted average rental rates per square foot quoted by the Company as of January 1, 1997, based on total net rentable square feet of Company Properties in the submarket. These rates have not been adjusted to a full-service equivalent rate in markets in which the Company's rates are not quoted on a full-service basis.
(5) Mandatory expansion rights for Orrick Herrington & Sutcliffe LLP and Shearman & Sterling totaling 83,000 square feet have been reflected in this lease expiration schedule.
(6) As of May 22, 1997, 365,786 square feet, or 45% of the total 812,485 square feet expiring, had been renewed at an average rent of $29.73 per square foot.

HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS

  The following table sets forth certain historical information regarding recurring tenant improvement and leasing commission costs for tenants at the Office and Industrial Properties during the years ending December 31, 1992 through December 31, 1996.

                                                                      WEIGHTED
                               1992    1993    1994    1995    1996   AVERAGE
OFFICE PROPERTIES             ------- ------- ------- ------- ------- --------
 Class A Office Buildings
RENEWALS
 Number of leases...........       39      34      30      36      45
 Square feet................  298,580 163,008 239,441  78,216 226,941
 Tenant improvement costs
  per square foot...........   $ 1.63  $ 0.47  $ 2.70  $ 0.48  $ 2.80  $ 1.87
 Leasing commission costs
  per square foot...........     0.30    0.26    0.93    1.32    1.67    0.83
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 1.93  $ 0.73  $ 3.63  $ 1.80  $ 4.47  $ 2.70
                              ======= ======= ======= ======= =======  ======
NEW LEASES
 Number of leases...........       38      43      57      58      60
 Square feet................  374,558 288,287 451,018 690,297 782,782
 Tenant improvement costs
  per square foot...........   $10.50  $10.43  $10.53  $ 8.08  $10.33  $ 9.80
 Leasing commission costs
  per square foot...........     2.06    2.38    2.02    3.59    2.88    2.75
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $12.56  $12.81  $12.55  $11.67  $13.21  $12.55
                              ======= ======= ======= ======= =======  ======
TOTAL
 Number of leases...........       77      77      87      94     104
 Square feet................  673,138 451,295 690,459 768,513 970,072
 Tenant improvement costs
  per square foot...........   $ 6.57  $ 6.83  $ 7.81  $ 7.30  $ 8.99  $ 7.66
 Leasing commission costs
  per square foot...........     1.28    1.62    1.64    3.36    2.41    2.15
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 7.85  $ 8.45  $ 9.45  $10.66  $11.40  $ 9.81
                              ======= ======= ======= ======= =======  ======
 R&D Properties
RENEWALS
 Number of leases...........        7      11       9      10      11
 Square feet................   58,400  20,890  49,552  31,492 139,254
 Tenant improvement costs
  per square foot...........   $ 2.73  $ 2.22  $ 0.74  $ 1.35  $ 0.98  $ 1.41
 Leasing commission costs
  per square foot...........     0.12    2.36    0.59    1.12    0.65    0.70
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 2.85  $ 4.58  $ 1.33  $ 2.47  $ 1.63  $ 2.11
                              ======= ======= ======= ======= =======  ======
NEW LEASES
 Number of leases...........       28      26      20      16      16
 Square feet................  126,670 146,067 228,780 145,581 198,442
 Tenant improvement costs
  per square foot...........   $ 3.42  $ 4.02  $ 0.19  $ 7.23  $15.01  $ 6.04
 Leasing commission costs
  per square foot...........     0.84    1.66    0.34    0.75    1.62    1.01
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 4.26  $ 5.68  $ 0.53  $ 7.98  $16.63  $ 7.05
                              ======= ======= ======= ======= =======  ======
TOTAL
 Number of leases...........       35      37      29      26      27
 Square feet................  185,070 166,957 276,332 177,073 337,676
 Tenant improvement costs
  per square foot...........   $ 3.21  $ 3.79  $ 0.29  $ 6.18  $ 9.23  $ 4.83
 Leasing commission costs
  per square foot...........     0.61    1.74    0.39    0.81    1.22    0.93
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 3.82  $ 5.53  $ 0.68  $ 6.99  $10.45  $ 5.76
                              ======= ======= ======= ======= =======  ======
INDUSTRIAL PROPERTIES
RENEWALS
 Number of leases...........        1       0       2       4       3
 Square feet................   13,367       0  13,367  71,283  46,117
 Tenant improvement costs
  per square foot...........   $ 2.27  $ 0.00  $ 0.00  $ 0.00  $ 0.00  $ 0.21
 Leasing commission costs
  per square foot...........     0.00    0.00    0.32    0.06    0.57    0.24
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 2.27  $ 0.00  $ 0.32  $ 0.06  $ 0.57  $ 0.45
                              ======= ======= ======= ======= =======  ======
NEW LEASES
 Number of leases...........        3       4       4       9       5
 Square feet................   31,106 241,500 119,160 237,105  82,031
 Tenant improvement costs
  per square foot...........   $ 1.00  $ 0.12  $ 1.58  $ 0.19  $ 1.09  $ 0.54
 Leasing commission costs
  per square foot...........     1.33    0.16    2.08    1.09    1.25    0.97
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 2.33  $ 0.28  $ 3.66  $ 1.28  $ 2.34  $ 1.51
                              ======= ======= ======= ======= =======  ======
TOTAL
 Number of leases...........        4       4       6      13       8
 Square feet................   44,473 241,500 132,521 308,388 128,148
 Tenant improvement costs
  per square foot...........   $ 1.38  $ 0.12  $ 1.42  $ 0.15  $ 0.70  $ 0.48
 Leasing commission costs
  per square foot...........     0.93    0.16    1.90    0.85    1.01    0.84
                              ------- ------- ------- ------- -------  ------
  Total tenant improvement
   and leasing commission
   costs per square foot....   $ 2.31  $ 0.28  $ 3.32  $ 1.00  $ 1.71  $ 1.32
                              ======= ======= ======= ======= =======  ======

                                                                       WEIGHTED
TOTAL OFFICE AND          1992    1993     1994      1995      1996    AVERAGE
INDUSTRIAL PROPERTIES    ------- ------- --------- --------- --------- --------
RENEWALS
 Number of leases(1)...       47      45        41        50        59
 Square feet(1)........  370,347 183,898   302,360   180,991   412,312
 Tenant improvement
  costs per square
  foot.................    $1.83   $0.67     $2.26     $0.44     $1.87   $1.60
 Leasing commission
  costs per square
  foot.................     0.26    0.50      0.85      0.79      1.20    0.75
                         ------- ------- --------- --------- ---------  ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $2.09   $1.17     $3.11     $1.23     $3.07   $2.35
                         ======= ======= ========= ========= =========  ======
NEW LEASES
 Number of leases(2)...       69      73        81        83        81
 Square feet(2)........  532,334 675,854   796,958 1,072,983 1,063,235
 Tenant improvement
  costs per square
  foot.................    $8.26   $5.36     $6.25     $6.22    $10.49   $7.44
 Leasing commission
  costs per square
  foot.................     1.73    1.43      1.55      2.65      2.52    2.09
                         ------- ------- --------- --------- ---------  ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $9.99   $6.79     $7.80     $8.87    $13.01   $9.53
                         ======= ======= ========= ========= =========  ======
TOTAL
 Number of leases......      116     118       122       133       140
 Square feet...........  902,681 859,752 1,099,318 1,253,974 1,475,547
 Tenant improvement
  costs per square
  foot.................    $5.62   $4.35     $5.15     $5.39     $8.09   $5.93
 Leasing commission
  costs per square
  foot.................     1.12    1.23      1.36      2.38      2.16    1.74
                         ------- ------- --------- --------- ---------  ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $6.74   $5.58     $6.51     $7.77    $10.25   $7.67
                         ======= ======= ========= ========= =========  ======

--------
(1) Does not include retained tenants that have relocated to new space or expanded into new space.
(2) Includes retained tenants that have relocated or expanded into new space.

HISTORICAL CAPITAL EXPENDITURES

  For each of the years 1997 and 1998, the Company projects the cost of building improvements and equipment upgrades (excluding the costs of tenant improvements) at the Office and Industrial Properties to be approximately $1,642,000 (or $0.20 per square foot), which cost is expected to be paid from operating cash flows.

  The following table sets forth certain historical information regarding recurring capital expenditures at the Office and Industrial Properties for the years ending December 31, 1992 through December 31, 1996.

                                          YEAR ENDED DECEMBER 31,
                                     ---------------------------------- ANNUAL
                                      1992   1993   1994   1995   1996  AVERAGE
                                     ------ ------ ------ ------ ------ -------
                                                   (IN THOUSANDS)
Recurring capital expenditures...... $1,425 $1,547 $1,812 $1,618 $1,803 $1,642

  The following table sets forth historical capital expenditures at the Hotel Properties incurring during the years ending December 31, 1992 through December 31, 1996. The average cost is presented below:

                                          YEAR ENDED DECEMBER 31,
                                      -------------------------------- ANNUAL
                                       1992  1993  1994   1995   1996  AVERAGE
                                      ------ ---- ------ ------ ------ -------
                                                   (IN THOUSANDS)
Hotel improvements, equipment
 upgrades and replacements........... $3,182 $836 $1,917 $4,420 $3,041 $2,679

TENANT RELATIONS

  The Company believes that its relationship with tenants contributes in large part to its success in attracting, expanding and retaining its quality and diverse tenant base. The Company strives to develop and maintain good relationships with tenants through its active management style and by being responsive to individual tenants' needs. The Company services tenants primarily through its on site, professional management staff. Management believes that tenant satisfaction fosters long-term tenant relationships and creates expansion opportunities, which, in turn, enhance the Company's ability to maintain and increase occupancy rates.

HISTORICAL LEASE RENEWALS

  The following table sets forth certain historical information regarding tenants at the Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                      TOTAL/
                                                                     WEIGHTED
                                                                      AVERAGE
                              1993      1994       1995      1996    1993-1996
                             -------  ---------  ---------  -------  ---------
Number of leases expired
 during calendar year......       95        105         95      104        100
Aggregate net rentable
 square footage of expiring
 leases....................  916,164  1,395,922  1,008,579  892,486  1,053,288
Number of lease renewals...       49         45         53       62         52
Aggregate net rentable
 square footage of lease
 renewals..................  336,156    452,885    444,229  451,504    421,194
Percentage of leases
 renewed...................     51.6%      42.9%      55.8%    59.6%      52.0%
Percentage of expiring net
 rentable square footage
 renewed...................     36.7%      32.4%      44.1%    50.6%      40.0%

                             THE OFFICE PROPERTIES

  The Office Properties consist of the 36 Class A Office Buildings, including three Development Properties, and the 27 R&D Properties, including four Development Properties. The Company's 36 Class A Office Buildings contain approximately 6.2 million net rentable square feet in urban and suburban settings in Greater Boston, Greater Washington, D.C. and midtown Manhattan. The Company's Class A Office Buildings include 599 Lexington Avenue in midtown Manhattan, which has approximately 1.0 million net rentable square feet. As of December 31, 1996, the Class A Office Buildings (excluding the Development Properties) had an occupancy rate of 96%. Thirty-five of the Class A Office Buildings including Development Properties (consisting of approximately 6.1 million rentable square feet), have been built or substantially redeveloped since 1980.

  The 27 R&D Properties contain approximately 1.6 million net rentable square feet and consist primarily of suburban properties located in the Springfield, Virginia submarket of Greater Washington, D.C. and the East Cambridge and Route 128 Northwest submarkets of Greater Boston. Seventeen of the R&D Properties (including Development Properties), totaling approximately 1.4 million net rentable square feet, have been built or substantially renovated since 1980. As of December 31, 1996, the R&D Properties (excluding the Development Properties) had an occupancy rate of 96%.

  Management believes that the location and quality of construction of the Office Properties, as well as the Company's reputation for providing a high level of tenant service, have enabled the Company to attract and retain a diverse tenant base. As of January 1, 1997, the Office Properties were leased to 353 tenants, and no single tenant, other than the General Services Administration, whose lease obligations are full faith and credit obligations of the United States government, accounted for more than approximately 7.2% of the aggregate Base Rent of the Company's Office and Industrial Properties.

GREATER BOSTON OFFICE MARKET

  Greater Boston, the seventh largest metropolitan area in the United States, has a strong and diverse economy and is a nationally recognized center of higher education, technological entrepreneurship, investment management, health care and research and development. Economic growth during the 1990's substantially increased demand for office space while there has been little addition to the total office space supply of approximately 103 million square feet in this market area defined by the cities and towns within or adjacent to the US I-495 outer circumferential highway. This has resulted in substantial absorption of available space accompanied by rising rents. Between 1992 and 1996, according to information provided by Spaulding & Slye, the office space availability rate in this market (space currently available direct from landlord or by sublease, or scheduled to become available within 12 months) declined from 16.0% to 8.3% while average quoted rents increased 23%, and the Direct Vacancy Rate was only 5.0% at the end of 1996. During this same 1992-96 period office space supply grew by only 1.3% (351,000 square feet) and there was net absorption of approximately 10.8 million square feet at a relatively steady rate (approximately 1.8 million square feet in 1992, 2.2 million square feet annually 1993-95, and 2.3 million square feet in 1996).

  The Company expects this positive office space demand-supply relationship to further strengthen due to the growing economy and anticipated increases in population and employment. Between 1996 and 2001 the population of metropolitan Boston is expected to grow by approximately 231,000, with an increase in total employment of approximately 106,000, an increase in office employment alone of approximately 56,000, and substantial resulting need for office space. The Company believes this expected growth in demand will result in further increases in rental rates in Greater Boston generally and particularly in the three submarkets in which the Company's Greater Boston office properties are concentrated, which are already experiencing low vacancy rates and have substantial limitations on potential increases in supply because of limited sites available for development and significant regulatory obstacles to development. These submarkets are East Cambridge, a market area directly across the Charles River from downtown Boston that includes MIT, and two submarkets adjacent to each other along the west/northwest quadrant of "Route 128," the inner circumferential highway known for its concentration of high-technology firms. According to Spaulding & Slye, the Direct Vacancy rates at the end of 1996 of these submarkets, and their supply sizes, were as follows: 1.8% Direct Vacancy in the 6.5 million square feet East Cambridge submarket; 2.6% Direct Vacancy in the 11.5 million square feet Route 128/West submarket; and 5.3% Direct Vacancy in the 7.2 million square feet Route 128 Northwest submarket.

  The Greater Boston economy is strong and competitive due to its diversity. The Greater Boston market is characterized by four core industry groups: (i) information technology, (ii) financial services, (iii) health care, and (iv) research and development, including both academic and commercial research. Local businesses within these industry groups successfully compete both nationally and internationally. Growth in the area has centered around the emergence of a large number of small to medium-sized companies within these industry groups.

  Over 60 colleges and universities are located within the Greater Boston area, attracting to the region in excess of 240,000 students from both within the United States and abroad. These colleges and universities, including Harvard University, MIT, Tufts University, Brandeis University, Boston College, Northeastern University and Boston University, contribute $5 billion annually to the local economy and draw a diverse and talented student population to the region. Many graduates remain in the area, providing local businesses with a highly-educated, top-quality workforce.

  According to the Massachusetts Department of Employment and Training, the Boston area's employment base has expanded by 22% since 1992 to its current size of almost 2 million jobs. The service sector continues to increase its share of the region's economy, currently accounting for 39% of the employment base. As a result of the steady growth in the Boston economy, the local unemployment rate has fallen from 7.0% in 1992 to 3.4% in 1996.

  In addition to its expanding economy, Massachusetts has a high and rising standard of living. Per capita income in the State is growing at a faster pace than both the nation and the New England region as a whole. According to the U.S. Commerce Department, per capita income in Massachusetts grew by 6.4% to $28,021 in 1995, which was the second largest gain in the nation for that year, and grew another 4.5% to $29,288 in 1996.

  The Company believes that the prospects for continued economic growth in the region are excellent because of the diverse mix of companies in the area, which has helped to create an economy which is both broad and deep, the local availability of venture and growth capital, the vitality of the City of Boston as a business, cultural and residential center, and the major improvements in transportation infrastructure currently underway.

COMPANY'S HEADQUARTERS


  The Company's only Office Property in downtown Boston is Eight Arlington Street, an historic, six-story Class A office building that serves as the Company's headquarters. The building has a brownstone structure and is situated among numerous other historic brick and brownstone buildings in Boston's Back Bay. The building is directly across from the Boston Public Garden and is only a short walk from Beacon Hill and the downtown Boston financial district. The Property contains approximately 26,990 rentable square feet of office space, as well as 3,536 square feet of storage space. The building is located on an approximately 8,000 square foot parcel of land, with executive parking for four cars available on site. The building was originally constructed in two phases in 1860 and 1920 and was completely renovated by the Company in 1989.

EAST CAMBRIDGE OFFICE SUBMARKET

  The Cambridge office market contains 9.8 million square feet and accounts for 9% of Greater Boston's 103.3 million square foot office supply. According to Spaulding & Slye, the availability rate in Cambridge as a whole fell from 12% in 1992 to 5.5% in 1996, with 909,000 square feet absorbed while only 300,000 square feet were added to the supply. The presence of both Harvard University and MIT attracts existing firms and is a source of new business formation. In addition, the City benefits from proximity to Logan Airport and to Boston across the Charles River as well as from its own urban attractions. Office development has also been aided by the availability of rapid transit and has concentrated along areas served by the Red and Green Lines of the Metropolitan Boston Transit Authority (the "MBTA").

  The East Cambridge submarket accounted for the majority of the growth in supply that occurred in Cambridge during the 1980's and with 6.5 million square feet, East Cambridge is now this city's largest and most active submarket, accounting for 67% of the total office space inventory. The office development in East Cambridge was in significant part the result of city government initiatives that were accompanied by substantial roadway, open space and other infrastructure improvements and expansions of supporting retail and business services. According to Spaulding & Slye, the availability rate in this submarket fell from 10.7% in 1992 to 5.7% in 1996 and the Direct Vacancy was only 1.8% at the end of 1996. The positive impact of supply reductions on rent levels lagged behind absorption but is now becoming evident; during 1992-1994 asking rents continued their post-1980's decline, and reached a low of $18.67 per square foot in 1994, before rebounding sharply during the succeeding two years and reaching $26.70 per square foot at the end of 1996. The Company believes these rent levels are still 20-25% below current replacement cost rents and will continue to increase significantly.

  The Company's East Cambridge Office Properties consist of four Class A Office Buildings and one R&D Property.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the East Cambridge office submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  11%              $20.54
1993                   9%               19.03
1994                   9%               18.67
1995                   6%               21.64
1996                   6%               26.70

 Description of the Company's Cambridge Center Development Project

  All of the Company's Properties in East Cambridge are located in Cambridge Center, a major mixed-use urban center developed by the Company on a 24-acre site at the center of Kendall Square, Cambridge, Massachusetts, directly across the Charles River from downtown Boston and immediately adjacent to the East Campus of MIT. The Company has developed this project in close cooperation with the City of Cambridge after being selected as developer by the Cambridge Redevelopment Authority through a public competition. It is the centerpiece of the revitalized Kendall Square area and the Company believes it is the premier office development in the Cambridge market. As of December 31, 1996, the Company's East Cambridge Office Properties had an occupancy rate of 100%.

  The master plan for Cambridge Center provides for over 2.7 million square feet of new development. The primary office and high-end research and development uses are supported by many services and amenities included in the development, which include: the Company's 431-room Marriott(R) Hotel with health club, meeting, function and conference facilities; extensive tenant and visitor parking providing the highest parking ratio available in the East Cambridge market; direct rapid transit service by the Kendall Station of the MBTA Red Line; major new urban parks and plazas constructed specifically for Cambridge Center; and a wide range of restaurants, shops and business services both directly in the development and in the immediately surrounding Kendall Square area.

  Cambridge Center is separated by public streets and other public rights of way into three "superblock" development parcels, and the Company's properties are located on the "East Parcel" and the "North Parcel." The remaining "West Parcel" thus far has only one completed building, developed at Cambridge Center by the Company in cooperation with the Whitehead Institute for Biomedical Research, which owns the building. The Whitehead Institute is a world-renowned biomedical research foundation affiliated with MIT. The balance of the West Parcel consists of approximately four acres of undeveloped land on which the Company controls all development rights.

 Description of Cambridge Center East Parcel Properties

  The Company's three properties on the triangular East Parcel are the twelve-story One Cambridge Center office building, the 25-story Cambridge Center Marriott(R) Hotel at Two Cambridge Center, and the four-story Three Cambridge Center office building. These three buildings frame the major central public plaza of the project whose fourth side opens south onto Main Street facing a major entrance to MIT. The Company's main marketing center for Cambridge Center is at street level on the east side of the plaza, and a main entrance to the MBTA Red Line Kendall Station is on the west side of the plaza. More specific information about the two Office Properties on the East Parcel follows below. For information on the Cambridge Center Marriott Hotel, see "-- The Hotel Properties."

  One Cambridge Center. This 12-story, 215,385 rentable square foot Class A office building, built by the Company in 1987, stands at the apex of the Cambridge Center development at the angled intersection of Main Street and Broadway. The building's east facade faces downtown Boston over the Longfellow Bridge and features a recessed and angled curtain wall between two columnar brick elements. The curtain wall includes at its base a two-story high private atrium, which is part of space on the second and third floors of the building under long term lease to Ernst & Young US LLP, for their Center for Business Innovation. Other major tenants include the corporate headquarters of Camp, Dresser & McKee Inc. ("CDM"), an internationally active environmental engineering and development company, and computer software and consulting firms including ON Technology, Inc. and Harlequin Incorporated. While six of the floors in the building are occupied on a full-floor basis, the office floors can be subdivided into suites as small as 1,000 square feet or less, and the smallest current tenant occupies a suite of only 885 square feet.

  Three Cambridge Center. This four-story, 107,484 square foot Class A office building, completed by the Company in 1987, provides 60,960 square feet of office space on its upper three floors and 46,524 square feet of retail space on the street level and connected lower level. The major office tenant at present is The Hartford Fire Insurance Company ("The Hartford") which leases 35,687 square feet on the third and fourth floors of the building for a term that expires November 30, 1997. The Hartford has advised the Company that it will be relocating to a suburban building at the end of its lease term. By March, 1997, all of the space to be vacated by The Hartford was committed under letters of intent to two replacement tenants, at rents significantly higher than those being paid by The Hartford and with expected downtime between the departure of The Hartford and the start of rent under the new leases averaging less than one month. While no binding agreements will be established until final lease documents are executed with these tenants, the Company believes these transactions will be successfully completed. As with One Cambridge Center, all of the floors in the building are easily subdividable. The balance of approximately 25,273 square feet of office space in the building not under lease to The Hartford is currently leased to ten tenants ranging in size from 918 square feet to 4,227 square feet.

  The retail space in Three Cambridge Center is leased in its entirety for a term running through June, 2012, to The Harvard Cooperative Society ("The Coop") and houses the main branch of the "MIT Coop," the academic bookstore and retail store serving MIT. The MIT Coop is managed for The Coop by Barnes & Noble, and provides a wide range of retail goods that enhance the attractiveness of Cambridge Center as an office location, including an 8,500 square foot food court.

 Description of Cambridge Center North Parcel Properties

  The Company has four Properties on the Cambridge Center North Parcel. Three of these Properties are set along and complete the streetfront facing on Broadway, a main vehicular route through Cambridge that runs from the Longfellow Bridge from Boston to Harvard Square to the west. Running from east to west these properties are the seven-story Class A office building at Ten Cambridge Center; the six-level North Garage, which is set back from Broadway behind a handsomely landscaped park; and the four-story Class A office building at Eleven Cambridge Center. The fourth property is the two-story research and development building at Fourteen Cambridge Center on the northern corner of the parcel bordered by Binney Street.

  Ten Cambridge Center. This seven-story, 152,664 square foot office building's exterior of brick, glass and pre-cast concrete features a two-story colonnade the full length of the 183-foot long facade on Broadway, with distinctive inverted-T pre-cast concrete elements between brick columns. The building, which was completed by the Company in 1990, is designed in all respects to function as a multi-tenant building consistent in quality and subdivision flexibility with the Company's East Parcel buildings described above. The building is leased in its entirety to CDM, which has its corporate headquarters at One Cambridge Center.

  Cambridge Center North Garage. This 1,170-space, six-level parking garage, completed by the Company in 1990, is set in a highly landscaped setting in the middle of the North Parcel. It is set back from Broadway over 100 feet behind a heavily-landscaped park which features a perennial garden surrounding a central open lawn and which received the 1990 Urban Landscape Award from the Massachusetts Horticultural Society. The garage provides parking spaces for occupants of and business visitors to buildings at Cambridge Center and also provides monthly parking to individuals in the Kendall Square area and transient day parking. In order to assist the Company in maintaining its qualifications as a REIT under federal tax law, following the Offering the Company will lease this Property, pursuant to a lease with a participation in the gross receipts of the Property, to Kinney Systems, Inc.

  Eleven Cambridge Center. This four-story, 79,616 square foot office building is on the southwest corner of the North Parcel facing Broadway. The brick and punched-window exterior is set back from Broadway behind a ten-foot deep planter and the entrance to the building is at the center of this landscaped zone through a three-story curtain wall into a lobby atrium of the same height. As with Ten Cambridge Center, the building, which was built by the Company in 1984, is designed to function in every respect as a multi-tenant building with no modifications required to do so. The building is currently leased in its entirety to the Open Software Foundation, originally founded in 1988 by a consortium of leading computer companies and which now has a membership of over 200 firms worldwide.

  Fourteen Cambridge Center. This two-story, 67,362 square feet R&D Property with a brick exterior was built by the Company in 1983 to provide headquarters offices, research laboratories and supporting facilities for Biogen, Inc. Since that time Biogen has grown substantially and relocated most of its office functions to other buildings at Cambridge Center and in the immediately surrounding area. The building has extensive special HVAC and utility services (including steam and gas) that provide it with the capacity to service high intensity research and production facilities for the biotechnology industry and allied research needs. The building's entrance is through a major curtain wall element in its long west side flanked by extensive landscaping, opening onto a two-story skylight-topped central atrium featuring a monumental central staircase providing access directly to the second level.

ROUTE 128 NORTHWEST SUBMARKET

  The Route 128 Northwest office submarket comprises six towns (Lexington, Lincoln, Concord, Bedford, Burlington and Billerica) with office locations primarily accessed by circumferential Route 128 and radial Route 2 on the south and Route 3 on the north. Construction activity during the 1980's nearly tripled this submarket's office supply, and it's 1996 total of 7.2 million square feet of space accounts for 16% of the total Greater Boston supply of approximately 45.2 million square feet. Together with the 11.5 million square feet of space in the adjacent Route 128/Massachusetts Turnpike submarket to the south it defines the preferred core of the suburban Boston office market area.

  According to information from Spaulding & Slye, approximately one million square feet of space were absorbed between 1992 and 1996 with no increase in supply, with a resulting dramatic decrease in the availability rate from 23.7% to 9.4% during this period and a direct vacancy rate at the end of 1996 of only 5.3%. Asking rents during this period increased from $16.30 per square foot in 1992 to $22.50 per square foot in 1996, with the greatest increase occurring during the years 1994-1996 when 922,000 square feet of space were absorbed and asking rent increased from $17.01 to $22.50. The Company believes that vacancy will continue to decline in the face of growing demand and limited increases in supply with resulting further increases in market rents.

  The Company's Route 128 Northwest Office Properties consist of eleven Class A Office Buildings and four R&D Properties.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Route 128 Northwest Office Submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  24%              $16.30
1993                  18%               16.13
1994                  22%               17.01
1995                  13%               21.10
1996                   9%               22.50

Description of Route 128 Northwest Office Properties

 Route 2 Corridor Properties in the Route 128 Northwest Submarket

  Route 2 is a state highway that is part of a major radial route from Boston and Cambridge to circumferential Route 128, the western suburbs and beyond. In the Route 128 Northwest submarket the Company owns four buildings and has a fifth building under construction within the Route 2 corridor in Lexington inside of Route 128 (Hayden Avenue/Spring Street). Significant characteristics of this area are the high visibility and identity of the office buildings, proximity to executive bedroom suburbs, the short (five mile) distance to Cambridge and the desirability of a Lexington corporate address. All of these Properties have excellent access off Route 2 with direct visibility from Route 2 or Route 128.

  191 Spring Street. This 162,700 square foot, four-story building is located on a prominent hillside overlooking the Route 2 and Route 128 interchange in Lexington, Massachusetts. The Class A office building was originally built in 1971 as the headquarters of a subsidiary of the Xerox Corporation. The Company purchased the 32.8 acre property in 1985 with a leaseback of the building to Xerox through September, 1994, and then obtained entitlements required for the development of two additional buildings, one of which is currently under construction at 201 Spring Street, as described under "Business and Properties--Development Properties." In 1994, after Xerox's lease expiration, the Company totally renovated the building to meet modern office standards, including all new window systems and the addition of a 2,800 square foot, three story atrium and a four story glass entrance tower. The building is now 100% leased as the corporate headquarters of The Stride Rite Corporation. The site provides 560 parking spaces.

  33 Hayden Avenue. This three-story, Class A office building is located directly off Route 2 in Lexington, Massachusetts, with easy access to Boston and efficient floor plates. Mercer Management Consulting, Inc. and its predecessor, The TBS Group, Inc., have occupied the building since its construction in 1979. The building has a red brick facade and features a three story skylit atrium with two glass elevators. The 79,564 square foot building is located on a 10 acre parcel with 262 parking spaces and is surrounded by wooded conservation land.

  92 Hayden Avenue. This is a two-story, 30,980 square foot, Class A office building that provides the opportunity for a small tenant to have the visibility and identity of a large corporate user. The building was originally built in 1968 as the regional headquarters of the Burroughs Corporation. In 1984 the Company purchased the Property and performed a major renovation which included the addition of a two story atrium, new windows and mechanical systems and new first class finishes in the tenant and common spaces. The Property is situated on a 6.34 acre parcel of land and has 103 parking spaces. The primary tenant in the building is Rath & Strong, Inc., a management consulting firm (21,366 square feet).

  100 Hayden Avenue. The Company developed this 2 1/2 story, Class A office building in 1985 on the same parcel as 92 Hayden Avenue, Lexington, Massachusetts. This brick building has rounded corners at the offset in the efficient floor plan and a compact lobby space with a two story atrium. The Property contains approximately 55,924 rentable square feet and has 204 parking spaces. The Property is leased in its entirety to Harvard Pilgrim Health Care, Inc.

 Hartwell Avenue Area Properties in the 128 Northwest Submarket

  Hartwell Avenue is a commercially zoned office, research and development district established by the Town of Lexington adjacent to Hanscom Field which has become a major center of electronic and air defense technology and research with leading defense contractors, such as Lincoln Laboratory, Instrumentation Laboratories, The MITRE Corporation and the Air Force's EDS at Hanscom Field. The Company owns three buildings along Hartwell Avenue.

  17 Hartwell Avenue. This single story R&D building was constructed in 1968. The building is a metal framed, brick veneer structure located on a 5.25 acre site in Lexington, Massachusetts. The Property contains approximately 30,000 rentable square feet and 100 parking spaces. The Property is located one mile from the Route 4 and Route 128 interchange. Kendall Company has been the sole tenant in the building for 20 years, and does new product research for tapes and adhesives at this location. For a discussion of certain environmental matters regarding this Property, see "--Environmental Matters."

  32 Hartwell Avenue. This single story, Class A office building contains approximately 69,154 rentable square feet of office and research and development space. The building was originally built as the regional sales office of Hewlett-Packard Corporation in 1968, with additions completed in each of 1976 and 1979 to accommodate their expansion. The building, which is a metal framed, brick veneer structure, was completely refurbished by the Company in 1987 with all new windows, mechanical systems and interior improvements. The Property consists of 5.8 acres of land, including 311 parking spaces. The building is leased in its entirety to Logica North America Inc.

  91 Hartwell Avenue. This Property is a handsome three-story, Class A office building with approximately 122,328 rentable square feet of office space located on a 15 acre wooded site. The large floor plates, split cores and three skylit atria make the building particularly attractive and efficient for large tenants. The building was built by the Company in 1985 and has 427 parking spaces. The Company made substantial renovations to the Property in 1995 and 1996, including major landscaping, new lobby finishes, a new 2,000 square foot food service facility and showers and locker rooms. Primary tenants at the Property include RESTRAC, Inc. (60,093 square feet) and Workgroup Technology Corporation (29,042 square feet). For a discussion of certain environmental matters regarding this Property, see "--Environmental Matters."

 Other Properties in the Route 128 Northwest Submarket

  Lexington Office Park. These Properties are two Class A office buildings of 84,500 square feet each on a 21 acre site in Lexington, Massachusetts, adjacent to the interchange of Route 4 with Route 128. The Properties' proximity to the highway and its central location in the northwest high tech market have resulted in high levels of occupancy throughout the buildings' history. The buildings, which were built by the Company in the period from 1981 to 1983, are three-story, steel frame structures, with brick veneer exteriors. The L-shaped, mirror-image buildings face each other across a center drop-off court facing on to a scenic pond on the well-landscaped site that includes 14 acres of conservation land. The site also includes 558 parking spaces. The largest tenants at this Property include Weather Services Corporation (13,049 square feet) and Waterfield Technology Group, Inc. (12,857 square feet).

  10 & 20 Burlington Mall Road. These Properties, comprised of two Class A office buildings of distinctive curved design, are located directly adjacent to the Route 3/3A interchange of Route 128 and have a signalized entrance drive, are less than 1/2 mile from the Burlington Mall, a major suburban retail center, and directly across the street from the 420 room Burlington Marriott(R). The buildings were built by the Company during the two year period from 1984 to 1986 and are steel frame structures with brick veneer exteriors. 10 Burlington Mall Road is a three story building which contains approximately 57,405 rentable square feet. 20 Burlington Mall Road is a four story building which contains approximately 95,147 rentable square feet. Both buildings have skylit atrium lobbies and floor plans particularly well suited to multi-tenant occupancy. Structured and surface parking totaling 516 spaces is available at the site. Primary tenants at these Properties include NOVASOFT Systems, Inc., (27,676 square feet), Lernout & Hauspie Speech Products USA, Inc. (16,088 square feet), Information Builders, Inc. (11,658 square feet) and Aerotek, Inc. (9,488 square feet).

  Bedford Business Park. This complex of three Properties contains approximately 473,000 rentable square feet, comprised of 90,000 square feet of Class A office space in a 3-story building completed by the Company in 1981, a two-story R&D Building containing 50,000 rentable square feet, and a complex of attached two-story structures containing 333,000 net rentable square feet. The Properties are located on a 22 acre site in Bedford, Massachusetts, directly off of the Route 3/Route 62 interchange, approximately five minutes up Route 3 from Route 128. The Properties have frontage on Route 3 and provide tenants with high visibility and identity. The original property acquired by the Company consisted of four structures, totaling 203,000 square feet which were constructed from 1962 to 1968. The Company has renovated these buildings on lease turnovers and expanded the property with additional structures totaling 270,000 square feet from 1978 to 1981. A total of 1,281 parking spaces are available on the property. Primary tenants at the Properties include ComputerVision Corporation (273,704 square feet), MediSense, Inc., (150,000 square feet), and Iris Graphics, Inc., a division of Scitex (50,000 square feet).

  164 Lexington Road. This is a two story R&D building which contains 64,140 rentable square feet of office and research and development space. The building was acquired by the Company in November of 1995 and major improvements were made in 1996, including roof replacement. In July of 1996, Harte-Hanks Data Technologies Inc., leased and occupied the entire building. The building is located on a 4.2 acre site with 210 parking spaces, easily accessible from the Route 62 interchange of Route 3, five miles north of the Route 3/Route 128 interchange. The building has frontage on and is highly visible from the Middlesex Turnpike.

ROUTE 128/MASSACHUSETTS TURNPIKE SUBMARKET

  The Route 128/Massachusetts Turnpike office submarket, which includes such cities and towns as Waltham, Wellesley, Newton, Needham and Watertown, has consistently been a preferred suburban location in Greater Boston. Inventory has remained steady at approximately 11.4 million square feet from 1992 to 1996 with the only addition to supply being a new 39,000 square foot building completed during the third quarter of 1996, which was 100% pre-leased when built.

  According to Spaulding & Slye, the Route 128/Massachusetts Turnpike office submarket steadily improved from 1992 to 1995, with the movement into the area of a number of software and health care companies, including Parametric Technologies, Atria, SAP America, Tufts Associated Health Plan, and Harvard Pilgrim Health Care. The availability rate decreased from 13.6% in 1992 to 9.1% in 1995. In 1996 the absorption level increased to 531,000 square feet, more than doubling the level for the previous year, and the availability rate declined to 4.7%, a record low and the lowest of any suburban submarket with the direct vacancy rate falling to 2.6%.

  Historically, the Route 128/Massachusetts Turnpike submarket has consistently commanded higher rental rates than other suburban submarkets in the Greater Boston area. The average quoted rental rate for first class office space was $23.70 per square foot in 1996, the highest rental rate among the suburban office submarkets in Greater Boston.

  The Company's Route 128/Massachusetts Turnpike Office Properties consist of six Class A Office Buildings.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Route 128/Massachusetts Turnpike office submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  13.6%            $17.93
1993                  11.1%             16.62
1994                  11.1%             17.47
1995                   9.1%             21.25
1996                   4.7%             23.70

 Description of Route 128/Massachusetts Turnpike Properties

  195 West Street. This Property provides a unique office environment in the Waltham/Route 128 market. The three story, 63,500 square foot, Class A office building is located on a 7.7 acre wooded site bordering 28 acres of conservation land in Weston. The building is sited to minimize impacts on the land and thus achieves the effect of a wooded country setting, even though the Property is only a short distance from Route 128 and the major arterial routes of Route 2 and the Massachusetts Turnpike. The building, which was constructed by the Company in 1990, has an attractive red brick facade with grey granite accent pieces. The building contains a beautiful three story skylit atrium space with glass railings, monumental stair and patterned granite floor. There are 188 surface parking spaces and 42 basement garage parking spaces on the Property. The sole tenant in the building is PAREXEL International Corporation.

  Waltham Office Center. This complex consists of three Class A office buildings totaling 129,658 square feet and located on a 8.23 acre site on Totten Pond Road in Waltham, Massachusetts, directly adjacent to the Winter Street/Totten Pond Road interchange off Route 128. The two three-story buildings at 486 and 504 Totten Pond Road each contains approximately 32,000 rentable square feet of office space, while 470 Totten Pond Road is a five-story building which contains approximately 65,000 rentable square feet. The buildings have precast concrete facades with highly articulated punched window openings and were constructed during the two year period from 1968 to 1970. The building common areas and tenant spaces were fully renovated by the Company in 1987 and 1988. Waltham Office Center is a multi-tenant complex characterized by a large number of small to medium size tenants and a long history of nearly full occupancy. Larger tenants at these Properties include Sungard Financial Systems, Inc. (41,912 square feet), Atlantic Aerospace Electronics Corporation (18,736 square feet) and New England Telephone and Telegraph Company (17,642 square feet).

  170 Tracer Lane. This three-story, Class A office building contains 73,258 square feet of office space. The Property is located directly off of the Trapelo Road interchange with Route 128 at the Waltham/Lexington municipal boundary. The Property has considerable frontage directly on Route 128 which provides high visibility for its angular design and for tenant signage facing this major highway. The building has a brick veneer exterior and a three story skylit atrium at its entrance. Built by the Company in 1980, the building is situated on a 9.7 acre parcel of land which include 227 parking spaces. The primary tenant at this Property is Harvard Pilgrim Health Care, Inc. (59,524 square feet).

  204 Second Avenue. This 3 1/2 story, Class A office building located on a
1.8 acre site in Waltham, Massachusetts. The building abuts Route 128 which is less than 50 yards away, providing premier visibility, signage and identification for the primary tenant. The building contains approximately 41,557 square feet of office space and was built in 1981. The Company substantially renovated the lobby and common areas in 1993. Parking is available on the premises at a ratio of 3.3 spaces per 1,000 rentable square feet. The primary tenant at this Property is Ikon Office Solutions (formerly A-Copy, Inc., a division of ALCO Standard Corporation) (20,004 square feet).

ROUTE 128 SOUTH OFFICE SUBMARKET

  According to Spaulding & Slye, the Route 128 South office submarket consists of approximately 10.0 million square feet, and supply has remained stable from 1992 through 1996. Availability has declined during this same period from 191,000 square feet in 1992 to 79,000 square feet in 1996.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  14.3%            $15.26
1993                  13.1%             14.21
1994                  10.2%             15.36
1995                   9.5%             17.27
1996                   9.1%             16.83

DESCRIPTION OF ROUTE 128 SOUTH OFFICE PROPERTY

  Newport Office Park. This six-story Class A office building was built in 1988 and contains 168,829 rentable square feet. The Property is situated less than five miles south of Boston, in North Quincy, Massachusetts. The building has frontage on the scenic waterways of the Neponset River and Sagamore Creek. The interior of the building includes a dramatic full height atrium which serves as an entrance, and the exterior of the building is constructed of reflective glass. The building is leased in its entirety to State Street Bank Realty, Inc. and Commercial Union Insurance Companies, in addition to a 4,500 square foot cafe. The Company has signed a purchase and sale agreement with respect to this Property and anticipates closing the purchase simultaneously with the completion of the Offering. There can be no assurances, however, that the Company will acquire this Property.

GREATER WASHINGTON, D.C. OFFICE MARKET

  Greater Washington, D.C., which includes the District of Columbia and the adjacent areas of Northern Virginia and suburban Maryland, is the fifth largest metropolitan area in the country and the heart of the nation's federal government and policy-making activities. The region's workforce is the most highly educated of metropolitan areas nationwide and has the highest participation of women in the labor force and the highest concentration of scientists and engineers, with the second largest concentration of high technology firms. Business service industries, including technology-intensive knowledge-based industries such as information management and data communications, have been the economy's engines of growth in the 1990's, expanding by 26.5% from 1992 to 1996, and in 1996 the area had a median household income of $48,100, the highest in the country.

  Employment increases associated with growth in the private economy, particularly the service sector which as a whole grew 15% in the past five years, have more than offset the job reductions resulting from the substantial downsizing of the government sector during this period, and non-government employment now accounts for approximately three-quarters of the area's total employment. Unemployment in Greater Washington, D.C. fell from 5.4% in 1992 to 3.4% in 1996, well below the national 1996 rate of 5.4%. The Company believes that these trends and resulting increasing demand for office space will continue in light of the composition of the region's economy and anticipated population and employment growth. The Washington, D.C. metropolitan area population is expected to increase by 552,000 between 1996 and 2001, with growth in total employment of approximately 175,000 and growth in office-based employment of approximately 88,500.

  The growth in business demand for office space over the last five years, combined with relatively limited increases in supply, is directly reflected in vacancy reductions and strengthening rents. According to Spaulding & Slye, total office space supply in the Greater Washington, D.C. area was 244.7 million square feet in 1996 compared to 239.6 million square feet in 1992, an increase of 5.1 million square feet (an annual increase of approximately 0.5% per year), while during the same period the market absorbed approximately 14.1 million square feet, resulting in a decrease in the vacancy rate from 14.4% in 1992 to 10.4% in 1996. The absorption was particularly strong in 1995 and 1996, with approximately 9.2 million square feet of absorption and an increase in average asking rent from $20.85 per square foot to $22.76 per square foot. The Company believes that for the foreseeable future space absorption will continue to substantially outstrip growth in supply and that further reductions in vacancy rates will be accompanied by proportionally greater increases in rent levels.

SOUTHWEST WASHINGTON, D.C. SUBMARKET

  The 9.0 million square feet of Class A office space in the Southwest Washington, D.C. submarket accounts for approximately 10% of the total Class A office supply in Washington, D.C. and this submarket has been one of the strongest submarkets in Greater Washington, D.C. over the past five years, according to Spaulding and Slye.

  According to Spaulding & Slye, the availability rate in this submarket averaged 5.6% between 1992 and 1995 and had fallen to a low of 4.5% in 1995 before it increased to 9.0% in 1996 (when Blue Cross-Blue Shield put its owner-occupied 526,000 square foot building on the market). In comparison, the availability rate in the Washington, D.C. market as a whole averaged 10.3% between 1992 and 1995 and was 11.4% in 1996. The asking rental rate in the Southwest Washington, D.C. submarket increased from $28.86 per square foot in 1992 to $31.00 per square foot in 1996 while the asking rental rate in the Washington, D.C. market as a whole declined from $30.13 per square foot in 1992 to $27.11 per square foot in 1996. The Company believes the relative strength of the Southwest Washington, D.C. submarket reflects the accessibility to major government offices and the comparatively limited supply of private office space as a proportion of total office space (including government-owned buildings) in this submarket.

  The Company's Southwest Washington, D.C. Office Properties consist of five Class A Office Buildings.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Southwest Washington, D.C. office submarket. Average asking rental rates declined during the period from 1993 to 1996 and Availability Rates varied during this period.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  4.7%             $28.86
1993                  6.5%              36.84
1994                  6.5%              34.61
1995                  4.5%              32.81
1996                  9.0%              31.00

 Description of Southwest Washington, D.C. Properties

  Independence Square. These Properties are two Class A office buildings developed by the Company. Independence Square is located in the southwest office market of downtown Washington, D.C. in close proximity to numerous government agencies and buildings. METRO rail access is available within one block of the building. Both buildings have limestone colored, pre-cast concrete exteriors with curtain wall elements. The lobbies of the buildings are two stories with marble walls and terrazzo floors.

  One Independence Square. This Property is a nine-story building which serves as the headquarters for the Office of the Comptroller of Currency. Built by the Company in 1991, the building has approximately 337,794 net rentable square feet of office space. The building is situated on a 1.17 acre parcel of land. The four level, below ground garage has 389 parking spaces which are leased to the building's tenant. This Property has only one tenant, the Office of the Comptroller of Currency.

  Two Independence Square. The revenue from this Property amounted to more than 10% of the Predecessor's revenue for the year ended December 31, 1996. This Property is a nine-story building with a below-grade concourse level. The building is the headquarters for the National Aeronautics and Space Administration. Built by the Company in 1992, the building has approximately 579,600 net rentable square feet of office (569,337 square feet) and retail (10,263 square feet) space. The building is located on a 2.2 acre site. There are 700 parking spaces available in the three level, below ground garage which are leased to the building's tenant. The Property has only one office tenant, the General Services Administration (for use and occupancy by the National Aeronautics and Space Administration) (569,337 square feet). With respect to Two Independence Square, the Company was awarded a Certificate of Merit and Excellence in construction from the Associated Builders and Contractors.

  One tenant at Two Independence Square occupies approximately 98.5% of the rentable square feet. As of December 31, 1996, the General Services Administration, on behalf of the National Aeronautics and Space Administration occupied 569,337 square feet pursuant to a lease which expires July 19, 2012, with one 10-year renewal option. The General Services Administration's rent for 1996 was $37.06 per rentable square foot, plus an additional $1.1 million parking component. The General Services Administration's lease provides for annual adjustments to reflect inflation and increases in real estate taxes with respect to the $37.06 per square foot base rent component and an annual 4% increase on the $1.1 million parking component of the rent. The tenant has an option to renew its lease for one ten-year term commencing on August 1, 2012.

  The Average Effective Annual Rent per leased square foot of Two Independence Square for the years ended December 31, 1992, 1993, 1994, 1995, and 1996 was $36.06, $36.06, $36.06, $36.51 and $36.51, respectively. The occupancy rate of the Property for each such year was 100%.

  The aggregate tax basis of depreciable real property of Two Independence Square for federal income tax purposes was $68.7 million as of December 31, 1996. Depreciation is computed on the Straight-Line Method over the estimated life of the real property which range from 15-39 years. For the tax year ending September 30, 1997, Two Independence Square was taxed by the District of Columbia at a rate equal to $2.15 per $100 of assessed value, resulting in a total tax for such period equal to $3,066,717.

  The leases of two tenants in this Property expire in the year 2002, such leases cover 1,352 net rentable square feet. For the year ended December 31, 1996 the Base Rent under such leases was $47,460, representing 0.2% of the total Base Rent of the Property. No other leases at this Property expire in the period from January 1, 1997, through December 31, 2006.

  The Property is subject to a mortgage as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Mortgage Indebtedness." Such mortgage has a yield maintenance prepayment penalty.

  In the Company's opinion, this Property is adequately covered by insurance.

  Other than normally recurring capital expenditures, the Company has no plans with respect to material renovation, improvement or redevelopment of Two Independence Square.

  Capital Gallery. This two-building, Class A office complex is located in Southwest Washington, D.C., in the heart of the federal government district. The Property is located one block from the Mall and approximately eight blocks from the Capitol Building. Virtually every major government agency is in close proximity to these Properties. The Properties are accessible by the METRO rail for which there is a stop located within the front plaza area. The Virginia Rail Express has a platform at the rear of the buildings. The buildings, which were constructed by the Company in 1981, are connected by a three-story gallery which serves as both a pedestrian way and a shopping arcade. The exteriors of both buildings are precast concrete facades. The buildings are situated on a 125,452 square foot site which includes a landscaped plaza in the rear of the buildings. The buildings contain approximately 398,469 rentable square feet of both office (384,662 square feet) and retail (13,847 square feet) space. A below ground parking garage contains 466 parking spaces on three levels. Primary tenants at these Properties include American Nurses Foundation (52,838 square feet), Mathematica Policy Research, Inc. (41,678 square feet) and The Graduate School, United States Department of Agriculture (73,458 square feet).

  The U.S. International Trade Commission Building. The U.S. International Trade Commission Building at 500 E Street is a Class A office building located in Southwest, Washington, D.C. Built in 1987 by the Company, the building is situated on a 1.09 acre parcel of land between 4th and 6th Streets. Directly across the street from the building is the Department of Transportation and access to the METRO rail. The building is located southwest of Capitol Hill, approximately four blocks from the Mall. The building was designed by the nationally renowned architectural firm of Kohn Pedersen Fox and has pre-cast concrete, curtain wall exteriors. The building is a nine-story structure with approximately 243,798 net rentable square feet. Eight of the nine stories are leased by the General Services Administration (for use and occupancy by the U.S. Trade Commission and the Social Security Administration). The General Services Administration's lease accounts for 217,772 net rentable square feet, or 89.3% of the aggregate net rentable square feet in the building. Within the space leased by the General Services Administration are several column-free, two-story courtrooms, as well as extensive library facilities and special purpose areas. The Property has a below ground parking garage with 214 parking spaces on five levels.

WEST END WASHINGTON, D.C. SUBMARKET

  The West End submarket is a geographical area bounded by DuPont Circle on the north, New Hampshire Avenue on the east, Foggy Bottom and Pennsylvania Avenue on the south and Rock Creek and Georgetown on the west. The West End is a blend of residential, commercial office and retail uses which is a transition area between the predominantly commercial office uses in the abutting Central Business District to the east and the predominantly residential uses in Georgetown to the west. The West End submarket contains approximately 4.3 million square feet of commercial office space, with more than 2.7 million square feet constructed since 1980. Large law firms, consulting firms and associations are the principal tenants in the West End.

  According to Spaulding & Slye, availability rates in the West End office submarket have declined from 11.2% in 1994 to 7.7% in 1996.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  6.0%             $28.77
1993                  7.6%              28.10
1994                 11.2%              28.95
1995                 10.3%              26.00
1996                  7.7%              26.31

 Description of West End Washington, D.C. Property

  2300 N Street. 2300 N Street is a Class A office building located in the West End, Washington, D.C. Built in 1986 by the Company, the building is situated on a 1.1-acre parcel of land on the south side of N Street between 23rd and 24th Streets. The building was designed by the nationally renowned architectural firm of Skidmore Owings and Merrill and has a brick and architectural precast concrete exterior wall. The building has a three-level underground garage with parking for 275 vehicles. It is located across the street from the headquarters of U.S. News & World Report and abuts the luxury Park Hyatt hotel. The eight-story building contains approximately 276,906 rentable square feet and is the headquarters for the law firm of Shaw, Pittman, Potts & Trowbridge which leases approximately 204,154 rentable square feet. Other tenants include Mercer Management Consulting, Inc. (36,048 square feet) and Wilkinson, Barker, Knauer & Quinn (33,110 square feet).

MONTGOMERY COUNTY, MARYLAND SUBMARKETS

  Montgomery County had a total of approximately 35 million square feet of office space at the end of 1996, accounting for 69% of the total suburban Maryland office stock of approximately 50.9 million square feet. According to Spaulding & Slye, there has been significant improvement in the suburban Maryland market in the past two years, with virtually no increase in supply, absorption of 2.4 million square feet, a decline in availability from 19.4% to 14.7% and an increase in average asking rent from $18.90 per square foot to $21.00 per square foot. The Company's Properties in this area are located within two submarkets in Montgomery County, the Bethesda-Rock Spring submarket and the Gaithersburg I-270 submarket.

 BETHESDA-ROCK SPRING OFFICE SUBMARKET

  The Bethesda-Rock Spring office submarket is the third largest in Montgomery County and suburban Maryland, with a total of 4.7 million square feet of office space at the end of 1996. According to Spaulding & Slye, supply has remained flat since the addition of 777,000 square feet during 1993. This supply addition, combined with cutbacks in defense spending that led to defense contractors putting substantial amounts of sublease space on the market in 1994, resulted in negative absorption in 1994 and caused availability to spike briefly to 25.6% at the end of that year. Since then the market has strengthened considerably, absorbing 396,000 square feet during 1995 and a record high 587,000 square feet during 1996, with some of the largest transactions in suburban Maryland in 1996 occurring in this submarket, including Principal Health Care, Wellspring Resources and Host Marriott(R). With no new supply during this period, the availability rate at the end of 1996 fell to 4.6% and the average asking rent was $23.00 per square foot.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Bethesda-Rock Spring office submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            ------------------      ----
1992                  8.7%             $23.00
1993                 18.8%              23.00
1994                 25.6%              22.00
1995                 17.1%              22.75
1996                  4.6%              23.00

 Description of Bethesda-Rock Spring Properties

  Democracy Center. These Properties are three Class A office buildings which contain approximately 680,000 rentable square feet of office (669,098 square feet) and retail (10,902 square feet) space. The complex was designed by the national firm of Skidmore, Ownings & Merrill and reflects the highest architectural standards. In 1985, the complex was voted the "Best Office Complex" by the National Association of Industrial and Office Parks.

  The Properties are situated within Rock Spring Park in Bethesda, Maryland, the most prominent and attractive corporate office park in the metropolitan area. The three buildings are located on a carefully landscaped, 15 acre site where they are clustered around a 1 1/2 acre ceremonial plaza. The Properties have extensive frontage along and visibility from Interstate 270, the major thoroughfare in Montgomery County. The Properties are accessible via METRO rail and bus and are only 30 minutes from Washington National, Dulles International and Baltimore-Washington International Airports.

  The three buildings, which were constructed by the Company, were completed in the years 1985, 1986 and 1988. The buildings are steel frame structures with pre-cast concrete exteriors. Two of the buildings are nine stories and the third building is fifteen stories. All three buildings are connected by a below ground public parking garage facility. The two levels in the garage facility, together with the surface parking area immediately adjacent to the complex, provide over 2,000 parking spaces. Primary tenants at these Properties include LMC Properties, Inc. (117,720 square feet), American PCS, L.P. (111,590 square feet) and United States Enrichment Corporation (63,666 square feet).

 GAITHERSBURG I-270 OFFICE SUBMARKET

  The Gaithersburg I-270 office submarket consists of 2.9 million square feet with inventory remaining steady since a 76,000 square foot building was completed in 1992. In 1994, this submarket was impacted by the departure of IBM, which previously had maintained a substantial presence in the area, and absorption slumped that year to negative 288,000 square feet with availability spiking to 31.1%. The following year transactions by government contractors led to a sharp turnaround, with record-high absorption of 415,000 square feet in 1995 and further positive absorption in 1996, leading to reduction in the availability rate to 13.8% by the end of 1996 and an upturn in average asking rents from $17.12 per square foot in 1994 to $19.40 per square foot in 1996.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office properties in the Gaithersburg I-270 office submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            ------------------      ----
1992                  18.4%            $19.34
1993                  21.1%             19.36
1994                  31.1%             17.12
1995                  16.6%             17.88
1996                  13.8%             19.40

 Description of Gaithersburg I-270 Property

  Montvale Center. Montvale Center is a seven-story, Class A office building which contains approximately 120,112 net rentable square feet of corporate office and related space. The Property is located in Montgomery County, Maryland, two blocks from the major arterial roads in the County, Route 355 and Interstate 270. The building is located on a 5.8 acre site which has been landscaped to create a wooded, park-like environment. Built by the Company in 1987, the building is a steel frame, brick veneer structure which features a prominent two-story glass and metal panel base and an arcade at the main entrance. Adjacent to the building are 401 parking spaces. A primary tenant at this Property is Integrated Telecom Technology, Inc. (17,000 square feet).

FAIRFAX COUNTY, VIRGINIA MARKET

  The Fairfax County, Virginia office market had a total of approximately 61.7 million square feet of space at the end of 1996, up only 400,000 square feet over 1992. The Company's Properties in Fairfax County are in office/flex buildings in the Springfield, Virginia submarket which had a total of approximately 5.2 million square feet at the end of 1996 with no increase in supply since 1992. Continued positive absorption during this period reduced the availability rate from 17.9% in 1992 to 7.6% in 1996, and asking rental rates, after falling to $7.65 per square foot in 1994, have increased substantially to $9.96 per square foot at the end of 1996.

  The following graph provides information regarding availability rates and average rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Springfield, Virginia flex/office submarket.

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  17.9%            $8.65
1993                  16.7%             8.14
1994                  16.7%             7.65
1995                  11.2%             9.04
1996                   7.6%             9.96

 Description of Fairfax County Properties

  The Company's completed Fairfax County, Virginia Office Properties consist of 11 R&D Properties situated within the Company's Virginia 95 Business Park (the "Business Park") located in Springfield, Virginia. The Business Park is approximately fifteen miles from downtown Washington, D.C. The Business Park is situated on Interstate 95, the only highway which provides direct truck access to the downtown area. Only minutes from the Capital Beltway, the major markets of the Greater Washington, D.C. area, including Baltimore, Maryland and Richmond, Virginia, are easily accessible from the Business Park. All of the buildings are steel frame structures with brick cavity exterior walls, except for 8000 Corporate Court, Building Eleven which has concrete, tilt walls.

  7601 Boston Boulevard, Building Eight. 7601 Boston Boulevard, Building Eight is a mezzanine style R&D building built by the Company in 1986. Located within the Business Park, the building is situated on a 7.3 acre parcel of land, which includes 328 off-street parking spaces. The building has approximately 103,750 rentable square feet of office (30,000 square feet), computer center (60,000 square feet) and storage (13,750 square feet) space. The building is fully leased to the General Services Administration (for use and occupancy by the United States Customs Service), which has an option to purchase this Property on September 30, 1999 for $14.0 million and on September 30, 2014 for $22.0 million.

  7600 Boston Boulevard, Building Nine. 7600 Boston Boulevard, Building Nine is a mezzanine style R&D building located on a 4.32 acre site within the Business Park. Built by the Company in 1987, the building contains approximately 69,832 rentable square feet of office (49,832 square feet), light assembly (15,000 square feet) and storage (5,000 square feet) space. Adjacent to the building are 249 off-street parking spaces. A primary tenant at this Property is ALLNEWSCO., Inc. (27,455 square feet).

  7500 Boston Boulevard, Building Six. 7500 Boston Boulevard, Building Six is a mezzanine style R&D building situated on a 4.7 acre site within the Business Park. The building was built by the Company in 1985 and contains approximately 79,971 rentable square feet of office (34,829 square feet), light assembly (10,000 square feet) and storage (35,142 square feet) space. There are 245 off-street parking spaces adjacent to the building. The Property has one tenant, the General Services Administration (for use and occupancy by the Department of State).

  8000 Grainger Court, Building Five. 8000 Grainger Court, Building Five is a mezzanine style R&D building containing approximately 90,885 rentable square feet of office (85,000 square feet) and light assembly (5,885 square feet) space. The building is located on a 6.5 acre site within the Business Park. The building was constructed by the Company in 1984. Adjacent to the building are 347 off-street parking spaces. The Property has two tenants, Lockheed Martin Corporation (57,065 square feet) and Price Waterhouse (33,400 square feet).

  7435 Boston Boulevard, Building One. 7435 Boston Boulevard, Building One is a single story, R&D building located within the Business Park. The Property contains approximately 106,242 rentable square feet of office (76,346 square feet) and light assembly (29,896) space. Built by the Company in 1982, the building is located on a 7.48 acre, extensively landscaped site, which includes 314 off-street parking spaces. Primary tenants at this Property include ADT Security Systems, Mid-South, Inc. (23,439 square feet) and Lockheed Martin Corporation (18,350 square feet).

  7451 Boston Boulevard, Building Two. 7451 Boston Boulevard, Building Two is a single story, R&D building located on a 5.2 acre site within the Business Park. The building contains approximately 47,001 rentable square feet of office (18,500 square feet) and light assembly (28,916 square feet) space. The building was constructed by the Company in 1982. Adjacent to the building are 166 off-street parking spaces. The building is fully leased to LMC Properties, Inc., a subsidiary of the Lockheed Martin Corporation.

  7374 Boston Boulevard, Building Four. 7374 Boston Boulevard, Building Four is a mezzanine style, R&D building located on a 4.2 acre site within the Business Park. The building contains approximately 57,321 rentable square feet of office (40,500 square feet) and warehouse (16,821 square feet) space. There are 207 off-street parking spaces adjacent to the building. Built by the Company in 1984, the building is fully leased to General Services Administration (for use and occupancy by the Department of State).

  8000 Corporate Court, Building Eleven. 8000 Corporate Court, Building Eleven is a single story, R&D building which was constructed by the Company in 1989. The building is situated on a five acre parcel of land within the Business Park and contains approximately 52,539 square feet of office (6,000 square feet), production (15,500 square feet) and warehouse (31,039 square feet) space. Adjacent to the building are 120 off-street parking spaces. This Property is entirely leased to Global InSync Corporation.

  7375 Boston Boulevard, Building Ten. 7375 Boston Boulevard, Building Ten is a two-story, R&D building situated on a 2.8 acre parcel of land within the Business Park. The building was constructed by the Company in 1988 and contains approximately 26,865 rentable square feet of office (21,265 square feet) and restaurant (5,600 square feet) space. There are 157 off-street parking spaces adjacent to the building. Primary tenants at this Property include the General Services Administration (for use and occupancy by the United States Customs Service) (11,398 square feet) and Boston Cafe (5,600 square feet).

MIDTOWN MANHATTAN OFFICE MARKET

  New York City is a world renowned business capital and cultural center, with service and retail industries driving its economy. New York remains the nation's leader in financial services and attracts international transactions and global businesses. A major gateway to the United States, its extensive transportation infrastructure includes three domestic and international airports, premier port and rail services and the nation's largest mass transit system.

  Despite increasing costs, New York City's economy has remained competitive in the areas of retail/wholesale trade and business services, which combine for over one-half of the City's employment base. The services sector, particularly financial, legal, public relations and other business service industries, continue to be areas of growth. The employment base of this sector has increased by eight percent, or 87,000 net new jobs, during the past five years. This sector also provides high wage jobs which have contributed to the high level of consumption-based activity in the City's economy over the past several years.

  Largely a result of growing opportunities in the services and retail/wholesale trade sectors, the unemployment rate in New York City has recovered steadily during the past five years. The City's unemployment rate has fallen from 11.0% in 1992 to 8.8% in 1996. This overall increase in employment has combined with a trend to locational preference for midtown Manhattan as compared to the Downtown/Wall Street area for office-based employers, leading to falling vacancy rates and increasing rent levels in this market area.

  According to information provided by Insignia/Edward S. Gordon Co., Inc. ("Insignia/ESG"), the midtown Manhattan market in 1996 consisted of 194.6 million square feet of space, with supply up 3.1 million square feet (1.6%) over 1992 and absorption of 8.6 million square feet in the same period. The resulting net reduction in supply correlates with a decline in the availability rate (space currently vacant becoming available within 12 months directly or on sublease and additions to supply) from 1992 to 1996 from 16.5% to 13.4% in Midtown and an increase in asking rent from $32.19 per square foot to $33.31 per square foot over the same period.

 Park Avenue Submarket

  The Company's Property in New York City, the 1 million square foot Class A office building at 599 Lexington Avenue, is located within the Park Avenue submarket of the midtown Manhattan market area. The Park Avenue submarket, with 25.6 million square feet of office space in 1996 (an increase of only 200,000 square feet over 1992), is characterized by higher rent levels and lower availability rates than midtown Manhattan generally and has also seen greater improvement during the past five years. During the period 1992-96 the availability rate in this submarket declined from 15.1% to 11.4% and the average asking rent increased from $40.36 per square foot to $44.40 per square foot. The Company has maintained its Property in this submarket at very high occupancy rates throughout this period.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for office buildings in the Park Avenue office submarket.

                         Park Avenue Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  15.1%            $40.36
1993                  13.1%             41.09
1994                   8.2%             42.98
1995                  12.5%             44.13
1996                  11.4%             44.40

 Description of Midtown Manhattan Property

  599 Lexington Avenue. The revenue from this Property amounted to more than 10% of the Boston Properties Predecessor Group's revenue for the year ended December 31, 1996. 599 Lexington Avenue is a 50-story, 1 million square foot Class A Office Building that occupies the entire blockfront on the east side of Lexington Avenue between 52nd and 53rd Streets, directly across 53rd Street from Citicorp Center. The building was completed by the Company in 1984. Designed by architect Edward Larrabee Barnes, 599 Lexington Avenue has a finely detailed aluminum and glass curtain wall exterior and rises to its 653 foot height through a series of distinctive geometric setbacks. The building sits on a 45,000 square foot site including a triangular plaza in front of its main entrance facing the corner of 53rd Street and Lexington Avenue that includes an entrance to the City subway system providing direct access to two separate subway lines. The 50-foot tall glass-fronted marble lobby showcases a major three dimensional work by American artist Frank Stella. The ground floor of the building has approximately 24,500 square feet of retail space fronting on Lexington Avenue and 52nd and 53rd Streets. Approximately 80% of the 985,500 rentable square feet of office space is on virtually column-free floors of 21,000 square feet or more, which the Company believes enables tenants to house their operations with an unusually high level of efficiency. The building's setbacks at its upper levels provides a series of floors of 15,750 and then 7,600 square feet that can offer high visibility for small and medium-size tenancies on a multi-tenant or full floor occupancy basis.

  As of December 31, 1996, Shearman & Sterling, a national law firm, leased 355,849 net rentable square feet (approximately 36% of the net rentable square feet) pursuant to a lease which expires August 31, 2007. Pursuant to such lease, Shearman & Sterling is expected to pay Base Rent per leased square foot of $30.02 in 1997, $34.51 during the years 1998 through 2001, $35.84 in 2002, and $38.23 during the years 2003 through 2007. Such lease provides for an automatic expansion of 67,800 square feet which becomes effective on September 1, 1997. In addition, under such lease the tenant has four five-year extension options following the expiration of the lease on August 31, 2007. As of December 31, 1996, Jones, Day, Reavis & Pogue ("Jones, Day"), a national law firm, leased 144,289 net rentable square feet (approximately 14% of the net rentable square feet) pursuant to a lease which expires February 28, 2002 with respect to 128,539 net rentable square feet and on May 31, 2006 with respect to the remaining 15,750 net rentable square feet. Jones, Day has a five-year renewal option with respect to the 128,539 net rentable square feet for which its lease expires on February 28, 2002. Pursuant to its lease, Jones, Day is expected to pay Base Rent per leased square foot of $50.65 in 1997, $51.21 in 1998, $51.43 in 1999, $51.65 in 2000, $52.18 in 2001, and $52.41 in 2002, and,
with respect to the 15,750 net rentable square feet for which its lease does not expire until 2006, $48.00 during the years 2003 through 2006. As of December 31, 1996, Citibank, N.A., a national bank, leased 114,350 square feet (approximately 11% of the net rentable square feet) pursuant to a lease which expires on December 31, 2002. Pursuant to this lease, Citibank is expected to pay Base Rent per leased square foot of $39.50 in 1997, $42.79 in 1998, and $45.50 during the years 1999 through 2002.

  The Average Effective Annual Rent per leased square foot of 599 Lexington Avenue for the years ended December 31, 1992, 1993, 1994, 1995, and 1996 was $41.08, $41.08, $40.75, $40.65, and $39.94, respectively. The occupancy rate of the Property for each of such years was 99.2%, 100.0%, 97.2%, 99.7%, and 99.5%, respectively.

  The aggregate tax basis of depreciable real property at 599 Lexington Avenue for federal income tax purposes was $138.8 million as of December 31, 1996. Depreciation is computed on the straight-line method over the estimated life of the real property which range from 18 to 39 years. The aggregate tax basis of depreciable personal property associated with 599 Lexington Avenue for federal income tax purposes was $6.0 million as of December 31, 1996. Depreciation is computed on the straight-line and double declining balance methods over the estimated useful life of the personal property of five or seven years. For the tax year ending June 30, 1997, 599 Lexington Avenue was taxed by the Borough of Manhattan at a rate equal to $10.25 per $100 of assessed value, resulting in a total tax for such period equal to $10,819,961.

  The Property is subject to a mortgage as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Mortgage Indebtedness." Such mortgage is not prepayable. The mortgage lender has an option to purchase, at the maturity of the mortgage, a 33.33% interest in the Property in exchange for cancellation of the outstanding balance of the mortgage (which option, if exercised, would ascribe an implied value of approximately $675.0 million to the Property as a whole). The mortgage requires that the Property be managed by a limited liability company (the "599 Manager") which is at all times controlled by Mr. Zuckerman or Mr. Linde. The economic interests in the 599 Manager will be 99.9% owned by the Company, and Messrs. Zuckerman and Linde will be the sole managing-members, and will hold the remaining 0.1% interest. In the event the 599 Manager is no longer controlled by Mr. Zuckerman and Mr. Linde, other than as a result of their respective deaths or incapacity, the mortgage lender could require the mortgage loan to be repaid in its entirety prior to maturity. Each of Messrs. Zuckerman and Linde have agreed to notify the Company at least six months prior to resigning as a managing member of the 599 Manager.

  For information concerning the expiration of leases with respect to 599 Lexington Avenue, see "Business and Properties--Tenants--Lease Expirations of Office and Industrial Properties--Midtown Manhattan."

  In the Company's opinion, 599 Lexington Avenue is adequately covered by insurance.

  Other than normally recurring capital expenditures, the Company has no plans with respect to material renovation, improvement or redevelopment of 599 Lexington Avenue.

                           THE INDUSTRIAL PROPERTIES

  The Company owns nine Industrial Properties aggregating a total of approximately 925,000 net rentable square feet. Typically, these Properties are located in business or Industrial parks near major freeways. At December 31, 1996, the aggregate occupancy rate for the Industrial Properties was 78%.

GREATER BOSTON INDUSTRIAL MARKET

 Route 128 Southwest Submarket

  The Route 128 Southwest Industrial submarket consists of four towns, Westwood, Dedham, Canton, and Needham, Massachusetts. Supply has remained flat at 4.9 million square feet during 1992-1996. Spaulding & Slye indicates that the submarket has experienced a steady recovery over the past five years. Its availability rate has decreased from 26.3% in 1992 to 6.3% in 1996, its lowest since 5.5% in 1986. Currently, there is 316,000 square feet of available space in the submarket.

  Following low absorption levels of 43,000 square feet in 1992 and a negative 18,000 square feet in 1993, absorption in the Route 128 Southwest submarket increased to 373,000 square feet in 1994, which was followed by a record high level of 410,000 square feet in 1995. With the tightening of the submarket in the first quarter of 1996, combined with limited opportunities for tenants, the absorption level decreased during the year to 221,000 square feet.

  In the Route 128 Southwest submarket of Greater Boston, the Company has two Industrial Properties.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for the industrial properties in the Route 128 Southwest industrial submarket.

                       Route 128 SW Industrial Submarket
                         Average Quoted Market Rent &
                              Availability Rate

                             [GRAPH APPEARS HERE]

Year         Availability Rate      Rent
----         -----------------      ----
1992              26.3%            $5.47
1993              26.5%             4.66
1994              19.1%             5.62
1995              10.8%             5.56
1996               6.3%             7.08


  40-46 Harvard Street. 40-46 Harvard Street is a warehousing and distribution facility located in Westwood, Massachusetts. The building contains approximately 139,839 rentable square feet of warehouse space on the first level and approximately 29,439 rentable square feet of office space on the mezzanine level which overlooks the warehouse. Located so as to service major arteries, the Property is situated one-quarter mile from Route 128 and one-half mile from Interstate 95. Built in 1967, the building is a steel frame, brick wall on concrete masonry structure. 171 parking spaces are available on the premises. The primary tenant at this Property is Output Technologies, Inc. (128,105 square feet).

  25-33 Dartmouth Street. 25-33 Dartmouth Street is a single story, multi-purpose facility located in Westwood, Massachusetts, one-quarter mile from Route 128. The Property is part of a large research and development and warehousing park and contains approximately 78,045 square feet of rentable space suitable for office, research and development or warehouse use. The building is situated on a 5.58 acre parcel of land, which includes 189 parking spaces. Built in 1966, the building is a steel frame, brick wall on concrete masonry structure. The primary tenant at this Property is SkyRock Services Corporation (56,747 square feet).

GREATER WASHINGTON, D.C. INDUSTRIAL MARKET

PRINCE GEORGE'S COUNTY MARYLAND/LANDOVER-CHEVERLY INDUSTRIAL SUBMARKET

  The Central Prince George's County, Maryland industrial market includes a total of approximately 10.7 million square feet of space. This submarket has remained relatively stable over the past five years, with vacancy at 4.8% in 1992 and 5.1% in 1996, fluctuating below those levels during that period. Asking rents have increased moderately from $4.25 per square foot in 1992 to $4.55 per square foot in 1996.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for the industrial properties in the Landover/Cheverly, Maryland industrial submarket.

               Landover/Cheverly Maryland Industrial Submarket
                         Average Quoted Market Rent &
                               Availability Rate

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                 4.8%             $4.25
1993                 1.4%              4.25
1994                 3.3%              4.50
1995                 0.9%              4.50
1996                 5.1%              4.55

 Description of Landover/Cheverly Maryland Submarket Properties

  The Company has three Industrial Properties in this submarket. All of these Properties are located in Maryland 50 Industrial Park (the "Industrial Park") in Landover, Maryland, which was developed by the Company. The location of the Industrial Park is a well-situated "hub" for Greater Washington, D.C. The Industrial Park is less than one mile from Route 50 which provides direct access to downtown Washington. In addition, the Industrial Park is an established stop on the METRO bus line and is less than one mile from a METRO rail station.

  6201 Columbia Park Road, Building Two. 6201 Columbia Park Road, Building Two is a single story, light assembly and distribution building located on a 6.5 acre, extensively landscaped site within the Industrial Park. The Property contains approximately 99,885 rentable square feet of office (12,000 square feet), warehouse (77,885 square feet) and service (10,000 square feet) space. The building is a steel frame, concrete tilt-wall structure which was built by the Company in 1986. There are 248 off-street parking spaces adjacent to the building. The primary tenants at this Property include Circuit City Stores, Inc. (34,863 square feet) and Safeway, Inc (21,591 square feet).

  2000 South Club Drive, Building Three. 2000 South Club Drive, Building Three is a single story, office and distribution building situated on a 6.88 acre, extensively landscaped parcel of land within the Industrial Park. The building is a steel frame, concrete tilt-wall structure which contains approximately 83,608 rentable square feet of warehouse (78,608 square feet) and office (5,000 square feet) space. The building was constructed by the Company in 1988. Adjacent to the building are 173 off-street parking spaces. This Property has as its sole tenant The National Gallery of Art.

  1950 Stanford Court, Building One. 1950 Stanford Court, Building One is a single story, office and distribution building situated on a 3.4 acre, extensively landscaped site within the Industrial Park. Built by the Company in 1986, the building is a steel frame, concrete tilt-wall structure, which contains both office (5,000 square feet) and warehouse (48,250 square feet) space. Adjacent to the building are 91 off-street parking spaces. The primary tenant at this Property is Federal Express Corporation (32,750 square feet).

GREATER SAN FRANCISCO INDUSTRIAL MARKET

  The Company's Industrial Properties in Greater San Francisco are located in two submarkets, North Peninsula and Hayward/Union City. Industrial space rents in this market area are quoted on a monthly rather than an annual basis.

NORTHERN PENINSULA INDUSTRIAL SUBMARKET

  The Northern Peninsula submarket has a total of approximately 24.3 million square feet of space in South San Francisco, Brisbane, San Bruno and Burlingame. According to CB Commercial Real Estate Group, Inc. ("CB Commercial"), consistent positive absorption of space between 1992-95 brought the availability rate down from 12.1% to 9.1% accompanied by the start of increasing rent levels. Absorption increased sharply to 950,000 square feet in 1996 with availability dropping to 5.1%, accompanied by the start of a more significant increase in rental levels which the Company expects to continue following the pattern of rent level increases lagging the rate of availability decline.

  The following graphs provide information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for industrial properties in the Northern Peninsula industrial submarket, for each of warehouse/office and incubator space (incubator space is space that is subdividable into small spaces suitable for companies in the early stages of development). Rents in this submarket are quoted on a monthly basis but are shown annualized in the graph for ease of comparability.

                             [GRAPH APPEARS HERE]


Year            Availability Rate       Rent
----            -----------------       ----
1992                 12.1%             $4.20
1993                 11.0%              4.32
1994                 10.7%              4.56
1995                  9.1%              4.80
1996                  5.1%              5.40

                    Northern Peninsula Industrial Submarket
                                Incubator Space
                         Average Quoted Market Rent &
                               Availability Rate

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                 12.1%             $7.20
1993                 11.0%              7.20
1994                 10.7%              7.32
1995                  9.1%              7.44
1996                  5.1%              7.68


 Description of Northern Peninsula Submarket Properties

  The Company has three Properties in this submarket, all located in the Company's master planned Hilltop Industrial Park development (the "Industrial Park") in South San Francisco, California. Approximately twenty minutes south of downtown San Francisco, the Industrial Park is accessible from two interchanges off the Bayshore Freeway. Hotels, shopping and public transportation, as well as San Francisco International Airport, are easily accessible from the Industrial Park. The Properties at 560 Forbes Boulevard and 430 Rozzi Place described below provide space for tenants seeking warehouse and distribution facilities with related office space. The third Property, Hilltop Business Center, is easily subdividable down to relatively small space increments and meets tenant requirements for "incubator space" in such buildings which, according to CB Commercial, commands rent levels 50% or more higher than larger size warehouse/distribution spaces.

  Hilltop Business Center. These Properties comprise a nine building office and warehouse complex located on a fully landscaped 14.2 acre site in the Industrial Park. The Properties contain approximately 144,579 aggregate rentable square feet and 568 parking spaces. Constructed in the early 1970's, all of the buildings are one-story structures with painted concrete, tilt-up panel exteriors. Primary tenants at these Properties include Bionike Technologies, Inc. (10,819 square feet), RJT Express, Inc. (5,000 square feet) and ABC Building Services, Inc. (4,500 square feet).

  560 Forbes Boulevard. 560 Forbes Boulevard is an industrial and office building situated on a 5.5 acre parcel of land in the Industrial Park. The Property contains approximately 40,000 rentable square feet and 30 parking spaces. Built in the early 1970's, the building has painted concrete, tilt-up panel exterior walls. The Property has one tenant, Graphics Arts Center, Inc.

  430 Rozzi Place. 430 Rozzi Place is a single story, office and Industrial building with approximately 20,000 rentable square feet. The building is situated on a 3.2 acre parcel of developed industrial land in the Industrial Park. There are ten parking spaces available on the premises. The building was constructed in the early 1970's and has a painted concrete, tilt-up panel exterior. This Property has one tenant, See's Candies, Inc.

HAYWARD/UNION CITY INDUSTRIAL SUBMARKET

  Substantial absorption of space during 1992-96 in this submarket has resulted in a drop in the vacancy rate from 14.4% to 4.1% and a significant increase in asking rent levels even as there were additions to supply in the last two years. According to CB Commercial, supply was flat at approximately
22.0 million square feet during 1992-94 while an average of 442,000 square feet were absorbed each year during the first two years of that period increasing to 882,000 absorbed in 1994. During 1995, there was net absorption of 420,000 square feet on top of absorption of 497,000 square feet of new supply--i.e., total absorption of existing plus new supply of approximately 917,000 square feet--and this rose further to net absorption in 1996 of 1,399,000 square feet in a year in which 647,000 square feet was added to supply. Average asking rent (quoted in this market on a monthly basis) on a triple-net basis increased from $0.24 per square foot in 1992 to $0.33 per square foot in 1996 reflecting this significant reduction in available space.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for industrial properties in the Hayward/Union City submarket. Rents in this submarket are quoted on a monthly basis but are shown annualized in the graph for ease of comparability.

                    Hayward/Union City Industrial Submarket
                         Average Quoted Market Rent &
                               Availability Rate

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  13.4%            $2.88
1993                  11.4%             3.12
1994                   7.3%             3.12
1995                   7.5%             3.60
1996                   4.1%             4.08

 Description of Hayward/Union City Submarket Property

  2391 West Winton Avenue. The Company's fourth Industrial Property in the San Francisco area is 2391 West Winton Avenue, a single story, industrial building which also offers mezzanine office space. The Property is located in Hayward, California, across the bay from San Francisco and just four miles from the Oakland Airport. The Property is part of the planned Hayward Industrial Park development. The Property contains approximately 221,000 rentable square feet and 257 parking spaces. Constructed in 1974, the building is situated on a
9.74 acre parcel of land and has a painted concrete, tilt-up panel exterior. This Property has one tenant, Viking Office Products, Inc.

LOWER BUCKS COUNTY, PENNSYLVANIA INDUSTRIAL MARKET

  The Lower Bucks County industrial market totals approximately 18.5 million square feet of space and experienced significantly high vacancy rates in the beginning of the 1990's, but net absorption of 2.3 million square feet during 1993-96, plus absorption of approximately 600,000 square feet of additional supply, brought the availability rate down to 8.8% at the end of 1996.

  The following graph provides information regarding availability rates and average asking rental rates at year end for each of the years from 1992 through 1996 for industrial properties in the Lower Bucks County industrial market.

                     Lower Bucks County Industrial Market
                         Average Quoted Market Rent &
                              Availability Rate

                             [GRAPH APPEARS HERE]

Year            Availability Rate       Rent
----            -----------------       ----
1992                  18.2%            $2.50
1993                  18.9%             2.50
1994                   5.3%             3.50
1995                   4.7%             3.45
1996                   8.8%             3.45

 Description of Bucks County, Pennsylvania Property

  The Company has one Industrial Property in the Bucks County, Pennsylvania market, 38 Cabot Boulevard. 38 Cabot Boulevard is a single story, industrial building located in Langhorne, Bucks County, Pennsylvania, approximately thirty miles northeast of Philadelphia. The Property contains approximately 161,000 rentable square feet. The building is located on a 9.4 acre parcel of developed industrial land. The building, which has a painted, concrete panel exterior, was originally built in 1972. In 1984, the Company completed an expansion building which added 61,000 rentable square feet to the Property. This Property has one tenant, J.I. Case Company.

                             THE HOTEL PROPERTIES

  The Company owns two Hotel Properties in the Greater Boston area, one in downtown Boston on the Boston Harbor waterfront and one in East Cambridge that is part of the Company's Cambridge Center development. Both hotels are operated by Marriott International, Inc. under the Marriott(R) name. In order to assist the Company in maintaining its qualifications as a REIT under federal tax law, following the Offering the Company will lease the Hotel Properties, pursuant to separate leases with a participation in the gross receipts of the Hotel Properties, to a lessee (ZL Hotel LLC) in which Messrs. Zuckerman and Linde will be the sole member-managers. Messrs. Zuckerman Linde will have a 9.8% economic interest in such lessee and one or more unaffiliated public charities will have a 90.2% economic interest. Marriott International, Inc. will continue to operate the Hotel Properties under the Marriott(R) name pursuant to management agreements with ZL Hotel LLC.

GREATER BOSTON HOTEL MARKET

  Over the past five years the Greater Boston hotel market has consistently ranked as one of the strongest lodging markets in the country, with high occupancy and average room rates resulting in revenues per available room ("REVPAR," the hotel industry standard of comparison) significantly higher than average. In 1996, according to Horwath Landauer/Smith Travel Research, the Greater Boston hotel market supply of approximately 34,500 rooms had an overall occupancy rate of 73.5% and an average room rate of $105.51, ranking fourth in both of these categories out of the top 25 markets nationwide.

  The strength of this market reflects the broad base of room demand in Boston as a national and international business, tourist and meeting destination. Business growth in Boston during 1992-96 has been strong as reflected in falling office vacancy rates and unemployment rates (see "--The Office Properties--Greater Boston Office Market"). Boston has grown steadily as a national and international tourist destination, with total visitors to Boston reaching a record 10.6 million in 1996 according to the Boston Convention and Tourist Bureau, up 21% over 1992. And Boston is an important meeting and convention site, ranked as a "first-tier" convention city even though as a result of the limited size of exhibition space available in its Hynes Convention Center it does not rank in the top 30 in the amount of prime exhibit space in its principal convention facility. The City and State have developed plans for a new convention center with an estimated cost of approximately $700 million that would contain a 600,000 square foot main exhibit hall with 235,000 square feet of additional meeting space, which would more than triple the 193,000 square feet currently available in the Hynes Convention Center. There can be no assurances that this new convention center will be developed as planned.

BOSTON/CAMBRIDGE HOTEL SUBMARKET

  The Company's completed Hotel Properties are located in downtown Boston and in East Cambridge, the latter directly across the Longfellow Bridge from Boston. The Boston/Cambridge lodging market, at the core of the metropolitan area, has a total of approximately 13,371 rooms and achieves higher occupancy and room rates than the Greater Boston market as a whole, with resulting higher REVPAR, as indicated in the following table which indicates the performance of that market during 1992-96:

                  BOSTON/CAMBRIDGE HOTEL SUBMARKET, 1992-1996

                                     1992     1993     1994     1995     1996
                                    -------  -------  -------  -------  -------
Occupancy..........................    71.5%    74.6%    76.5%    77.4%    78.1%
Average Daily Rate................. $115.25  $118.75  $126.75  $133.00  $143.25
REVPAR............................. $ 82.41  $ 88.59  $ 96.92  $102.88  $111.84
Percent Change.....................              7.5%     9.4%     6.1%     8.7%
Available Room Supply..............  13,069   13,112   13,224   13.359   13,371
Percent Change.....................              0.3%     0.9%     1.0%     0.1%

--------
Source: Pinnacle Advisory Group

  New additions to the Boston hotel market are underway and anticipated and if the proposed new Convention Center is constructed further additions to supply are expected. The Company believes that business, tourist and convention and meeting-driven demand will increase as well, supported by major transportation infrastructure improvements currently underway including the $10.4 billion Central Artery/Ted Williams Tunnel project (which will improve access to downtown Boston and Logan International Airport and the urban quality of downtown Boston) and the $1.2 billion Logan 2000 program (the modernization and facility expansion of Logan International Airport). The Company also believes that because of their excellent locations and the advantages of Marriott(R) brand strength and marketing programs and management, its Hotel Properties will continue to perform strongly and benefit directly from such growth in overall demand.

DESCRIPTION OF THE COMPANY'S HOTEL PROPERTIES

  The two completed Hotel Properties have the following characteristics:

  Long Wharf Marriott(R) Hotel. The 402 room Long Wharf Marriott(R) Hotel is an eight-story building located directly on the Boston Harbor waterfront. The hotel opened in March of 1982. The interior-corridor, atrium-style structure has a shape which is reminiscent of a ship, and the vast majority of guest rooms overlook either the waterfront or downtown Boston. Surrounding land uses consist of Boston Harbor to the east, the New England Aquarium to the south, Faneuil Hall Marketplace across Atlantic Avenue to the west and Columbus Waterfront Park to the north. The hotel is within easy walking distance of the heart of the business and financial district and most of Boston's major attractions, such as the Aquarium, Faneuil Hall, Downtown Crossing, the Old State House, the Fleet Center and Boston Common. The hotel has been operated as a Marriott(R) since its opening, pursuant to a management agreement with Marriott(R) and has consistently achieved occupancy, average room rate and REVPAR levels among the highest of all Marriott(R) hotels.

  Cambridge Center Marriott(R) Hotel. The 431 room Cambridge Center Marriott(R) Hotel is a 25-story building located in Kendall Square, Cambridge. The hotel opened in September 1986. The hotel is the centerpiece of the Cambridge Center development, an office and mixed-use development with 1.7 million square feet of rentable space, including the hotel and five other office and R&D buildings owned by the Company. For more information regarding Cambridge Center, see "--The Office Properties--Greater Boston Office Market-- East Cambridge Office Submarket." The hotel is in the heart of Kendall square and is adjacent to the MIT campus. The hotel is easily accessible by public transportation connecting directly to downtown Boston (two rapid transit stops to the east) and Harvard Square in Cambridge (two stops to the west). The hotel has been operated as a Marriott(R) since its opening, pursuant to a management agreement with Marriott(R).

  For the year ended December 31, 1996, the Hotel Properties had a weighted average occupancy rate of 84.0%, a weighted average ADR of $174.97 and a weighted average REVPAR of $147.44. Management believes that REVPAR is an industry standard measure used to present hotel operating data. Based upon the 1997 original hotel budgets prepared by Marriott(R), the independent manager of the Hotel Properties, the Company believes that its revenue from the participating hotel leases for the twelve months ending March 31, 1998 will be at least $20.49 million, as compared to revenue from the participating hotel leases for the twelve months ended March 31, 1997, on a pro forma basis, of approximately $18.29 million. Revenues from the Hotel Properties have exceeded the budget prepared by Marriott(R) by approximately 5% for the period from January 4 through April 25, 1997. However, there can be no assurances that the Hotel Properties will perform in accordance with the 1997 original budget.

SEASONALITY

  The two hotels traditionally have experienced significant seasonality in their net operating income, with average weighted net operating income by quarter over the past three years as follows:

     FIRST QUARTER       SECOND QUARTER         THIRD QUARTER         FOURTH QUARTER
     -------------       --------------         -------------         --------------
          14%                 30%                    31%                   25%

  MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. INVESTORS IN THE COMPANY WILL NOT RECEIVE AN INTEREST IN MARRIOTT INTERNATIONAL, INC.

                          THE DEVELOPMENT PROPERTIES

  The Company is currently developing the following seven properties for the Company's ownership:

  BDM International Building and Phase II Building. The BDM International Building is an approximately 312,000 square foot, 12-story, Class A Office Building located in Reston, Virginia. The Reston market is an active area of expansion for the rapidly growing Northern Virginia computer, technology, and telecommunications industries. The Company is developing this property through its joint venture with Westbrook. The Company owns a 25.0% interest in the BDM International building, which economic interest may be increased above 25.0% depending upon the achievement of certain performance objectives. Completion of the BDM International Building is scheduled for February of 1999. Approximately 309,000 square feet of development is pre-leased to BDM International ("BDM") for a term of twelve years. (the building's remaining 3,000 square feet are ground-floor retail space). Associated with the development of the new headquarters for BDM International, the Company is also constructing a second, six story, 126,500 net rentable square feet building on the site. This building will be developed without a pre-leasing commitment in response to the significant unsatisfied demand for office space in the Reston, Virginia market. Parking (1548 spaces) for both the BDM International Building and the Phase II Building will be provided on-site in surface lots and a four story parking deck. Delivery of the Phase II building is scheduled for December 1998.

  201 Spring Street. 201 Spring Street is a 102,000 net rentable square foot, Class A Office Building located in Lexington, Massachusetts, in the Route 128 Northwest submarket of Greater Boston. This building will be adjacent to the Company's existing Class A Office Building at 191 Spring Street. Completion of 201 Spring Street is scheduled for September, 1997. The building is currently 100% leased to MediaOne of Delaware, Inc., formerly Continental Cablevision, Inc.

  7700 Boston Boulevard, Building Twelve and 7501 Boston Boulevard, Building Seven. On land owned by the Company in its Virginia-95 Office Park, the Company is in the process of completing two build-to-suit projects. These two R&D Properties contain approximately 80,514 and 75,756 rentable square feet, respectively. 7501 Boston Boulevard, Building Seven is being developed by the Company for the General Services Administration (specifically for use by the United States Customs Service). 7700 Boston Boulevard Building Twelve will be the headquarters of Autometric, Inc. and has expansion potential for another 40,000 square feet of space. Both buildings are scheduled for completion in late 1997. 7501 Boston Boulevard, Building Seven and 7700 Boston Boulevard, Building Twelve are entirely pre-leased to the General Services Administration and Autometric, Inc. for terms of 10 and 15 years, respectively.

  Sugarland Buildings One and Two. These single story office/flex buildings on extensively landscaped sites are located in the Sugarland Office Complex in Herndon, Virginia, within one mile of Reston Town Center and in the midst of the Reston-Herndon-Dulles high-technology area. Building One, constructed in 1985, contains approximately 52,533 net rentable square feet and is on a 4.67 acre parcel with 297 parking spaces. Building Two, also constructed in 1985, contains approximately 59,585 net rentable square feet and is on a 4.93 acre parcel with 234 parking spaces. The Company purchased the buildings vacant in 1996, made improvements to them and has approximately 72,000 square feet of the total of 112,161 net rentable square feet committed under signed leases or letters of intent with leases in negotiation.

  The Development Properties are more than 79% pre-committed to tenants under leases or commitments that provide for aggregate rental payments by such tenants of approximately $2.1 million for the twelve month period ending on March 31, 1998, assuming timely completion of such projects. Although the Company believes that all the Development Properties will be completed on schedule, no assurances can be made in this regard.

                              DEVELOPMENT PARCELS

  The Company expects that a significant portion of its future growth will come through development and redevelopment projects. For development opportunities, the Company seeks vacant land in desirable markets including, where appropriate, where it can add value by overcoming adverse zoning regulations or by locating tenants who will work with the Company towards a "build-to-suit" or significant pre-lease arrangement. The Company believes that its reputation in its current markets for developing properties for its own account and others will aid it in working with tenants on a "build-to-suit" or pre-lease basis. In addition to the seven Development Properties (See "--Summary Property Data" and "--The Office Properties--The Development Properties"), at the completion of the Offering the Company will own, have under contract, or have an option to develop or acquire six parcels consisting of an aggregate of 47.4 acres of land. The Company believes that this land, some of which needs zoning or other regulatory approvals prior to development, will be able to support an aggregate of approximately 1.0 million square feet of development. The following chart provides additional information with respect to the undeveloped parcels.

                                             NO. OF               DEVELOPABLE
         LOCATION           SUBMARKET        PARCELS   ACREAGE   SQUARE FEET(1)
         --------       ------------------   -------   -------   --------------
      Springfield, VA   Fairfax County, VA       3       9.4         130,000
      Lexington, MA     Route 128 NW             1       6.8          50,000
      Cambridge, MA     East Cambridge, MA       1       4.2         539,000
      Andover, MA       Route 495 N              1      27.0         290,000
                                               ---      ----       ---------
      Total                                      6      47.4       1,009,000

     --------
     (1) Represents the total square feet of development or additional development that the parcel(s) will support.

                             PROPOSED DEVELOPMENTS

  The Company is currently pursuing a number of proposed development projects, including:

  Cambridge Center Marriott(R) Residence Inn. Subject to obtaining necessary government approvals and resolving certain business matters, the Company intends to develop a 221 room limited-service Residence Inn by

Marriott(R) on a site on the West Parcel at Cambridge Center (see "--The Office Properties--East Cambridge Office Submarket"). Marriott(R)'s Residence Inn is an extended-stay hotel. This property is subject, among other contingencies, to obtaining required approvals, permits, rezoning and negotiation of a management agreement with Marriott International, Inc., which currently manages the two Hotel Properties owned by the Company.

  Reston Joint Venture. The Company is currently working with Westbrook on the development of a 370,000 square foot office building in Reston, Virginia, 60% pre-committed to Andersen Consulting, in which the Company would own a joint venture interest.

  There can be no assurances that the Company will ultimately develop either of the above proposed developments.

          DEVELOPMENT CONSULTING AND THIRD-PARTY PROPERTY MANAGEMENT

DEVELOPMENT CONSULTING

  Because commercial real estate development is a highly complex and specialized business, many corporate and government entities that decide to develop a property primarily for their own use seek a development and project manager to assist with the design and execution of the project. The Company has found development consulting and project management to be a desirable way to leverage the Company's extensive experience in project and construction management, marketing, leasing, finance, governmental relations, tax, real estate law, and accounting. The Company's engagement in this type of activity has three distinct attractions:

  . Development consulting and project management can be a significant source of revenue that requires little incremental investment by the Company. To support the Company's own activities, the Company's offices in Boston and Washington, D.C. are staffed with professionals who are able to provide the full range of services needed for project design and execution. By taking on third party projects, the Company is able to fully utilize the talents of those individuals and add to their experience and knowledge base.

  . In addition to being a profitable source of revenue, the Company has achieved significant recognition in its primary markets for successful oversight of high-visibility projects. The Company believes that such recognition has added to the Company's credibility when bidding for build-to-suit projects or attempting to significantly pre-lease a project under construction.

  . The Company has been successful at retaining clients at the end of third-party development projects and becoming the property manager for the completed project. These property management engagements are excellent sources of incremental revenues without the need for large investment or risk.

  The Company provided significant development consulting and project management in connection with the following projects:

  Thurgood Marshall Federal Judiciary Building, Washington, D.C. Completed in 1992, this approximately 1.0 million square foot office building houses the Administrative Office of the United States Courts. The Company was selected after a public competition to provide comprehensive services to the Architect of the Capitol under a fee-for-services contract. Design and construction were completed on schedule in 37 months and the final cost was 7% below budget. The project, which the Company still manages under contract, received the 1995 Federal Government Design Award.

  Health Care Financing Administration ("HCFA"), Woodlawn, Maryland. The Company and its co-developer, chosen over five other teams, designed and built the 920,000 square foot headquarters of HCFA on a 60-acre campus in Woodlawn, Maryland. The project was completed on time in 32 months and 8% under the approved budget amount.

  The Acacia Mutual Life Building, Washington, D.C. The Company is acting as development manager for this project, which involves the substantial redevelopment of a 200,000 square foot, two building complex. Acacia Mutual Life Insurance Company, the owner of the building, selected the Company to oversee the design, financing and construction of the interior and parking structure. The law firm of Jones, Day, Reavis and Pogue has leased the complex as their new Washington, D.C. headquarters and will be occupying the building beginning in mid-1999.

  National Institutes of Health, Bethesda, Maryland. The Company is acting as development manager for a new Clinical Research Center for the National Institutes of Health at its Bethesda, Maryland campus. The Company was selected by the General Services Administration in 1995 to provide this service from among four competitors. Scheduled for completion in the year 2002, the Clinical Research Center will contain approximately 850,000 square feet.

  90 Church Street, New York, New York. The Company is acting as development consultant to the United States Postal Service (the "USPS") for the redevelopment of 90 Church Street. The base of the 15-story building will continue to be used as a United States Postal Service mail processing facility, but the tower portion is being renovated for new tenants who have already committed to occupy almost all of the building's available space. The Company is also master lessee of the building and as such is responsible for the daily operation of the building and all construction work in the building and acts as exclusive leasing agent.

  Beth Israel Research Lab, Boston, Massachusetts. In 1992 Boston's Beth Israel Hospital retained the Company as development manager for the conversion of a 96,000 square foot former warehouse into a modern research laboratory facility. The Company established the project budget, supervised design, developed a fast-track schedule, hired and supervised the general contractor and delivered the facility for first occupancy only 20 months after getting the assignment.

  Medical Information Technology ("Meditech") Headquarters, Norwood, Massachusetts. The Company served as Development Manager for Meditech on the development of a four building corporate campus on a 60-acre property in Norwood, Massachusetts. Approvals were obtained for a master plan which preserves open space and an existing nine hole golf course.

  The Company is currently providing fee development services to the United States Postal Service in both New York and Boston, the National Institutes of Health in Bethseda, Maryland, The Acacia Life Insurance Company in Washington, D.C., the Fan Pier Land Company in Boston, and Westbrook in connection with existing and proposed joint ventures. The Company estimates that fees from these assignments during 1997 will be approximately $5,800,000.

THIRD-PARTY PROPERTY MANAGEMENT AND TENANT SERVICES

  The Company generally does not provide third-party property management services, but the Company has been willing to accept property management engagements in certain cases where the Company had a pre-existing relationship with a major tenant or client for whom the Company provided development services. In Greater Washington, D.C., the Company manages six properties for third parties and earns gross revenues of approximately $936,000 per year. The Company served as development and project manager for all of these properties.

  In addition, the Company earns fees for work performed for its tenants which have averaged more than $700,000 per year and are expected to continue at that rate or above.

                               PARTIAL INTERESTS

  Upon completion of the Offering, the Company will own less than a 100.0% fee interest in 14 of the Properties. The Company will own a 25.0% limited liability company membership interest in a two-building complex (one building of which is leased entirely to BDM International) in Reston, Virginia, which the Company is currently developing in partnership with Westbrook. The Company's economic interest in this property may be increased above 25.0%, depending upon the achievement of certain performance objectives. The Company will own a 75.0% partnership interest and will be the sole general partner of the limited partnership that will own 100.0% of the fee interest in Montvale Center in Gaithersburg, Maryland. Because of the priority of the Company's 75.0% partnership interest, the Company expects to receive substantially all of any partnership distributions that are made with respect to this property. The Company will own a 35.7% controlling general partnership interest in the nine Hilltop Business Center properties, 560 Forbes Boulevard in South San Francisco, California and 430 Rozzi Place in South San Francisco, California.

                             ENVIRONMENTAL MATTERS

  Some of the Properties are located in urban and industrial areas where fill or current or historical industrial uses of the areas have caused site contamination at the Properties. Within the past 12 months, independent environmental consultants were retained to conduct or update Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) and asbestos surveys on all of the Properties. These environmental assessments have not revealed any environmental conditions that the Company believes will have a material adverse effect on its business, assets or results of operations, and the Company is not aware of any other environmental condition with respect to any of the Properties which the Company believes would have such a material adverse effect.

  With respect to 17 Hartwell Avenue in Lexington, Massachusetts, the Company received a Notice of Potential Responsibility ("NOR") from the state regulatory authority on January 9, 1997, related to groundwater contamination. In addition, the Company received a Notice of Downgradient Property Status Submittal from each of two third parties concerning alleged contamination at two downgradient properties. 17 Hartwell Avenue is a 30,000 square foot office building occupied by Kendall Company, a division of Tyco International, which has been the tenant of the entire building for 20 years. The tenant received a similar NOR and has responded to the state regulatory authority that it will conduct an investigation. The lease with the tenant contains a provision pursuant to which the tenant indemnifies the Company against such liability. The Company has notified the state regulatory authority that it will cooperate with and monitor the tenant's investigation.

  On January 15, 1992, 91 Hartwell Avenue in Lexington, Massachusetts was listed by the state regulatory authority as an unclassified Confirmed Disposal Site in connection with groundwater contamination. 91 Hartwell Avenue is a 122,328 square foot office building occupied by five tenants. A health risk assessment conducted in 1991 by an environmental consultant concluded that contamination at the property does not pose a human health hazard, and a letter to the state regulatory authority on August 26, 1992 concluded that no further remedial response action is necessary at the site. With respect to the 1992 listing, the Company has engaged a specially licensed environmental consultant to perform the necessary investigation and assessment and to prepare submittals to the state regulatory authority by August 2, 1997. There is evidence that the contamination may be migrating from an upgradient source, in which event the property may qualify for a Downgradient Property Status. Such status would eliminate the need for the August 2, 1997 submittal and may assist the Company in assigning responsibility for future investigation and/or remedial actions to the current or former owners of the upgradient properties.

  The Company expects that any resolution of the environmental matters relating to 17 Hartwell Ave. and 91 Hartwell Ave. will not have a material impact on the financial position, results of operations or liquidity of the Company.

                         THE UNSECURED LINE OF CREDIT

  The Company has obtained a commitment to establish a three-year, $300 million Unsecured Line of Credit with BankBoston, N.A., as agent. The Company expects to enter into the Unsecured Line of Credit concurrently with the completion of the Offering. The Unsecured Line of Credit will be a recourse obligation of the Operating Partnership and will be guaranteed by the Company. The Company intends to use the Unsecured Line of Credit principally to fund growth opportunities and for working capital purposes. At the closing of the Offering, the Company expects to draw down approximately $57.7 million under this line of credit.

  The Company's ability to borrow under the Unsecured Line of Credit will be subject to the Company's ongoing compliance with a number of financial and other covenants. The Unsecured Line of Credit will require: the Company to maintain a ratio of unsecured indebtedness to unencumbered property value of not more than 60%; that the unencumbered properties must generate sufficient net operating income to maintain a debt service coverage ratio of at least 1.4 to 1 (based on a 25-year amortization with an assumed interest rate equal to the rate on seven-year U.S. Treasuries plus 2%, a total indebtedness to total asset value ratio of not more than 55%; that the ratio of EBITDA to debt service plus estimated capital expenditures and preferred dividends be at least 1.75 to 1; and certain other customary covenants and performance requirements. In addition, the Unsecured Line of Credit will restrict ownership of hotel properties to 25% of the Company's aggregate portfolio. The Unsecured Line of Credit will, except under certain circumstances, limit the Company's ability to make distributions up to 90% of its annual Funds from Operations.

  The Unsecured Line of Credit will, at the Company's election, bear interest at a floating rate based on a spread over LIBOR ranging from 90 basis points to 110 basis points, depending upon the Company's applicable leverage ratio, or the Line of Credit Lender's prime rate, and will require monthly payments of interest only on prime rate loans, with interest on LIBOR loans payable on the last day of an interest period but not less often than quarterly. LIBOR loans may be for periods of between thirty and 180 days.

  The commitment for the Unsecured Line of Credit is subject to final approval and satisfactory completion of the Offering, completion by the Line of Credit Lender of its due diligence and preparation and execution of an acceptable credit agreement.

                                  MANAGEMENT

                       DIRECTORS AND EXECUTIVE OFFICERS

  The Board of Directors of the Company will be expanded immediately following the completion of the Offering to include the director nominees named below, each of whom has been nominated for election and consented to serve. Upon election of the director nominees, there will be a majority of directors who are neither employees nor affiliates of the Company. Pursuant to the Certificate, the Board of Directors is divided into three classes of directors. The initial terms of the three classes will expire in 1998 (Mr. Zuckerman), 1999 (Messrs. Patricof and Turchin) and 2000 (Messrs. Linde and Seidenberg), respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

  The following table sets forth certain information with respect to the directors, director nominees and executive officers of the Company immediately following the completion of this Offering:

          NAME                                       AGE        POSITION
          ----                                       --- ----------------------
   Mortimer B. Zuckerman............................  59 Chairman of the Board
   Edward H. Linde..................................  55 President,
                                                         Chief Executive
                                                         Officer and Director
   Alan J. Patricof.................................  62 Director Nominee
   Ivan G. Seidenberg...............................  50 Director Nominee
   Martin Turchin...................................  55 Director Nominee
   Raymond A. Ritchey...............................  46 Senior Vice President
   Robert E. Burke..................................  59 Senior Vice President
   David R. Barrett.................................  55 Senior Vice President
   Robert E. Selsam.................................  50 Senior Vice President
   David G. Gaw.....................................  45 Senior Vice President,
                                                         Chief Financial
                                                         Officer

  The following is a biographical summary of the experience of the directors, director nominees and executive and senior officers of the Company:

 Directors, Director Nominees and Executive Officers

  Mr. Mortimer B. Zuckerman serves as Chairman of the Board of Directors of the Company. Mr. Zuckerman co-founded the Company in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. He is a graduate of McGill University, Montreal receiving an undergraduate degree in 1957 and a degree of law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and a Master of Law from Harvard University in 1962. Mr. Zuckerman serves as a Trustee for New York University, a Director and Member of the Executive Committee of WNET/Channel 13 New York, a Trustee of Memorial Sloan-Kittering Cancer Institute, a Trustee of the Institute For Advanced Studies at Princeton, a Member of the Harvard Medical School Board of Visitors, and a Member of the Council on Foreign Relations and the International Institute For Strategic Studies. He is also Chairman and Editor-in-Chief of U.S. News & World Report, Chairman of The Atlantic Monthly magazine, Chairman and Co-Publisher of the New York Daily News and Chairman of the Board of Applied Graphics Technologies (AGT) and a member of the Board of Directors of Snyder Communications.

  Mr. Edward H. Linde serves as President, Chief Executive Officer and a Director of the Company. Mr. Linde co-founded the Company in 1970 after spending five years at Cabot, Cabot & Forbes where he became Vice President and Senior Project Manager. Mr. Linde serves as Chairman of the Board of Directors of the Massachusetts Government Land Bank and Co-Chairman of the Massachusetts Development Finance Agency. He is also a member of the Board of Directors of the CareGroup and the Beth Israel Deaconess Medical Center, an Overseer of the Boston Symphony Orchestra, a Member of the Massachusetts Institute of Technology Visiting Committee to the Department of Urban Studies and Planning (where he also was a Member of the MIT Corporation from 1990 to 1995) and a member of the Board of Fellows of the Harvard Medical School. Mr. Linde is a member of the Board of Applied Graphics Technologies (AGT). He received a BS in Civil Engineering from MIT in 1962 and an MBA from Harvard Business School, where he was a Baker Scholar, in 1964.

  Mr. Alan J. Patricof will serve as a Director of the Company. Mr. Patricof is Chairman of the Board of Directors of Patricof & Co. Ventures, Inc., the company that he founded in 1969. He has more than 30 years of investment experience with a particular expertise in portfolio management. Mr. Patricof was Chairman of the White House Commission on the Small Business Administration and a member of the Blue Ribbon Commission of the National Association of Corporate Directors. He also serves as a director of Cellular Communications International, Inc., Cellular Communications of Puerto Rico, Inc., CoreComm Incorporated, Healthcare Direct, Inc., Johnny Rockets Group, Inc., Medscape, Inc., NTL Incorporated, and SCP Communications, Inc. Mr. Patricof received a BS in finance from Ohio State University and an MBA from Columbia University Graduate School of Business.

  Mr. Ivan G. Seidenberg will serve as a Director of the Company. Mr. Seidenberg is Chairman and Chief Executive Officer of NYNEX, where he has held various positions since 1991. Mr. Seidenberg is a member of the Board of Directors of AlliedSignal Inc., American Home Products Corp., The Conference Board, CVS Corp., Pace University, The Museum of Television and Radio, The New York Hall of Science, The New York Hospital and Viacom, Inc., and a director nominee of Bell Atlantic. He is Chairman of the Federal Communications Commission's Network Reliability and Interoperability Council and a member of the Council on Foreign Relations and the Lincoln Center Consolidated Fund Committee. Mr. Seidenberg received a BA in mathematics from City University of New York and an MBA from Pace University.

  Mr. Martin Turchin will serve as a Director of the Company. Since 1985, Mr. Turchin has served as Vice-Chairman of Insignia/Edward S. Gordon Co., Inc., a subsidiary of Insignia Financial Group, one of the nation's largest commercial real estate brokerage and management firms. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. Mr. Turchin is a three time recipient of the Real Estate Board of New York's "Most Ingenious Deal of the Year Award." Mr. Turchin attended City College of the University of New York and St. John's Law School.

  Mr. Raymond A. Ritchey serves as a Senior Vice President, Co-Manager of the Washington office and National Director of Acquisitions and Development for the Company. In this capacity, Mr. Ritchey is responsible for all marketing and new opportunity origination in the Washington area and directly oversees similar activities for the Company on a national basis. Mr. Ritchey joined the Company in 1980, leading the Company's expansion to become one of the dominant real estate firms in the Washington metropolitan area. For four years prior to joining the Company, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California.

  Mr. Robert E. Burke serves as a Senior Vice President and Co-Manager of the Washington office for the Company. He joined the Company in 1979 to open its Washington area office serving as general manager in charge of operations of that office. Prior to 1979, Mr. Burke spent 7 1/2 years as General Manager of the John Fitzgerald Kennedy Library Corporation. He received dual degrees in 1960 when he earned a BS from Bates College and a Bachelor of Civil Engineering degree from Rensselaer Polytechnic Institute.

  Mr. David R. Barrett serves as Senior Vice President and Manager of the Boston office of the Company. He joined the Company in 1976 after six years as a principal in a consulting firm specializing in housing and urban development and after serving as Special Assistant to the Administrator of the Housing and Development Administration of the City of New York. He has been involved in all aspects of developing the Company's portfolio of properties and was directly responsible for the approval, design, construction and leasing of its Cambridge Center development. Mr. Barrett received a BA from Columbia College in 1963 and an LLB with honors from Harvard Law School in 1966 where he was an editor of the Harvard Law Review.

  Mr. Robert E. Selsam is a Senior Vice President and Manager of the Company's New York office. He joined the Company in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam serves as Secretary and member of the Executive Committee of the New York Building Congress, is Executive Vice President and past Co-Chairman of the Associated Builders and Owners of New York, a member of the Executive Committee of the Association for a Better New York, and Vice President and Trustee of the New York Foundation for Architecture. He received a BA from the University of Pennsylvania in 1968 and a MS in Urban Planning from the Columbia University School of Architecture in 1970. Mr. Selsam has had direct involvement in all aspects of the Company's New York activities including development, leasing and building operations.

  Mr. David G. Gaw is Senior Vice President and Chief Financial Officer for the Company, where he oversees a 40-person accounting, control and financial management department. He joined the Company in 1982 and has been involved in the Company's financial operations since then, including administering the Company's financings and banking relationships. From 1978 to 1982 he served as Vice President for the Norwood Group. Mr. Gaw received a BSBA from Suffolk University in 1973 and also received an MBA from Suffolk University in 1983.

 Senior Officers

  Mr. Frederick J. DeAngelis serves as Senior Vice President and General Counsel for the Company, where he oversees a staff of three lawyers and one paralegal. Mr. DeAngelis joined the Company in 1980 after serving as a partner at the firm of Lane & Altman in Boston. He received an AB in Economics (cum laude) from Holy Cross College in 1970 and a doctor of law degree (magna cum laude) from Boston College Law School in 1973.

  Mr. Stephen R. Clineburg, who joined the Company in 1984, serves as Senior Vice President and Regional General Counsel, Washington region. From June 1972 through July 1984, Mr. Clineburg was an attorney at the Gulf Oil Corporation and before that had been a Vice President and Title Officer of the Real Title Corporation in Fairfax, Virginia. Mr. Clineburg graduated from Columbia University with a BA in English in 1963 and from the University of Virginia Law School in Charlottesville in 1966.

  Mr. James C. Rosenfeld is a Senior Vice President of the Company, where he has been responsible for all suburban Boston project development. Prior to joining the Company in 1980, he worked for ten years at Cabot, Cabot & Forbes where he served as project manager on major commercial office building projects. Mr. Rosenfeld received an AB from Bowdoin College in 1965.

  Mr. E. Mitchell Norville is Senior Vice President and Senior Project Manager-Washington for the Company. In that capacity he oversees development of the Company's projects, including its fee development work for third parties. He has had direct responsibility for the project management of such projects as Independence Square, the headquarters for HCFA, and the work being performed for the National Institute of Health. Mr. Norville joined the Company in 1984 following his graduation from the University of Virginia with an MBA. He also received a BS in Mechanical Engineering from Clemson University in 1980.

  Mr. Peter D. Johnston is a Senior Vice President of the Company, where he has been responsible for the development of more than one million square feet of the Company's Washington, D.C., commercial projects. He joined Boston Properties in 1987 after receiving an MBA from the University of Virginia. Mr. Johnston also received a Bachelor of Business Administration from Roanoke College in 1981 as well as an MA degree from Hollins College in 1982.

  Mr. John D. Camera, Jr. is Senior Vice President--Boston Construction Management for the Company and in that capacity oversees the Company's Boston area construction activities. Mr. Camera, who joined the Company in 1980, has more than 30 years of construction industry experience. He is a 1964 graduate of the Worcester Polytechnic Institute where he received a BS in Civil Engineering. Following graduation he served in the U.S. Navy Civil Engineering Corps. During his time at the Company, he has been responsible for more than $325 million of construction activity.

  Mr. Jonathan B. Kurtis is Senior Vice President--Washington Construction Management for the Company. In that capacity he oversees all of the Company's Washington area construction activities and has been responsible for more than $517 million of successfully completed construction undertaken by the Company. Mr. Kurtis joined the Company in 1984 following seven years of general contractor project management experience. He graduated from the University of Florida in Gainesville, Florida with a Bachelor of Building Construction in 1977.

  Mr. John J. Baraldi is Senior Vice President and National Director of Property Management at the Company. In that capacity, and based on his 35 years of property management experience, he provides national leadership and guidance to the property managers responsible for each of the Company's geographical areas of activity. Mr. Baraldi joined the Company in 1975 after holding property management positions at Cabot, Cabot & Forbes and the General Foods Corporation.

  Mr. David H. Boone is Senior Vice President and Director of Washington Area Property Management for the Company. In that capacity, he has direct responsibility for the property management of the Company's Washington properties. Mr. Boone joined the Company in 1986 after 23 years experience in building operations and property management with other firms. Mr. Boone has also served as commercial Vice President for BOMA (Building Owners & Managers Association) Washington, D.C. and on the Board of Governors for BOMA International.

  Mr. William J. Wedge serves as Senior Vice President--Tax Counsel for the Company. He joined Boston Properties in 1984 after serving in the Tax Department of Coopers & Lybrand. Mr. Wedge graduated from Dartmouth College in 1977 with a B.A. in History and Government, received a JD (cum laude) from Suffolk Law School in 1981 and was awarded a Masters of Taxation (LLM) by Boston University Law School in 1984. Mr. Wedge is an Adjunct Professor of Law at Suffolk Law School. He oversees tax and corporate affairs for the Company.

                     COMMITTEES OF THE BOARD OF DIRECTORS

 Audit Committee

  Promptly following the consummation of the Offering, the Board of Directors will establish an Audit Committee. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee will initially consist of two or more non-employee directors.

 Compensation Committee

  Promptly following the completion of the Offering, the Board of Directors will establish a Compensation Committee to establish remuneration levels for executive officers of the Company and implement the Company's Stock Option Plan and any other incentive programs. The Compensation Committee will initially consist of two or more non-employee directors.

  The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

                           COMPENSATION OF DIRECTORS

  The Company intends to pay its non-employee directors annual compensation of $15,000 for their services. In addition, non-employee directors will receive a fee of $1,000 for each Board of Directors meeting attended in person. Non-employee directors attending any committee meetings in person will receive an additional fee of $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. Non-employee directors will also receive an additional fee of $250 for each telephonic meeting attended. Non-employee directors will also be reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors will not be paid any directors' fees. Non-employee directors will receive, upon initial election to the Board of Directors, an option to purchase 10,000 shares of Common Stock, and annually thereafter will receive an option to purchase 5,000 shares of Common Stock. These options will become exercisable over two years.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total compensation paid in 1996 and the annual base salary rates and other compensation expected to be paid in 1997 following the Offering to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                         ANNUAL COMPENSATION               AWARDS
                                  ------------------------------------- ------------
                                                             OTHER       SECURITIES
                                                            ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)    BONUS($) COMPENSATION($)  OPTIONS(#)   COMPENSATION($)
---------------------------  ---- ---------    -------- --------------- ------------  ---------------
Edward H. Linde.........     1997 $150,000(1)    (2)          (3)         320,000(4)        --
 President and Chief         1996    7,000        --        $12,378(3)       --             --
  Executive Officer
Raymond A. Ritchey......     1997 $250,000(1)    (2)          --          200,000(4)        (5)
 Senior Vice President       1996  292,423        --          --             --           $4,150(5)
Robert E. Burke.........     1997 $250,000(1)    (2)          --          160,000(4)        (5)
 Senior Vice President       1996  313,023        --          --             --           $4,150(5)
David R. Barrett........     1997 $240,000(1)    (2)          --          120,000(4)        (5)
 Senior Vice President       1996  285,493        --          --             --           $4,150(5)
Robert E. Selsam........     1997 $221,500(1)    (2)          --           80,000(4)        (5)
 Senior Vice President       1996  220,324     $42,654        --             --           $4,150(5)

--------
(1) Represents rate of annual base salary for 1997 that will be in effect following the Offering.
(2) 1997 bonus will be determined by the Board of Directors in its discretion.
(3) Represents the Company's contribution toward Mr. Linde's automobile expenses. The Company anticipates that this amount will remain approximately the same in 1997.
(4) One third of these options will be exercisable on each of the third, fourth and fifth anniversary of the date of grant.
(5) 1996 amounts include the Company's matching contribution under its 401(k) plan ($4,000 per individual) and the Company's cost of term life insurance (approximately $150 per individual). The Company anticipates that 1997 amounts will be approximately the same.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                     POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                VALUE AT ASSUMED
                         -------------------------------------------   ANNUAL RATES OF
                                  PERCENT OF                             SHARE PRICE
                                 TOTAL OPTIONS  EXERCISE               APPRECIATION FOR
          NAME           OPTIONS  GRANTED TO       OR                    OPTION TERM
          ----           GRANTED EMPLOYEES IN  BASE PRICE EXPIRATION --------------------
                         (#)(1)   FISCAL YEAR  ($/SH)(2)     DATE      5%($)     10%($)
                         ------- ------------- ---------- ---------- --------- ----------
Edward H. Linde......... 320,000     16.3%       25.00       (3)     5,030,400 12,748,800
Raymond A. Ritchey...... 200,000     10.3        25.00       (3)     3,144,000  7,968,000
Robert E. Burke......... 160,000      8.2        25,00       (3)     2,515,200  6,374,000
David R. Barrett........ 120,000      6.1        25.00       (3)     1,886,400  4,780,800
Robert E. Selsam........  80,000      4.1        25.00       (3)     1,257,600  3,187,200

--------
(1) One third of these options will be exercisable on each of the third, fourth and fifth anniversary of the date of grant.
(2)Based on the Offering price.
(3)The expiration date of the options is the ten year anniversary of the closing date of the Offering.

  Mr. Zuckerman, Chairman of the Board, will also receive a grant of 320,000 options on the same terms and with the same realizable values as Mr. Linde.

                   EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  Mr. Linde, as President and Chief Executive Officer, will enter into an employment and noncompetition agreement with the Company (the "Employment Agreement"). Pursuant to the Employment Agreement, until the third anniversary of the Offering, Mr. Linde will devote substantially all of his business time to the business and affairs of the Company. Mr. Linde will receive an annual base salary of $150,000 and will be eligible for bonus compensation, including stock options, to be determined in the discretion of the Board of Directors. Mr. Linde's employment with the Company may be terminated for "cause" by the Company for: (i) gross negligence or willful misconduct; (ii) an uncured breach of any of his material duties under the Employment Agreement; (iii) fraud or other conduct against the material best interests of the Company; or
(iv) a conviction of a felony if such conviction has a material adverse effect on the Company. Mr. Linde may terminate his employment for "good reason," which includes: (i) a substantial adverse change in the nature or scope of his responsibilities and authority under the Employment Agreement or (ii) an uncured breach by the Company of any of its material obligations under the Employment Agreement. If Mr. Linde's employment is terminated by the Company "without cause" or by Mr. Linde for "good reason," then Mr. Linde will be entitled to a severance amount equal to the product of (x) his base salary plus prior year's bonus multiplied by (y) the number of full and fractional years that the noncompetition agreement described below is in effect (but in any event at least one year's base salary plus prior year's bonus).

  The Employment Agreement prohibits Mr. Linde while he is a director or an officer of the Company and for one year thereafter, but in any event until the third anniversary of the Offering, from (i) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (ii) intentionally interfering with the Company's relationships with its tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (iii) soliciting the Company's tenants or employees. Pursuant to the Employment Agreement, however, Mr. Linde may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (i) the purchase of securities that represent a non-controlling, minority interest in an entity or (ii) the lending of money, but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, Mr. Linde may participate as an officer or director of any charitable organization, and he may continue to own and operate the one Excluded Property. The period that this noncompetition agreement is in effect may be terminated prematurely by the Company which will reduce the severance amount payable to Mr. Linde. In addition, the agreement provides that the noncompetition provision shall not apply if Mr. Linde's employment is terminated following certain changes of control of the Company; in such event, the severance amount payable to Mr. Linde will be determined by reference to the period of time that the noncompetition provision would have been in effect in the absence of such a change of control. See "Policies with Respect to Certain Activities--Conflict of Interest Policies--Excluded Property."

  Messrs. Barrett, Burke, Ritchey, Rosenfeld and Selsam will enter into employment agreements similar to that of Mr. Linde, except that the geographic scope of their noncompetition provisions will be limited to the Company's markets at the time of termination of their employment. In addition, Mr. Zuckerman will enter into an agreement with the Company that contains noncompetition provisions of the same scope and duration as the noncompetition provisions of Mr. Linde's Employment Agreement. The Company will continue to be subject during the term of Mr. Selsam's employment to an agreement dated August 10, 1995 pursuant to which he will be paid (i) $35,000 on August 1, 1997 and (ii) 5% of the management fees earned on 90 Church Street, a property managed by the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, the Company had no Compensation Committee. Mr. Linde, the Company's President and Chief Executive Officer, served on the Board of Directors.

                               STOCK OPTION PLAN

  Prior to the completion of the Offering, the Company will adopt the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the "Plan") to provide incentives to attract and retain executive officers, directors, employees and other key personnel. The Plan will be administered by the Compensation Committee. The maximum number of shares available for issuance under the Plan will be 9.5% of the total number of shares of Common Stock and OP Units (other than OP Units owned by the Company) outstanding from time to time (initially 4,754,750 shares).

 Stock Options

  The Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under
Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and may not be less than 25% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. Plan participants may elect, with the consent of the Committee, to receive discounted Non-Qualified Options in lieu of cash compensation.

  The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee or delivery of a promissory note. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  At the discretion of the Committee, stock options granted under the Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

 Stock Options Granted to Non-employee Directors

  The Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director will receive, upon initial election to the Board of Directors, a Non-Qualified Option to acquire 10,000 shares of Common Stock. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1998 annual meeting, will automatically be granted on such day a Non-Qualified Option to acquire 5,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of the Common Stock on the date of grant. One-half of each Non-Qualified Option shall be exercisable on each of the first and second anniversary date of grant. The Committee may also grant additional Non-Qualified Options to non-employee directors.

 Restricted Stock

  The Committee may also award shares of Common Stock to participants, subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock will be determined by the Committee.

 Deferred Stock Units

  The Committee may also award deferred stock units which are ultimately payable in the form of shares of Unrestricted Stock. The deferred stock units may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of deferred stock units. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock units may be credited with dividend equivalent rights.

 Unrestricted Stock

  The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such participants.

 Performance Share Awards

  The Committee may also grant performance share awards to participants entitling the participants to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine.

 Dividend Equivalent Rights

  The Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

 Other Stock-Based Awards

  The Committee may also grant awards of capital stock other than Common Stock and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Stock, including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, awards or options valued by reference to book value or subsidiary performance. These awards may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their awards.

 Adjustments for Stock Dividends, Mergers, Etc.

  The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding awards, or may terminate all awards with payment of cash or in kind consideration.

 Change of Control

  The Committee may provide in each award agreement that the award becomes fully vested and non-forfeitable if, after a Change of Control of the Company (as defined in the Plan), the participant's employment is terminated by the Company (or its successor) without cause, or if the participant voluntarily resigns for "good reason" (as defined in the Plan).

 Amendments and Termination

  The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options or to preserve tax deductibility of compensation earned under stock options.

NEW PLAN BENEFITS

  Approximately 175 employees and four non-employee directors are currently eligible to participate in the Plan. The table below shows the options that will be granted to employees and non-employee directors in connection with the Offering.

                     1997 STOCK OPTION AND INCENTIVE PLAN

                                                           NUMBER OF SHARES
     NAME AND POSITION                                UNDERLYING STOCK OPTION(1)
     -----------------                                --------------------------
     Mortimer B. Zuckerman...........................           320,000
      Chairman
     Edward H. Linde.................................           320,000
      President and Chief Executive Officer
     Executive Group (6 persons).....................           930,000
     Non-Employee Director Group (4 persons).........           350,000
     Non-Executive Officer Employee Group
      (approximately 169 persons)....................         1,010,000

--------
(1) All options will be granted to the employees and the non-employee directors at the initial public offering price of $25.00. In general, one-third of the options granted to officers and Mr. Zuckerman will be exercisable on each of the third, fourth and fifth anniversary of the date of grant, respectively. One-third of the options granted to employees who are not officers will be exercisable on each of the first, second and third anniversary of the date of grant, respectively. Other than the options granted to Mr. Zuckerman as described above, one-half of the options granted to non-employee directors will be exercisable on each of the first and second anniversary date of grant, respectively.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

  Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

  There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's directors and officers are and will be indemnified against certain liabilities under Delaware law, the Certificate of Incorporation and Bylaws of the Company and the Operating Partnership Agreement. The Certificate of Incorporation of the Company requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under Delaware law.

  The Bylaws provide that directors and officers of the Company shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law ("DGCL") or obtained an improper personal benefit. The provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. The Company believes that this provision will assist the Company in attracting and retaining qualified individuals to serve as officers and directors.

  The Operating Partnership Agreement also provides for indemnification of the Company and its directors and officers to the same extent indemnification is provided to directors and officers of the Company in the Company's Certificate and limits the liability of the Company and its directors and officers to the Operating

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Partnership and its partners, to the same extent that the liability of directors and officers of the Company to the Company and its stockholders is limited under their organizational documents.

                          INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to directors and executive officers that indemnification will be available.

                             CERTAIN TRANSACTIONS

  Messrs. Zuckerman and Linde have made loans totaling $40.5 million to entities that, prior to the Offering, owned the Development Properties and certain parcels of land that will be owned by the Company at the completion of the Offering. Such loans bear interest at an annual rate of 9.25%, which interest has been capitalized over the period that such loans have been outstanding. At the completion of the Offering, the balance of such loans will be approximately $42.8 million, which balance will be repaid at the completion of the Offering with amounts drawn under the Unsecured Line of Credit.

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

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Directors and, in general, may be amended or revised from time to time by the Board of Directors without a vote of the stockholders.

                              INVESTMENT POLICIES

INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE

  The Company will conduct all of its investment activities through the Operating Partnership and its affiliates. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. The Company has not established a specific policy regarding the relative priority of these investment objectives. For a discussion of the Properties and the Company's acquisition and other strategic objectives, see "Business and Properties" and "Business and Growth Strategies."

  The Company expects to pursue its investment objectives primarily through the ownership by the Operating Partnership of the Properties and other acquired properties. The Company currently intends to invest primarily in developments of commercial properties and acquisitions of existing improved properties or properties in need of redevelopment, and acquisitions of land which the Company believes has development potential. Future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to diversify in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment or development activities in a manner that is consistent with the maintenance of its status as a REIT for federal income tax purposes. In addition, the Company may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant. The Company does not have a policy that restricts the amount or percentage of assets that will be invested in any specific property.

  The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

  Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to the Common Stock. Investments are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

INVESTMENTS IN REAL ESTATE MORTGAGES

  While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, at the discretion of the Board of Directors, invest in mortgages and other types of real estate interests consistent with the Company's qualification as a REIT. The Company does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS

  Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

                                 DISPOSITIONS

  The Company does not currently intend to dispose of any of the Properties, although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Directors determines that such action would be in the best interests of the Company. Any decision to dispose of a Property will be made by the Company and approved by a majority of the Board of Directors. The tax consequences of the disposition of the Properties may, however, influence the decision of certain directors and executive officers of the Company who hold OP Units as to the desirability of a proposed disposition. See "Policies with Respect to Certain Activities--Conflict of Interest Policies" and "Operating Partnership Agreement--Tax Protection Provisions."

                              FINANCING POLICIES

  The Company does not have a policy limiting the amount of indebtedness that the Company may incur. In addition, the Certificate and Bylaws do not limit the amount or percentage of indebtedness that the Company may incur. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

  The Board of Directors will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service. See "Risk Factors--Impact of Debt on the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                         CONFLICT OF INTEREST POLICIES

  Certain holders of OP Units, including Messrs. Zuckerman and Linde, will incur adverse tax consequences upon the sale of certain of the Properties to be owned by the Company at the completion of the Formation Transactions and on the repayment of indebtedness which are different from the tax consequences to the Company and persons who purchase shares of Common Stock in the Offering. Consequently, such holders may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. While the Company will have the exclusive authority under the Operating Partnership Agreement to determine whether, when, and on what terms to sell a Property (other than a Designated Property) or when to refinance or repay indebtedness, any such decision would require the approval of the Board of Directors. As Directors of the Company, Messrs. Zuckerman and Linde will have substantial influence with respect to any such decision, and such influence could be exercised in a manner inconsistent with the interests of some, or a majority, of the Company's stockholders, including in a manner which could prevent completion of a Property sale or the repayment of indebtedness.

  In this connection, the Operating Partnership Agreement provides that, for a period of ten years following the Offering, the Operating Partnership may not sell or otherwise transfer a Designated Property (defined as One and Two Independence Square, 599 Lexington Avenue and Capital Gallery, or a successor property acquired in a like-kind exchange for such a property) in a taxable transaction without the prior consent of Messrs. Zuckerman and Linde. For the pro forma calendar year ended December 31, 1996, the Designated Properties comprised approximately 34.5% of the Company's pro forma Funds from Operations. The Operating Partnership is not, however, required to obtain this consent if at any time during this ten year period each of Messrs. Zuckerman and Linde does not continue to hold at least 30% of his original OP Units.

  In addition to the foregoing, the Operating Partnership has agreed to undertake to use its reasonable commercial efforts to cause its lenders to permit Messrs. Zuckerman and Linde to guarantee additional and/or substitute Operating Partnership indebtedness following the Offering if Messrs. Zuckerman or Linde would recognize gain following the Offering as a result of the refinancing of the Operating Partnership's indebtedness. The Operating Partnership is under no obligation, however, to maintain any specified debt or any specified level of indebtedness. See "Operating Partnership Agreement--Tax Protection Provisions" for a more complete description of these provisions.

  The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, the Company's Board of Directors is subject to certain provisions of Delaware law, which are also designed to eliminate or minimize conflicts. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

  The Company has adopted a policy that, without the approval of a majority of the disinterested directors, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or
(iii) engage in any other transaction with any of the foregoing persons.

  Pursuant to Delaware law, a contract or other transaction between the Company and a Director or between the Company and any other corporation or other entity in which a Director is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such Director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the Director's vote in favor thereof if (i) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the Board of Directors or a committee of the Board, and the Board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (ii) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the shareholders entitled to vote thereon, and the transaction is approved in good faith by vote of the shareholders, or
(iii) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

  See "Risk Factors--Conflicts of Interests."

EXCLUDED PROPERTY

  The Operating Partnership is succeeding to all but one of the properties managed by the Company or in which the Company or affiliates of the Company, including Messrs. Zuckerman and Linde, hold ownership interests. One property (the "Excluded Property") is not being contributed to the Company. The Excluded Property is Sumner Square, a four building office complex located in Washington, D.C., NW (203,765 net rentable square feet).

  Since the Excluded Property is located in the same market as certain of the the Company's Properties, it may compete with such Properties. Upon completion of the Offering, the Excluded Property will be managed by the Operating Partnership or the Development and Management Company in return for a management fee with customary terms that are approved by the Company's independent directors. In 1996, the management fee paid with respect to the Excluded Property was approximately $314,000. There is no assurance, however, that the Excluded Property will continue to be managed by the Operating Partnership or the Development and Management Company or that fiduciary obligations will not require Messrs. Zuckerman and Linde, from time to time, to devote a significant amount of their time to the Excluded Property. See "Risk Factors--Conflicts of Interest."

  The partnership that owns the Excluded Property and in which Messrs. Zuckerman and Linde and other affiliates of the Company hold indirect ownership interests (the "Partnership") has granted the Company an option to acquire the Excluded Property for a cash price equal to the sum of (i) $1.00 over the outstanding indebtedness of the Partnership (to the extent not assumed by the Company), (ii) the net cash capital contributions made by the partners of the Partnership after the closing date of the Offering, with interest thereon, (iii) any expenses associated with the sale (not to exceed $50,000), and (iv) real estate taxes incurred in connection with the transfer of the Excluded Property.

                   POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has authority to offer Common Stock, Preferred Stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its Common Stock or other securities in the open market or otherwise, and the Company may engage in such activities in the future. As described under "Operating Partnership Agreement--Redemption of OP Units," the Company expects (but is not obligated) to issue Common Stock to holders of OP Units in the Operating Partnership upon exercise of their redemption rights. Except in connection with the Formation Transactions, the Company has not issued Common Stock, OP Units or any other securities in exchange for property or any other purpose, and the Board of Directors has no present intention of causing the Company to repurchase any Common Stock. The Company may issue Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors without the need for stockholder approval. See "Description of Capital Stock--Preferred Stock." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership and does not intend to do so. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in the best interest of the Company to qualify as a REIT. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Directors without a vote of the stockholders.

                    STRUCTURE AND FORMATION OF THE COMPANY

                            FORMATION TRANSACTIONS

  Each Property that will be owned by the Company at the completion of the Offering is currently owned by a partnership (a "Property Partnership") of which Messrs. Zuckerman and Linde and others affiliated with Boston Properties, Inc. control the managing general partner and, in most cases, a majority economic interest. The other direct or indirect investors in the Property Partnerships include persons formerly affiliated with Boston Properties, Inc., as well as private investors (including former owners of the land on which the Properties were developed) who are not affiliated with Boston Properties, Inc.

  Prior to or simultaneously with the completion of the Offering, the Company will engage in the transactions described below (the "Formation Transactions"), which are designed to consolidate the ownership of the Properties and the commercial real estate business of the Company in the Operating Partnership, to facilitate the Offering and to enable the Company to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

  . Boston Properties, Inc., a Massachusetts company ("BP-Massachusetts") that was founded in 1970, will be reorganized to change its jurisdiction of organization to Delaware. This reorganization will be effected by merging BP-Massachusetts with and into Boston Properties, Inc., a Delaware corporation ("BP-Delaware"), immediately prior to the completion of the Offering. BP-Delaware was formed on March 24, 1997.

  . The Operating Partnership was organized as a Delaware limited partnership on April 8, 1997.


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

  . The Company will sell 31,400,000 shares of Common Stock in the Offering and will contribute approximately $730.9 million, the net proceeds of the Offering, to the Operating Partnership in exchange for an equivalent number of OP Units.

  . Pursuant to one or more option, contribution or merger agreements, (i) certain Property Partnerships will contribute Properties to the Operating Partnership, or will merge into and with the Operating Partnership, in exchange for OP Units and the assumption of debt, and the partners of such Property Partnerships will receive such OP Units either directly as merger consideration or as a distribution from the Property Partnership, and (ii) certain persons, both affiliated and not affiliated with the Company, will contribute their direct and indirect interests in certain Property Partnerships to the Operating Partnership in exchange for OP Units.

  . Prior to the completion of the Offering, the Company will contribute substantially all of its Greater Washington, D.C. third-party property management business to Boston Properties Management, Inc. (the "Development and Management Company"), a subsidiary of the Operating Partnership. In order to retain qualification as a REIT, the Operating Partnership will own a 1.0% voting interest but will hold a 95.0% economic interest in the Development and Management Company. The remaining voting and economic interest will be held by officers and directors of the Development and Management Company. In addition, the other management and development operations of the Company will be contributed to the Operating Partnership.

  . In connection with the transactions described in the preceding two paragraphs, the Operating Partnership will issue a total of 18,650,000 OP Units.

  . The contribution to the Operating Partnership of the Properties or of the direct and indirect interests in the Property Partnerships is subject to all of the terms and conditions of the related option, merger and contribution agreements. With respect to direct or indirect contributions of interests to the Property Partnerships, the Operating Partnership will assume all the rights, obligations and responsibilities of the holders of such interests. The transfer of such interests is subject to the completion of the Offering. Any working capital or other cash balance of the Property Partnership as of immediately prior to the Offering will be distributed to the holders of such interests prior to the contribution to the Operating Partnership. The contribution agreements with respect to such interests generally contain representations only with respect to the ownership of such interests by the holders thereof and certain other limited matters.

  . The Operating Partnership will enter into a participating lease with ZL Hotel LLC. Marriott International, Inc. will continue to manage the Hotel Properties under the Marriott(R) name pursuant to management agreements with ZL Hotel LLC. Messrs. Zuckerman and Linde will be the sole member-managers of the lessee and will own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp. will own the remaining economic interests in ZL Hotel LLC. One or more unaffiliated public charities will own all of the capital stock of ZL Hotel Corp.

  . The Company, through the Operating Partnership, expects to enter into the $300 million Unsecured Credit Facility prior to or concurrently with the completion of the foregoing Formation Transactions.

  . Approximately $707.1 million of the net proceeds of the Offering, together with $57.7 million drawn under the Unsecured Line of Credit, will be used by the Operating Partnership to acquire the Newport Office Park Property, repay certain mortgage debt secured by the Properties and to refinance existing indebtedness with respect to the Development Properties and certain parcels of land, the interest on which will continue to be capitalized during the development period.

  As a result of the Formation Transactions, (i) the Company will own 33,983,541 OP Units, which will represent an approximately 67.9% economic interest in the Operating Partnership, and Messrs. Zuckerman and Linde and other persons with a direct or indirect interest in the Property Partnerships will own 16,066,459 OP Units, which will represent the remaining approximately 32.1% economic interest in the Operating Partnership and (ii) the Company will indirectly own a fee interest in all of the Properties. At the completion of the Formation Transactions, Messrs. Zuckerman and Linde will own an aggregate of 15,972,611 shares of Common Stock and OP Units.

  In forming the Company, the Company will succeed to the ownership of each of the Properties or the interests therein based upon a value for such property determined by the Company. The valuation of the Company as a whole has been determined based primarily upon a multiple of estimated funds from operations and adjusted funds from operations attributable to all assets of the Company, including the Company's interests in the Development and Management Company. See "Risk Factors--No Assurance as to Value of Property."

          CONSEQUENCES OF THE OFFERING AND THE FORMATION TRANSACTIONS

  Upon completion of the Formation Transactions, the Company will own an indirect fee interest in all of the Properties. The Operating Partnership will hold substantially all of the assets of the Company. Based on the assumed initial public offering price of the Common Stock, (i) the purchasers of Common Stock in the Offering will own 92.4% of the outstanding Common Stock (or 62.7% assuming exchange of all OP Units for shares of Common Stock), (ii) the Company will be the sole general partner of the Operating Partnership and will own 67.9% of the interests in the Operating Partnership and (iii) Messrs. Zuckerman and Linde will beneficially own, directly or indirectly through affiliates (not including the Company), a total of 15,972,611 shares of Common Stock and OP Units (representing a 31.9% economic interest in the Company). Pursuant to the partnership agreement governing the Operating Partnership (the "Operating Partnership Agreement"), persons receiving OP Units in the Formation Transactions will have certain rights, beginning fourteen months after the completion of the Offering, to cause the Operating Partnership to redeem their OP Units for cash, or, at the election of the Company, to exchange their OP Units for shares of Common Stock on a one-for-one basis. See "Underwriting" for certain transfer restrictions with respect to the OP Units and to shares of Common Stock issued in exchange for such OP Units that are applicable to Messrs. Zuckerman and Linde and other senior officers of the Company.

  The aggregate estimated value to be given by the Operating Partnership for the Properties or for interests in the Property Partnerships, and for the development and management business of the Company, is approximately $1.91 billion, consisting of OP Units having a value of $466.3 million and the assumption of $1.45 billion of indebtedness. The aggregate book value of the interests and assets to be transferred to the Operating Partnership is approximately negative $575.7 million.

  No independent third-party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the OP Units and cash received in the Formation Transactions by persons with interests in the Property Partnerships is equivalent to the fair market value of the interests and assets acquired by the Company and contributed to the Operating Partnership. See "Risk Factors--No Assurance as to Value of Property."

                          BENEFITS TO RELATED PARTIES

  Certain affiliates of the Company will realize certain material benefits in connection with the Formation Transactions, including the following:

  . In respect of their respective ownership interests in the Property Partnerships and the development and management business of the Company, Messrs. Zuckerman and Linde will become beneficial owners of a total of 15,972,611 shares of Common Stock and OP Units, with a total value of approximately $399.3 million based on the assumed initial public offering price of the Common Stock. Other persons who will be officers of the Company at the completion of the Offering will receive 1,186,298 OP Units, with a total value of approximately $29.7 million based on the assumed initial public offering price, for their interests in the Property Partnerships. In addition, guarantees by Messrs. Zuckerman and Linde with respect to principal repayment of approximately $92 million of indebtedness will be released because such indebtedness will be repaid at the completion of the Offering. The book value of the interests and assets to be transferred to the Company by Messrs. Zuckerman and Linde and other officers of the Company is approximately negative $490 million.

  . Approximately $749.9 million of indebtedness, of which $707.1 million is secured by the Properties, and $42.8 million is due to Messrs. Zuckerman and Linde for amounts loaned in connection with the

     Development Properties and certain parcels of land, and the related additional and accrued interest thereon, to be assumed by the Operating Partnership will be repaid in the Formation Transactions. A portion of this debt was previously guaranteed by Messrs. Zuckerman and Linde. Messrs. Zuckerman and Linde will continue to guarantee certain indebtedness of the Company. See "Operating Partnership Agreement--Tax Protection Provisions." In addition, the Operating Partnership will agree to indemnify Messrs. Zuckerman and Linde for any damages that may arise due to the failure of the Operating Partnership to repay when due any indebtedness guaranteed by them.

  . Messrs. Zuckerman and Linde and others receiving OP Units in connection with the Formation Transactions will have registration rights with respect to shares of Common Stock that may be issued in exchange for OP Units.

  . In connection with certain development projects or rights, Messrs. Zuckerman and Linde have direct or indirect personal liability, in certain instances, for the performance of contractual obligations by or for the benefit of the Operating Partnership. In connection with the Formation Transactions, they will be relieved of such personal liability or, to the extent they are not so relieved, the Operating Partnership will agree to cause such contractual obligations to be performed and to indemnify Messrs. Zuckerman and Linde and their affiliates for all damages and expenses that may arise from any failure to do so.

  . Messrs. Zuckerman and Linde will continue to own approximately 7.6% of the outstanding Common Stock following the Offering, will serve as directors and as officers with the titles Chairman of the Board and President and Chief Executive Officer, respectively, and Mr. Linde will have an employment agreement.

  . Messrs. Zuckerman and Linde will benefit from a "grandfather" provision in the Company's Shareholder Rights Agreement which will assure that they and their affiliates will not, alone, be deemed to be a "group" that will trigger the exercisability of rights issued thereunder and that will enable them to continue to own, whether through ownership of Common Stock or OP Units, a percentage economic interest in the Company equal to their interest as of immediately after the Closing.

                           RESTRICTIONS ON TRANSFER

  Under the Operating Partnership Agreement, persons receiving OP Units in the Formation Transactions are prohibited from transferring such OP Units, except under certain limited circumstances, for a period of one year. In addition, Messrs. Zuckerman and Linde and the other senior officers of the Company have agreed not to sell any shares of Common Stock owned by them at the completion of the Offering or acquired by them upon exchange of OP Units for a period of two years after the completion of the Offering without the consent of both Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. See "Operating Partnership Agreement--Transfer of OP Units; Substitute Limited Partners" and "Underwriting."

                   RESTRICTIONS ON OWNERSHIP OF COMMON STOCK

  Due to limitations on the concentration of ownership of stock of a REIT imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and to otherwise address concerns relating to concentration of capital stock ownership, the certificate of incorporation of the Company (the "Certificate") prohibits any stockholder from actually or beneficially owning more than 6.6% of the outstanding shares of Common Stock (the "Ownership Limit"), except that Messrs. Zuckerman and Linde and certain family members, affiliates and "look through entities" may actually and beneficially own up to 15.0% of the outstanding shares of Common Stock. The Company has adopted a Shareholder Rights Agreement. See "Risk Factors--Control of the Company" and "Description of Capital Stock--Restrictions on Transfers."

                        OPERATING PARTNERSHIP AGREEMENT

  The following summary of the Operating Partnership Agreement describes the material provisions of such agreement. This summary is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                  MANAGEMENT

  The Operating Partnership was organized as a Delaware limited partnership on April 8, 1997. The Company is the sole general partner of, and will hold approximately 67.9% of the economic interests in, the Operating Partnership. The Company will hold a one percent general partner interest in the Operating Partnership and the balance will be held as a limited partner interest. The Company will conduct substantially all of its business through the Operating Partnership and its subsidiaries.

  Pursuant to the Operating Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of OP Units. Certain restrictions apply to the Company's ability to engage in a Business Combination, as described more fully under "Extraordinary Transactions" below.

  The limited partners of the Operating Partnership have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its stockholders and by the Company, as general partner of the Operating Partnership, to such limited partners, the Company may act in the best interests of the Company's stockholders without violating its fiduciary duties to such limited partners or being liable for any resulting breach of its duties to the limited partners.

  The Operating Partnership Agreement provides that all business activities of the Company, including all activities pertaining to the acquisition and operation of properties, must be conducted through the Operating Partnership, and that the Operating Partnership must be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

  REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S INTEREST

  The Operating Partnership provides that the limited partners may not remove the Company as general partner of the Operating Partnership. The Company may not transfer any of its interests as general or limited partner in the Operating Partnership except (i) in connection with a merger or sale of all or substantially all of its assets pursuant to a transaction for which it has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement (ii) if the limited partners holding at least three-fourths of the OP Units (excluding OP Units owned by the Company) consent to such transfer or (iii) to certain affiliates of the Company.

               AMENDMENTS OF THE OPERATING PARTNERSHIP AGREEMENT

  Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 20% of the OP Units.

  Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners (including the Company) holding a majority of the OP Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distributions, alter or modify the redemption right described above, or cause the termination of the

Operating Partnership at a time or on terms inconsistent with those set forth in the Operating Partnership Agreement must be approved by the Company and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, the Company, as general partner, will have the power, without the consent of the limited partners, to amend the Operating Partnership Agreement as may be required to (1) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner; (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement; (3) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement; (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement not inconsistent with law or with other provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law; or (5) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning OP Units; restrictions relating to the issuance of securities of the Company and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving the Company or the Operating Partnership) may not be amended without the approval of a majority or, in certain instances, a supermajority of the OP Units not held by the Company.

               TRANSFER OF OP UNITS; SUBSTITUTE LIMITED PARTNERS

  The Operating Partnership Agreement provides that limited partners generally may transfer their OP Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of the Company as the sole general partner of the Operating Partnership. In addition, limited partners may not transfer OP Units in any event until the one-year anniversary of the Offering or in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement. Notwithstanding the foregoing, Messrs. Zuckerman and Linde and the other executive and senior officers of the Company have entered into agreements pursuant to which they may not transfer or dispose of OP Units or Common Stock without the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. for a period of two years (one year in the case of senior officers who are not executive officers) following the completion of the Offering.

                            REDEMPTION OF OP UNITS

  Fourteen months after the completion of the Offering, the Operating Partnership will be obligated to redeem each OP Unit at the request of the holder thereof for cash equal to the fair market value of one share of Common Stock at the time of such redemption (as determined in accordance with the provisions of the Operating Partnership Agreement), provided that the Company may elect to acquire any such OP Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. The Company presently anticipates that it will elect to issue Common Stock in connection with each such redemption rather than having the Operating Partnership pay cash. With each such redemption, the Company's percentage ownership interest in the Operating Partnership will increase. Persons other than the Company who acquire OP Units in the Formation Transactions will have certain rights, pursuant to a separate registration rights agreement, to have the issuance of shares of Common Stock that may be issued to them in exchange for their OP Units, or the resale of such shares by them, registered under the Securities Act. See "Shares Available for Future Sale."

             ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

  The Company is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional OP Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If additional OP Units are issued to the Company, then the Company must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by the Company from such issuance or (ii) issue additional

OP Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, the Company may cause the Operating Partnership to issue to the Company additional partnership interests in different series or classes, which may be senior to the OP Units, in conjunction with an offering of securities of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

                          EXTRAORDINARY TRANSACTIONS

  The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding at least 75% of the OP Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of OP Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as general partner first conducts a vote of holders of OP Units (including the Company) on the matter, (ii) the Company votes the OP Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote, and (iii) the result of such vote of the OP Unit holders (including the proportionate vote of the Company's OP Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Certificate of Incorporation, may not be authorized to engage in a proposed Business Combination.

                           TAX PROTECTION PROVISIONS

  The Operating Partnership Agreement provides that, for a period of ten years following the Offering, the Operating Partnership may not sell or otherwise transfer a Designated Property in a taxable transaction without the prior written consent of Messrs. Zuckerman and Linde. The Operating Partnership is not required to obtain this consent if each of Messrs. Zuckerman and Linde do not continue to hold during this period at least 30% of his original OP Units. Since the consent of Messrs. Zuckerman and Linde is required only in connection with a taxable sale or other disposition of any Designated Property, the Operating Partnership will not be required to obtain such consent in connection with a "like-kind" exchange of any such property under
Section 1031 of the Code or in connection with a number of other nontaxable transactions, such as a nontaxable reorganization or merger of the Operating Partnership or the formation of a joint venture involving a Designated Property pursuant to Section 721 of the Code.

  Messrs. Zuckerman and Linde will recognize approximately $120 million in gain as a result of the Formation Transactions. To avoid the recognition of additional gain, Messrs. Zuckerman and Linde (together with certain other Continuing Investors) have agreed to guarantee certain indebtedness of the Company in the amount of approximately $135 million, which is represented by non-recourse liabilities on five of the Properties (2300 N Street, Ten Cambridge Center, the Garage Property, 191 Spring Street and Hilltop Business Center). Messrs. Zuckerman and Linde have also agreed to guarantee up to approximately $57.7 million of any recourse liabilities of the Operating Partnership (which will initially consist of amounts outstanding under the Unsecured Line of Credit) through a deficit restoration obligation set forth in the Operating Partnership Agreement. In addition to these guarantees, Messrs. Zuckerman and Linde also avoid the recognition of gain as a result of the allocation of their share of the Operating Partnership's non-recourse indebtedness in the amount of approximately $695.3 million (including the approximately $134.5 million noted above).

  If the level of indebtedness of the Operating Partnership were to fall below the total indebtedness following the Offering (approximately $753 million), Messrs. Zuckerman and Linde would recognize taxable gain under Section 752 of the Code. To reduce this risk to Messrs. Zuckerman and Linde while providing the Company with sole control over its level of indebtedness, the Operating Partnership has agreed to undertake to use its reasonable commercial efforts to cause its lenders to permit Messrs. Zuckerman and Linde to guarantee additional and/or substitute indebtedness following the Offering. The Operating Partnership, however, is under no obligation to Messrs. Zuckerman and Linde to maintain any specified debt or any specified level of indebtedness or to make any payments to Messrs. Zuckerman or Linde if a reduction in the indebtedness of the Operating Partnership were to result in the recognition of gain by Messrs. Zuckerman or Linde. See "Risk Factors-- Conflicts of Interest."

            EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

  The Operating Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Company carried out its duties in good faith. In addition, the Company is not responsible for any misconduct or negligence on the part of its agents, provided the Company appointed such agents in good faith. The Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that the Company reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

  The Operating Partnership Agreement also provides for indemnification of the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

                                  TAX MATTERS

  The Company will be the tax matters partner of the Operating Partnership and, as such, will have the authority to make tax elections under the Code on behalf of the Operating Partnership.

                                     TERM

  The Operating Partnership will continue in full force and effect until December 31, 2095 or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock (including Common Stock that may be issued in exchange for OP Units presented for redemption) by each director and director nominee, by each Named Executive Officer, by all directors (including director nominees) and executive officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding shares of Common Stock immediately following the completion of the Offering. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power.

                                         NUMBER OF SHARES AND   PERCENTAGE  PERCENT
                                         OP UNITS BENEFICIALLY    OF ALL     OF ALL
                                              OWNED AFTER      COMMON STOCK  COMMON
 NAM OF BENEFICIAL OWNER(1)E                 THE OFFERING      AND OP UNITS STOCK(2)
---------------------------              --------------------- ------------ --------
    Mortimer B. Zuckerman (3)(5).......        8,957,894          17.90%     21.51%
    Edward H. Linde (4)(5).............        7,014,717          14.02      17.67
    Alan J. Patricof...................              --             --         --
    Ivan G. Seidenberg.................              --             --         --
    Martin Turchin.....................              --             --         --
    Robert E. Burke ...................          285,548            *          *
    Raymond A. Ritchey ................          285,548            *          *
    David R. Barrett...................          169,381            *          *
    Robert E. Selsam...................            8,000            *          *
    All directors and executive
     officers as a group (10 persons)..       16,795,020          33.56%     34.85%

--------
*  Less than 1%.
(1) Address: c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116.
(2) Assumes that all the OP Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock outstanding used in calculating the percentage assumes that none of the OP Units held by other persons are similarly acquired for Common Stock.
(3) Includes 920 OP Units held by the Mortimer B. Zuckerman 1983 Family Trust, which received OP Units in the Formation Transactions in exchange for interests in the Properties. Includes 1,291,770 shares of Common Stock.
(4) Includes 465 OP Units held by The Edward H. Linde 1984 Family Trust, which received OP Units in the Formation Transactions in exchange for interests in the Properties. Includes 1,291,771 shares of Common Stock.
(5) Excludes 21,600 of the OP Units owned by Square 36 Properties Limited Partnership ("Square 36"). Messrs. Zuckerman and Linde control the general partner of Square 36 but do not have an economic interest in such OP Units and cannot dispose of such OP Units without the consent of an unaffiliated limited partner of Square 36.

                         DESCRIPTION OF CAPITAL STOCK

  The description of the Company's capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Certificate and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

                                    GENERAL

  Under the Certificate of Incorporation, the Company has authority to issue up to 450 million shares of stock, consisting of 250 million shares of Common Stock, par value $0.01 per share, 150 million shares of excess stock, par value $0.01 per share ("Excess Stock") (as described below), and 50 million shares of Preferred Stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for the corporation's debts or obligations. Upon completion of the Offering, 33,983,541 shares of Common Stock will be issued and outstanding and no shares of Excess Stock or Preferred Stock will be issued and outstanding.

  With respect to the Preferred Stock, the Certificate authorizes the Directors to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such stock.

                                 COMMON STOCK

  All shares of Common Stock offered hereby have been duly authorized, and are fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Company's Certificate regarding Excess Stock, holders of Common Stock will be entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

  Subject to the provisions of the Company's Certificate regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any director.

  Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

  The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

  Subject to the provisions of the Company's Certificate regarding Excess Stock, all Common Stock has equal dividend, distribution, liquidation and other rights, and has no preference, appraisal (except as provided by Delaware law) or exchange rights.

                                PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the DGCL and the Company's Certificate to fix for each series, subject to the provisions of the Company's Certificate regarding

Excess Stock, such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their shares over the then current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding, and the Company has no present plans to issue any Preferred Stock. Prior to the completion of the Offering, the Company will authorize the issuance of a series of preferred stock in connection with the adoption of a shareholder rights plan. See "--Shareholder Rights Agreement"; "Certain Provisions of Delaware Law and of the Company's Certificate and Bylaws."

                           RESTRICTIONS ON TRANSFERS

  In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences." In order to protect the Company against the risk of losing its status as a REIT and to otherwise protect the Company from the consequences of a concentration of ownership among its stockholders, the Certificate, subject to certain exceptions, provides that no single person (which includes any "group" of persons) (other than the "Related Parties," as defined below and certain "Look-Through Entities," as defined below), may "beneficially own" more than 6.6% (the "Ownership Limit") of the aggregate number of outstanding shares of any class or series of capital stock. Under the Certificate, a person generally "beneficially owns" shares if (i) such person has direct ownership of such shares, (ii) such person has indirect ownership of such shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) such person would be deemed to "beneficially own" such shares pursuant to Rule 13d-3 under the Exchange Act. A Related Party, however, will not be deemed to beneficially own shares by virtue of clause (iii) of the preceding sentence and a "group" of which a Related Party is a member will generally not have attributed to the group's beneficial ownership any shares beneficially owned by such Related Party. Each of Mr. Zuckerman and his respective heirs, legatees and devisees, and any other person whose beneficial ownership of shares of Common Stock would be attributed under the Code to Mr. Zuckerman, is a "Related Party", and such persons are subject to a "Related Party Ownership Limit" of 15%, such that none of such persons shall be deemed to beneficially own shares in excess of the Ownership Limit unless, in the aggregate, such persons own shares of any class or series of capital stock in excess of 15% of the number of shares of such class or series outstanding. A similar Related Party Ownership Limit is applied to Mr. Linde and persons with a similar relationship to Mr. Linde, all of whom are also Related Parties under the Certificate. The Company's Certificate provides that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 ("Look-Through Entities") are subject to a 15% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose. Any transfer of shares of capital stock or of any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit, the Look-Through Ownership Limit or the Related Party Ownership Limit, as applicable, or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code or results in the Company constructively owning 10% or more of the ownership interests in a tenant of the Company within the meaning of Section 318 of the Code as modified by Section 856(d)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit, the Look-Through Ownership Limit and the Related Party Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company.

  If any purported transfer of capital stock of the Company or any other event would otherwise result in any person violating the Ownership Limit, the Look-Through Ownership Limit or the Related Party Limit, as applicable, or the Certificate, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of Excess Stock (the "Excess Shares") and transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Trading Day (as defined in the Certificate) prior to the date of such violative transfer. As soon as practical after the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the applicable Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Excess Shares.

  In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days. Upon such a sale to the company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

  These restrictions will not preclude settlement of transactions through the NYSE.

  Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  The Ownership Limit may have the effect of precluding acquisition of control of the Company.

                         SHAREHOLDER RIGHTS AGREEMENT

  The Board of Directors of the Company has adopted a Shareholder Rights Agreement (the "Rights Agreement"). The adoption of the Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of the Company's Common Stock.

  Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record as of a day prior to effectiveness of the Registration Statement of which this Prospectus is a part (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Series E Preferred Stock") at a cash exercise price of $100 per Unit (the "Exercise Price"), subject to adjustment. Each Share offered hereby will be entitled to a Right when distributed.

  Initially, the Rights are not exercisable and are attached to and trade with the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the earliest of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of more than 15% of the sum of the outstanding shares of Common Stock and Excess Stock ("Common Shares") (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such other calendar day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"). For these purposes, a person will not be deemed to beneficially own shares of Common Stock which may be issued in exchange for OP Units. In addition, no person who is a partner of the Operating Partnership as of the closing of the Offering will be an Acquiring Person unless such person acquires beneficial ownership of (i) more than 15% of the outstanding Common Shares and (ii) a greater percentage of the then outstanding Common Shares and OP Units (excluding OP Units held by the Company) than that percentage of the total number of shares of Common Stock and OP Units (excluding OP Units held by the Company) that such partner held at the conclusion of the Offering. Furthermore, no "group" of which a Related Party is a member will be deemed to beneficially own the Common Shares beneficially owned by such Related Party.

  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

  The Rights are not exercisable until the Distribution Date and will expire in 2007, unless previously redeemed or exchanged by the Company as described below.

  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

  In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Series E Preferred Stock of the Company having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date,
(i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may under certain circumstances specified in the Rights Agreement become null and void.

  At any time after the Stock Acquisition Date, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Series E Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Series E Preferred Stock per Right. Notwithstanding the foregoing, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock of the Company.

  The Exercise Price payable, and the number of Units of Series E Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series E Preferred Stock, (ii) if holders of the Series E Preferred Stock are granted certain rights or warrants to subscribe for Series E Preferred Stock or convertible securities at less than the current market price of the Series E Preferred Stock, or (iii) upon the distribution to holders of the Series E Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price, determined on a per Right basis. The Company is not obligated to issue fractional Units. If the Company elects not to issue fractional Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Series E Preferred Stock on the last trading date prior to the date of exercise. Any of the provisions of the Rights Agreement may be amended by the Board of Directors at any time prior to the Distribution Date.

  The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the close of business on the tenth calendar day after the Stock Acquisition Date, or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

  The Rights Agreement may be amended by the Board of Directors in its sole discretion until the Distribution Date. After the Distribution Date, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

  Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

  A copy of the Rights Agreement will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement is also available from the Company upon written request. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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

                    CERTAIN PROVISIONS OF DELAWARE LAW AND
                     THE COMPANY'S CERTIFICATE AND BYLAWS

  The following summary of certain provisions of Delaware law and the Company's Certificate and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and the Company's Certificate and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

  The Certificate and the Bylaws of the Company contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Certificate and the Bylaws, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See also "Description of Capital Stock--Restrictions on Transfers."

                      AMENDMENT OF CERTIFICATE AND BYLAWS

  The Company's Certificate may be amended only by the affirmative vote of the holders of two-thirds (or, if more than 75% of the directors then in office approve the amendment, a majority) of all of the votes entitled to be cast on the matter except that amendments dealing with certain articles of the Certificate (for example, articles relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of the By-laws or the Certificate) shall require the affirmative vote of not less than seventy-five percent of the outstanding votes entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend the Company's Bylaws by the affirmative vote of a majority of the directors then in office. The Bylaws may also be amended by the stockholders, at an annual meeting or at a special meeting called for such purpose, by the affirmative vote of at least seventy-five percent of the votes entitled to be cast on the matter; provided, that if the Board of Directors recommends that stockholders approve such amendment at such meeting, such amendment shall require the affirmative vote of only a majority of the shares present at such meeting and entitled to vote.

                          DISSOLUTION OF THE COMPANY

  The DGCL permits the dissolution of the Company by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (ii) upon proper notice, stockholder approval by the affirmative vote of a majority of the votes entitled to be cast on the matter.

                           MEETINGS OF STOCKHOLDERS

  Under the Company's Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the President. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called only by a majority of the Directors then in office and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.


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

                            THE BOARD OF DIRECTORS

  The Company's Certificate provides that the Board of Directors shall initially consist of five Directors and thereafter the number of Directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by the DGCL nor more than eleven. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of Directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining Directors. Pursuant to the terms of the Certificate, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999 and the third class will hold office initially for a term expiring in 2000. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a classified board may render more difficult a change in control of the Company or removal of incumbent management. The Company believes, however, that classification of the Board of Directors will help to assure the continuity and stability of its business strategies and policies.

  The Certificate provides that the affirmative vote of more than 75% of the Directors then in office is required to approve certain transactions or actions of the Board, including a change of control (as defined) of the Company or of the Operating Partnership, any amendment to the Operating Partnership Agreement, any waiver of the limitations on ownership contained in the Certificate, certain issuances of equity securities by the Company or termination of the Company's status as a REIT.

               SHAREHOLDER RIGHTS PLAN AND OWNERSHIP LIMITATIONS

  The Company will adopt a Shareholder Rights Plan prior to the completion of the Offering. In addition, the Certificate contains provisions that limit the ownership by any person of shares of any class or series of capital stock of the Company. See "Description of Capital Stock--Shareholder Rights Agreement."

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Certificate generally limits the liability of the Company's Directors to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Bylaws provide that Directors and officers of the Company shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             BUSINESS COMBINATIONS

  Upon completion of the Offering, the Company will be subject to the provisions of section 203 ("Section 203") of the DGCL. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, was approved by the board of directors of the corporation before the consummation of such transaction; (ii) the interested stockholder owned 85% or more of the outstanding voting stock of the corporation immediately after the transaction in which it became an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined (with certain exceptions) as any person who, together with affiliates and associates, owns or within the prior three years did own, 15% or more of the corporation's outstanding voting stock.

                          INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

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

                       SHARES AVAILABLE FOR FUTURE SALE

                                    GENERAL

  Upon the completion of the Offering, the Company will have outstanding 33,983,541 shares of Common Stock (38,693,541 shares if the Underwriters' overallotment option is exercised in full). In addition, 16,066,459 shares of Common Stock are reserved for issuance upon exchange of OP Units. The shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Company's Certificate and Bylaws. See "Description of Capital Stock-- Restrictions on Transfers." The shares of Common Stock acquired in redemption of OP Units (the "Restricted Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "--Registration Rights," the Company has granted certain holders registration rights with respect to their shares of Common Stock.

  In general, under Rule 144 effective April 29, 1997, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  The Company has established the Stock Option Plan for the purpose of attracting and retaining directors, executive officers and other key employees. See "Management--Stock Option Plan" and "Management--Compensation of Directors." The Company intends to issue options to purchase approximately 2,300,000 shares of Common Stock to directors, executive officers and certain key employees prior to the completion of the Offering and has reserved 2,454,750 additional shares for future issuance under the Stock Option Plan. Prior to the expiration of the initial twelve-month period following consummation of the Offering, the Company expects to file a registration statement on Form S-8 with the SEC with respect to the shares of Common Stock issuable under the Stock Option Plan, which shares may be resold without restriction, unless held by affiliates.

  Prior to the Offering, there has been no public market for the Common Stock. Trading of the Common Stock on the NYSE is expected to commence immediately following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of Options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors--Market for the Common Stock."

                              REGISTRATION RIGHTS

  The Company has granted those persons with a direct or indirect interest in the Property Partnerships who will receive OP Units in the Formation Transactions certain registration rights with respect to the shares of Common Stock that may be acquired by them in connection with the exercise of the Redemption/Exchange Rights under the Operating Partnership Agreement. These registration rights require the Company to register all such shares of Common Stock effective as of that date which is fourteen months following completion of the Offering. The Company will bear expenses incident to its registration requirements under the registration rights, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, relating to such shares.

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

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material federal income tax consequences associated with an investment in the Common Stock. Goodwin, Procter & Hoar llp, which has acted as tax counsel to the Company in connection with the formation of the Company and the Company's election to be taxed as a REIT, has reviewed the following discussion and is of the opinion that it is an accurate description of the federal income tax considerations that are likely to be material to a holder of Common Stock. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular prospective stockholder in light of his/her personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the Federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion and the opinions of Goodwin, Procter & Hoar llp are based on current law. Unless the context requires otherwise, references to the "Company" in this "Federal Income Tax Consequences" section refer only to Boston Properties, Inc.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

                    FEDERAL INCOME TAXATION OF THE COMPANY

  Upon consultation with its advisers, the Company believes that it is in a position to qualify for treatment as a REIT for the year ending December 31, 1997, upon filing of its election to be taxed as a REIT, and intends to operate so as to meet the requirements under the Code for qualification as a REIT, commencing with its taxable year ended December 31, 1997 and thereafter. The Company also believes, after consultation with its advisers, that it has been organized, has operated and will operate in such a manner as to qualify for taxation as a REIT under the Code. No assurance can be given, however, that such requirements have been or will be met.

                            OPINION OF TAX COUNSEL

  Goodwin, Procter & Hoar llp has acted as counsel to the Company in connection with the formation of the Company, the Offering and the Company's election to be taxed as a REIT. In the opinion of Goodwin, Procter & Hoar llp, commencing with the Company's taxable year ending December 31, 1997, the Company will qualify to be taxed as a REIT under the Code, provided that (i) the elections and other procedural steps described in this discussion of "Federal Income Tax Consequences" are completed in a timely fashion and
(ii) the Company and the Operating Partnership operate in accordance with various assumptions and factual representations made by the Company and the Operating Partnership concerning their business, properties and operations. It must be emphasized that Goodwin, Procter & Hoar llp's opinion is based on various assumptions and is conditioned upon such assumptions and representations made by the Company and the Operating Partnership concerning their business and properties as set forth in this Prospectus. Such factual assumptions and representations are set forth below in this discussion of "Federal Income Tax Consequences." In addition, Goodwin, Procter & Hoar llp's opinion is based upon the factual representations of the Company and the Operating Partnership concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Goodwin, Procter & Hoar llp. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. See "Risk Factors-- Failure to Qualify as a REIT."

  The opinion of Goodwin, Procter & Hoar llp is also based upon existing law as currently applicable, IRS regulations, currently published administrative positions of the IRS and judicial decisions, which are subject to change either prospectively or retroactively. No assurance can be given that any such changes would not modify the conclusions expressed in the opinion. Moreover, unlike a private letter ruling (which will not be sought), an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the status of the Company as a REIT.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that usually results from investments in a corporation.

  Even if the Company qualifies for taxation as a REIT, however, the Company will be subject to federal income tax, as follows: First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax." Third, if the Company has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and
(iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company should acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, to the extent of the excess of (a) the fair market value of the asset as of the beginning of the applicable Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (the "Built-In Gain Rules").

                        REQUIREMENTS FOR QUALIFICATION

  To qualify as a REIT, the Company must elect to be so treated and must meet the requirements, discussed below, relating to the Company's organization, sources of income, nature of assets and distributions of income to stockholders.

ORGANIZATIONAL REQUIREMENTS

  The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more directors or trustees, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for the REIT requirements, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, and (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, described below, regarding the nature of its income and assets also must

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

be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) (the "100 Stockholder Requirement" and "Five or Fewer Requirement") will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

  Prior to consummation of the Offering, the Company did not satisfy conditions (v) and (vi) above. The Company's issuance of Common Stock in connection with the Formation Transactions and the Offering permitted it to satisfy the 100 Stockholder Requirement and the Five or Fewer Requirement. In order to protect the Company from a concentration of ownership of its stock that would cause the Company to fail the Five or Fewer Requirement, the Company's Certificate provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into Excess Stock and transferred to a charity for resale, with the original stockholder entitled to receive certain proceeds from such a resale. See "Description of Capital Stock--Restrictions on Transfers." Excess stock is a separate class of capital stock of the Company that is entitled to no voting rights but shares ratably with the Common Stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, there is no assurance that the operation of the Excess Stock or other provisions contained in the Certificate will, as a matter of law, prevent a concentration of ownership of stock in excess of the Ownership Limit from causing the Company to violate the Five or Fewer Requirement. If there were a concentration of ownership that would cause the Company to violate the Five or Fewer Requirement, and the operation of the Excess Stock or other provisions contained in the Certificate were not held to cure such violation, the Company would be disqualified as a REIT. In rendering its opinion that the Company is organized in a manner that permits the Company to qualify as a REIT, Goodwin, Procter & Hoar llp is relying on the representation of the Company that the ownership of its stock (without regard to the Excess Stock provisions) satisfies the Five or Fewer Requirement, and Goodwin, Procter & Hoar llp expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in the Certificate preclude the Company from failing the Five or Fewer Requirement.

  In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year is the calendar year.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest) will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

INCOME TESTS

  To maintain qualification as a REIT, three gross income requirements must be satisfied annually.

  . First, at least 75% of the Company's gross income, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"), for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

  . Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.


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

  . Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of Properties acquired by the Operating Partnership in the Formation Transactions will be deemed to have commenced on the date of acquisition.

  Rents received or deemed to be received by the Company qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

  . First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  . Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant") or a subtenant of such tenant (in which case only rent attributable to the subtenant is disqualified).

  . Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

  . Finally, for rents to qualify as "rents from real property" the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of room or other space for occupancy only and are not otherwise considered "rendered to the occupant."

  The Company does not charge rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales consistent with the rule described above). The Company does not derive, and does not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

  Pursuant to leases with respect to the Hotel Properties, ZL Hotel LLC will lease from the Operating Partnership the Hotel Properties for a ten year period. The hotel leases provide that ZL Hotel LLC will be obligated to pay to the Operating Partnership (i) the greater of Base Rent or Participating Rent (collectively, the "Rents") and (ii) Additional Charges. Participating Rent is calculated by multiplying fixed percentages by various revenue categories for each of the Hotel Properties. Both Base Rent and the thresholds in the Participating Rent formulas will be adjusted for inflation. Base Rent accrues and is required to be paid monthly. Participating Rent is payable monthly, with monthly adjustments based on actual results.

  In order for Base Rent, Participating Rent and Additional Charges to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation ) with respect to the property.

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

  In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case. The hotel leases have been structured to qualify as true leases for federal income tax purposes.

  Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the hotel leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, there can be no complete assurance that the IRS will not assert a contrary position. If the leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the lessee would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

  As indicated above, "rents from real property" must not be based in whole or in part on the income or profits of any person. The Participating Rent should qualify as "rents from real property" since it is based on percentages of receipts or sales which percentages are fixed at the time the leases are entered into, provided (i) the leases are not renegotiated during the term of the leases in a manner that has the effect of basing Participating Rent on income or profits and (ii) the leases conform with normal business practice. More generally, the Participating Rent will not qualify as "rents from real property" if, considering the hotel leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Participating Rent on income or profits. Since the Participating Rent is based on fixed percentages of the gross revenues from the hotels that are established in the hotel leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the leases in a manner that has the effect of basing the Participating Rent on income or profits and (ii) conform with normal business practice, the Participating Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above.)

  Pursuant to leases with independent third parties, the Operating Partnership or certain subsidiary partnerships will lease the Garage Property and the garage portions of certain of the Office Properties to independent third parties for periods between one to three years. The parking leases provide that the Operating Partnership will receive rent based on the gross receipts of the parking garage. The same "true lease" and "rent from real property" analysis applies with respect to the parking leases as is described above for the hotel leases. The garage leases also have been structured to qualify as true leases for federal income tax purposes. As is the case with respect to the hotel leases, there can be no complete assurance that the IRS will not assert a contrary position, which if successful could result in the loss of the Company's status as a REIT.

  Through the Operating Partnership, which is not an "independent contractor," the Company provides certain services with respect to the Properties, but the Company believes (and has represented to Goodwin, Procter & Hoar llp) that all such services are considered "usually or customarily rendered" in connection with the rental of space for occupancy only, so that the provision of such services does not jeopardize the qualification of rent from the Properties as "rents from real property." In rendering its opinion on the Company's ability to qualify as a REIT, Goodwin, Procter & Hoar llp is relying on such representations. In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ "independent contractors" to provide such services.

  The Operating Partnership may receive certain types of income with respect to the properties it owns that will not qualify under the 75% or 95% gross income test. In particular, dividends on the Company's stock in the Development and Management Company will not qualify under the 75% gross income test. The Company believes, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if (i) the Company's failure to meet these tests was due to reasonable cause and not due to willful neglect,
(ii) the Company attaches a schedule of the sources of its income to its Federal income tax return and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company fails the 30% income test, and in such case, the Company will cease to qualify as a REIT. See "Risk Factors--Failure to Qualify as a REIT."

ASSET TESTS

  At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature and diversification of its assets.

  . First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities.

  . Second, no more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class.

  . Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  The 5% test must generally be met for any quarter in which the Company acquires securities of an issuer. Thus, this requirement must be satisfied not only on the date the Company acquires securities of the Development and Management Company, but also each time the Company increases its ownership of securities of the Development and Management Company (including as a result of increasing its interest in the Operating Partnership as limited partners exercise their redemption rights).

  The Operating Partnership owns 100% of the nonvoting stock and 1% of the voting stock of the Development and Management Company, and by virtue of its ownership of Units, the Company is considered to own its pro rata share of such stock. Neither the Company nor the Operating Partnership, however, owns more than 10% of the voting securities of the Development and Management Company. In addition, the Company and its senior management do not believe that the Company's pro rata share of the value of the securities of the Development and Management Company exceeds 5% of the total value of the Company's assets. The Company's belief is based in part upon its analysis of the value of the equity and unsecured debt securities of the Development and Management Company owned by the Operating Partnership relative to the value of the other assets owned by the Operating Partnership. No independent appraisals have been obtained to support this conclusion, however, and Goodwin, Procter and Hoar LLP, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the value of the securities of the Development and Management Company. There can be no assurance that the IRS might not

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

contend that the value of the securities of the Development and Management Company held by the Company (through the Operating Partnership) exceeds the 5% value limitation.

  As noted above, the 5% value requirement must be satisfied not only on the date the Company acquires equity and unsecured debt securities of the Development and Management Company, but also each time the Company increases its ownership of such securities of the Development and Management Company (including as a result of increasing its interest in the Operating Partnership as partners exercise their redemption rights). Although the Company plans to take steps to ensure that it satisfied the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Company's overall interest in the Development and Management Company.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company maintains, and will continue to maintain, adequate records of the value of its assets to ensure compliance with the asset tests and will take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

ANNUAL DISTRIBUTION REQUIREMENTS

  In order to be taxed as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (a) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends-paid deduction and the Company's capital gain) and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its Federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Even if the Company satisfies the foregoing distribution requirements, to the extent that the Company does not distribute all of its net capital gain or "REIT taxable income" as adjusted, it will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, if the Company disposes of any asset subject to the Built-In Gain Rules during the applicable Recognition Period, the Company will be required, pursuant to guidance issued by the IRS, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

  The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

  It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, as a result of timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.


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

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. The Company will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

                              FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless the Company is entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limit on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. See "Risk Factors--Failure to Qualify as a REIT--Other Tax Liabilities."

                         TAXATION OF U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for United States federal income tax purposes (a) is a citizen or resident of the United States, (b) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (c) is an estate or trust, the income of which is subject to United States federal income taxation regardless of its source. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as follows.

DISTRIBUTIONS GENERALLY

  Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of the Company's current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that the Company makes a distribution in excess of its current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder's Common Stock, and the amount of such distribution in excess of a U.S. Stockholder's tax basis in its Common Stock will be taxable as gain realized from the sale of its Common Stock. Dividends declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of the year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include on their own federal income tax returns any losses of the Company.

  The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "--Opinion of Tax Counsel" above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of the Company's earnings and profits. As a result, stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

CAPITAL GAIN DIVIDENDS

  Dividends to U.S. Stockholders that are properly designated by the Company as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the stockholder has held his stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

  Distributions from the Company and gain from the disposition of Common Stock will not be treated as passive activity income, and therefore stockholders may not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation. Under recently enacted legislation, net capital gain from the disposition of Common Stock and capital gain dividends generally will be excluded from investment income.

CERTAIN DISPOSITIONS OF SHARES

  Losses incurred on the sale or exchange of Common Stock held for less than six months (after applying certain holding period rules) will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling stockholder from those shares.

TREATMENT OF TAX-EXEMPT STOCKHOLDERS

  Distributions from the Company to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally, will not constitute "unrelated business taxable income" ("UBTI") unless the stockholder has borrowed to acquire or carry its Common Stock. Qualified trusts that hold more than 10% (by value) of the shares of certain REITS, however, may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify as such for federal income tax purposes but for the application of the "look-through" exception to the Five or Fewer Requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if either (i) a single qualified trust holds more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the Five or Fewer Requirement without relying upon the "look-through" exception.

              SPECIAL TAX CONSIDERATIONS FOR FOREIGN STOCKHOLDERS

  The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Stockholders") are complex, and the following discussion is intended only as a summary of these rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in the Company, including any reporting requirements.

  In general, Non-U.S. Stockholders will be subject to regular United States federal income tax with respect to their investment in the Company if the investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected.

  A distribution by the Company that is not attributable to gain from the sale or exchange by the Company of a United States real property interest and that is not designated by the Company as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income tax equal to 30% of the gross amount of the dividend unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of the Company's earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Stockholder's basis in its Common Stock (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of Common Stock.

  Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions.

  Although tax treaties may reduce the Company's withholding obligations, the Company generally will be required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS, (i) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (ii) 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of the Company's earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current or accumulated earnings and profits. If the amount of tax withheld by the Company with respect to a distribution to a Non-U.S. Stockholder exceeds the stockholder's United States tax liability with respect to such distribution, the Non-U.S. Stockholder may file for a refund of such excess from the IRS.

  Unless the Common Stock constitutes a "United States real property interest" within the meaning of FIRPTA, a sale of Common Stock by a Non-U.S. Stockholder generally will not be subject to United States federal income taxation. The Common Stock will not constitute a United States real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT and therefore that sales of Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. If the Company were not a domestically controlled REIT, whether a Non-U.S. Stockholder's sale of Common Stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the Common Stock were "regularly traded" on an established securities market (such as the NYSE on which the Common Stock will be listed) and on the size of the selling stockholder's interest in the Company. If the gain on the sale of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are treated as gain from the disposition of Common Stock and are subject to tax under FIRPTA also may be subject to a 30% branch profit tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Common Stock from a Non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased Common Stock is "regularly traded" on an established securities market (such as the NYSE) or if the Company is a domestically controlled REIT. Otherwise, under FIRPTA the purchaser of Common Stock may be required to withhold 10% of the purchase price and remit this amount to the IRS. Capital gains not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

         INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

  Under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Common Stock. Backup withholding will apply only if the holder (i) fails to furnish his or her taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security Number), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed properly to report payments of interest and dividends or is otherwise subject to backup withholding or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments or (b) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

  U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder's United States federal income tax liability and may entitle the U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

  Additional issues may arise pertaining to information reporting and backup withholding for Non-U.S. Stockholders. Non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

                           OTHER TAX CONSIDERATIONS

EFFECT OF TAX STATUS OF OPERATING PARTNERSHIP ON REIT QUALIFICATION

  Substantially all of the Company's investments are through the Operating Partnership. In addition, the Operating Partnership holds interests in certain Properties through subsidiary partnerships. The Company's interest in these partnerships may involve special tax considerations. Such considerations include (i) the allocations of items of income and expense, which could affect the computation of taxable income of the Company, (ii) the status of the Operating Partnership, and other subsidiary partnerships as partnerships (as opposed to associations taxable as corporations) for federal income tax purposes, and (iii) the taking of actions by the Operating Partnership and subsidiary partnerships that could adversely affect the Company's qualifications as a REIT. In the opinion of Goodwin, Procter & Hoar LLP, based on certain representations of the Company and its subsidiaries, each of the Operating Partnership, and the other subsidiary partnerships in which the Operating Partnership has an interest will be treated for Federal income tax purposes as a partnership (and not as an association taxable as a corporation). If any of the Operating Partnership, or other subsidiary partnerships in which the Operating Partnership has an interest were treated as an association taxable as a corporation, the Company would fail to qualify as a REIT for a number of reasons.

TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES

  When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including certain of the Properties). Consequently, the Operating Partnership Agreement requires such allocations to be made in a manner consistent with section 704(c) of the Code. Final and temporary Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences for property contributed to a partnership on or after December 21, 1993, including the retention of the "traditional method" that was available under prior law or the election of certain alternative methods. Currently, the Company intends to elect the "traditional method with curative allocations" of Section 704(c) allocations. Under the traditional method, which is the least favorable method from the Company's perspective, the carryover basis of contributed interests in the Properties in the hands of the Operating Partnership could cause the Company (i) to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of the contribution (the "ceiling rule") and (ii) to be allocated taxable gain in the event of a sale of such contributed interests in the Properties in excess of the economic or book income allocated to the Company as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. If the "traditional method with curative allocations" is elected by the Company the Operating Partnership Agreement may specially allocate taxable gain on sale of the Properties to the contributing partners up to the aggregate amount of depreciation deductions with respect to each such Property that the "ceiling rule" prevented the Company from being allocated.

  Interests in the Properties purchased for cash by the Operating Partnership simultaneously with or subsequent to the admission of the Company to the Operating Partnership will initially have a tax basis equal to their fair market value. Thus, Section 704(c) of the Code will not apply to such interests.

  A portion of the amounts to be used to fund distributions to stockholders is expected to come from the Development and Management Company, through dividends on stock held by the Operating Partnership. The Development and Management Company will not qualify as a REIT and will pay federal, state and local income taxes on its taxable income at normal corporate rates. The federal, state or local income taxes that the company is required to pay will reduce the amount of dividends payable by such company to the Operating Partnership and cash available for distribution by the Company, which in turn could require the Operating Partnership to secure funds from additional sources in order to allow the Company to make required distributions.

  As described above, the value of the equity and unsecured debt securities of the Development and Management Company held by the Company cannot exceed 5% of the value of the Company's assets at a time when a Partner exercises his redemption right (or the Company otherwise is considered to acquire additional securities of the Development and Management Company). See "--Requirements for Qualification--Asset Tests." This limitation may restrict the ability of the Development and Management Company to increase the size of its respective business unless the value of the assets of the Company is increasing at a commensurate rate.

                              STATE AND LOCAL TAX

  The Company and its operating subsidiaries may be subject to state and local tax in states and localities in which they do business or own property. The tax treatment of the Company and its operating subsidiaries and the holders of Common Stock in such jurisdictions may differ from the federal income tax treatment described above.

                                 UNDERWRITING

  Subject to the terms and conditions in the United States purchase agreement (the "U.S. Purchase Agreement"), among the Company and each of the underwriters named below (the "U.S. Underwriters"), and concurrently with the sale of 6,280,000 shares to the International Managers (as defined below), the Company has agreed to sell to each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, and Smith Barney Inc. are acting as representatives (the "U.S. Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite their respective names:

                                                                        NUMBER
                                                                          OF
           UNDERWRITER                                                  SHARES
           -----------                                                ----------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..........................................
      Goldman, Sachs & Co. ..........................................
      Bear, Stearns & Co. Inc. ......................................
      Morgan Stanley & Co. Incorporated..............................
      PaineWebber Incorporated.......................................
      Prudential Securities Incorporated.............................
      Smith Barney Inc. .............................................
           Total..................................................... 25,120,000
                                                                      ==========

  The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International, Goldman Sachs International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, PaineWebber International (UK) Ltd., Prudential-Bache Securities (U.K.) Inc., and Smith Barney Inc. are acting as lead managers. Subject to the terms and conditions set forth in the International Purchase Agreement and concurrently with the sale of 25,120,000 shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase from the Company, an aggregate of 6,280,000 shares of Common Stock. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of shares of Common Stock pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.

  The U.S. Representatives have advised the Company that the U.S. Underwriters propose to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession not in excess of $    per share. The U.S.
Underwriters may allow, and such dealers may re-allow, a discount not in
excess of $    per share on sales to certain other brokers and dealers. After the date of this Prospectus, the initial public offering price and concession and discount may be changed.

  The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

  The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 3,768,000 additional shares of Common Stock to cover overallotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the U.S. Underwriters exercise this option, each U.S. Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to such U.S. Underwriters' initial amount reflected in the foregoing table. The Company also has granted an option to the International Managers, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 942,000 additional shares of Common Stock to cover overallotments, if any, on terms similar to those granted to the U.S. Underwriters.

  At the request of the Company, the U.S. Underwriters have reserved up to 750,000 shares of Common Stock for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing shares. The number of shares available to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares that are not so purchased by such persons at the completion of the Offerings will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.

  In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  The Company, the Operating Partnership and certain persons who owned interests in one or more of the Properties prior to the Offering and who received OP Units in exchange for such interests in the Formation Transactions (the "Non-Affiliated Participants") have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units, or any securities convertible into or exchangeable for Common Stock or OP Units, for a period of one year from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. The Company has granted certain registration rights pursuant to which the Non-Affiliated Participants may require the Company to file a registration statement with the SEC with respect to sales of any shares received by the Non-Affiliated Participants in exchange for their OP Units after the expiration of the one-year period.

  Messrs. Zuckerman and Linde and the senior officers of the Company who will receive OP Units and/or shares of Common Stock in the Formation Transactions have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units for a period of two years from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

  Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, none of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

  Prior to the Offerings, there has been no public market for the Common Stock of the Company. The initial public offering price has been determined through negotiations between the Company and the U.S. Representatives. Among the factors considered in such negotiations, in addition to prevailing market conditions, are dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Boston Properties Predecessor Group and the third-party development and management business in recent periods), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.

  The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "BXP," subject to official notice of issuance. In order to meet one of the requirements for listing the Common Stock on the New York Stock Exchange, the Underwriters have undertaken to sell lots of 100 or more shares of Common Stock to a minimum of 2,000 beneficial holders.

  The Company may, in its sole discretion, pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. an advisory fee in the aggregate equal to 0.50% of the gross proceeds received from the sale of Common Stock to public investors in the Offerings for financial advisory services rendered in connection with the Company's formation as a REIT.

                                    EXPERTS

  The combined historical financial statements and financial statement schedule of the Boston Properties Predecessor Group included in this Prospectus and the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

  In addition, certain statistical information provided under the captions "Prospectus Summary--The Properties" and "Business and Properties" has been prepared by Spaulding & Slye, and is included herein in reliance upon the authority of such firm as expert in, among other things, office and industrial real estate market conditions.

                                 LEGAL MATTERS

  Certain legal matters, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar LLP. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Consequences" is based upon the opinion of Goodwin, Procter & Hoar LLP. Goodwin, Procter & Hoar LLP served as corporate, real estate and tax counsel in connection with the Formation Transactions and the Offering. Gilbert G. Menna, the sole shareholder of Gilbert G. Menna, P.C., a partner of Goodwin, Procter & Hoar llp, will serve as an Assistant Secretary of the Company. Bingham, Dana & Gould LLP (which advised the Company in connection with the restructuring of indebtedness on the Company's 599 Lexington Avenue Property) and Shaw, Pittman, Potts & Trowbridge serve as real estate counsel for the Company. Certain partners of Goodwin, Procter & Hoar LLP or their affiliates, together with Mr. Menna, will acquire approximately 20,000 shares of Common Stock in the Offering. In addition, partners and former partners of Shaw, Pittman, Potts & Trowbridge who had an indirect interest in 2300 N Street will acquire an interest in approximately 20,000 OP Units. See "Underwriting."

  Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission as its principal office at 450 Fifth Street, Northwest, Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NYSE requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  "100 Stockholder Requirement" means the requirement that beneficial ownership of a corporation must be held by 100 or more persons in order to qualify as a REIT under the Code.

  "1940 Act" means the Investment Company Act of 1940, as amended.

  "Absorption" means the net increase in square feet of leased space.

  "ADA" means the Americans with Disabilities Act, enacted on July 26, 1990.

  "ADR" means the average daily rate of a Hotel Property.

  "Annual Net Effective Rent" means the annualized Base Rent for the month of December 1996, plus tenant pass-throughs of operating and other expenses (but excluding electricity costs paid by tenants), under each lease executed as of December 31, 1996, presented on a straight-line basis in accordance with GAAP, minus amortization of tenant improvement costs and leasing commissions, if any, paid or payable by the Company during such period, annualized.

  "Average Effective Annual Rent" means the Base Rent for the month of December of the applicable year, presented on a straight-line basis in accordance with GAAP, exclusive of tenant pass-throughs of operating and other expenses.

  "Base Rent" means the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1996, excluding monthly tenant pass-throughs of operating and other expenses, and reduced by any rent concessions in effect as of December 31, 1996.

  "Beneficiary" means the qualified charitable organization selected by the Company to serve as the beneficiary of the trust which shall hold any Excess Shares.

  "Book-Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.

  "Boston Properties Predecessor Group" means Boston Properties, Inc., the Property Partnerships and the other entities which owned interests in one or more of the Properties or in other assets that will be contributed to the Company in connection with the Formation Transactions.

  "Built-In Gain" means the excess of the fair market value of an asset as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset as of the beginning of such Recognition Period.

  "Built-In Gain Rules" means the built-in gain rules promulgated in guidelines issued by the IRS.

  "Bylaws" means the Amended and Restated Bylaws of the Company.

  "Certificate" means the Amended and Restated Certificate of Incorporation of the Company.

  "Class A Office Buildings" means buildings that are centrally located, professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates, and are modern structures or have been modernized to successfully compete with newer buildings.

  "Code" means the Internal Revenue Code of 1986, as amended, together with its predecessor.

  "Commission" or the "SEC" means the Securities and Exchange Commission.

  "Common Stock" means shares of the Company's common stock, $.01 par value per share.

  "Company" means Boston Properties, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis, including the Operating Partnership and the Development and Management Company.

  "Company Quoted Rental Rate" means the weighted average rental rate per square foot quoted by the Company as of December 31, 1996, based on the total net rentable square feet of Properties in the applicable submarket. This rate is not adjusted to a full-service equivalent rate in markets in which the Company's rates are not quoted on a full-service basis.

  "Continuing Investors" means the persons who held a direct or indirect interest in the assets of the Company prior to the Offering.

  "Development and Management Company" means Boston Properties Management, Inc., the subsidiary of the Operating Partnership which will succeed to a portion of the third-party commercial real estate property management business of Boston Properties, Inc.

  "Designated Property" means any of 599 Lexington Avenue, One and Two Independence Square, and Capital Gallery, or a successor property acquired in a "like kind" exchange for such a property.

  "Development Properties" means the seven Office Properties currently under development or redevelopment by the Company.

  "DGCL" means the Delaware General Corporation Law.

  "Direct Vacancy Rate" means space immediately available by landlords.

  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

  "Excess Shares" means those shares of Common Stock in excess of the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate which are automatically converted into an equal number of shares of Excess Stock.

  "Excess Stock" means the separate class of shares of stock of the Company into which shares of stock of the Company owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit, the Related Party Limit or the Look-Through Ownership Limit, as applicable, will automatically be converted.

  "Excluded Property" means the property in which Messrs. Zuckerman and Linde hold ownership interests but which is not being contributed to the Company as part of the Formation Transactions.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

  "Five or Fewer Requirement" means the requirement under the Code that not more than 50% in value of the Company's outstanding shares of Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year (other than the first year).

  "Formation Transactions" means the transactions relating to the formation of the Company and its subsidiaries, including the transfer to the Company of the Properties from the Property Partnerships and other entities which own one or more Properties and the development, project management and property management businesses of Boston Properties, Inc.

  "Funds from Operations" means, in accordance with the resolution adopted by the Board of Governors of NAREIT, net income (loss) (computed in accordance with GAAP), excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" means generally accepted accounting principles.

  "Garage Property" means the 1,170 space parking garage in which the Company has an interest.

  "Greater Boston" means the city of Boston and ninety surrounding municipalities in the Commonwealth of Massachusetts, as designated by Spaulding & Slye in its market study cited herein.

  "Greater Washington, D.C." means the city of Washington, D.C. and fifty surrounding municipalities, as designated by Spaulding & Slye in its market study cited herein.

  "GSA" means the General Services Administration of the United States
Government.

  "Hotel Properties" means the two full service hotels which the Company will own at the completion of the Offering.

  "Industrial Properties" means the nine industrial properties in which the Company has an interest.

  "International Purchase Agreement" means the purchase agreement among the Company and the International Managers.

  "International Managers" means the underwriters outside the United States and Canada named in this Prospectus for whom Merrill Lynch International, Goldman Sachs International, Bear, Stearns International Limited, Morgan Stanley & Co. International, PaineWebber International (UK) Ltd., Prudential-Bache Securities (U.K.) Inc., and Smith Barney Inc. are acting as lead managers.

  "Intersyndicate Agreement" means the agreement between the U.S. Underwriters and the International Managers providing for the coordination of their activities.

  "IRS" means the Internal Revenue Service.

  "LIBOR" means the London Interbank Offered Rate.

  "Line of Credit Bank" means BankBoston, N.A.

  "Look-Through Ownership Limit" means the ownership limit applicable to entities which are looked through for purposes of the Five or Fewer Requirement restricting such entities to holding no more than 15.0% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Marriott (R)" means Marriott International, Inc., the manager of the two Hotel Properties.

  "MIT" means the Massachusetts Institute of Technology.

  "Mortgage Debt" means the total mortgage debt secured by the Properties following the Offering.

  "Named Executive Officers" means the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "Non-U.S. Stockholders" means non-United States stockholders for federal income tax purposes.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of shares of Common Stock of the Company pursuant to, and as described in, this Prospectus.

  "Office Properties" means the 63 office properties, including seven office properties currently under development or redevelopment by the Company, in which the Company has an interest.

  "OP Units" means limited and general partnership interests in the Operating Partnership.

  "Operating Partnership" means Boston Properties Limited Partnership, a Delaware limited partnership.

  "Operating Partnership Agreement" means the amended and restated agreement of limited partnership of the Operating Partnership.

  "Ownership Limit" means the restriction contained in the Company's Certificate providing that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provision of the Code, more than 6.6% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Plan" means the Boston Properties, Inc. 1997 Stock Option and Incentive Plan, adopted by the Board of Directors prior to the date hereof.

  "Preferred Stock" means shares of Series E preferred stock of the Company, $.01 par value per share.

  "Prohibited Owner" means a person or entity holding record title to shares of Common Stock in excess of the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate.

  "Prohibited Transferee" means the transferee of any purported transfer of capital stock of the Company or any other event which would otherwise result in the transferee violating the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate.

  "Properties" means the 75 commercial real estate properties referred to herein in which the Company has an interest.

  "Property Partnership" means a general or limited partnership which, prior to the Formation Transactions, owned or had an interest in one or more Properties.

  "Prospectus" means this prospectus, as the same may be amended.

  "Purchase Agreements" means the U.S. Purchase Agreement and the
International Purchase Agreement.

  "R&D Properties" means the 27 properties, including four Development Properties, in which the Company has an interest that support both office, research and development and other technical uses.

  "Recognition Period" means the ten-year period beginning on the date on which the Company acquires an asset from a C corporation in a carry-over basis transaction.

  "REIT" means real estate investment trust, as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

  "REIT Requirements" means the requirements for qualifying as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations.

  "Related Party" means each of Messrs. Zuckerman and Linde, their respective heirs, legatees and devisees, and any other person whose beneficial ownership of shares of Common Stock would be attributed under the Code to Messrs. Zuckerman, Linde, or their respective heirs, legatees or devisees.

  "Related Party Ownership Limit" means the ownership limit applicable to each of Mr. Zuckerman and associated related parties and Mr. Linde and associated related parties restricting each such class of persons to holding no more than 15.0% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Related Party Tenant" means a tenant or subtenant of the Company which is 10% or more constructively or directly owned by an owner of 10% or more of the Company under the Code.

  "Restricted Stock" means the shares of Common Stock acquired by holders in redemption of OP Units which will constitute "restricted" securities as defined by Rule 144.

  "REVPAR" means the revenue per available room of a Hotel Property as determined by dividing room revenue (excluding food and beverage revenue) over the applicable period by available rooms (i.e., the sum of the number of rooms available to be rented at a Hotel Property on each day of the applicable period).

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Stock" means Common Stock and Preferred Stock.

  "Subsidiary Corporation" means the Development and Management Company.

  "Tax Counsel" means Goodwin, Procter & Hoar LLP, tax counsel to the Company.

  "TIN" means taxpayer identification number.

  "Total Square Footage" means total net rentable square feet of the Office and Industrial Properties, plus total square footage of the Hotel and Garage Properties.

  "Treasury Regulations" means regulations of the U.S. Department of Treasury under the Code.

  "UBTI" means unrelated business taxable income as defined by Section 512(a) of the Code and applicable Treasury Regulations.

  "Underwriters" means the U.S. Underwriters and the International Managers.

  "Unsecured Line of Credit" means the three-year, $300 million unsecured revolving line of credit with BankBoston, N.A., as agent.

  "U.S. or United States" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

  "U.S. Purchase Agreement" means the purchase agreement among the Company and the U.S. Underwriters.

  "U.S. Representatives" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. acting as representatives for the U.S. Underwriters.

  "U.S. Stockholder" means a United States stockholder under the REIT Requirements.

  "U.S. Underwriters" means the underwriters for the United States and Canada named in this Prospectus for whom the U.S. Representatives are acting as representatives.

  "White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Boston Properties, Inc.:
 Unaudited Pro Forma Condensed Consolidated Financial Information:
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997.....  F-2
  Pro Forma Condensed Consolidated Statement of Income for the three month period ended March 31, 1997............................................  F-3
  Pro Forma Condensed Consolidated Statement of Income for the year ended
   December 31, 1996......................................................  F-4
  Notes and Management's Assumptions to the Pro Forma Condensed
   Consolidated Financial Information.....................................  F-5
Boston Properties Predecessor Group:
  Report of Independent Accountants....................................... F-17
  Combined Balance Sheets as of December 31, 1996 and 1995 and (unaudited)
   as of March 31, 1997................................................... F-18
  Combined Statements of Operations for the years ended December 31, 1996,
   1995 and 1994 and (unaudited) for the three months ended March 31, 1997 and March 31, 1996..................................................... F-19
  Combined Statements of Owners' Equity (Deficit) for the years ended
   December 31, 1996, 1995 and 1994 and (unaudited) for the three months ended March 31, 1997................................................... F-20
  Combined Statements of Cash Flows for the years ended December 31, 1996,
   1995 and 1994 and (unaudited) for the three months ended March 31, 1997 and March 31, 1996..................................................... F-21
  Notes to Combined Financial Statements.................................. F-22
  Schedule III: Real Estate and Accumulated Depreciation as of December
   31, 1996............................................................... F-28

                            BOSTON PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                        PRO FORMA ADJUSTMENTS (NOTE 5)
                                       ---------------------------------
                                         THE        OTHER    ACQUISITION
                                       OFFERING  ADJUSTMENTS  PROPERTY
                          PREDECESSOR   (A)(I)     (B)(I)      (C)(I)    PRO FORMA
                          -----------  --------  ----------- ----------- ----------
         ASSETS
Real estate and equip-
 ment...................  $1,048,210              $  10,283    $21,700   $1,080,193
  Less: accumulated
   depreciation.........    (272,077)                                      (272,077)
                          ----------   --------   ---------    -------   ----------
    Total real estate
     and equipment......     776,133                 10,283     21,700      808,116
Cash and cash equiva-
 lents..................       2,980   $731,942    (727,835)                  7,087
Escrows.................      26,149                (15,419)                 10,730
Tenant and other receiv-
 ables..................      12,619                                         12,619
Accrued rental income...      49,464                                         49,464
Tenant leasing costs....      19,038                                         19,038
Deferred financing
 costs..................       6,037                    749                   6,786
Prepaid expenses and
 other assets...........       7,210     (1,004)                              6,206
Investment in Joint Ven-
 ture...................         433                                            433
                          ----------   --------   ---------    -------   ----------
    Total assets........  $  900,063   $730,938   $(732,222)   $21,700   $  920,479
                          ==========   ========   =========    =======   ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable
   and unsecured line of
   credit...............  $1,418,488              $(700,962)   $21,700   $  739,226
  Notes payable--
   affiliate............      28,157                (28,157)                    --
  Accounts payable and
   accrued expenses.....      16,469                                         16,469
  Accrued interest
   payable..............       6,203                                          6,203
  Rent received in
   advance, security
   deposits and other
   liabilities..........       6,440                                          6,440
                          ----------   --------   ---------    -------   ----------
    Total liabilities...   1,475,757               (729,119)    21,700      768,338
                          ----------   --------   ---------    -------   ----------
Commitments and contin-
 gencies................         --                                             --
Minority interest in
 Operating Partnership..         --                  48,838                  48,838
                          ----------   --------   ---------    -------   ----------
Stockholders' and own-
 ers' equity ...........    (575,694)  $730,938     (51,941)                103,303
                          ----------   --------   ---------    -------   ----------
    Total liabilities
     and equity.........  $  900,063   $730,938   $(732,222)   $21,700   $  920,479
                          ==========   ========   =========    =======   ==========

     The accompanying notes are an integral part of the pro forma condensed consolidated balance sheet.

                            BOSTON PROPERTIES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          PRO FORMA ADJUSTMENTS (NOTE 5)
                                          ------------------------------
                                                  OTHER    ACQUISITION
                                               ADJUSTMENTS  PROPERTY
                                   PREDECESSOR    B(II)      (C)(II)   PRO FORMA
                                   ----------- ----------- ----------- ---------
Revenue:
  Rental:
    Base rent....................    $41,911         --       $775      $42,686
    Rent--hotels and garage......        --     $  3,669                  3,669
    Recoveries from tenants......      5,502                    48        5,550
    Parking and other............        989        (549)                   440
                                     -------    --------      ----      -------
      Total rental revenue.......     48,402       3,120       823       52,345
  Hotel..........................     12,796     (12,796)                   --
  Development and management
   services......................      1,813        (234)                 1,579
  Interest and other.............        444        (176)        4          272
                                     -------    --------      ----      -------
      Total revenue..............     63,455     (10,086)      827       54,196
                                     -------    --------      ----      -------
Expenses:
  Rental:
    Operating....................      7,107        (182)      226        7,151
    Real estate taxes............      6,898         636        89        7,623
  Hotel:
    Operating....................      9,277      (9,277)                   --
    Real estate taxes............        724        (724)                   --
  General and administrative.....      2,667         209                  2,876
  Interest.......................     27,309     (13,821)                13,488
  Interest--amortization of
   financing costs...............        410         (98)                   312
  Depreciation and amortization..      8,841         173                  9,014
                                     -------    --------      ----      -------
      Total expenses.............     63,233     (23,084)      315       40,464
                                     -------    --------      ----      -------
Income before minority interests
 and extraordinary item..........        222      12,998       512       13,732
Minority interest in combined
 partnership.....................       (126)        --                    (126)
                                     -------    --------      ----      -------
Income before minority interest
 in Operating Partnership and
 extraordinary item..............         96      12,998       512       13,606
Minority interest in Operating
 Partnership.....................        --       (4,368)                (4,368)
                                     -------    --------      ----      -------
Net income before extraordinary
 item............................    $    96    $  8,630      $512      $ 9,238
                                     =======    ========      ====      =======
Net income before extraordinary
 item per share..................                                       $   .27
                                                                        =======
Weighted average number of shares
 outstanding.....................                                        33,984
                                                                        =======

     The accompanying notes are an integral part of the pro forma condensed consolidated statement of income.

                            BOSTON PROPERTIES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          PRO FORMA ADJUSTMENTS (NOTE 6)
                                          ------------------------------
                                                  OTHER    ACQUISITION
                                               ADJUSTMENTS  PROPERTY
                                   PREDECESSOR   (A)(I)      (B)(I)    PRO FORMA
                                   ----------- ----------- ----------- ---------
Revenue:
  Rental:
    Base rent....................   $169,420         --      $2,908    $172,328
    Rent--hotels and garage......        --     $ 22,371                 22,371
    Recoveries from tenants......     22,607                    173      22,780
    Parking and other............      2,979      (2,043)                   936
                                    --------    --------     ------    --------
      Total rental revenue.......    195,006      20,328      3,081     218,415
  Hotel..........................     65,678     (65,678)                   --
  Development and management
   services......................      5,719        (936)                 4,783
  Interest and other.............      3,530        (705)         7       2,832
                                    --------    --------     ------    --------
      Total revenue..............    269,933     (46,991)     3,088     226,030
                                    --------    --------     ------    --------
Expenses:
  Rental:
    Operating....................     29,823        (713)       879      29,989
    Real estate taxes............     28,372       2,754        347      31,473
  Hotel:
    Operating....................     43,634     (43,634)                   --
    Real estate taxes............      3,100      (3,100)                   --
  General and administrative.....     10,754         834                 11,588
  Interest.......................    107,121     (52,703)                54,418
  Interest--amortization of
   financing costs...............      2,273        (731)                 1,542
  Depreciation and amortization..     36,199         691                 36,890
                                    --------    --------     ------    --------
      Total expenses.............    261,276     (96,602)     1,226     165,900
                                    --------    --------     ------    --------
Income before minority interests
 and extraordinary item..........      8,657      49,611      1,862      60,130
Minority interest in combined
 partnership.....................       (384)        --                    (384)
                                    --------    --------     ------    --------
Income before minority interest
 in Operating Partnership and
 extraordinary item..............      8,273      49,611      1,862      59,746
Minority interest in Operating
 Partnership.....................        --      (19,178)               (19,178)
                                    --------    --------     ------    --------
Net income before extraordinary
 item............................   $  8,273    $ 30,433     $1,862    $ 40,568
                                    ========    ========     ======    ========
Net income before extraordinary
 item per share..................                                      $   1.19
                                                                       ========
Weighted average number of shares
 outstanding.....................                                        33,984
                                                                       ========

     The accompanying notes are an integral part of the pro forma condensed consolidated statement of income.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                            (DOLLARS IN THOUSANDS)

1. ORGANIZATION:

  Boston Properties, Inc., a Massachusetts corporation that was founded in 1970, will be reorganized to change its jurisdiction of organization into a Delaware corporation, that was formed on March 24, 1997. Boston Properties, Inc. is also referred to as the "Company". The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 1997. The Company will acquire the sole general partnership interest in Boston Properties, L.P. (the "Operating Partnership"), and will own a 67.9% partnership interest in the Operating Partnership.

  The Company will be reorganized to succeed to (i) the real estate development, redevelopment, ownership, acquisition, management, operating and leasing business associated with the Predecessor Company and (ii) various Property Partnerships under common control with the Company (collectively, the "Boston Properties Predecessor Group" or the "Predecessor"). The Company will contribute substantially all of its Greater Washington D.C. third-party property management business to Boston Properties Management Company, Inc. (the "Development and Management Company"), a company in which the Operating Partnership will have a 95% economic interest.

2. FORMATION TRANSACTIONS:

 The Offering

  The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the public offering (the "Offering") of 31.4 million common shares (exclusive of 4.7 million common shares subject to the underwriters' over-allotment option) at an estimated initial offering price of $25 per share. The Company will contribute certain management and development operations and the net proceeds from the Offering to the Operating Partnership in exchange for 34.0 million partnership units ("Units"), representing an approximate 67.9% interest, in the Operating Partnership.

  The Operating Partnership is the successor to the Boston Properties Predecessor Group. Each property that is included in the financial statements is currently owned by a Property Partnership affiliated with Boston Properties, Inc. which controls the managing general partner and, in most cases, a majority economic interest. Certain Property Partnerships will contribute properties to the Operating Partnership, or will merge into the Operating Partnership, in exchange for Units and the assumption of debt, and the partners of such Property Partnerships will receive such proceeds either directly as merger consideration or as a distribution from the Property Partnership, and certain persons, both affiliated and not affiliated with the Company, will contribute their direct and indirect interests in certain Property Partnerships in exchange for units. The acquisition or contribution of the various Boston Properties Predecessor Group interests will be accounted for at their historical cost. The interests of some of the limited partners of the Operating Partnership will be acquired by the Company with cash. The acquisition of such limited partners' interests will be accounted for using purchase accounting based on the cash paid, resulting in an incremental increase in the basis of the Predecessor Company's real estate.

 The Properties

  Upon completion of the Offering, the Company will own a portfolio of 75 commercial real estate properties (74 and 72 properties at March 31, 1997 and December 31, 1996, respectively) (the "Properties") aggregating approximately
11.0 million square feet, 89% of which was developed or substantially redeveloped by the Company. The properties consist of 63 office properties with approximately 7.8 million net rentable square feet (including seven office properties under development containing approximately 810,000 net rentable square feet and one property under contract to purchase totaling 170,000 square feet) and approximately 1.3 million additional square feet of structured parking for 4,222 vehicles, nine industrial properties with approximately 925,000 net rentable square feet, two hotels with a total of 833 rooms (consisting of approximately 750,000

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

square feet), and a parking garage with 1,170 spaces (consisting of approximately 330,000 square feet). In addition, the Company will own, have under contract or have an option to acquire six parcels of land totaling 47.4 acres, which will support approximately 1,009,000 square feet of development.

 Third-Party Business

  Substantially all of the Greater Washington D.C. third party property management business will be contributed to the Development and Management Company as described under "Organization." The other management and development operations of the Company will be contributed to the Operating Partnership.

 Other

  The Operating Partnership will enter into a participating lease with ZL Hotel LLC. Marriott Hotels, Inc. will continue to manage the Hotel Properties under the Marriott name pursuant to management agreements with ZL Hotel LLC. Messrs. Zuckerman and Linde will be the sole member-managers of the lessee and will own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp. will own the remaining economic interests in ZL Hotel LLC. One or more public charities will own all of the capital stock of ZL Hotel Corp.

 Unsecured Line of Credit

  The Company has obtained a commitment to establish a three-year, $300 million Unsecured Line of Credit with BankBoston, N.A., as Agent. The Company expects to enter into the Unsecured Line of Credit concurrently with the completion of the Offering. The Unsecured Line of Credit will be a recourse obligation of the Operating Partnership and will be guaranteed by the Company. The Company intends to use the Unsecured Line of Credit principally to fund growth opportunities and for working capital purposes. At the closing of the Offering, the Company expects to draw down approximately $57.7 million ($43.0 million for pro forma presentation as of March 31, 1997) under this line of credit.

  The Company's ability to borrow under the Unsecured Line of Credit will be subject to the Company's on going compliance with a number of financial and other covenants. The Unsecured Line of Credit will require the Company to maintain a ratio of unsecured indebtedness to unsecured property value of not more than 60%, will provide that the unsecured properties must generate sufficient cash flow to maintain a debt service coverage ratio of at least 1.4 to 1 (based on an assumed interest rate equal to the rate on seven-year U.S. Treasuries plus 2%, with a 25-year amortization), will require a total asset value to total indebtedness ratio of not more than 55% and a ratio of total EBITDA to total debt service of at least 1.75 to 1, and certain other customary covenants and performance requirements. The Unsecured Line of Credit will, except under certain circumstances, limit the Company's ability to make distributions to 90% of annual Funds from Operations.

  The Unsecured Line of Credit will, at the Company's election, bear interest at a floating rate based on a spread over LIBOR ranging from 90 basis points to 110 basis points, depending upon the Company's applicable leverage ratio, or the Line of Credit Bank's prime rate, and will require monthly payments of interest only on prime rate loans, with interest on LIBOR loans payable on the last day of an interest period but not less often than quarterly. LIBOR loans may be for periods of between thirty and 180 days.

  The commitment for the Unsecured Line of Credit is subject to final approval and satisfactory completion of the Offering, completion by the Unsecured Line of Credit lender of its due diligence and preparation and execution of an acceptable credit agreement.

 Repayment of Mortgage Notes Payable and Notes Payable--Affiliate

  Approximately $708,418 (as of March 31, 1997) of the net proceeds of the Offering will be used to repay certain mortgage indebtedness collateralized by the Properties as set forth in the following table and $28,157 (as of March 31, 1997) for notes due to affiliates of the Company in respect of construction loans advanced by them for certain of the Development Properties.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)


  Certain information regarding the indebtedness to be repaid is set forth below:

  MORTGAGE NOTES PAYABLE TO BE REPAID WITH A PORTION OF THE OFFERING PROCEEDS

                                                        INTEREST   AMOUNT TO
              PROPERTY                  MATURITY DATE     RATE    BE REPAID (1)
              --------                ----------------- -------- --------------
599 Lexington Avenue................  July 19, 2005      8.000%     $185,000
Democracy Center....................  July 24, 1998      6.700%      109,900
Long Wharf Marriott.................  June 28, 1997      6.200%       68,600
Cambridge Center Marriott...........  June 30, 1997      6.875%       61,000
The U.S. International Trade
 Commission Building................  July 12, 1997      7.350%       50,000
One Cambridge Center................  June 30, 1997      6.875%       45,000
2300 N Street.......................  August 3, 1998     9.170%       34,000
Three Cambridge Center..............  June 30,1997       6.875%       19,000
Lexington Office Park...............  June 30, 2001      6.500%       15,275
Waltham Office Center...............  October 1, 1997    9.500%       11,389
Eleven Cambridge Center.............  October 1, 1997    9.500%        8,319
7601 Boston Boulevard, Building
 Eight..............................  August 15, 1997    6.750%        8,266
8000 Grainger Court, Building Five..  August 15, 1997    6.750%        7,567
Fourteen Cambridge Center...........  March 24, 2001     7.250%        6,719
7500 Boston Boulevard, Building
 Six................................  August 15, 1997    6.750%        6,359
195 West Street.....................  June 19, 1999      7.250%        5,778
7600 Boston Boulevard, Building
 Nine...............................  August 15, 1997    6.750%        5,723
7435 Boston Boulevard, Building
 One................................  October 1, 1997    9.500%        5,564
40-46 Harvard Street................  June 1, 2001       6.500%        5,345
170 Tracer Lane.....................  October 1, 1997    9.500%        5,146
6201 Columbia Park Road, Building
 Two................................  August 15, 1997    6.750%        4,960
Eight Arlington Street..............  June 30, 2001      6.500%        4,582
32 Hartwell Avenue..................  October 1, 1997    9.500%        4,193
10 & 20 Burlington Mall Road........  July 1, 2001       8.330%        3,594
7374 Boston Boulevard, Building
 Four...............................  October 1, 1997    9.500%        3,593
2000 South Club Drive, Building
 Three..............................  August 15, 1997    6.750%        3,497
204 Second Avenue...................  October 1, 1997    9.500%        3,331
25-33 Dartmouth Street..............  October 1, 1997    9.500%        3,273
1950 Stanford Court, Building One...  August 15, 1997    6.750%        2,628
91 Hartwell Avenue..................  July 1, 2001       8.330%        2,448
7451 Boston Boulevard, Building
 Two................................  October 1, 1997    9.500%        2,199
164 Lexington Road..................  November 30, 2000  7.800%        1,959
92 & 100 Hayden Avenue..............  July 1, 2001       8.330%        1,958
2391 West Winton Avenue.............  March 20, 2006     9.875%        1,327
17 Hartwell Avenue..................  October 1, 1997    9.500%          926
                                                                    --------
                                                                    $708,418
                                                                    ========

--------
(1) The amounts to be repaid are based on the actual debt balances as of the March 31, 1997 Balance Sheet. The actual amounts that will be repaid may differ due to amortization of the principal balance of the debt up to the time of the Offering.

3. BASIS OF PRESENTATION:

  The accompanying unaudited pro forma financial information has been prepared based upon certain pro forma adjustments to the historical combined financial statements of the Boston Properties Predecessor Group.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)


  The pro forma balance sheet of the Company as of March 31, 1997 has been prepared as if the Formation Transactions, as discussed above, had been consummated on March 31, 1997. The pro forma statements of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 have been prepared as if the Formation Transactions had been consummated at the beginning of the fiscal year presented and carried forward through the year or interim period presented.

  The Development and Management Company has been included in the pro forma financial information under the equity method of accounting due to the Operating Partnership's ownership of a noncontrolling, 1% voting interest.

  The operations of the hotel properties and the parking garages have been included in the pro forma financial information pursuant to participating lease agreements to be entered into in order for the Company to continue to qualify as a REIT under IRC Section 856.

  The unaudited pro forma information is not necessarily indicative of what the actual financial position would have been at March 31, 1997 or what the actual results of operations would have been for the three months ended March 31, 1997, or for the year ended December 31, 1996, had the Formation Transactions been consummated on March 31, 1997, January 1, 1997 or January 1, 1996 and carried forward through the period presented, nor do they purport to present the future financial position or results of operations of the Company. The pro forma financial information should be read in conjunction with the historical combined financial statements and notes thereto of the Predecessor.

4. ASSUMPTIONS:

  Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the pro forma financial information. These assumptions are as follows:

    (a) The pro forma financial information assumes that the Company has elected to be, and qualified as, a REIT for federal income tax purposes and has distributed all of its taxable income for the applicable periods, and, therefore, incurred no federal income tax liabilities.

    (b) Rental income has been recognized on a straight-line method of accounting in accordance with generally accepted accounting principles.

    (c) The over-allotment option granted to the underwriters is not exercised.

    (d) General and administrative expenses historically incurred by the Properties and the Boston Properties Predecessor Group have been adjusted to reflect the self-administered structure of the Company and the additional expenses of being a public company.

    (e) Pro forma net income per share has been calculated using 34.0 million common shares as the weighted average number of shares outstanding during the pro forma period reflecting the issuance of 31.4 million common shares to the public in the Offering and 2.6 million common shares held by Messrs. Zuckerman and Linde.

5. PRO FORMA ADJUSTMENTS FOR MARCH 31, 1997:

  A. THE OFFERING:

  (i) Balance Sheet

  Reflects the initial capitalization of the Company including the issuance of
31.4 million Common shares in connection with the Offering at an assumed initial public offering price of $25 per share. The estimated costs of the Offering, totaling $54,063 have been reflected as an offset to Additional paid-in capital. The resulting net proceeds of the Offering total $730,938. An additional 2.6 million Common shares will be held by Messrs. Zuckerman and Linde.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)


  B. OTHER ADJUSTMENTS:

  (i) Balance Sheet

  The following Pro Forma Adjustment Summary table summarizes the pro forma adjustments made to the March 31, 1997 Boston Properties Predecessor Group Balance Sheet. The column totals reflect the net adjustments presented in the Balance Sheet on F-2. The summary below should be read in conjunction with the following notes.

                         PRO FORMA ADJUSTMENT SUMMARY
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                                 BALANCE SHEET
                                MARCH 31, 1997

                                                                   MORTGAGE
                                                                     NOTES
                                                                    PAYABLE
                                                                      AND
                                   CASH AND              DEFERRED  UNSECURED    NOTES              SHARE-
PRO FORMA                  REAL      CASH               FINANCING    LINE     PAYABLE-   MINORITY HOLDERS'
ADJUSTMENT                ESTATE  EQUIVALENTS ESCROWS   COSTS, NET OF CREDIT  AFFILIATE  INTEREST  EQUITY
----------                ------- ----------- --------  ---------- ---------  ---------  -------- --------
5B(i)(1) Purchase of
         limited
         partners'
         interests......  $   414  $    (550)                                                     $    136
5B(i)(2) Transfer costs
         paid...........    9,869     (9,869)
5B(i)(3) Deferred
         financing costs
         and mortgage
         loan prepayment
         penalties,
         net............              (8,998)              $749                                      8,249
5B(i)(4) Mortgage loan
         repayment,
         net............            (708,418)                      $(680,261) $(28,157)
5B(i)(5) Extinguishment
         of 599
         Lexington
         debt...........                                             (20,701)                      (20,701)
5B(i)(6) Release of
         escrows........                      $(15,419)                                             15,419
5B(i)(7) Predecessor
         ownership......                                                                 $ 48,838   48,838
                          -------  ---------  --------     ----    ---------  --------   -------- --------
   Pro Forma other
   adjustments total....  $10,283  $(727,835) $(15,419)    $749    $(700,962) $(28,157)  $ 48,838 $ 51,941
                          =======  =========  ========     ====    =========  ========   ======== ========

--------
(1) Reflects the incremental increase in basis of the Predecessor's real estate resulting from the purchase of certain limited partners' interests in the Operating Partnership.
(2) Represents the transfer costs paid and the corresponding increase in basis of the property totaling $9,869 in connection with the contribution of the property by the Boston Properties Predecessor Group concurrent with the Offering.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

(3) Represents the write-off to Stockholders' Equity of previously capitalized deferred financing costs on mortgage loans to be repaid concurrent with the Offering, offset by the capitalization of the financing fee and related professional costs to be incurred on the Unsecured Line of Credit and prepayment penalties of $7,198 on early retirement of mortgage loans charged directly to pro forma Stockholders' equity.
(4) Reflects the expected paydown of (i) outstanding mortgage loans of the properties and (ii) the notes payable due to affiliates in the amounts of $708,418 and $28,157, respectively, (as of March 31, 1997) with proceeds from the Offering, net of anticipated borrowings from the Unsecured Line of Credit totaling $28,157 as follows:

   Repayment of mortgage notes payable.............................. $(708,418)
   Drawdown of Unsecured Line of Credit.............................    28,157
                                                                     ---------
     Net mortgage loan repayments................................... $(680,261)
                                                                     =========

(5) Represents the increase to pro forma Stockholders' Equity for the excess mortgage note payable balance over principal repayment required for the 599 Lexington Avenue loan necessitated by this increasing rate loan being accounted for on the effective interest method. (See Footnote #3 in the Boston Properties Predecessor Group Historical Combined Financial Statements)
(6) Reflects the release of cash previously required to be held in escrow per the terms of the various mortgage notes payable agreements. The cash will be distributed to the Predecessor owner concurrent with the repayment of the related mortgage notes payable.
(7) Represents the equity attributable to Units owned by the Boston Properties Predecessor Group. The Company is the sole general partner of the Operating Partnership and will own approximately 67.9% of the Operating Partnership. Persons with an interest in the Property Partnerships prior to the Formation Transactions will own in the aggregate 16,066,459 Units, which will represent an approximate 32.1% minority interest in the Operating Partnership. The minority interest is reported as the equity of the Operating Partnership multiplied by such persons' ownership percentage in the Operating Partnership.

  (ii) Statement of Income

  The following Pro Forma Adjustment Summary table summarizes the other pro forma adjustments made to the Boston Properties Predecessor Group's Statement of Operations for the three months ended March 31, 1997. The column totals reflect the net adjustments presented on the Statement of Income on F-3. The summary below should be read in conjunction with the following notes.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

                         PRO FORMA ADJUSTMENT SUMMARY
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                              STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                   RENT                                                                    HOTEL
                                  HOTELS                          INTEREST PROPERTY   PROPERTY     HOTEL    REAL   GENERAL
PRO FORMA                          AND   PARKING  HOTEL    MGMT     AND    OPERATING REAL ESTATE OPERATING ESTATE  OFFICE &
ADJUSTMENTS                       GARAGE INCOME  REVENUE   FEES    OTHER   EXPENSES     TAXES    EXPENSES  TAXES    ADMIN
-----------                       ------ ------- --------  -----  -------- --------- ----------- --------- ------  --------
5B(ii)(1)  Assignment of
           contracts.......                                $(234)                                                   $(216)
5B(ii)(2)  Equity
           investment
           income..........                                          $17
5B(ii)(3)  Operation of
           hotels and
           garage..........               $(549) $(12,796)                   $(182)     $636      $(9,277) $ (724)
5B(ii)(4)  Rental of
           hotels and
           garage..........       $3,669
5B(ii)(5)  General and
           administrative..                                                                                           425
5B(ii)(6)  Mortgage
           interest........
5B(ii)(7)  Amortization of
           deferred
           financing
           costs...........
5B(ii)(8)  Release of
           restricted
           cash............                                         (193)
5B(ii)(9)  Depreciation
           expense.........
5B(ii)(10) Predecessor
           ownership.......
                                  ------  -----  --------  -----   -----     -----      ----      -------  ------   -----
           Pro Forma other
           adjustments
           total...........       $3,669  $(549) $(12,796) $(234)  $(176)    $(182)     $636      $(9,277) $(724)   $ 209
                                  ======  =====  ========  =====   =====     =====      ====      =======  ======   =====
                                            INTEREST DEPREC-
PRO FORMA                         INTEREST  EXPENSE  IATION  MINORITY
ADJUSTMENTS                       EXPENSE    AMORT   EXPENSE INTEREST
-----------                       --------  -------  ------- --------
5B(ii)(1)  Assignment of
           contracts.......
5B(ii)(2)  Equity
           investment
           income..........
5B(ii)(3)  Operation of
           hotels and
           garage..........
5B(ii)(4)  Rental of
           hotels and
           garage..........
5B(ii)(5)  General and
           administrative..
5B(ii)(6)  Mortgage
           interest........       $(13,821)
5B(ii)(7)  Amortization of
           deferred
           financing
           costs...........                   $(98)
5B(ii)(8)  Release of
           restricted
           cash............
5B(ii)(9)  Depreciation
           expense.........                           $173
5B(ii)(10) Predecessor
           ownership.......                                  $(4,368)
                                  --------  ------   -----   -------
           Pro Forma other
           adjustments
           total...........       $(13,821)   $(98)   $173   $(4,368)
                                  ========  ======   =====   =======

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

--------
 (1) In connection with the Formation Transactions, certain third-party management contracts will be assigned to the Development and Management Company. As a result of the assignment, current operating income, expenses and overhead attributable to the contracts will be reflected in the operations of the Development and Management Company as detailed below:

   Management services...................................................  $234
   General and administrative expenses...................................  (216)
                                                                           ----
    Manager contract income..............................................  $ 18
                                                                           ====

 (2) The Operating Partnership will hold a 95% economic interest in the Development and Management Company and record an equity interest of $17 on the $18 net income.
 (3) In connection with the Formation Transactions, the Operating Partnership will enter into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses will not be reflected from the operation of these businesses.
 (4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.
 (5) Reflects an increase of $425 in general and administrative expenses as a result of being a public company.
 (6) Reflects the net decrease in interest expense as a result of the repayment of a portion of the existing mortgage indebtedness in connection with the Offering. The following outlines the mortgage notes payable to be outstanding subsequent to the Offering and the corresponding interest expense incurred for the three months ended March 31, 1997:

                                                  PRINCIPAL INTEREST
                                                   AMOUNT     RATE   INTEREST
                    PROPERTY(IES)                 --------- -------- --------
       599 Lexington Avenue.....................  $ 225,000   7.00%  $ 3,938(a)
       Two Independence Square..................    122,505   7.90%    2,436
       One Independence Square..................     78,327   7.90%    1,564
       2300 N Street............................     66,000   7.00%    1,155(a)
       Capital Gallery..........................     60,559   8.24%    1,236
       Unsecured Line of Credit.................     42,983   6.50%      240(b)
       Ten Cambridge Center.....................     25,000   7.57%      478
       191 Spring Street........................     23,883   8.50%      492
       Bedford Business Park....................     23,376   8.50%      501
       10 & 20 Burlington Mall Road.............     16,621   8.33%      346
       Cambridge Center North Garage............     15,000   7.57%      284
       91 Hartwell Avenue.......................     11,322   8.33%      236
       92 & 100 Hayden Avenue...................      9,057   8.33%      189
       Montvale Center..........................      7,969   8.59%      171
       Newport Office Park......................      6,874   8.13%      140
       Hilltop Business Center..................      4,750   7.00%       82
                                                  ---------          -------
       Pro forma totals.........................  $ 739,226           13,488
                                                  =========          -------
       Historical interest expense for the three
        months ended March 31, 1997.............                      27,309
                                                                     -------
       Pro forma interest expense adjustment....                     $13,821
                                                                     =======

    --------
    (a) The interest expense used in this calculation assumes the mortgage loan was outstanding during all of the three months ended March 31, 1997.
    (b) Interest on $28,157 of the outstanding balance on the Unsecured
        Line of Credit to be used for development purposes is assumed to be capitalized for purposes of the pro forma presentation.
 (7) Reflects the net increase of $150 in the amortization of Deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $248 in amortization of Deferred financing costs related to debt paid off with the Offering proceeds.
 (8) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.
 (9) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase to real estate from the purchase of limited partners' interests, transfer costs paid, and the Newport Office Park property acquisition.
(10) Represents net income attributable to the minority interest in the Operating Partnership to be held by persons who had an interest in the Property Partnerships prior to the Formation Transactions. Such persons will own in the aggregate approximately 32.1% of the Operating Partnership. The Company, is the sole general partner and will own approximately 67.9% of the Operating Partnership.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

  C. ACQUISITION PROPERTY:

  (i) Balance Sheet

  The balance sheet reflects the acquisition of the Newport Office Park property. The purchase price of Newport Office Park is $21.7 million. The acquisition will be consummated pursuant to the assumption of the existing debt of $6,874 and with drawdown under the Unsecured Line of Credit of $14,826. Such amounts are reflected on the March 31, 1997 pro forma balance sheet.

  (ii) Statement of Income

  The Statement of Income reflects the historical operations of the Newport Office Park property for the three month period ended March 31, 1997. Depreciation and interest expense related to the acquisition are reflected in "other adjustments" (see footnote 5Bii).

6. PRO FORMA ADJUSTMENTS FOR DECEMBER 31, 1996:

  A. OTHER ADJUSTMENTS:

  (i) Statement of income

  The following Pro Forma Adjustment Summary table summarizes the other pro forma adjustments made to the Boston Properties Predecessor Group's Statement of Operations for the year ended December 31, 1996. The column totals reflect the net adjustments presented on the Statement of Income on F-4. The summary should be read in conjunction with the following notes.

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

                         PRO FORMA ADJUSTMENT SUMMARY
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                              STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                 RENT                                                                        HOTEL
                                HOTELS                            INTEREST PROPERTY   PROPERTY     HOTEL      REAL    GENERAL
PRO FORMA                         AND   PARKING   HOTEL    MGMT     AND    OPERATING REAL ESTATE OPERATING   ESTATE   OFFICE &
ADJUSTMENTS                     GARAGE  INCOME   REVENUE   FEES    OTHER   EXPENSES     TAXES    EXPENSES    TAXES     ADMIN
-----------                     ------  -------  --------  -----  -------- --------- ----------- ---------  --------  --------
6A(i)(1)  Assignment of
          contracts.......                                 $(936)                                                      $ (866)
6A(i)(2)  Equity
          investment
          income..........                                           $66
6A(i)(3)  Operation
          of hotels
          and garage......              $(2,043) $(65,678)                   $(713)    $2,754    $(43,634)  $ (3,100)
6A(i)(4)  Rental of
          hotels and
          garage..........      $22,371
6A(i)(5)  General and
          administrative..                                                                                              1,700
6A(i)(6)  Mortgage
          interest........
6A(i)(7)  Amortization of
          deferred
          financing
          costs...........
6A(i)(8)  Release of
          restricted
          cash............                                          (771)
6A(i)(9)  Depreciation
          expense.........
6A(i)(10) Predecessor
          ownership.......
                                ------- -------  --------  -----   -----     -----     ------    --------   --------   ------
          Pro Forma other
          adjustments
          total...........      $22,371 $(2,043) $(65,678) $(936)  $(705)    $(713)    $2,754    $(43,634)  $(3,100)   $  834
                                ======= =======  ========  =====   =====     =====     ======    ========   ========   ======
                                          INTEREST DEPREC-
PRO FORMA                       INTEREST  EXPENSE  IATION  MINORITY
ADJUSTMENTS                     EXPENSE    AMORT   EXPENSE INTEREST
-----------                     --------  -------- ------- --------
6A(i)(1)  Assignment of
          contracts.......
6A(i)(2)  Equity
          investment
          income..........
6A(i)(3)  Operation of
          hotels and
          garage..........
6A(i)(4)  Rental of
          hotels and
          garage..........
6A(i)(5)  General and
          administrative..
6A(i)(6)  Mortgage
          interest........      $(52,703)
6A(i)(7)  Amortization of
          deferred
          financing
          costs...........                 $(731)
6A(i)(8)  Release of
          restricted
          cash............
6A(i)(9)  Depreciation
          expense.........                          $691
6A(i)(10) Predecessor
          ownership.......                                 $(19,178)
                                --------  ------   -----   --------
          Pro Forma other
          adjustments
          total...........      $(52,703)  $(731)   $691   $(19,178)
                                ========  ======   =====   ========

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(Continued)

                            (dollars in thousands)

--------
(1) In connection with the Formation Transactions, certain third-party management contracts will be assigned to the Development and Management Company. As a result of the assignment, current operating income, expenses and overhead attributable to the contracts will be reflected in the operations of the Development and Management Company as detailed below:

   Management services...................................................  $936
   General and administrative expenses...................................  (866)
                                                                           ----
    Manager contract income..............................................  $ 70
                                                                           ====

(2) The Operating Partnership will hold a 95% economic interest in the Development and Management Company and record an equity interest of $66 on the $70 net income.
(3) In connection with the Formation Transactions, the Operating Partnership will enter into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses will not be reflected from the operation of these businesses.
(4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.
(5) Reflects an increase of $1,700 in general and administrative expenses as a result of being a public company.
(6) Reflects the net decrease in interest expense as a result of the repayment of a portion of the existing mortgage indebtedness in connection with the Offering. The following outlines the mortgage notes payable to be outstanding subsequent to the Offering and the corresponding interest expense incurred in 1996:

                                                 PRINCIPAL INTEREST
                                                  AMOUNT     RATE   INTEREST
                    PROPERTY(IES)                --------- -------- --------
       599 Lexington Avenue..................... $225,000    7.00%  $15,750(a)
       Two Independence Square..................  122,855    7.90%    9,813
       One Independence Square..................   78,700    7.90%    6,276
       2300 N Street............................   66,000    7.00%    4,620(a)
       Capital Gallery..........................   60,751    8.24%    5,761
       Unsecured Line of Credit.................   42,983    6.50%      964(b)
       Ten Cambridge Center.....................   25,000    7.57%    1,924
       191 Spring Street........................   23,942    8.50%    1,697
       Bedford Business Park....................   23,500    8.50%    1,998(a)
       10 & 20 Burlington Mall Road.............   16,621    8.33%    1,385
       Cambridge Center North Garage............   15,000    7.57%    1,183
       91 Hartwell Avenue.......................   11,322    8.33%      943
       92 & 100 Hayden Avenue...................    9,057    8.33%      754
       Montvale Center..........................    7,992    8.59%      474
       Newport Office Park......................    6,874    8.13%      558
       Hilltop Business Center..................    4,817    7.00%      318
                                                 --------           -------
       Pro forma totals......................... $740,414            54,418
                                                 ========           -------
       Historical interest expense for the year
        ended December 31, 1996.................                    107,121
                                                                    -------
       Pro forma interest expense adjustment....                    $52,703
                                                                    =======

    --------
     (a) The interest expense used in this calculation assumes the mortgage loan was outstanding during all of 1996.
     (b) Interest on $28,157 of the outstanding balance on the Unsecured
         Line of Credit to be used for development purposes is assumed to be capitalized for purposes of the pro forma presentation.
(7) Reflects the net increase of $600 in the amortization of Deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $1,331 in amortization of Deferred financing costs related to debt paid off with the Offering proceeds.
(8) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.
(9) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase to real estate from the purchase of limited partners' interests, transfer costs paid, and the Newport Office Park property acquisition.
(10) Represents net income attributable to the minority interest in the Operating Partnership to be held by persons who had an interest in the Property Partnerships prior to the Formation Transactions. Such persons will own in the aggregate approximately 32.1% of the Operating Partnership. The Company, is the sole general partner and will own approximately 67.9% of the Operating Partnership.

     B. ACQUISITION PROPERTY:

        (i) Statement of income

            The statement of income reflects the historical operations of the Newport Office Park property for the year ended December 31, 1996. Depreciation and interest expense related to the acquisition are reflected in "other adjustments" (see footnote 6A(i)).

                            BOSTON PROPERTIES, INC.

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
      PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

                            (DOLLARS IN THOUSANDS)


7. 1997 STOCK OPTION AND INCENTIVE PLAN

  Prior to the completion of the Offering, the Company will adopt the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the "1997 Incentive Plan") to provide incentives to attract and retain executive officers, directors, employees and other key personnel. The 1997 Incentive Plan will be administered by the Compensation Committee. The maximum number of shares available for issuance under the 1997 Incentive Plan will be 9.5% of the total number of shares of Common Stock and OP Units (other than OP Units owned by the Company) outstanding from time to time (initially 4,754,750 shares).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Owners of
 the Boston Properties Predecessor Group

  We have audited the accompanying combined balance sheets of the Boston Properties Predecessor Group as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996 and the financial statement schedule included on the index at F-1 of this Prospectus. These combined financial statements and financial statement schedule are the responsibility of the management of the Boston Properties Predecessor Group. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Boston Properties Predecessor Group as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                               /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
May 1, 1997

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                             MARCH 31,       DECEMBER 31,
                                            -----------  ----------------------
                                               1997         1996        1995
                                            -----------  ----------  ----------
                                            (UNAUDITED)
                  ASSETS
Real estate and equipment:
  Land and land improvements............... $  169,424   $  169,424  $  169,721
  Buildings and improvements...............    702,800      702,720     698,053
  Tenant improvements......................    112,160      107,808     101,701
  Furniture, fixtures and equipment........     34,514       34,034      32,831
  Development and construction in process..     29,312       21,585      10,018
                                            ----------   ----------  ----------
                                             1,048,210    1,035,571   1,012,324
  Less: accumulated depreciation...........   (272,077)    (263,911)   (238,514)
                                            ----------   ----------  ----------
    Total real estate and equipment........    776,133      771,660     773,810
Cash and cash equivalents..................      2,980        8,998      25,867
Escrows....................................     26,149       25,474      27,716
Tenant and other receivables...............     12,619       12,049      14,362
Accrued rental income......................     49,464       49,206      49,681
Tenant leasing costs net of accumulated
 amortization of $30,559, $29,859 and
 $26,047 at March 31, 1997, and
 December 31, 1996 and 1995, respectively..     19,038       18,308      18,043
Deferred financing costs, net of
 accumulated amortization of $23,178,
 $22,768 and $20,772 at March 31, 1997, and
 December 31, 1996 and 1995, respectively..      6,037        6,414       4,786
Prepaid expenses and other assets..........      7,210        4,402       8,521
Investment in Joint Venture................        433          --          --
                                            ----------   ----------  ----------
    Total assets........................... $  900,063   $  896,511  $  922,786
                                            ==========   ==========  ==========
 LIABILITIES AND OWNERS' EQUITY (DEFICIT)
Liabilities:
  Mortgage notes payable................... $1,418,488   $1,420,359  $1,396,141
  Notes payable--affiliate.................     28,157       22,117       5,267
  Accounts payable and accrued expenses....     16,469       13,795      14,367
  Accrued interest payable.................      6,203        9,667       9,088
  Rents received in advance, security
   deposits and other liabilities..........      6,440        7,205       4,576
                                            ----------   ----------  ----------
    Total liabilities......................  1,475,757    1,473,143   1,429,439
Commitments and contingencies..............        --           --          --
Owners' equity (deficit)...................   (575,694)    (576,632)   (506,653)
                                            ----------   ----------  ----------
    Total liabilities and owners' equity
     (deficit)............................. $  900,063   $  896,511  $  922,786
                                            ==========   ==========  ==========

    The accompanying notes are an integral part of these combined financial statements.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                          THREE MONTHS ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
                          --------------------------------    ----------------------------
                               1997              1996           1996      1995      1994
                          --------------    --------------    --------  --------  --------
                           (UNAUDITED)       (UNAUDITED)
Revenue:
  Rental:
    Base rent...........    $       41,911    $       46,446  $169,420  $155,614  $153,101
    Recoveries from
     tenants............             5,502             5,658    22,607    21,124    21,710
    Parking and other...               989               802     2,979     2,527     1,914
                            --------------    --------------  --------  --------  --------
      Total rental
       revenue..........            48,402            52,906   195,006   179,265   176,725
  Hotel.................            12,796            11,483    65,678    61,320    58,436
  Development and
   management services..             1,813             1,570     5,719     4,444     6,090
  Interest and other....               444               740     3,530     3,696     2,832
                            --------------    --------------  --------  --------  --------
      Total revenue.....            63,455            66,699   269,933   248,725   244,083
                            --------------    --------------  --------  --------  --------
Expenses:
  Rental:
    Operating...........             7,107             7,148    29,823    27,142    25,061
    Real estate taxes...             6,898             7,158    28,372    28,279    28,178
  Hotel:
    Operating...........             9,277             8,162    43,634    41,501    40,276
    Real estate taxes...               724               673     3,100     2,517     2,477
  General and
   administrative.......             2,667             2,633    10,754    10,372    10,123
  Interest..............            27,309            26,861   107,121   106,952    95,331
  Interest--amortization
   of financing costs...               410               499     2,273     1,841     1,942
  Depreciation and
   amortization.........             8,841             8,720    36,199    33,828    33,112
                            --------------    --------------  --------  --------  --------
     Total expenses.....            63,233            61,854   261,276   252,432   236,500
                            --------------    --------------  --------  --------  --------
Income (loss) before
 extraordinary item and
 minority interest......               222             4,845     8,657    (3,707)    7,583
Minority interest in
 combined partnership...              (126)              (57)     (384)     (276)     (412)
                            --------------    --------------  --------  --------  --------
Income (loss) before
 extraordinary item.....                96             4,788     8,273    (3,983)    7,171
Extraordinary item-loss
 on early extinguishment
 of debt................               --                --       (994)      --        --
                            --------------    --------------  --------  --------  --------
Net income (loss).......    $           96    $        4,788  $  7,279  $ (3,983) $  7,171
                            ==============    ==============  ========  ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                COMBINED STATEMENTS OF OWNERS' EQUITY (DEFICIT)

 FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

   Balance at January 1, 1994...................................... $(495,104)
     Contributions.................................................    24,323
     Net income....................................................     7,171
     Distributions.................................................   (38,620)
                                                                    ---------
   Balance at December 31, 1994....................................  (502,230)
     Contributions.................................................    44,661
     Net loss......................................................    (3,983)
     Distributions.................................................   (45,101)
                                                                    ---------
   Balance at December 31, 1995....................................  (506,653)
     Contributions.................................................    33,279
     Net income....................................................     7,279
     Distributions and conversion of equity to note payable-
      affiliate....................................................  (110,537)
                                                                    ---------
   Balance at December 31, 1996....................................  (576,632)
                                                                    ---------
     Contributions (unaudited).....................................    10,239
     Net income (unaudited)........................................        96
     Distributions (unaudited).....................................    (9,397)
                                                                    ---------
   Balance at March 31, 1997 (unaudited)........................... $(575,694)
                                                                    =========


    The accompanying notes are an integral part of these combined financial statements.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                             THREE MONTHS ENDED
                                  MARCH 31,         YEARS ENDED DECEMBER 31,
                           ----------------------- ----------------------------
                              1997        1996       1996      1995      1994
                           ----------- ----------- --------  --------  --------
                           (UNAUDITED) (UNAUDITED)
Cash flows from operating
 activities:
  Net income (loss)......   $     96    $  4,788   $  7,279  $ (3,983) $  7,171
  Adjustments to
   reconcile net income
   (loss) to net cash
   provided by operating
   activities:
    Depreciation and
     amortization........      8,841       8,720     36,199    33,828    33,112
    Amortization of
     financing costs.....        410         499      2,273     1,841     1,942
    Accrued rental
     income..............       (258)      1,217        475      (360)    1,252
    Effective interest
     adjustment..........        207         161        644     1,347     3,131
  Change in operating
   assets/liabilities:
    Tenant receivables...       (570)        959      2,313    (1,049)      270
    Escrows..............       (675)     (1,638)    (1,033)      692        21
    Prepaid expenses and
     other assets........     (2,808)      2,056      2,777      (360)    1,550
    Accounts payable and
     accrued expenses....        809        (931)    (1,673)   (2,219)      267
    Accrued interest
     payable.............     (3,464)     (3,043)       579     1,667       (62)
    Rent received in
     advance, security
     deposits and other
     liabilities.........       (765)        963      3,971      (471)   (1,088)
                            --------    --------   --------  --------  --------
   Cash flows provided by
    operating
    activities...........      1,823      13,751     53,804    30,933    47,566
                            --------    --------   --------  --------  --------
Cash flows from investing
 activities:
  Acquisition of or
   additions to real
   estate and equipment..    (12,613)     (3,037)   (30,238)  (33,960)  (11,878)
  Tenant leasing costs...     (1,430)       (375)    (4,077)   (3,191)   (1,554)
  Escrows................        --          --       9,525       307    (4,992)
  Change in accounts
   payable...............      1,865         --       1,101       --        --
  Investment in Joint
   Venture...............       (433)        --         --        --        --
                            --------    --------   --------  --------  --------
   Cash flows used in
    investing
    activities...........    (12,611)     (3,412)   (23,689)  (36,844)  (18,424)
                            --------    --------   --------  --------  --------
Cash flows from financing
 activities:
  Owners' contributions..     10,239       8,331     33,279    44,661    24,323
  Owners' distributions..     (9,397)    (11,343)  (105,619)  (45,101)  (38,620)
  Proceeds from mortgage
   notes payable.........        --          --     117,269     1,200       --
  Proceeds (payments)
   from notes payable--
   affiliate.............      6,040          60     11,933       171      (236)
  Repayment of mortgage
   notes payable.........     (2,079)     (3,536)   (93,695)  (14,641)  (16,445)
  Escrows................        --          --      (6,250)      --        --
  Deferred financing
   costs.................        (33)       (102)    (3,901)     (801)   (2,572)
                            --------    --------   --------  --------  --------
   Cash flows provided by
    (used in) financing
    activities...........      4,770      (6,590)   (46,984)  (14,511)  (33,550)
                            --------    --------   --------  --------  --------
Net increase (decrease)
 in cash and cash
 equivalents.............     (6,018)      3,749    (16,869)  (20,422)   (4,408)
Cash and cash
 equivalents, beginning
 of period...............      8,998      25,866     25,867    46,289    50,697
                            --------    --------   --------  --------  --------
Cash and cash
 equivalents, end of
 period..................   $  2,980    $ 29,615   $  8,998  $ 25,867  $ 46,289
                            ========    ========   ========  ========  ========
Supplemental cash flow
 information:
  Cash paid for
   interest..............   $ 23,845    $ 23,819   $107,700  $108,618  $ 95,269
                            ========    ========   ========  ========  ========
  Interest capitalized...   $    482    $     54   $    366  $  1,543  $    --
                            ========    ========   ========  ========  ========
Supplemental disclosure
 of noncash transaction:
  Conversion of owners'
   equity to notes
   payable-affiliate.....   $    --     $    --    $  4,918  $    --   $    --
                            ========    ========   ========  ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  The accompanying combined financial statements comprise interests in properties and the third party commercial real estate development, project management and property management business of Boston Properties, Inc. at March 31, 1997 and December 31, 1996.

  The accompanying financial statements have been presented on a combined basis because of the affiliates, general partners and common management which control the business operations of each entity and because the Properties are expected to be the subject of a business combination with Boston Properties, Inc. (the "Company"), which was formed in 1970 and will be reorganized to change its jurisdiction of organization from Massachusetts to Delaware and is expected to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

  The entities owning the properties and Boston Properties, Inc. collectively are referred to as the "Boston Properties Predecessor Group" or the "Predecessor".

  The interests in properties at December 31, 1996 included in the accompanying combined financial statements consist of 72 commercial real estate properties (the "Properties") aggregating approximately 10.4 million square feet. The Predecessor owns a 100% fee interest in 60 of the Properties. The Predecessor also owns a 75.0% general partner interest (100% economic interest as a result of a priority of the Predecessor's interest in one of the properties which comprises approximately 122,000 square feet). Additionally, the Predecessor owns a 35.7% controlling general partnership interest in 11 of the properties which comprise approximately 204,500 square feet. The Properties consist of 60 office properties with approximately 7.1 million net rentable square feet, including five office properties currently under development or redevelopment totaling approximately 371,000 net rentable square feet (the "Office Properties"); nine industrial properties with approximately 925,000 net rentable square feet (the "Industrial Properties"); two full service hotels totaling 833 rooms and approximately 750,000 square feet (the "Hotel Properties"); and a 1,170 space parking garage with approximately 332,000 square feet located within the Company's mixed-use development in East Cambridge, Massachusetts (the "Garage Property"). The Properties are primarily located in ten submarkets, including five submarkets in Greater Boston (the East Cambridge, Route 128 NW, Route 128/Massachusetts Turnpike, Route 128 SW and downtown Boston submarkets), five submarkets in Greater Washington, D.C. (the Southwest and West End Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia and Prince George's County, Maryland Submarkets) and midtown Manhattan (the Park Avenue Submarket). The Predecessors' single largest Property, with approximately 1.0 million net rentable square feet, is an Office Property located in the Park Avenue submarket of midtown Manhattan.

  Boston Properties L.P. (the "Operating Partnership") has acquired the right to purchase from the partners and owners in the Predecessor their interests therein in exchange for an interest in the Operating Partnership, which will hold the operating assets of the Company. The Company will be the general and majority partner of the Operating Partnership. The Operating Partnership will hold all of the assets of the Predecessor entities as a result of the expected business combination. Due to the affiliation of the Predecessor, the business combination will be accounted for as a reorganization of entities under common control which is similar to the accounting used for a pooling of interests. All significant intercompany balances and transactions have been eliminated in the combined presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A. REAL ESTATE AND EQUIPMENT

  Real estate and equipment are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operation, when events and

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            (DOLLARS IN THOUSANDS)

circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value. No such impairment losses have been recognized to date.

  The cost of buildings and improvements includes the purchase price of property, legal fees, acquisition costs as well as interest, property taxes and other costs incurred during the period of development.

  Depreciation is computed on the straight line basis over the estimated useful lives of the assets, as follows:

   Land improvements............................. 25 to 40 years
   Building costs................................ 10 to 40 years
   Tenant improvements........................... Terms of the lease useful life
   Furniture, fixtures, and equipment............ 5 to 7 years

  Depreciation expense for corporate furniture, fixtures, and equipment and corporate occupied real property was $129 and $139 for the three month periods ended March 31, 1997 and 1996, respectively, and $556, $588 and $603 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

  When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or (loss) for the period.

B. CASH AND CASH EQUIVALENTS

  Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. The majority of the Predecessor's cash and cash equivalents are held at major commercial banks. The Predecessor has not experienced any losses to date on its invested cash.

C. ESCROWS

  Escrows include amounts established pursuant to various agreements for security deposits, property taxes, insurance and capital improvements.

D. REVENUE RECOGNITION

  Base rental revenue is reported on a straight-line basis over the terms of the respective leases. The impact of the straight line rent adjustment increased revenues by $258 and decreased revenues by $1,217 for the three month periods ended March 31, 1997 and 1996, respectively, and decreased revenues by $475, increased revenues by $360, and decreased revenues by $1,252 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Accrued rental income represents rental income earned in excess of rent payments received pursuant to the terms of the individual lease agreements, net of an allowance for doubtful accounts.

  Development fees are recognized ratably over the period of development. Management fees are recognized as revenue as they are earned.

  Revenue recognition of fees received for lease terminations are deferred and amortized to income using the straight line method over the remaining original lease term until the space is subsequently leased.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            (DOLLARS IN THOUSANDS)

E. INCOME TAXES

  No provision for income taxes is necessary in the financial statements of the Predecessor since the Predecessor's statements combine the operations and balances of partnerships, trusts and an S-corporation, none of which is directly subject to income tax. The tax effect of its activities accrues to the individual partners and or principals of the respective entity.

  Certain entities included in the Predecessor's combined financial statements are subject to District of Columbia franchise taxes. Franchise taxes are recorded as rental operating expenses in the accompanying combined financial statements.

F. TENANT LEASING COSTS

  Fees and costs incurred in the successful negotiation of leases, including brokerage, legal and other costs have been deferred and are being amortized on a straight line basis over the terms of the respective leases.

G. DEFERRED FINANCING COSTS

  Fees and costs incurred to obtain long-term financing have been deferred and are being amortized over the terms of the respective loans on a basis which approximates the effective interest method.

H. INVESTMENT IN JOINT VENTURE

  The investment in joint venture represents a 25% interest in an entity which will own two office buildings in Reston, VA for which the Company will serve as development manager. Such investment is accounted for under the equity method.

I. INTEREST EXPENSE

  Interest expense on fixed rate debt with periodic rate increases is computed using the effective interest method over the terms of the respective loans.

J. PARTNERS' CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

  Partners' capital contributions, distributions and profits and losses are allocated in accordance with the terms of individual partnership agreements.

K. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

L. UNAUDITED INTERIM STATEMENTS

  The combined financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the Predecessor Company's future results of operations for the full year ending December 31, 1997.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            (DOLLARS IN THOUSANDS)


3. MORTGAGE NOTES PAYABLE:

  Mortgage notes payable are comprised of 44 loans at March 31, 1997, December 31, 1996 and 1995, each of which is collateralized by a building and related land included in real estate assets. The mortgage notes payable are generally due in monthly installments and mature at various dates through September 30, 2012. Interest rates on fixed rate mortgage notes payable aggregating $1,012,320, $1,013,361 and $929,226 at March 31, 1997, December 31, 1996 and
1995, respectively, range from 7.35% to 9.875% (averaging 8.18% at March 31, 1997, and December 31, 1996, respectively). Interest rates on variable rate mortgage notes payable aggregating $384,948, $385,985 and $446,546 at March 31, 1997, December 31, 1996 and 1995, respectively, range from 0.7% above the London Interbank Offered Rate ("LIBOR"), 5.5% at March 31, 1997 and December 31, 1996 to 1.75% above the LIBOR rate.

  The interest rates related to the mortgage notes payable for three properties aggregating $610,313, $610,782 and $612,657 at March 31, 1997,
December 31, 1996 and 1995, respectively are subject to periodic scheduled rate increases. Interest expense for these mortgage notes payable is computed using the effective interest method. The impact of using this method increased interest expense $206 and $161 for the three months ended March 31, 1997 and 1996, respectively, and $644, $1,347 and $3,131 for the years ended December 31, 1996, 1995 and 1994, respectively. The cumulative liability related to these adjustments is $21,220, $21,013 and $20,369 at March 31, 1997, December 31, 1996 and 1995, respectively, and is included in mortgage notes payable.

  Combined aggregate principal maturities of mortgage notes payable at December 31, 1996 are as follows:

   1997................................................................ $334,784
   1998................................................................  219,748
   1999................................................................   11,315
   2000................................................................   48,040
   2001................................................................  153,148

  The extraordinary loss reflected in the statement of operations for the year ended December 31, 1996 resulted from a prepayment penalty upon the early principal repayment of a mortgage note payable.

  Certain mortgage notes payable are subject to prepayment penalties of varying amounts in the event of an early principal repayment.

4. LEASING ACTIVITIES:

  Future minimum lease payments to be received as of December 31, 1996 under noncancelable operating leases, which expire on various dates through 2012, are as follows:

   Years ending December 31:
     1997............................................................. $161,817
     1998.............................................................  146,721
     1999.............................................................  137,180
     2000.............................................................  122,164
     2001.............................................................  110,626
     Thereafter.......................................................  506,398

  One major tenant, the General Services Administration, represented 16%, 15%, 15%, 17% and 16% of the Predecessor's total rental income for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.

5. RELATED PARTY TRANSACTIONS:

  Notes payable--affiliate consists of amounts funded by affiliates for office buildings under renovation or construction. The notes bear interest at the prime rate plus 1% and are due on demand.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            (DOLLARS IN THOUSANDS)


  Rental income of $2,645, $2,641, $10,455, $10,522 and $10,518 has been received from affiliates for the three months ended March 31, 1997 and 1996, and for the years ended 1996, 1995 and 1994, respectively.

  Development fees of $0, $0, $25, $125, and $478, have been received from affiliates for the three months ended March 31, 1997 and 1996, and for the years ended 1996, 1995, and 1994, respectively.

  Management fees and other income of $91, $89, $419, $554, and $544, have been received from affiliates for the three months ended March 31, 1997 and 1996, and for the years ended 1996, 1995, and 1994, respectively.

  Additionally, certain mortgage notes payable aggregating $214,005 at December 31, 1996 are guaranteed by affiliates of the Predecessor.

6. SAVINGS PLAN:

  Effective January 1, 1985, the Predecessor adopted a 401(K) Savings Plan (the "Plan") for its employees. Under the Plan, employees, age 18 and older, are eligible to participate in the Plan after they have completed three months of service. In addition, participants may elect to make an after-tax contribution of up to 10% of their wages.

  The Plan provides that matching employer contributions are to be determined at the discretion of the Predecessor. The Predecessor matches 200% of the first 2% of pay (utilizing pay that is not in excess of $100). The cost to the Predecessor of this matching for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, was $111, $100, $359, $319 and $216, respectively.

  Participants are immediately vested in their pre-tax and after-tax contributions. Participants vest in the Predecessor's matching contributions and earnings thereon over a seven year period.

7. COMMITMENTS AND CONTINGENCIES:

 Legal Matters

  The Predecessor is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. The Predecessor believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Predecessor.

 Environmental Matters

  On January 9, 1997, the Predecessor received a Notice of Potential Responsibility ("NOR") related to groundwater contamination at one of the Predecessor's properties located in Massachusetts. The lease with the tenant of the property contains an indemnification from the tenant to the Predecessor for liability due to the tenant's actions. The tenant is currently conducting an investigation. The Predecessor expects that any resolution will not have a material impact on the financial position, results of operations or liquidity of the Predecessor.

 Development

  The Predecessor has entered into contracts for the construction and renovation of projects currently under development. Commitments under these arrangements totaled approximately $37 million at December 31, 1996.

  The Predecessor has future development rights related to the purchase, construction, and completion of approximately 1.4 million square feet of office and industrial space. The Predecessor is required to make minimum deposits of $1 million during the next six years to maintain these rights. If the Predecessor elects to purchase the land, all deposits would be applied to the purchase price.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                            (DOLLARS IN THOUSANDS)


 Management Contracts

  The hotels are managed pursuant to contracts which expire in 2012 with a national hotel management company. These agreements include base and incentive fee provisions. The fees under these agreements aggregated $815, $657, $4,974, $4,410 and $4,001 for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, respectively.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The carrying values of cash and cash equivalents, escrows, receivables, accounts payable, accrued expenses and other assets and liabilities are reasonable estimates of their fair values because of the short maturities of these instruments. Mortgage notes payable have aggregate carrying values which approximate their estimated fair values based upon the remaining maturities for certain debt and interest rates for debt with similar terms and remaining maturities.

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                             INITIAL COST
                                                          ------------------
                                                                                 COSTS
                                                                              CAPITALIZED
                                                                              SUBSEQUENT
 PROPERTY NAME     TYPE        LOCATION      ENCUMBRANCES   LAND   BUILDINGS TO ACQUISITION
----------------  ------- ------------------ ------------ -------- --------- --------------
599 Lexington
Avenue            Office  New York, NY         $430,239    $81,040 $100,507     $ 67,459
2300 N. Street    Office  NW, Washington, DC    100,000     16,509   22,415       10,076
10 & 20 Mall
Road              Office  Burlington, MA         20,215        930    6,928        8,237
8 Arlington
Street            Office  Boston, MA              4,611         90    1,855          133
32 Hartwell Ave   Office  Lexington, MA           4,222        168    1,943        2,720
91 Hartwell Ave   Office  Lexington, MA          13,770        784    6,464        1,342
195 West Street   Office  Waltham, MA             5,856        758    5,150        2,557
191 Spring
Street            Office  Lexington, MA          23,942      5,175   27,166       17,693
201 Spring
Street            Office  Lexington, MA              --      1,500    3,637           --
Waltham Office
Center            Office  Waltham, MA            11,389        422    2,719        2,926
204 Second
Avenue            Office  Waltham, MA             3,374         37    2,402          630
170 Tracer Lane   Office  Waltham, MA             5,146        398    4,601        1,282
33 Hayden Avenue  Office  Lexington, MA              --        266    3,234          110
92 Hayden Avenue  Office  Lexington, MA          11,015        230    3,145          510
100 Hayden
Avenue            Office  Lexington, MA              --        364    3,603          264
Lexington Office
Park              Office  Lexington, MA          15,373        998    1,426        9,472
Bedford Business  Office/ Bedford, MA            23,500        502    3,403       12,743
Park              R & D
One Cambridge
Center            Office  Cambridge, MA          45,000        134   25,110        3,133
Three Cambridge
Center            Office  Cambridge, MA          19,000        174   12,200          598
Ten Cambridge
Center            Office  Cambridge, MA          25,000      1,299   12,943        4,420
Eleven Cambridge
Center            Office  Cambridge, MA           8,319        121    5,535          392
Capital Gallery   Office  SW, Washington DC      60,751      4,725   29,560        7,033
The U.S.
International
Commission
Building          Office  SW, Washington DC      50,000        109   22,420        9,293
                                               --------   -------- --------     --------
Subtotal                                       $880,722   $116,733 $308,366     $163,023
                                               --------   -------- --------     --------
                                   GROSS AMOUNT
                            CARRIED AT CLOSE OF PERIOD
                  -----------------------------------------------
                                            DEVELOPMENT
                      LAND       BUILDING       AND                                            DEPRECIABLE
                      AND          AND      CONSTRUCTION          ACCUMULATED    YEAR BUILT/      LIVES
 PROPERTY NAME    IMPROVEMENTS IMPROVEMENTS  IN PROCESS   TOTAL   DEPRECIATION    RENOVATED      (YEARS)
----------------- ------------ ------------ ------------ -------- ------------ --------------- -----------
599 Lexington
Avenue               $81,040     $167,966      $   --    $249,006  $  58,567              1986     (1)
2300 N. Street        16,509       32,491          --      49,000      9,001              1986     (1)
10 & 20 Mall
Road                     939       15,156          --      16,095      4,474           1984-86     (1)
8 Arlington
Street                    90        1,988          --       2,078        770    1860-1920/1989     (1)
32 Hartwell Ave          168        4,663          --       4,831      2,244   1968-79/1987-88     (1)
91 Hartwell Ave          784        7,806          --       8,590      2,081              1985     (1)
195 West Street        1,611        6,854          --       8,465      1,286              1990     (1)
191 Spring
Street                 5,175       44,859          --      50,034      8,857         1971/1995     (1)
201 Spring
Street                    --           --       5,137       5,137         --              1997     N/A
Waltham Office
Center                   425        5,642          --       6,067      3,004   1968-70/1987-88     (1)
204 Second
Avenue                    37        3,032          --       3,069      1,291         1981/1993     (1)
170 Tracer Lane          418        5,863          --       6,281      2,122              1980     (1)
33 Hayden Avenue         266        3,344          --       3,610      1,517              1979     (1)
92 Hayden Avenue         230        3,655          --       3,885      1,294         1968/1984     (1)
100 Hayden
Avenue                   364        3,867          --       4,231      1,132              1985     (1)
Lexington Office
Park                   1,072       10,824          --      11,896      3,561              1982     (1)
Bedford Business         502       16,146          --      16,648      5,831           1969-80     (1)
Park
One Cambridge
Center                   134       28,243          --      28,377      7,975              1987     (1)
Three Cambridge
Center                   174       12,798          --      12,972      3,181              1987     (1)
Ten Cambridge
Center                 1,868       16,794          --      18,662      4,882              1990     (1)
Eleven Cambridge
Center                   121        5,927          --       6,048      1,975              1984     (1)
Capital Gallery        4,725       36,593          --      41,318     14,192              1981     (1)
The U.S.
International
Commission
Building               1,569       30,253          --      31,822     10,762              1987     (1)
                  ------------ ------------ ------------ -------- ------------
Subtotal            $118,221     $464,764      $5,137    $588,122  $ 149,999
                  ------------ ------------ ------------ -------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                           INITIAL COST
                                                        -------------------
                                                                                 COSTS
                                                                              CAPITALIZED
                                                                              SUBSEQUENT
PROPERTY NAME      TYPE      LOCATION      ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITIONS
-------------     ------ ----------------- ------------ --------- --------- ---------------
Subtotal from
previous page                               $  880,722  $ 116,733 $ 308,366    $ 163,023
                                            ----------  --------- ---------    ---------
One Independence
Square            Office SW, Washington DC      78,700  $   9,356 $  33,701    $  14,170
Two Independence
Square            Office SW, Washington DC     122,856     14,053    59,883        8,795
Montvale Center   Office Gaithersburg, MD        7,992      1,574     9,786        3,433
Democracy Center  Office Bethesda, MD          110,100     12,550    50,015       18,392
7435 Boston
Boulevard,
Building One      Office Springfield, VA         5,564        392     3,822        1,199
7451 Boston
Boulevard,
Building Two      Office Springfield, VA         2,215        249     1,542        1,460
7374 Boston
Boulevard,
Building Four     Office Springfield, VA         3,619        241     1,605          462
8000 Grainger
Court,
Building Five     Office Springfield, VA         7,664        366     4,282          603
7500 Boston
Boulevard,
Building Six      Office Springfield , VA        6,440        138     3,749          206
7501 Boston
Boulevard,
Building Seven    Office Springfield, VA            --        665       878           --
7601 Boston
Boulevard,
Building Eight    Office Springfield, VA         8,372        200     3,883          453
7600 Boston
Boulevard,
Building Nine     Office Springfield, VA         5,796        127     2,839        1,386
7375 Boston
Boulevard,
Building Ten      Office Springfield, VA            --         23     2,685          559
8000 Boston
Boulevard,
Building Eleven   Office Springfield, VA            --        136     3,071           88
                                            ----------  --------- ---------    ---------
 Subtotal                                   $1,240,040  $ 156,803 $ 490,107    $ 214,229
                                            ----------  --------- ---------    ---------
                                    GROSS AMOUNT
                             CARRIED AT CLOSE OF PERIOD
                  ------------------------------------------------
                                            DEVELOPMENT
                      LAND       BUILDING       AND                               YEAR    DEPRECIABLE
                      AND          AND      CONSTRUCTION           ACCUMULATED   BUILT/      LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS    TOTAL   DEPRECIATION RENOVATED   (YEARS)
-------------     ------------ ------------ ------------ --------- ------------ --------- -----------
Subtotal from
previous page      $ 118,221    $ 464,764     $ 5,137    $ 588,122  $ 149,999
                  ------------ ------------ ------------ --------- ------------
One Independence
Square             $   9,634    $  47,593     $    --    $  57,227  $   9,556       1991      (1)
Two Independence
Square                15,038       67,693          --       82,731      9,228       1992      (1)
Montvale Center        2,399       12,394          --       14,793      3,384       1987      (1)
Democracy Center      13,695       67,262          --       80,957     17,710    1985-88      (1)
7435 Boston
Boulevard,
Building One             486        4,927          --        5,413      1,571       1982      (1)
7451 Boston
Boulevard,
Building Two             535        2,716          --        3,251      1,141       1982      (1)
7374 Boston
Boulevard,
Building Four            303        2,005          --        2,308        639       1984      (1)
8000 Grainger
Court,
Building Five            453        4,798          --        5,251      1,509       1984      (1)
7500 Boston
Boulevard,
Building Six             282        3,811          --        4,093      1,174       1985      (1)
7501 Boston
Boulevard,
Building Seven            --           --       1,543        1,543         --       1997      N/A
7601 Boston
Boulevard,
Building Eight           378        4,158          --        4,536      1,270       1986      (1)
7600 Boston
Boulevard,
Building Nine            189        4,163          --        4,352      1,212       1987      (1)
7375 Boston
Boulevard,
Building Ten              47        3,220          --        3,267        894       1988      (1)
8000 Boston
Boulevard,
Building Eleven          214        3,081          --        3,295        629       1989      (1)
                  ------------ ------------ ------------ --------- ------------
 Subtotal          $ 161,874    $ 692,585     $ 6,680    $ 861,139  $ 199,916
                  ------------ ------------ ------------ --------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                   INITIAL COST
                                                                -------------------
                                                                                        COSTS
                                                                                     CAPITALIZED
                                                                                      SUBSEQUENT
PROPERTY NAME        TYPE          LOCATION        ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITION
----------------  ---------- --------------------- ------------ --------- --------- --------------
Subtotal from
previous page                                       $1,240,040  $ 156,803 $ 490,107   $ 214,229
                                                    ----------  --------- ---------   ---------
7700 Boston
Boulevard,
Building Twelve   Office     Springfield, VA                --  $   1,105 $   1,042   $      --
Sugarland
Building One      Office     Herndon, VA                    --        735     2,739          --
Sugarland
Building Two      Office     Herndon, VA                    --        834     3,216          --
Hilltop Business
Center            Office     So. San Francisco, CA       4,817         53       492         140
164 Lexington
Road              Office     Billerica, MA               1,970        592     1,370         127
25-33 Dartmouth
Street            Industrial Westwood, MA                3,296        273     1,595         470
40-46 Harvard
Street            Industrial Westwood, MA                5,380        351     1,782       1,347
1950 Stanford
Court, Building
One               Industrial Landover, MD                2,662        269     1,554         161
6201 Columbia
Park, Building
Two               Industrial Landover, MD                5,023        505     2,746         951
2000 South Club
Drive, Building
Three             Industrial Landover, MD                3,542        465     2,125         702
38 Cabot
Boulevard         Industrial Bucks County, PA               --        329     1,238       1,933
430 Rozzi Place   Industrial So. San Francisco, CA          --         24       217          67
560 Forbes
Boulevard         Industrial So. San Francisco, CA          --         48       435         133
2391 West Winton
Avenue            Industrial Hayward, CA                 1,343        182     1,217          41
17 Hartwell
Avenue            R&D        Lexington, MA                 938         26       150         362
Fourteen
Cambridge         R&D        Cambridge, MA               6,748        110     4,483          --
Long Wharf
Marriott          Hotel      Boston, MA                 68,600      1,752    37,534       2,216
Cambridge Center  Hotel      Cambridge, MA              61,000        478    37,918       3,734
Cambridge Center
N.                Garage     Cambridge, MA              15,000        639    11,630         527
                                                    ----------  --------- ---------   ---------
 Subtotal                                           $1,420,359  $ 165,573 $ 603,590   $ 227,140
                                                    ----------  --------- ---------   ---------
                                    GROSS AMOUNT
                             CARRIED AT CLOSE OF PERIOD
                  ------------------------------------------------
                                            DEVELOPMENT
                                                AND                                          DEPRECIABLE
                    LAND AND   BUILDING AND CONSTRUCTION           ACCUMULATED  YEAR BUILT/     LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS    TOTAL   DEPRECIATION  RENOVATED     (YEARS)
----------------- ------------ ------------ ------------ --------- ------------ ------------ -----------
Subtotal from
previous page      $ 161,874    $ 692,585     $  6,680   $ 861,139  $ 199,916
                  ------------ ------------ ------------ --------- ------------
7700 Boston
Boulevard,
Building Twelve    $      --    $      --     $  2,147   $   2,147  $      --           1997     N/A
Sugarland
Building One              --           --        3,474       3,474         --      1985/1997     N/A
Sugarland
Building Two              --           --        4,050       4,050         --      1986/1997     N/A
Hilltop Business
Center                    53          632           --         685        260   early 1970's     (1)
164 Lexington
Road                     592        1,497           --       2,089         39           1995     (1)
25-33 Dartmouth
Street                   273        2,065           --       2,338      1,120           1966     (1)
40-46 Harvard
Street                   351        3,129           --       3,480      2,244           1967     (1)
1950 Stanford
Court, Building
One                      350        1,634           --       1,984        444           1986     (1)
6201 Columbia
Park, Building
Two                      960        3,242           --       4,202      1,186           1986     (1)
2000 South Club
Drive, Building
Three                    859        2,433           --       3,292        682           1988     (1)
38 Cabot
Boulevard                329        3,171           --       3,500      2,709      1972/1984     (1)
430 Rozzi Place           24          284           --         308        117   early 1970's     (1)
560 Forbes
Boulevard                 48          568           --         616        234   early 1970's     (1)
2391 West Winton
Avenue                   182        1,258           --       1,440        858           1974     (1)
17 Hartwell
Avenue                    26          512           --         538        435           1968     (1)
Fourteen
Cambridge                110        4,483           --       4,593      1,569           1983     (1)
Long Wharf
Marriott               1,752       39,750           --      41,502     14,527           1982     (1)
Cambridge Center         478       41,652           --      42,130     10,129           1986     (1)
Cambridge Center
N.                     1,163       11,633           --      12,796      2,000           1990     (1)
                  ------------ ------------ ------------ --------- ------------
 Subtotal          $ 169,424    $ 810,528     $ 16,351   $ 996,303  $ 238,469
                  ------------ ------------ ------------ --------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                           INITIAL COST
                                                        -------------------
                                                                                COSTS
                                                                             CAPITALIZED
                                                                              SUBSEQUENT
PROPERTY NAME        TYPE       LOCATION   ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITION
-------------     ----------- ------------ ------------ --------- --------- --------------
Subtotal from
previous page                               $1,420,359  $ 165,573 $ 603,590   $ 227,140
                                            ----------  --------- ---------   ---------
Cambridge Master                Cambridge,
Plan              Development           MA          --  $   1,722 $      --   $   1,727
Maryland Master                  Landover,
Plan              Development           MD          --        464        --          --
Virginia Master               Springfield,
Plan              Development           VA          --        655        --         666
                                            ----------  --------- ---------   ---------
Total                                       $1,420,359  $ 168,414 $ 603,590   $ 229,533
                                            ----------  --------- ---------   ---------
                                     GROSS AMOUNT
                              CARRIED AT CLOSE OF PERIOD
                  --------------------------------------------------
                                            DEVELOPMENT
                                                AND                                           DEPRECIABLE
                    LAND AND   BUILDING AND CONSTRUCTION             ACCUMULATED  YEAR BUILT/    LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS     TOTAL    DEPRECIATION  RENOVATED    (YEARS)
-------------     ------------ ------------ ------------ ----------- ------------ ----------- -----------
Subtotal from
previous page      $ 169,424    $ 810,528     $ 16,351   $   996,303  $ 238,469
                  ------------ ------------ ------------ ----------- ------------
Cambridge Master
Plan               $      --    $      --     $  3,449   $     3,449  $      --     Various       N/A
Maryland Master
Plan                      --           --          464           464         --     Various       N/A
Virginia Master
Plan                      --           --        1,321         1,321         --     Various       N/A
                  ------------ ------------ ------------ ----------- ------------
Total              $ 169,424    $ 810,528     $ 21,585   $ 1,001,537  $ 238,469
                  ------------ ------------ ------------ ----------- ------------

----
(1) Depreciation of the Boston Properties Predecessor Group's buildings and improvements are calculated over lives ranging from the life of the lease to 40 years.
(2) The aggregate cost and accumulated depreciation for tax purposes was $1,042,317 and $412,548, respectively at December 31, 1996.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

  A summary of activity for real estate and accumulated depreciation is as follows:

                                                   1996       1995      1994
                                                ----------  --------  --------
   Real estate:
     Balance at beginning of year.............    $979,493  $952,374  $951,693
       Improvements and
        acquisition/development of real
        estate................................      28,110    29,660     9,397
       Write-off of fully depreciated assets..      (6,066)   (2,541)   (8,716)
                                                ----------  --------  --------
     Balance at end of year...................  $1,001,537  $979,493  $952,374
                                                ==========  ========  ========
   Accumulated depreciation:
     Balance at beginning of year.............     215,303   189,712   170,308
       Depreciation expense...................      29,232    28,132    28,120
       Write-off of fully depreciated assets..      (6,066)   (2,541)   (8,716)
                                                ----------  --------  --------
     Balance at end of year...................    $238,469  $215,303  $189,712
                                                ==========  ========  ========

                                   3 Artwork

[Map showing location of the Company's greater Washington, D.C. properties]

                                   4 Artwork


[Picture of Capital Gallery,                [Picture of 191 Spring Street,
 Washington, D.C., S.W.]                     Lexington, Massachusetts]



[Picture of Lexington Office Park,          [Picture of 8000 Grainger Court,
 Lexington, Massachusetts]                   Springfield, Virginia]



[Picture of 10 & 20 Burlington Mall Road,   [Picture of 6201 Columbia Park Road
 Burlington, Massachusetts]                  Landover, Maryland]

                                  5 Artwork

 [Picture of 100 Hayden Avenue,                  [Picture of Democracy Center,
 Lexington, Massachusetts]                        Bethesda, Maryland]




[Picture of 195 West Street,                     [Picture of Montvale Center,
 Waltham, Massachusetts]                          Gaithersburg, Maryland]



[Picture of 2300 N. Street,                      [Picture of 91 Hartwell Avenue,
 Washington, D.C., N.W.]                          Lexington, Massachusetts]

For a summary of property, property type, operating and ownership data regarding the Properties see the "Summary Property Data" table contained herein.

================================================================================

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICI-TATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                           SUMMARY TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Summary Selected Financial Information...................................  16
Risk Factors.............................................................  19
The Company..............................................................  30
Business and Growth Strategies...........................................  34
Use of Proceeds..........................................................  38
Distributions............................................................  40
Capitalization...........................................................  44
Dilution.................................................................  46
Selected Financial Information...........................................  47
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  50
Business and Properties..................................................  56
The Unsecured Line of Credit............................................. 103
Management............................................................... 104
Policies with Respect to Certain Activities.............................. 115
Structure and Formation of the Company................................... 118
Operating Partnership Agreement.......................................... 122
Principal Stockholders................................................... 126
Description of Capital Stock............................................. 127
Certain Provisions of Delaware Law and the Company's Certificate and
 Bylaws.................................................................. 132
Shares Available for Future Sale......................................... 135
Federal Income Tax Consequences.......................................... 136
Underwriting............................................................. 148
Experts.................................................................. 150
Legal Matters............................................................ 151
Additional Information................................................... 151
Glossary................................................................. 152
Index to Financial Statements............................................ F-1

                                ---------------

 UNTIL    , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIRE-MENT IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================


                               31,400,000 SHARES

                [LOGO OF BOSTON PROPERTIES, INC. APPEARS HERE]

                            BOSTON PROPERTIES, INC.

                                 COMMON STOCK

                               ---------------

                                  PROSPECTUS

                               ---------------

                             Joint Lead Managers
                            and Joint Bookrunners

                              MERRILL LYNCH & CO.
                             GOLDMAN, SACHS & CO.

                               ---------------

                           BEAR, STEARNS & CO., INC.
                          MORGAN STANLEY DEAN WITTER
                           PAINEWEBBER INCORPORATED
                      PRUDENTIAL SECURITIES INCORPORATED
                              SMITH BARNEY INC.

                                        , 1997

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS          SUBJECT TO COMPLETION JUNE 17, 1997
                               31,400,000 SHARES
                            BOSTON PROPERTIES, INC.
                                                                [LOGO OF
                                                         BOSTON PROPERTIES, INC.
                                                              APPEARS HERE]
                                  COMMON STOCK

                                  ----------
  Boston Properties, Inc. has been formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company is one of the largest owners and developers of office properties in the United States, with a significant presence in Greater Boston, Greater Washington, D.C. and midtown Manhattan. Upon completion of the Offering, the Company will own 75 properties aggregating approximately 11.0 million square feet, 89% of which was developed or redeveloped by the Company. The Company's portfolio consists of 63 office properties (including seven under development), two hotels, nine industrial properties, and one garage property. In addition, the Company will own, have under contract or have options to acquire six parcels of land, which will support approximately 1.0 million square feet of development.
  Following the Offering, Mr. Zuckerman will serve as Chairman, Mr. Linde will serve as President and Chief Executive Officer and together they will own a 31.9% economic interest in the Company. The Company is a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the Offering, the Company will have a $300 million unsecured line of credit.
  All of the shares of the Common Stock offered hereby are being sold by the Company. Of the 31,400,000 shares of Common Stock being offered hereby, 25,120,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 6,280,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."
  Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $24.00 and $26.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "BXP," subject to official notice of issuance.

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:
  . The Company intends to develop commercial properties and its return on such investments can be lower than anticipated because properties can cost more to develop, take longer to develop or lease, or lease for lower rent than anticipated;
  . The Company intends to acquire portfolios or individual properties; such acquisitions may not achieve their intended return;
  . Conflicts of interest exist between the Company and Messrs. Zuckerman and Linde in connection with the formation of the Company and its continuing operations, including with respect to certain restrictions on the Company's ability to sell or transfer four properties, for a period of ten years, without the consent of Messrs. Zuckerman and Linde;
  . The Company relies on key personnel whose continued service is not guaranteed, including Messrs. Zuckerman and Linde;
  . The consideration to be given by the Company for properties at the completion of the Offering may exceed their fair market value; no third-party appraisals were obtained by the Company regarding these properties;
  . The Company has had historical accounting losses for certain fiscal years and could have such losses in the future;
  . Real estate investment and property management are inherently risky as rents can fluctuate and operating costs can increase;
  . The Company may not be able to refinance indebtedness on favorable terms, and interest rates might increase on amounts drawn under the Company's proposed line of credit;

  . If the Company fails to qualify as a REIT, it will be taxed as a regular corporation;

  . Stockholders' ability to change control of the Company is limited by the Company's organizational documents and Delaware law; and

  .The Company's estimated initial payout ratio will be 99.3% for the period ending March 31, 1998.

                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                       PRICE TO   UNDERWRITING   PROCEEDS TO
                                        PUBLIC     DISCOUNT(1)    COMPANY(2)
--------------------------------------------------------------------------------
Per Share.............................    $             $             $
--------------------------------------------------------------------------------
Total(3)..............................  $             $             $
================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $6,128,161 payable by the Company.

(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,768,000 shares of Common Stock, and has granted the International Managers a 30-day option to purchase up to an additional 942,000 shares of Common Stock, on the same terms and conditions as set forth above solely to cover overallotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $   , $    and $   , respectively. See
    "Underwriting."

                                  ----------
  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued and accepted by them, subject to approval of certain legal maters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares will be made in
New York, New York on or about    , 1997.

                                  ----------
                   Joint Lead Managers and Joint Bookrunners
MERRILL LYNCH INTERNATIONAL                          GOLDMAN SACHS INTERNATIONAL

                                  ----------
BEAR, STEARNS INTERNATIONAL LIMITED
              MORGAN STANLEY DEAN WITTER
                           PAINEWEBBER INTERNATIONAL
                                     PRUDENTIAL-BACHE SECURITIES
                                             SMITH BARNEY INC.

                                  ----------
                  The date of this Prospectus is      , 1997.

                                 UNDERWRITING

  Subject to the terms and conditions in the international purchase agreement (the "International Purchase Agreement"), among the Company and each of the underwriters named below (the "International Managers"), and concurrently with the sale of 25,120,000 shares to the U.S. Underwriters (as defined below), the Company has agreed to sell to each of the International Managers, for whom Merrill Lynch International, Goldman Sachs International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, PaineWebber International (UK) Ltd., Prudential-Bache Securities (U.K.) Inc., and Smith Barney Inc. are acting as lead managers (the "Lead Managers"), and each of the International Managers has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite their respective names:

                                                                        NUMBER
                                                                          OF
           UNDERWRITER                                                  SHARES
           -----------                                                 ---------
      Merrill Lynch International.....................................
      Goldman Sachs International.....................................
      Bear, Stearns International Limited.............................
      Morgan Stanley & Co. International Limited......................
      PaineWebber International (UK) Ltd. ............................
      Prudential-Bache Securities (U.K.) Inc. ........................
      Smith Barney Inc. ..............................................
                                                                       ---------
           Total...................................................... 6,280,000
                                                                       =========

  The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, and Smith Barney Inc. are acting as representatives. Subject to the terms and conditions set forth in the U.S. Purchase Agreement and concurrently with the sale of 6,280,000 shares of Common Stock to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase from the Company, an aggregate of 25,120,000 shares of Common Stock. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of shares of Common Stock pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.

  The Lead Managers have advised the Company that the International Managers propose to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain banks, brokers and dealers (the "Selling Group") at such price less a concession not
in excess of $    per share. The International Managers may allow, and such
dealers may re-allow with the consent of Merrill Lynch International, a
discount not in excess of $    per share on sales to certain other
International Managers and members of the Selling Group. After the date of this Prospectus, the public offering price and concession and discount may be changed.

  The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

  The Company has granted to the International Managers an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 942,000 additional shares of Common Stock to cover overallotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the International Managers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to such International Managers' initial amount reflected in the foregoing table. The Company also has granted an option to the U.S. Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 3,768,000 additional shares of Common Stock to cover overallotments, if any, on terms similar to those granted to the International Managers.

  At the request of the Company, the U.S. Underwriters have reserved up to 750,000 shares of Common Stock for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing shares. The number of shares available to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares that are not so purchased by such persons at the completion of the Offerings will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.

  In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  The Company, the Operating Partnership and certain persons who owned interests in one or more of the Properties prior to the Offering and who received OP Units in exchange for such interests in the Formation Transactions (the "Non-Affiliated Participants") have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units, or any securities convertible into or exchangeable for Common Stock or OP Units, for a period of one year from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. The Company has granted certain registration rights pursuant to which the Non-Affiliated Participants may require the Company to file a registration statement with the SEC with respect to sales of any shares received by the Non-Affiliated Participants in exchange for their OP Units after the expiration of the one-year period.

  Messrs. Zuckerman and Linde and the senior officers of the Company who will receive OP Units and/or shares of Common Stock in the Formation Transactions have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units for a period of two years from the date of the Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

  Each of the Company and the International Managers has represented and agreed that (a) it has not offered or sold, and prior to the date six months after the date of this Prospectus will not offer or sell any Shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, none of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

  Prior to the Offerings, there has been no public market for the Common Stock of the Company. The initial public offering price has been determined through negotiations between the Company and the U.S. Representatives. Among the factors considered in such negotiations, in addition to prevailing market conditions, are dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Boston Properties Predecessor Group and the third-party development and management business in recent periods), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.

  The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "BXP," subject to official notice of issuance. In order to meet one of the requirements for listing the Common Stock on the New York Stock Exchange, the Underwriters have undertaken to sell lots of 100 or more shares of Common Stock to a minimum of 2,000 beneficial holders.

  The Company may, in its sole discretion, pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. an advisory fee in the aggregate equal to 0.50% of the gross proceeds received from the sale of Common Stock to public investors in the Offerings for financial advisory services rendered in connection with the Company's formation as a REIT.

                                    EXPERTS

  The combined historical financial statements and financial statement schedule of the Boston Properties Predecessor Group included in this Prospectus and the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

================================================================================

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICI-TATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                           SUMMARY TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Summary Selected Financial Information...................................  16
Risk Factors.............................................................  19
The Company..............................................................  30
Business and Growth Strategies...........................................  34
Use of Proceeds..........................................................  38
Distributions............................................................  40
Capitalization...........................................................  44
Dilution.................................................................  46
Selected Financial Information...........................................  47
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  50
Business and Properties..................................................  56
The Unsecured Line of Credit............................................. 103
Management............................................................... 104
Policies with Respect to Certain Activities.............................. 115
Structure and Formation of the Company................................... 118
Operating Partnership Agreement.......................................... 122
Principal Stockholders................................................... 126
Description of Capital Stock............................................. 127
Certain Provisions of Delaware Law and the Company's Certificate and
 Bylaws.................................................................. 132
Shares Available for Future Sale......................................... 135
Federal Income Tax Consequences.......................................... 136
Underwriting............................................................. 148
Experts.................................................................. 150
Legal Matters............................................................ 151
Additional Information................................................... 151
Glossary................................................................. 152
Index to Financial Statements............................................ F-1

                                ---------------

 UNTIL    , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIRE-MENT IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================


                               31,400,000 SHARES

                [LOGO OF BOSTON PROPERTIES, INC. APPEARS HERE]

                           BOSTON PROPERTIES, INC.

                                 COMMON STOCK

                               ---------------

                                  PROSPECTUS

                               ---------------

                              Joint Lead Managers
                             and Joint Bookrunners

                         MERRILL LYNCH INTERNATIONAL
                         GOLDMAN SACHS INTERNATIONAL

                               ---------------

                      BEAR, STEARNS INTERNATIONAL LIMITED
                          MORGAN STANLEY DEAN WITTER
                           PAINEWEBBER INTERNATIONAL
                         PRUDENTIAL-BACHE SECURITIES
                              SMITH BARNEY INC.

                                        , 1997


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Company in connection with the offering of the shares of Common Stock being registered hereby. All of the amounts shown are estimates, except the Securities and Exchange Commission Registration Fee.

                                   ITEM                                AMOUNT
                                   ----                              ----------
      Securities and Exchange Commission Registration Fee........... $  273,561
      NASD Fee......................................................     30,500
      New York Stock Exchange Listing Fee...........................    210,600
      Transfer Agent's and Registrar's Fees.........................      2,500
      Printing Fees.................................................    515,000
      Legal Fees and Expenses (other than Blue Sky).................  2,550,000
      Accounting Fees and Expenses..................................  1,880,000
      Blue Sky Fees and Expenses (including fees of counsel)........      2,000
      Miscellaneous Expenses........................................    664,000
                                                                     ----------
        Total....................................................... $6,128,161
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  On April 8, 1997, the Operating Partnership was formed with Boston Properties, Inc., a Massachusetts Corporation ("BP-Massachusetts"), as general partner and an affiliate as a limited partner. The sale of the interests in the Operating Partnership was made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

  On April 9 and 15, 1997, the Company entered into an Omnibus Option Agreement (or, in the case of one entity, a similar agreement) with a total of 80 individuals (the "Individuals") and entities ("Entities") (including entities such as trusts or limited partnerships in which one or more of the Individuals may have the primary economic or a controlling interest). None of the Entities was formed for the purpose of entering into the Omnibus Option Agreement and acquiring OP Units. Such agreement provides that the Operating Partnership can, at its option and without any further action by such Individuals or Entities, acquire all or any of the interests of the Individuals or Entities in the 74 Properties (collectively, the "Interests"). The right of the Operating Partnership to acquire all or any of the Interests from the Individuals and Entities and to issue OP Units in exchange therefor is subject only to the fulfillment of conditions (principally, the completion of the Offering) beyond the control of the Individuals and Entities. The total number of OP Units that will be issued to the Individuals and Entities will depend on the final offering price of a share of Common Stock in the Offering. Such agreement was entered into and will be consummated in reliance on Section 4(2) of, and Regulation D under, the Securities Act.

  On April 11, 1997, BP-Massachusetts and Boston Properties, Inc., a Delaware corporation ("BP-Delaware"), and the Operating Partnership, entered into a number of agreements (including a merger agreement and a contribution agreement) that memorializes (i) the issuance of Common Stock by BP-Delaware to the stockholders of BP-Massachusetts (Messrs. Zuckerman and Linde) upon consummation of a reincorporation merger in connection with the Formation Transactions and (ii) the contribution to the Operating Partnership of the proceeds of the Offering and the management and development operations currently held by BP-Massachusetts. Such agreements were entered into and will be consummated in reliance on Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate, as amended, and Bylaws provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Certificate and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals. See "Certain Provisions of Delaware Law and The Company's Certificate and Bylaws--Limitation of Liability and Indemnification."

  The Company's Certificate limits the liability of the Company's directors and officers to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and may cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to
Section 14 of the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  (b) Exhibits. The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     +1.1    --Form of U.S. Purchase Agreement
     +1.2    --Form of International Purchase Agreement
     +3.1    --Form of Amended and Restated Certificate of Incorporation of the
               Company
     +3.2    --Form of Amended and Restated Bylaws of the Company
     +4.1    --Form of Shareholder Rights Agreement dated as of June   , 1997
               between the Company and BankBoston, N.A., as Rights Agent.
     +4.2    --Form of Certificate of Designation for Series E Junior
               Participating Cumulative Preferred Stock, par value $.01 per share
     +4.3    --Form of Common Stock Certificate
     +5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
     +8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax matters
    +10.1    --Form of Amended and Restated Agreement of Limited Partnership of
               the Operating Partnership
    +10.2    --1997 Stock Option and Incentive Plan
    +10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    +10.4    --Form of Employment and Noncompetition Agreement between the
               Company and Edward H. Linde
    +10.5    --Form of Employment Agreement between the Company and certain executive officers
    +10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    +10.7    --Omnibus Option Agreement by and among Boston Properties Limited
               Partnership (the "Operating Partnership") and the Grantors named therein dated as of April 9, 1997
    +10.8    --Revolving Credit Agreement with BankBoston, N.A.
    +10.9    --Form of Registration Rights Agreement among the Company and the persons named therein
   +10.10    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Downtown
               Boston Properties Trust, and ZL Hotel LLC
   +10.11    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Two Cambridge
               Center Trust, and ZL Hotel LLC
   +10.12    --Option Agreement between Boston Properties Limited Partnership and Square 36 Properties Limited Partnership dated April 15, 1997
   +10.13    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   +10.14    --Form of By-laws of Boston Properties Management, Inc.
   +10.15    --Form of Limited Liability Agreement of ZL Hotel LLC
   +10.16    --Form of Option Agreement to Acquire the Property known as Sumner
               Square
   +10.17    --Loan Modification Agreement between Lexreal Associates and
               Mitsui Seimei America Corporation relating to loan secured by 599
               Lexington Avenue
   +10.18    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of Columbia
               limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the Sumitomo Bank, Limited, for One Independence Square,
               dated as of September 26, 1994
   +10.19    --Loan Modification and Extension Agreement by and among Southwest
               Market Limited Partnership, a District of Columbia limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the
               Sumitomo Bank, Limited, for Two Independence Square, dated as of
               September 26, 1994
   +10.20    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership, dated as of
               August 21, 1990
   +10.21    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership for Two
               Independence Square, dated as of February 22, 1991
   +10.22    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   +10.23    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   +10.24    --Form of Amended and Restated Loan Agreement between Square 36
               Office Joint Venture and the Sanwa Bank Limited dated as of June
                  , 1997
   +10.25    --Indemnification Agreement between Boston Properties Limited
               Partnership and Mortimer B. Zuckerman and Edward H. Linde

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   +10.26    --Compensation Agreement between the Company and Robert Selsam, dated as of August 10, 1995 relating to 90 Church Street
    +21.1    --Schedule of Subsidiaries of the Company
     23.1    --Consent of Coopers & Lybrand, L.L.P.
    +23.2    --Consent of Spaulding & Slye
    +23.3    --Consent of Insignia/Edward S. Gordon Co., Inc.
    +23.4    --Consent of The Michael Companies, Inc.
    +23.5    --Consent of CB Commercial Real Estate Group, Inc.
    +23.6    --Consent of The Flynn Company
    +23.7    --Consent of Pinnacle Advisory Group
    +23.8    --Consent of Goodwin, Procter & Hoar llp (included in Exhibits 5.1 and 8.1)
    +23.9    --Consent of Mr. Patricof to be named as a proposed director
   +23.10    --Consent of Mr. Seidenberg to be named as a proposed director
   +23.11    --Consent of Mr. Turchin to be named as a proposed director
    +27.1    --Financial Data Schedule

--------
+  Previously filed

ITEM 36. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BOSTON PROPERTIES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, THE COMMONWEALTH OF MASSACHUSETTS, ON THIS 17 DAY OF JUNE, 1997.

                                         Boston Properties, Inc.

                                                   /s/ Edward H. Linde
                                         By: __________________________________
                                           NAME: EDWARD H. LINDE
                                           TITLE: PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                  DATE

     /s/ Mortimer B. Zuckerman        Chairman of the
------------------------------------   Board of Directors      June 17, 1997
       MORTIMER B. ZUCKERMAN

        /s/ Edward H. Linde           President and Chief
------------------------------------   Executive Officer,      June 17, 1997
          EDWARD H. LINDE              Director
                                       (Principal
                                       Executive Officer)

          /s/ David G. Gaw            Chief Financial
------------------------------------   Officer (Principal      June 17, 1997
            DAVID G. GAW               Financial Officer
                                       and Principal
                                       Accounting
                                       Officer)

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
     +1.1    --Form of U.S. Purchase Agreement
     +1.2    --Form of International Purchase Agreement
     +3.1    --Form of Amended and Restated Certificate of Incorporation
               of the Company
     +3.2    --Form of Amended and Restated Bylaws of the Company
     +4.1    --Form of Shareholder Rights Agreement dated as of June   ,
               1997 between the Company and BankBoston, N.A., as Rights
               Agent
     +4.2    --Form of Certificate of Designation for Series E Junior
               Participating Cumulative Preferred Stock, par value $.01
               per share
     +4.3    --Form of Common Stock Certificate
     +5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
     +8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax
               matters
    +10.1    --Form of Amended and Restated Agreement of Limited
               Partnership of the Operating Partnership
    +10.2    --1997 Stock Option and Incentive Plan
    +10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    +10.4    --Form of Employment and Noncompetition Agreement between
               the Company and Edward H. Linde
    +10.5    --Form of Employment Agreement between the Company and
               certain executive officers
    +10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    +10.7    --Omnibus Option Agreement by and among Boston Properties
               Limited Partnership (the "Operating Partnership") and the
               Grantors named therein dated as of April 9, 1997
    +10.8    --Revolving Credit Agreement with BankBoston, N.A.
    +10.9    --Form of Registration Rights Agreement among the Company
               and the persons named therein
   +10.10    --Form of Lease Agreement dated as of June  , 1997 between
               Edward H. Linde and Mortimer B. Zuckerman, as Trustees of
               Downtown Boston Properties Trust, and ZL Hotel LLC
   +10.11    --Form of Lease Agreement dated as of June  , 1997 between
               Edward H. Linde and Mortimer B. Zuckerman, as Trustees of
               Two Cambridge Center Trust, and ZL Hotel LLC
   +10.12    --Option Agreement between Boston Properties Limited
               Partnership and Square 36 Properties Limited Partnership
               dated April 15, 1997
   +10.13    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   +10.14    --Form of By-laws of Boston Properties Management, Inc.
   +10.15    --Form of Limited Liability Agreement of ZL Hotel LLC
   +10.16    --Form of Option Agreement to Acquire the Property known as
               Sumner Square
   +10.17    --Loan Modification Agreement between Lexreal Associates
               and Mitsui Seimei America Corporation relating to loan
               secured by 599 Lexington Avenue
   +10.18    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of
               Columbia limited partnership, Mortimer B. Zuckerman and
               Edward H. Linde and the Sumitomo Bank, Limited, for One
               Independence Square, dated as of September 26, 1994
   +10.19    --Loan Modification and Extension Agreement by and among
               Southwest Market Limited Partnership, a District of
               Columbia limited partnership, Mortimer B. Zuckerman and
               Edward H. Linde and the Sumitomo Bank, Limited, for Two
               Independence Square, dated as of September 26, 1994
   +10.20    --Construction Loan Agreement by and between the Sumitomo
               Bank, Limited and Southwest Market Limited Partnership,
               dated as of August 21, 1990

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
   +10.21    --Construction Loan Agreement by and between the Sumitomo
               Bank, Limited and Southwest Market Limited Partnership for
               Two Independence Square, dated as of February 22, 1991
   +10.22    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  ,
               1997
   +10.23    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  ,
               1997
   +10.24    --Form of Amended and Restated Loan Agreement between
               Square 36 Office Joint Venture and the Sanwa Bank Limited
               dated as of June  , 1997
   +10.25    --Indemnification Agreement between Boston Properties
               Limited Partnership and Mortimer B. Zuckerman and Edward
               H. Linde
   +10.26    --Compensation Agreement between the Company and Robert
               Selsam, dated as of August 10, 1995, relating to 90 Church
               Street
    +21.1    --Schedule of Subsidiaries of the Company
     23.1    --Consent of Coopers & Lybrand, L.L.P.
    +23.2    --Consent of Spaulding & Slye
    +23.3    --Consent of Insignia/Edward S. Gordon Co., Inc.
    +23.4    --Consent of The Michael Companies, Inc.
    +23.5    --Consent of CB Commercial Real Estate Group, Inc.
    +23.6    --Consent of The Flynn Company
    +23.7    --Consent of Pinnacle Advisory Group
    +23.8    --Consent of Goodwin, Procter & Hoar LLP (included in
               Exhibits 5.1 and 8.1)
    +23.9    --Consent of Mr. Patricof to be named as a proposed
               director
   +23.10    --Consent of Mr. Seidenberg to be named as a proposed
               director
   +23.11    --Consent of Mr. Turchin to be named as a proposed director
    +27.1    --Financial Data Schedule

--------
+  Previously filed